UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Thornburg Mortgage, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Larry A. Goldstone	Thornburg Mortgage, Inc.
President and Chief Executive Officer	150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501
www.thornburgmortgage.com

July 23, 2008

To Our Preferred Shareholders:

Enclosed with this letter is an offering circular, dated July 23, 2008 (the “Offering Circular”) relating to an Exchange Offer and Consent Solicitation with respect to four series of our outstanding preferred stock. The Exchange Offer and Consent Solicitation is to exchange your shares of preferred stock for a cash payment of $5.00 per share and 3.5 shares of our common stock for each share of preferred stock owned by you. Completion of the Exchange Offer and Consent Solicitation is a condition to the completion of certain financing transactions described below and in the Offering Circular. The terms of the Exchange Offer and Consent Solicitation will give you a return of capital in the form of cash and shares of our common stock, which will provide you with an opportunity to participate in the future growth of Thornburg Mortgage, Inc. (the “Company”). In addition, you are being asked to approve amendments to our charter to modify the terms of each series of preferred stock to eliminate certain rights. Information about these matters is provided in the enclosed Offering Circular.

On March 31, 2008, the Company announced that it raised up to $1.35 billion through a private offering of senior subordinated secured notes, warrants for the purchase of our common stock and participations in the principal of the Company’s mortgage-backed securities portfolio financed with reverse repurchase agreements. Although this financing transaction has allowed the Company to remain in business, the terms and conditions of this transaction are highly dilutive to our shareholders existing as of April 11, 2008. In order to successfully raise this new capital, the new investors were granted the right to receive warrants to purchase, for $0.01 per share, up to 90% of the fully diluted shares of common stock, assuming certain conditions are fulfilled.

As we have disclosed on multiple occasions over the past several months, mortgage-backed security market conditions since mid-February caused the Company to incur approximately $1.2 billion in margin calls on its reverse repurchase agreement borrowings. The Company faced a possible liquidation because it was unable to meet $610 million of those margin calls. In order to satisfy those outstanding obligations, we successfully negotiated the Override Agreement with our reverse repurchase agreement counterparties. That agreement, among other things, required that we raise significant new capital. Were it not for the Override Agreement and this financing transaction, the Company would have been in default under its reverse repurchase agreement obligations, resulting in the liquidation of its mortgage-backed securities portfolio at distressed prices, which in our estimate would have eliminated any future recovery of value for our common and preferred shareholders. The financing transaction, in our estimation, provided the best opportunity for an increase in shareholder value over time, although it is highly dilutive for our shareholders existing as of April 11, 2008.

However, there are several conditions of the financing transaction that need to be satisfied in order for the Company to be in a position to normalize its business operations. The first condition was met at our annual shareholders’ meeting held on June 12, 2008, when the holders of over 74% of the votes entitled to be cast approved amendments to our charter to increase the number of authorized shares of capital stock of the Company and modify the terms of our preferred stock. The Company must still obtain the consent of the holders of 66 2/3% of the outstanding shares of each series of preferred stock to the modification of the terms of the preferred stock before those proposed amendments can become effective. In addition, we need to successfully complete the Exchange Offer and Consent Solicitation for at least 66 2/3% of the outstanding shares of each series of preferred stock by September 30, 2008. The successful completion of the Exchange Offer and Consent Solicitation described in the Offering Circular would satisfy this condition.

If we do not complete the proposed Exchange Offer and Consent Solicitation or we do not issue additional warrants to certain investors as described in the enclosed Offering Circular by September 30, 2008, or such later date to which the deadline may be extended with the consent of the requisite investors, there will be adverse consequences to us and to our preferred and common shareholders. The Senior Subordinated Secured Notes will continue to earn interest at the rate of 18% per annum instead of a reduced rate of 12% per annum, and the Company will remain subject to the terms of the Principal Participation Agreement (described in the enclosed Offering Circular), which means that during the period from March 19, 2009 through March 31, 2015, the investors in the Principal Participation Agreement will be entitled to receive all monthly principal payments on the Company’s mortgage-backed securities portfolio financed with reverse repurchase agreements. We believe that the impact of this would be that the future recovery of the fair market value of these securities would not be recovered by the Company for the benefit of the common or preferred shareholders. Rather, any recovered value would be paid to the investors in the Principal Participation Agreement. Following the recent approval of the charter amendments by our shareholders at our annual meeting, the successful completion of the Exchange Offer and Consent Solicitation is expected to improve the Company’s ability to resume normalized business operations.

As a result of the foregoing, the Board of Directors has unanimously approved the Exchange Offer and Consent Solicitation and has declared that the proposed charter amendments are advisable and in our best interests. It is a condition of the Exchange Offer and Consent Solicitation that at least 66 2/3% of the outstanding shares of each series of preferred stock (which is equivalent to 66 2/3% of the aggregate liquidation preference of the outstanding shares of each class of preferred stock) are tendered in the Exchange Offer and Consent Solicitation. Under the terms of the Exchange Offer and Consent Solicitation, you may not tender your shares of preferred stock without consenting to each of the proposed charter amendments applicable to the series of preferred stock owned by you.

The Offering Circular enclosed with this letter provides you with information about the reasons for the Exchange Offer and Consent Solicitation, the terms of the Exchange Offer and Consent Solicitation, procedures for tendering your shares, and the proposed charter amendments to modify the terms of each series of preferred stock. We encourage you to read the entire Offering Circular carefully. You may also obtain additional information about us from documents we have filed with the Securities and Exchange Commission and on our website.

Thank you for your ongoing support of and continued interest in Thornburg Mortgage, Inc.

Sincerely,

Larry A. Goldstone
President and Chief Executive Officer

OFFERING CIRCULAR

THORNBURG MORTGAGE, INC.

OFFER TO EXCHANGE

Up to 154,049,753 shares of common stock and up to $220,071,075 in cash for all outstanding shares of

8.00% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 885218305)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (CUSIP No. 885218404)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218503)

10% Series F Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218701)

and

CONSENT SOLICITATION

Thornburg Mortgage, Inc. (the “Company,” “our,” “we” or “us”) is offering to exchange, upon the terms and subject to the conditions set forth in this Offering Circular and in the related letters of transmittal and consent (the “Exchange Offer”), cash and shares of our common stock, par value $0.01 per share (the “Common Stock”), for all of our outstanding 8.00% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), Series D Adjusting Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”), 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”), and 10% Series F Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”). The Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are referred to collectively as the “Preferred Stock.”

Concurrently with the Exchange Offer, we are also soliciting consents (the “Consent Solicitation”) from holders of each series of Preferred Stock to amend our charter (the “Charter”) to modify the terms of such series of Preferred Stock as described in this Offering Circular.

In the Exchange Offer and Consent Solicitation:

•	For each tendered share of Series C Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock;

•	For each tendered share of Series D Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock;

•	For each tendered share of Series E Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series F Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock.

One of the conditions to consummation of the Exchange Offer and Consent Solicitation is that at least 66 2/3% of the outstanding shares of each series of Preferred Stock (which is equivalent to 66 2/3% of the aggregate liquidation preference of the outstanding shares of each class of Preferred Stock) are tendered in the Exchange Offer and Consent Solicitation. You must validly tender all shares of each series of Preferred Stock that you own and deliver your consent to the proposed amendments to the Charter to modify the terms of each series of Preferred Stock you own in order to participate in the Exchange Offer and Consent Solicitation.

The Exchange Offer and Consent Solicitation will expire at 10:00 a.m., New York City time, on August 20, 2008, unless extended or terminated by us. The term “expiration date” means 10:00 a.m., New York City time, on August 20, 2008, unless we extend the period of time for which the Exchange Offer and Consent Solicitation are open, in which case the term “expiration date” means the latest time and date on which the Exchange Offer and Consent Solicitation, as so extended, expire.

Each series of our Preferred Stock is listed on the New York Stock Exchange (the “NYSE”) under the following symbols:

Series C Preferred Stock	TMA	PRC
Series D Preferred Stock	TMA	PRD
Series E Preferred Stock	TMA	PRE
Series F Preferred Stock	TMA	PRF

Our Common Stock is also listed on the NYSE under the symbol “TMA.” On July 18, 2008, the last reported sales price of our Common Stock on the NYSE was $0.33 per share, the last reported sales price of our Series C Preferred Stock on the NYSE was $4.46 per share, the last reported sales price of our Series D Preferred Stock on the NYSE was $4.52 per share, the last reported sales price of our Series E Preferred Stock on the NYSE was $4.52 per share, and the last reported sales price of our Series F Preferred Stock on the NYSE was $4.49 per share.

See “Risk Factors” beginning on page 29 for a discussion of issues that you should consider with respect to the Exchange Offer and Consent Solicitation.

The Exchange Offer and Consent Solicitation and the securities to be issued in the Exchange Offer and Consent Solicitation have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”), any state securities commission, or the similar commission or governmental agency of any foreign jurisdiction, nor has the SEC, any state securities commission, or the similar commission or governmental agency of any foreign jurisdiction determined whether the information in this Offering Circular is truthful or complete. None of the SEC, any state securities commission and any similar commission or governmental agency of any foreign jurisdiction has passed upon the merits or fairness of the Exchange Offer and Consent Solicitation, or passed upon the adequacy or accuracy of the disclosure contained in this Offering Circular. Any representation to the contrary is a criminal offense.

Georgeson Inc.

Information Agent

The date of this Offering Circular is July 23, 2008

“Questions and Answers about the Exchange Offer and Consent Solicitation” and a “Summary” describing the principal terms and conditions of the Exchange Offer and Consent Solicitation follow. You should read this entire Offering Circular and the applicable Letter(s) of Transmittal and Consent carefully before deciding whether or not to tender your Preferred Stock and deliver your consent. You may want to consult with your personal financial advisor or other professional regarding your individual circumstances.

As of July 18, 2008, 6,525,000 shares of our Series C Preferred Stock, 4,000,000 shares of our Series D Preferred Stock, 3,162,500 shares of our Series E Preferred Stock, and 30,326,715 shares of our Series F Preferred Stock were outstanding, each of which has a liquidation preference of $25.00 per share.

Under Maryland law and the Charter, the affirmative vote of the holders of shares of Common Stock and Series F Preferred Stock entitled to cast 66 2/3% of the votes entitled to be cast on the proposal (the “Voting Stock”), voting together as a single class, is necessary to approve the proposed amendments to the Charter to modify the terms of each series of Preferred Stock. On June 12, 2008, we received the required approvals of holders of our Voting Stock at our 2008 Annual Meeting of Shareholders (the “2008 Annual Meeting”). In addition, the proposed amendments to the Charter to modify the terms of each series of Preferred Stock must be approved by the holders of 66 2/3% of the outstanding shares of such series of Preferred Stock with the holders of each series of Preferred Stock voting as a class separate from the holders of each other series of Preferred Stock and from the holders of the Voting Stock. We are seeking consents from holders of each series of Preferred Stock to amend or eliminate (collectively, the “Proposed Amendments”) certain provisions applicable to such series of Preferred Stock as described in “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation.” See Annex A to this Offering Circular for the amended text of the affected provisions of the Charter reflecting the Proposed Amendments.

At any time, our Board of Directors (the “Board”), with the written consent of investors holding in excess of 50% of the interests (the “Majority Participants”) in the Principal Participation Agreement, dated March 31, 2008 (the “Principal Participation Agreement”), among us and such investors, may determine that we will make less than all of the proposed modifications under the Proposed Amendments, extend the September 30, 2008 deadline for the approval of the Proposed Amendments and the completion of the Exchange Offer and Consent Solicitation, change the terms of the Exchange Offer and Consent Solicitation or undertake a combination of the foregoing. The Principal Participation Agreement may be amended with the consent of the Majority Participants, except that any modification to the amendment provision or the participants’ percentage or share of the payments under the Principal Participation Agreement or any amendment that derogates from the participants’ right of ratable payment must be approved by each participant to become effective. The Board and the Majority Participants may agree to modifications to the Principal Participation Agreement if the Exchange Offer and Consent Solicitation is not successful and the Additional Financing Conditions are not satisfied, including the subsequent termination of the Principal Participation Agreement upon the sale of all the assets subject to the Principal Participation Agreement or in exchange for Common Stock and/or other securities of the Company and/or satisfaction of other terms, including the purchase by the Company of specified amounts and series of Preferred Stock in the Exchange Offer and Consent Solicitation under revised terms, subsequent tender or exchange offers, open market or privately negotiated transactions, or a combination of the foregoing. The Board believes that the successful completion of the Exchange Offer and Consent Solicitation is vital to put us in a position to resume normalized business operations.

The Board has authorized and approved the Exchange Offer and Consent Solicitation. None of our officers or employees, the Board, the Information Agent (as defined below), the Exchange Agent (as defined below) or any of our financial advisors is making a recommendation to any holder of Preferred Stock as to whether you should tender shares in the Exchange Offer and Consent Solicitation. You must make your own investment decision regarding the Exchange Offer and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the likely value of the Common Stock you may receive in the Exchange Offer and Consent Solicitation, the effect of holding shares of Preferred Stock upon the approval of the Proposed Amendments, your liquidity needs, your investment objectives and any other factors you deem relevant.

In order to tender shares in the Exchange Offer and Consent Solicitation, you must consent and authorize the Exchange Agent to consent on your behalf to the Proposed Amendments by executing letters of transmittal and consent or request that your broker or nominee tender and consent on your behalf. No meeting has been or is being held in conjunction with the Consent Solicitation. Consents may only be submitted on the terms set forth in the Offering Circular. See “The Exchange Offer—Terms of the Exchange Offer and Consent Solicitation.”

We are making the Exchange Offer and Consent Solicitation only to holders of Preferred Stock in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 3(a)(9) of the Securities Act. We will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of Preferred Stock. Our officers, directors and employees may solicit tenders from holders of our Preferred Stock and will answer inquiries concerning the Exchange Offer and Consent Solicitation, but they will not receive additional compensation for soliciting tenders or answering any such inquiries.

Georgeson Inc. is acting as Information Agent (the “Information Agent”) for the Exchange Offer and Consent Solicitation. The Information Agent will receive reasonable and customary compensation for its services and will also be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities.

Questions related to the terms of the Exchange Offer and Consent Solicitation and requests for assistance or for additional copies of this Offering Circular, the letters of transmittal and consent or any other documents may be directed to the Information Agent using its contact information set forth on the back cover of the Offering Circular or by telephone toll free at (866) 399-8748. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offer and Consent Solicitation. American Stock Transfer and Trust Company is acting as the Exchange Agent for the Exchange Offer and Consent Solicitation (the “Exchange Agent”). Questions regarding the Exchange Offer and Consent Solicitation may also be directed to our Department of Investor Relations, which may be contacted at (505) 989-1900.

You should rely only on the information contained in this Offering Circular. Except for the Information Agent, we have no arrangements for and have no understanding with any dealer, salesman or other person regarding the solicitation of tenders hereunder. None of us, the Exchange Agent or the Information Agent has

authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the delivery of this Offering Circular nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the respective dates as of which information is given in this Offering Circular. We are offering to exchange, and are seeking tenders of, the Preferred Stock only in jurisdictions where the offers or tenders are permitted.

QUESTIONS AND ANSWERS ABOUT

THE EXCHANGE OFFER AND CONSENT SOLICITATION

The following are some questions regarding the Exchange Offer and Consent Solicitation that you may have as a holder of the Preferred Stock and the answers to those questions. We urge you to read carefully the entire Offering Circular, including the section entitled “Risk Factors,” the related letters of transmittal and consent, our annual report on Form 10-K/A for the year ended December 31, 2007 (the “Annual Report”), and our most recent quarterly report on Form 10-Q for the quarter ended March 31, 2008 (the “Quarterly Report”), each of which is included with the Offering Circular. Additional important information is contained in the remainder of this Offering Circular.

All references to “TMA,” the “Company,” “we,” “our,” “ours” and “us” and similar terms are to Thornburg Mortgage, Inc. and its subsidiaries, unless the context otherwise requires.

Any capitalized term used herein and not defined herein shall have the meanings assigned to it in the Glossary in Annex B.

What is the purpose of the Exchange Offer and Consent Solicitation?

We are making the Exchange Offer and Consent Solicitation as part of the financing transaction (the “Financing Transaction”) contemplated by the purchase agreement we entered into with various institutional investors on March 31, 2008 (the “Purchase Agreement”). Completion of the Exchange Offer and Consent Solicitation is a condition to certain other events as described below. In addition, the Exchange Offer and Consent Solicitation will provide holders of our Preferred Stock a return of capital in the form of cash and shares of our Common Stock which will provide you with an opportunity to participate in our future growth.

What will I receive in the Exchange Offer and Consent Solicitation if I tender my shares of Preferred Stock and they are accepted?

In the Exchange Offer and Consent Solicitation:

•	For each tendered share of Series C Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series D Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series E Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series F Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock.

The shares of Common Stock offered to the holders of Preferred Stock will constitute approximately 5% of our outstanding Common Stock on a fully diluted basis, assuming 100% participation in the Exchange Offer and Consent Solicitation and the issuance and exercise of Warrants pursuant to the Financing Transaction and the Override Agreement. Assuming 100% participation in the Exchange Offer and Consent Solicitation, the aggregate cash consideration will be approximately $220.1 million. The first approximately $188.6 million of the cash consideration for the Exchange Offer and Consent Solicitation will be financed by the Escrowed Funds. The remaining cash consideration required to be paid will be financed from cash on hand.

Because the number of shares of Common Stock for tendered shares of each series of Preferred Stock accepted for exchange by us is fixed, the value of the consideration that you receive upon consummation of the Exchange Offer and Consent Solicitation could be less than at the time you tender your shares of Preferred Stock due to the fluctuation of the market price of the Common Stock. See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation.” For a summary of the material differences between each series of Preferred Stock and our Common Stock, see “Comparison of Rights between the Preferred Stock and the Common Stock.”

Also, holders who tender their shares of Preferred Stock will not receive any fractional shares of Common Stock. Instead, the Exchange Agent will aggregate any fractional shares issuable and sell them for the account of the holders whose tendered shares were accepted for exchange. The proceeds realized by the Exchange Agent on the sale of fractional shares will be distributed to such tendering holders of Preferred Stock on a pro rata basis, net of commissions.

How did the Board determine the consideration to be paid in the Exchange Offer and Consent Solicitation?

The consideration of $5.00 in cash and 3.5 shares of Common Stock per share of Preferred Stock tendered was determined based on the negotiations between the Board and the investors in the Financing Transaction. On March 20, 2008, the last trading day prior to our entering into a binding term sheet regarding the Financing Transaction, the closing sale price of shares of each series of Preferred Stock ranged from $3.40 to $3.76 per share. Pursuant to the Override Agreement, we were required to, among other things, raise $1 billion of new capital on or before March 31, 2008. Failure to satisfy the capital raising conditions of the Override Agreement within the time frame required by that agreement would have allowed our reverse repurchase agreement counterparties to enforce their rights, which would include the immediate sale of all of those assets, under those reverse repurchase agreements.

The Board had thoroughly considered all reasonably available alternatives, including filing for bankruptcy protection. Given the time frame permitted under the Override Agreement, among the reasonably available alternatives at that time, and the fact that a bankruptcy filing would have been a default under our reverse repurchase agreements, the Board concluded that the Financing Transaction, including the completion of a tender offer for the Preferred Stock with the consideration set forth herein, would maximize shareholder value. See “Did the Board consider alternatives to the Financing Transaction?” below.

Have any holders agreed to tender their Preferred Stock in the Exchange Offer and Consent Solicitation?

No. However certain investors in the Financing Transaction may own shares of our Preferred Stock and, while they are not legally obligated to do so and have not indicated any express intention to do so, we believe it is likely that they will tender their shares of Preferred Stock. See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation.”

What are the conditions to the closing of the Exchange Offer and Consent Solicitation?

We are not obligated to exchange any tendered shares of Preferred Stock if:

1.	there is any litigation regarding the Exchange Offer and Consent Solicitation or the Purchase Agreement or the Financing Transaction:

•

challenging or seeking to make illegal, materially delay, restrain or prohibit the Exchange Offer and Consent Solicitation, the acceptance for exchange of shares of Preferred Stock or the consummation of the Financing Transaction; or

•	which would have a material adverse effect on us;

2.	any governmental authority issues a final and nonappealable order or takes any action permanently restraining, enjoining or prohibiting or materially delaying or preventing the transactions contemplated by the Purchase Agreement, or the consummation of the Exchange Offer and Consent Solicitation would violate any law or regulation applicable to us;

3.	any law or governmental order becomes applicable to us or the transactions contemplated by the Exchange Offer and Consent Solicitation or Purchase Agreement that results, directly or indirectly, in the consequences described under paragraph 1 above; or

4.

less than 66 2/3% of the outstanding shares of each series of Preferred Stock (which is equivalent to 66 2/3% of the aggregate liquidation preference of the outstanding shares of each series of Preferred Stock) are tendered in the Exchange Offer and Consent Solicitation.

We will, in our reasonable judgment, determine whether any of the Exchange Offer and Consent Solicitation conditions have been satisfied and whether to waive any conditions that have not been satisfied. However, we would be required to obtain the written consent of the Majority Participants in order for changes to the condition set forth in paragraph 4 to satisfy the Additional Financing Conditions.

See “The Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation” and “The Exchange Offer and Consent Solicitation—Extension, Termination and Amendment.”

Why did the Company enter into the Override Agreement?

Beginning in August of 2007, we were forced to make a series of difficult decisions when financing for mortgage-backed securities and mortgage loans became difficult to obtain due to the almost total collapse of the secondary mortgage market where we secure financing for our acquired and originated adjustable-rate mortgage (“ARM”) assets. We met these challenges by taking a number of initiatives in the third quarter of 2007, including the sale of $21.9 billion of our mortgage assets, the pay-down of approximately $21.4 billion of operating debt, the termination of $44.0 billion of interest rate hedging instruments, and the completion of a preferred stock capital raise of $545.3 million. These steps were necessary to reduce our exposure to increased margin requirements on our borrowings and hedging transactions that occurred as market values on mortgage-backed securities and hedging instruments simultaneously declined.

Beginning on February 14, 2008, mortgage-backed securities prices once again declined significantly, and there was deterioration in the liquidity and market prices for high quality mortgage-backed securities in our portfolio. This made it difficult for us to obtain financing, and, as a result of these declining prices, we were also subject to margin calls and margin increases on our collateralized financings. From December 31, 2007 through March 6, 2008, we received $1.8 billion in margin calls, of which approximately $467.6 million occurred between February 14, 2008 and February 27, 2008 and approximately $713.9 million occurred after February 27, 2008. While we were able to meet margin calls of $1.2 billion, as of March 6, 2008, we had unmet margin calls of $610 million remaining. Despite negotiations with our reverse repurchase agreement counterparties during the first two weeks of March, by March 12, 2008, we had received notices of events of default from five different reverse repurchase agreement counterparties, on an aggregate amount of $1.8 billion in outstanding obligations to these counterparties.

Despite these default notices, we continued to negotiate with our reverse repurchase agreement counterparties and on March 17, 2008, we entered into a 364-day override agreement with our remaining reverse repurchase agreement and auction swap agreement counterparties (the “Override Agreement”). Pursuant to the Override Agreement, our financing counterparties reduced their margin requirements for our collateralized borrowings and suspended for 364 days their rights to invoke further margin calls subject to several conditions, one of the most significant of which was that the Company raise $1 billion in new capital within 10 days. If the Override Agreement had not remained in effect as a result of any failure of ours to raise the required new capital, the counterparties to our reverse repurchase agreements would have had the right to foreclose on their collateral, which would have likely led to a liquidation of the Company’s mortgage-backed securities portfolio at distressed prices and resulted in no recovery of value for our common or preferred shareholders.

What are the primary terms of the Financing Transaction?

On March 24, 2008, with the Override Agreement deadline approaching and with no other viable offers, the Company received a proposal from MP TMA LLC, MP TMA (Cayman) LLC and their affiliates (collectively “MatlinPatterson”) to participate as lead investor in a private placement of up to $1.35 billion in principal amount of our Senior Subordinated Secured Notes due 2015 (the “Senior Subordinated Secured Notes”), warrants and participations in the Principal Participation Agreement. After receiving extensions from the counterparties to the Override Agreement, we were able to successfully raise $1.15 billion, with an additional $200 million deposited in escrow as discussed below, thereby fulfilling the Company’s most immediate obligation under the Override Agreement. Of the $200 million originally deposited in the escrow account, approximately $188.6 million continues to be held in escrow (the “Escrowed Funds”).

The Senior Subordinated Secured Notes have an initial interest rate of 18% per annum, which will be lowered to 12% per annum upon the approval of the proposal to increase the number of authorized shares of capital stock to 4 billion shares (the “Share Increase Proposal”) by the holders of our Voting Stock (which was approved on June 12, 2008), the approval of the Proposed Amendments by the holders of our Voting Stock (which was obtained on June 12, 2008) and the completion of the Exchange Offer and Consent Solicitation by September 30, 2008, or by such later date to which the deadline may be extended, and the issuance of Additional Warrants to the investors under the Principal Participation Agreement and to the investors that contributed to the Escrowed Funds (such conditions, collectively, the “Additional Financing Conditions”). Accordingly, if the Additional Financing Conditions are not satisfied, the Company will be required to pay approximately $69 million in additional interest on the Senior Subordinated Secured Notes each year until maturity or until the Senior Subordinated Secured Notes are earlier redeemed or repurchased. The interest rate on the Senior Subordinated Secured Notes may also be increased by an additional 1% per annum if we do not satisfy certain registration requirements by July 29, 2008.

The Senior Subordinated Secured Notes are secured by a subordinated lien on certain of the Company’s assets, including, among other things, the interest payments due from assets covered by the Override Agreement, and guaranteed by certain of our subsidiaries. The Senior Subordinated Secured Notes are scheduled to mature on March 31, 2015, and generally do not allow early redemption by the Company. The indenture governing the Senior Subordinated Secured Notes prohibits the Company from issuing additional debt that is senior to the Senior Subordinated Secured Notes, with limited exceptions. Furthermore, the indenture governing the Senior Subordinated Secured Notes contains customary restrictive covenants such as limitations on the Company’s and its subsidiaries’ right to incur, assume or guarantee indebtedness; to issue redeemable stock and preferred stock; to pay dividends or distributions or redeem or repurchase capital stock, prepay, redeem or repurchase debt that is junior in right of payment to the Senior Subordinated Secured Notes; to make loans, investments and capital expenditures; to incur liens, layer indebtedness, restrict dividends, loans or asset transfers from our subsidiaries; to sell or otherwise dispose of assets, including capital stock of subsidiaries; to consolidate or merge with or into, or sell substantially all of our assets to, another person; to enter into transactions with affiliates; or to enter into new lines of business.

We sold to each investor in the Principal Participation Agreement, for an aggregate purchase price of $100 million, all of our interest in the then unpaid principal amount of a specific portfolio of mortgage-backed securities and our rights under any repurchase agreements, reverse repurchase agreements, swap agreements, loan agreements and other agreements to which we are a party relating to the foregoing and other consideration outlined in the Principal Participation Agreement. Such amounts (minus any amounts to be paid in accordance with the Override Agreement, each financing agreement listed in the Override Agreement and all other transactions in effect on March 31, 2008) are to be paid on the last business day of each month. Such payments will generally commence on March 19, 2009, following termination of the Override Agreement, and will continue until March 31, 2015 or the earlier termination of the Principal Participation Agreement. Upon the satisfaction of the Additional Financing Conditions, including the completion of the Exchange Offer and Consent Solicitation by September 30, 2008, or by such later date to which the deadline may be extended, the Principal Participation Agreement will automatically terminate.

If the Principal Participation Agreement is not terminated earlier as described in this Offering Circular, it will terminate on March 31, 2015, at which time we will be required to pay to the investors in the Principal Participation Agreement the fair market value of the participation interest, after deducting amounts required to be paid in respect of repurchase agreements or other financing transactions relating to the underlying mortgage- backed securities or any refinancing approved by the Majority Participants. We may not transfer the assets subject to the Principal Participation Agreement for an amount below par, except to continue to finance those assets in the ordinary course of business consistent with past practice. The refinancing of all or substantially all of the obligations covered by the Override Agreement would require us to obtain the prior approval of the Majority Participants. The September 30, 2008, or such later date as may be extended, deadline by which we must complete the Exchange Offer and Consent Solicitation and the other terms constituting the successful completion of the Exchange Offer and Consent Solicitation, including the effectiveness of the Proposed Amendments, may be changed with the written consent of the Majority Participants. The Principal Participation Agreement may be amended with the consent of the Majority Participants, except that any modification to the amendment provision or the participants’ percentage or share of the payments under the Principal Participation Agreement or any amendment that derogates from the participants’ right of ratable payment must be approved by each participant to become effective. The Board and the Majority Participants may agree to modifications to the Principal Participation Agreement if the Exchange Offer and Consent Solicitation is not successful and the Additional Financing Conditions are not satisfied, including the subsequent termination of the Principal Participation Agreement upon the sale of all the assets subject to the Principal Participation Agreement or in exchange for Common Stock and/or other securities of the Company and/or satisfaction of other terms, including the purchase by the Company of specified amounts and series of Preferred Stock in the Exchange Offer and Consent Solicitation under revised terms, subsequent tender or exchange offers, open market or privately negotiated transactions, or a combination of the foregoing.

In connection with the Financing Transaction, we issued warrants exercisable for 168,606,548 shares of Common Stock to purchasers of the Senior Subordinated Secured Notes (the “Initial Warrants”). We also issued warrants exercisable for 46,960,000 shares of Common Stock in the aggregate to the counterparties to the Override Agreement (the “Override Warrants”). All of the Initial Warrants and Override Warrants have been exercised.

If the Additional Financing Conditions, including the completion of the Exchange Offer and Consent Solicitation by September 30, 2008, or by such later date to which the deadline may be extended, are satisfied, the investors that contributed the Escrowed Funds have agreed to purchase up to approximately $188.6 million aggregate principal amount of Senior Subordinated Secured Notes with their Escrowed Funds, pro rata, in the aggregate amount necessary to pay a portion of the cash consideration payable in the Exchange Offer and Consent Solicitation, and they will receive their pro rata share of 27,657,633 of the 29,322,879 warrants that were placed in escrow by the Company (the “Escrowed Warrants”). Any Escrowed Warrants remaining in the escrow account after the issuance of the additional Senior Subordinated Secured Notes, or if such additional Senior Subordinated Secured Notes are not issued, on September 30, 2008, or such later date to which the deadline may be extended, will be distributed to the investors pro rata according to the aggregate principal amount of the Senior Subordinated Secured Notes purchased, including any additional Senior Subordinated Secured Notes purchased with Escrowed Funds.

In the aggregate, the shares of Common Stock issued and issuable, as the case may be, upon exercise of the Initial Warrants and the Escrowed Warrants described above represent approximately 39.6% of our outstanding Common Stock on a fully diluted basis. Upon satisfaction of the Additional Financing Conditions, the holders of the interests in the Principal Participation Agreement and the investors that contributed Escrowed Funds will receive additional warrants (the “Additional Warrants,” and together with the Escrowed Warrants, the “Future Warrants”) to purchase that number of shares of Common Stock which, when added to the shares of Common Stock issuable upon the exercise of the Initial Warrants and Escrowed Warrants, will constitute 90% of the shares of Common Stock outstanding on a fully diluted basis after giving effect to such issuance and all anti-dilution adjustments in all existing instruments and agreements of the Company and will constitute 87.8% of the fully diluted shares of Common Stock after giving effect to the issuance of Common Stock in the Exchange Offer and Consent Solicitation, assuming 100% participation in the Exchange Offer and Consent Solicitation.

The Initial Warrants and the Override Warrants became exercisable on April 11, 2008, and have since all been exercised. The Future Warrants will be exercisable immediately upon issuance or distribution and the holders have agreed to exercise the Future Warrants as promptly as practicable after issuance. The Future Warrants will no longer be exercisable on or after 5:00 p.m. on March 31, 2015. The Warrants are exercisable, at the option of each holder, upon the surrender of the Warrants to us and the payment in cash of the exercise price or the payment of the exercise price on a net share basis. The exercise price of the Warrants is $0.01 per share of Common Stock being purchased. The number of shares of Common Stock, or in certain other circumstances other consideration, underlying the Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and in the event of certain issuances of Common Stock or rights, warrants, options or other securities exercisable into, exchangeable for or convertible into Common Stock.

Did the Board consider alternatives to the Financing Transaction?

Yes, the Board approved the Financing Transaction only after thoroughly considering reasonably available alternatives to maximize shareholder value. Strategic alternatives, including financing certain unencumbered assets, publicly offering for sale preferred stock and convertible debt, declaring bankruptcy, liquidating all of the Company’s assets and selling the Company to another company, were considered and the Board concluded, after consultation with financial and legal advisors, that each of these alternatives was unavailable, insufficient to pay all margin calls and provide sufficient reserves to cover additional margin calls, insufficient to meet the terms of the Override Agreement or even more dilutive to shareholders than completion of the Financing Transaction. Additionally, returning to normalized business operations would have been even more difficult, and perhaps impossible, for the Company under such alternatives. Specifically, in an effort to pursue reasonably available options, the Company initiated a public offering of its convertible notes, but that offering did not generate sufficient investor interest to raise the amount of new capital required under the Override Agreement. The Board also pursued an alternative private placement, but was unable to reach an agreement with any alternative investors on terms and timing sufficient to meet the requirements of the Override Agreement. Failure to satisfy the capital raising conditions of the Override Agreement within the time frame required by that agreement would have allowed our reverse repurchase agreement counterparties to enforce their rights under those reverse repurchase agreements. If enforced, the Company’s mortgage-backed securities would likely have been sold at distressed prices and such sales would have left the Company insolvent. Furthermore, given the terms and conditions of the standard reverse repurchase agreement contracts and the fact that certain provisions of U.S. bankruptcy law do not offer protection with respect to reverse repurchase agreements, the Board determined that existing shareholders were likely to receive nothing if the Company was to declare bankruptcy. In light of the foregoing considerations, the Board determined that the Financing Transaction represented the best alternative reasonably available to the Company and its shareholders.

Is shareholder approval required to approve the terms of the Financing Transaction?

No. Generally, under Section 312.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual, shareholder approval is required for the issuance of shares that would constitute more than 20 percent of outstanding shares of the Company. However, after a careful review of the facts, the members of the Audit Committee of our Board determined that any delay caused by securing shareholder approval prior to the issuance of these securities would seriously jeopardize the financial viability of the company. Pursuant to an exception in Section 312.05 of the NYSE Listed Company Manual, the Audit Committee members approved our omission to seek the shareholder approval that would otherwise have been required under Section 312.03. We received approval from the NYSE for the use of the exception, and in connection with such exception, mailed the requisite letter to all shareholders notifying them of our intention to issue the securities without prior shareholder approval.

Although no shareholder approval was required to approve the terms of the Financing Transaction, shareholder approval was required by Maryland law to amend the Charter to increase our authorized shares of capital stock, which we obtained at our 2008 Annual Meeting. The Proposed Amendments also require the approval of holders of our Voting Stock, which we obtained at our 2008 Annual Meeting, as well as the consent of the holders of 66 2/3% of the outstanding shares of each series of our Preferred Stock which we are seeking with this Exchange Offer and Consent Solicitation.

If the Exchange Offer and Consent Solicitation is NOT successfully completed, what will be the consequences to the Company?

We believe that there will be significant adverse consequences to the Company if the Exchange Offer and Consent Solicitation is not successfully completed. As noted above, we must complete the Exchange Offer and Consent Solicitation by September 30, 2008, or by such later date to which the deadline may be extended, for the Additional Financing Conditions to be satisfied. If the Additional Financing Conditions are not satisfied, the interest rate on the Senior Subordinated Secured Notes will remain at 18% per annum and, absent subsequent modification of the Principal Participation Agreement as described earlier, the Principal Participation Agreement will remain in effect, both of which will seriously impair the Company’s future prospects as described above.

If I decide not to tender my shares of Preferred Stock and the Exchange Offer and the Consent Solicitation is completed, how will the Exchange Offer and the Consent Solicitation affect my shares of Preferred Stock?

If you decide not to tender your shares of Preferred Stock and we complete the Exchange Offer and the Consent Solicitation, thereby significantly reducing the number of outstanding shares of each series of Preferred Stock, the liquidity and possibly the market price of your shares of Preferred Stock may be adversely affected. In addition, we intend to apply to the NYSE to delist each series of Preferred Stock that remains outstanding and we do not intend to apply for listing of any series of Preferred Stock on any other national securities exchange. To the extent permitted by law, we intend to deregister each outstanding series of Preferred Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, if we receive the requisite approvals of the Proposed Amendments from the holders of the Preferred Stock and the Proposed Amendments take effect, even if you do not tender your shares in the Exchange Offer and the Consent Solicitation you will be subject to and bound by the Proposed Amendments. Among other things, the Proposed Amendments will permit us to declare and pay dividends on our Common Stock or shares of any other class or series of our capital stock, except any class or series of stock on parity with the Preferred Stock (“Parity Stock”), or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on the Preferred Stock, eliminate all accrued and unpaid dividends on the Preferred Stock and make all dividends non-cumulative. If you decide not to tender your shares of Preferred Stock and the Proposed Amendments take effect, the rights of your Preferred Stock will be materially and adversely affected and the value of your Preferred Stock may decline. See “Risk Factors—Risks Related to the Exchange Offer and Consent Solicitation,” “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation” and “The Exchange Offer and Consent Solicitation—Effects of Tenders and Consents” for more detail and Annex A hereto for the complete text of the Proposed Amendments.

If I decide to tender my shares of Preferred Stock, how will my rights be affected?

If you decide to tender your shares of Preferred Stock and we complete the Exchange Offer and the Consent Solicitation, you will receive cash and shares of Common Stock, which have different rights than those you currently have as a holder of Preferred Stock, including:

•	The Common Stock has no liquidation preference or preferred or cumulative dividend rights;

•	The Common Stock has one vote per share on all matters brought before the Company’s shareholders; and

•	The Common Stock is not convertible or redeemable by us.

See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation,” “Description of Capital Stock—Common Stock” and “Comparison of Rights Between the Preferred Stock and the Common Stock.”

When will the Exchange Offer and Consent Solicitation expire?

The Exchange Offer and Consent Solicitation is currently scheduled to expire at 10:00 a.m., New York City time, on August 20, 2008. We may, however, extend the Exchange Offer and Consent Solicitation from time to time as necessary until all the conditions to the Exchange Offer and Consent Solicitation have been satisfied or waived.

See “The Exchange Offer and Consent Solicitation—Extension, Termination and Amendment.”

Under what circumstances can the Exchange Offer and Consent Solicitation be extended?

We may extend the Exchange Offer and Consent Solicitation for any period at our sole discretion to increase the time in which holders of Preferred Stock may tender their shares. However, we must receive the written consent of the Majority Participants for extensions of the expiration date of the Exchange Offer and Consent Solicitation to a date after September 30, 2008 to satisfy the Additional Financing Conditions. We will also extend the expiration date of the Exchange Offer and Consent Solicitation if required by applicable law or regulation.

See “The Exchange Offer and Consent Solicitation—Extension, Termination and Amendment.”

How will I be notified if the Exchange Offer and Consent Solicitation is extended, amended or terminated?

If the Exchange Offer and Consent Solicitation is extended, amended or terminated, we will promptly notify The Depository Trust Company, which we refer to as “DTC,” and make a public announcement by issuing a press release. In the case of an extension, the announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the Exchange Offer and Consent Solicitation.

See “The Exchange Offer and Consent Solicitation—Extension, Termination and Amendment.”

Will I have to pay any fees or commissions for participating in the Exchange Offer and Consent Solicitation?

If you hold physical share certificates and you are the record owner of your shares of Preferred Stock and you tender your shares directly to the Exchange Agent, you will not have to pay any fees or commissions. If you hold your shares through a broker, dealer or other nominee, and your broker, dealer or other nominee tenders the shares on your behalf, your broker, dealer or other nominee may charge you a fee for doing so. You should consult your broker, dealer or other nominee to determine whether any charges will apply.

See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation” and “The Exchange Offer and Consent Solicitation—Expenses.”

May I tender only a portion of the shares of Preferred Stock that I hold?

No. You must tender all of your shares of Preferred Stock to participate in the Exchange Offer and Consent Solicitation. If you own shares of more than one series of Preferred Stock, you must tender all of the shares of Preferred Stock of each series that you own to participate in the Exchange Offer and Consent Solicitation.

See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation.”

How do I tender my shares of Preferred Stock?

If you hold physical share certificates and are the record owner of your shares, you must deliver the certificates representing your shares of Preferred Stock, together with completed letters of transmittal and consent and any other documents required by the letters of transmittal and consent, to American Stock Transfer and Trust Company, the Exchange Agent for the Exchange Offer and Consent Solicitation, no later than the time the Exchange Offer and Consent Solicitation expires. If your shares of Preferred Stock are held in street name (i.e., through a broker, dealer or other nominee), the shares of Preferred Stock can be tendered by your nominee through DTC upon your request. In order to validly tender shares in the Exchange Offer and Consent Solicitation, you must consent to the Proposed Amendments by executing letters of transmittal and consent or, if your shares of Preferred Stock are held in street name, request that your broker or nominee do so on your behalf.

If you wish to tender your shares of Preferred Stock but share certificates are not immediately available, time will not permit shares or other required documentation to reach the Exchange Agent before the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, you must follow the procedures for guaranteed delivery described under “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures.” You must, in all cases, obtain a Medallion guarantee from an eligible institution in the form set forth in the notice of guaranteed delivery in connection with the delivery of your shares in this manner. Once DTC has closed, participants in DTC whose name appears on a DTC security position listing as the owner of shares of Preferred Stock will still be able to tender shares by delivering a notice of guaranteed delivery to the Exchange Agent via facsimile. If you hold Preferred Stock through a broker, dealer or other nominee, that institution must submit any notice of guaranteed delivery on your behalf.

See “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting.”

If I recently purchased shares of Preferred Stock, can I still tender my shares of Preferred Stock in the Exchange Offer and Consent Solicitation?

Yes. If you have recently purchased shares of Preferred Stock, you may tender those shares in the Exchange Offer and Consent Solicitation. In order to tender such shares of Preferred Stock, you must make sure that your transaction settles prior to the expiration date or with sufficient time for you to tender your shares in compliance with the guaranteed delivery procedures. See “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures” for more information on guaranteed delivery.

Will I receive accrued and unpaid dividends on the Preferred Stock I tender in the Exchange Offer and Consent Solicitation?

No. The effectiveness of the Proposed Amendments, including an amendment to the Charter to remove any requirements that we pay any accrued and unpaid dividends before repurchasing shares of Preferred Stock, is a condition to closing the Exchange Offer and Consent Solicitation. However, even if you do not tender your shares of Preferred Stock in the Exchange Offer and Consent Solicitation, you may not receive any dividends on your shares of Preferred Stock in the foreseeable future. On March 24, 2008, the Board determined that the Company did not have sufficient liquidity to make its next scheduled payments of dividends on the Preferred Stock and indefinitely suspended the payment of dividends on all series of the Preferred Stock as of such date. Therefore, dividends payable on the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on April 15, 2008 and on the Series F Preferred Stock on May 15, 2008 were neither declared nor paid. We do not intend to declare or pay the dividends payable on our Preferred Stock on July 15, 2008 and August 15, 2008.

The Proposed Amendments will allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, except any class or series of Parity Stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. See “Risk Factors—Risks Related to the Exchange Offer and Consent Solicitation,” “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation” and “The Exchange Offer and Consent Solicitation—Effects of Tenders and Consents” for more detail and Annex A hereto for the complete text of the Proposed Amendments.

Will the Common Stock to be issued in the Exchange Offer and Consent Solicitation be freely tradable?

The issuance of Common Stock upon exchange of the Preferred Stock is exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Since all outstanding shares of Preferred Stock were registered under the Securities Act, we expect that all of our Common Stock issued in the Exchange Offer and Consent Solicitation to persons non-affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates. You are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act. For further information, see the section of this Offering Circular titled “Certain Securities Laws Considerations.” In addition, the Common Stock is subject to certain restrictions on ownership and transfer, as described under the caption “Description of Capital Stock—Restrictions on Ownership and Transfer.” Our Common Stock is listed on the NYSE under the symbol “TMA” and the shares of Common Stock issuable in the Exchange Offer and Consent Solicitation will be included in our NYSE listing.

On May 29, 2008, we received a letter from the NYSE stating that we were not in compliance with the NYSE’s continued listing criteria under Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Common Stock has been less than $1.00 per share for 30 consecutive trading days. We intend to cure this deficiency within the timeframe required by the NYSE by implementing a reverse stock split. The information included in this Offering Circular or in the Annual Report or the Quarterly Report included with this Offering Circular and other information incorporated by reference herein do not give effect to any such reverse stock split. See “Special Factors—NYSE Continued Listing Standards” for more information.

What is the Consent Solicitation?

We are also soliciting consents from holders of each series of Preferred Stock to amend the Charter to modify the terms of such series of Preferred Stock as described in this Offering Circular. Each share of Preferred Stock (equal to each $25.00 of liquidation preference) will be entitled to one vote on the Consent Solicitation with respect to the related series of Preferred Stock.

In order to complete the purchase of the Preferred Stock in the Exchange Offer and Consent Solicitation, we must receive the requisite approvals of the Proposed Amendments from each series of Preferred Stock. Completion of this Exchange Offer and Consent Solicitation is required to satisfy the Additional Financing Conditions, which will have the effect discussed above. The Charter contains restrictive covenants that will have the effect of preventing the Company from completing the Exchange Offer and Consent Solicitation unless cumulative dividends owed on the Preferred Stock have been paid in full. The Proposed Amendments, among other things, will remove these restrictive covenants and allow us to complete the Exchange Offer and Consent Solicitation without paying any accrued and unpaid dividends on the Preferred Stock.

Do I have to deliver my consent in the Consent Solicitation in order to validly tender my shares of Preferred Stock in the Exchange Offer and Consent Solicitation?

Yes. You must consent to the Proposed Amendments in order to tender your shares of Preferred Stock in the Exchange Offer and Consent Solicitation. Your participation in the Exchange Offer and Consent Solicitation is conditioned on your execution of a written consent approving the Proposed Amendments, and our completion of the Exchange Offer and Consent Solicitation is conditioned on obtaining consents from the requisite number of holders of each series of Preferred Stock to the Proposed Amendments.

There is no record date for the Exchange Offer and Consent Solicitation, and the holders of 66 2/3% of the outstanding shares of each series of Preferred Stock as of the expiration date will be required to consent to the Proposed Amendments pursuant to the terms set forth herein.

See “The Exchange Offer and Consent Solicitation—Terms of The Exchange Offer and Consent Solicitation.”

What vote is required to approve the Proposed Amendments?

Under Maryland law and the Charter, in addition to the approval of the holders of our Voting Stock who are entitled to cast 66 2/3% of the votes entitled to be cast on the proposal to approve the Proposed Amendments, which was obtained at the 2008 Annual Meeting, we need the approval of holders of 66 2/3% of the outstanding shares of each series of Preferred Stock, with the holders of each series of Preferred Stock voting as a class separate from the holders of each other series of Preferred Stock and from the holders of our Voting Stock, in order to effect the Proposed Amendments.

At the 2008 Annual Meeting, holders of our Voting Stock with over 74% of the votes entitled to be cast approved the Proposed Amendments and the Share Increase Proposal. Following this approval by the holders of the Voting Stock, the holders of each series of Preferred Stock voting as a class separate from the holders of each other series of Preferred Stock must also approve the Proposed Amendments in order to effect the Proposed Amendments, which may be accomplished by submitting executed letter(s) of transmittal and consent and validly tendering (without later withdrawing) your shares of Preferred Stock.

See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation.”

What will happen if the requisite consents to the Proposed Amendments from one or more series of Preferred Stock, but not all of the series, are received?

We must obtain the requisite approvals of the Proposed Amendments from holders of each series of Preferred Stock, each voting as a separate class, and from holders of our Voting Stock, voting as a single class (which was obtained at the 2008 Annual Meeting), in order for us to complete the Exchange Offer and Consent Solicitation. If we receive the requisite consent from holders of one or more series of Preferred Stock but not all the series, we will not complete the Exchange Offer and Consent Solicitation and will not purchase shares of any series of Preferred Stock.

May I deliver a consent to only some of the Proposed Amendments?

No. You must consent to all of the Proposed Amendments affecting all of the classes of Preferred Stock you hold if you wish to validly tender any of your shares of Preferred Stock.

See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation.”

How do I deliver my consent to the Proposed Amendments?

By submitting executed letters of transmittal and consent and validly tendering (without later withdrawing) your shares of Preferred Stock, you will also be consenting to all of the Proposed Amendments to the terms of each series of Preferred Stock tendered. If you hold your shares of Preferred Stock in street name (i.e., through a broker, dealer or other nominee), you should instruct your broker, dealer or other nominee to tender your shares of Preferred Stock and consent to the Proposed Amendments on your behalf.

Even if you do not tender your shares of Preferred Stock in the Exchange Offer and Consent Solicitation, if you are a record holder of shares of Preferred Stock, you may deliver a consent to the Proposed Amendments and the Consent Solicitation to us, in writing or by electronic transmission, at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, ir@thornburgmortgage.com.

See “The Exchange Offer and Consent Solicitation—Effects of Tenders and Consents.”

When will the Proposed Amendments become effective?

If we receive the requisite consents of holders of each series of Preferred Stock, the Proposed Amendments will become effective upon the filing by the Company of Articles of Amendment with the State Department of Assessments and Taxation of Maryland (the “SDAT”) or at a later date and time specified in the Articles of Amendment that is not more than 30 days after the acceptance for record of the Articles of Amendment by the SDAT. The Company intends to file the Articles of Amendment promptly after the expiration of the Exchange Offer and Consent Solicitation, if at least 66  2/3% of the outstanding shares of each series of Preferred Stock have been tendered in the Exchange Offer and Consent Solicitation. The Board, with the written consent of the Majority Participants, reserves the right not to make one or more of the Proposed Amendments, even if all Proposed Amendments are approved by our shareholders.

See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation.”

When will I receive the cash and Common Stock in the Exchange Offer and Consent Solicitation?

Promptly following our acceptance of shares of Preferred Stock tendered in the Exchange Offer and Consent Solicitation, you will receive the shares of Common Stock and the cash consideration.

What must I do if I want to withdraw my shares of Preferred Stock from the Exchange Offer and Consent Solicitation and revoke the related consent?

You may properly withdraw any shares of Preferred Stock that you validly tender at any time prior to the expiration of the Exchange Offer and Consent Solicitation, which is 10:00 a.m., New York City time, on August 20, 2008, unless we extend it, by following the procedures described in this Offering Circular. A withdrawal of tendered shares of Preferred Stock must be for all shares of Preferred Stock tendered by a holder. In addition, you may withdraw any shares of Preferred Stock that you tender that are not accepted for exchange by us after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation.

A proper withdrawal of tendered shares of Preferred Stock prior to the expiration of the Exchange Offer and Consent Solicitation will also be a valid revocation of the related consent. You may not validly revoke your consent unless you validly withdraw previously tendered shares.

If you have share certificates for your shares of Preferred Stock which are registered in your name, in order to withdraw your shares of Preferred Stock from the Exchange Offer and Consent Solicitation and revoke your related consent, you must deliver a written notice of withdrawal to the Exchange Agent at the appropriate address specified on the back cover of this Offering Circular prior to the expiration of the Exchange Offer and Consent Solicitation or, if your shares of Preferred Stock have not been previously accepted for exchange by us, after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. Your notice of withdrawal must comply with the requirements set forth in this Offering Circular.

If you hold your shares of Preferred Stock in street name (i.e., through a broker, dealer or other nominee) and you tendered your shares through DTC, a withdrawal of your shares of Preferred Stock and revocation of the related consent will be effective if you and your nominee comply with the appropriate procedures of DTC’s automated tender offer program system prior to the expiration of the Exchange Offer and Consent Solicitation or after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. Any notice of withdrawal must identify the shares of Preferred Stock to be withdrawn, including, if held through DTC, the name and number of the account at DTC to be credited and otherwise comply with the procedures of DTC.

If you have delivered a consent to the Proposed Amendments to us but have not tendered your shares of Preferred Stock, you may revoke that consent by delivering notice to us, in writing or by electronic transmission, before the expiration of the Exchange Offer and Consent Solicitation.

See “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.”

Are you making a recommendation regarding whether I should tender in the Exchange Offer and Consent Solicitation?

No. The Board has authorized and approved the Exchange Offer and Consent Solicitation. None of our officers, employees, the Board, the Information Agent, the Exchange Agent or any of our financial advisors is making a recommendation to any holder of Preferred Stock as to whether the holder should tender shares in the Exchange Offer and Consent Solicitation. You must make your own investment decision regarding the Exchange Offer and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the effect of holding shares of Preferred Stock if the Proposed Amendments are approved, the likely value of the securities you may receive in the Exchange Offer and Consent Solicitation, your liquidity needs, your investment objectives and any other factors you deem relevant.

See “Special Factors—Reasons for and Purpose of the Exchange Offer and Consent Solicitation.”

Will TMA remain a public company following the completion of the Exchange Offer and Consent Solicitation?

Yes. We intend to remain a public company and our Common Stock will continue to be listed on the NYSE, subject to our ability to continue to comply with the NYSE continued listing standards. See “Special Factors—NYSE Continued Listing Standards.” In addition, we intend to apply to delist each series of Preferred Stock from the NYSE and we do not intend to apply for listing of any series of Preferred Stock on any other national securities exchange. To the extent permitted by law, we intend to deregister each outstanding series of Preferred Stock under the Exchange Act.

Whom do I call if I have any questions on how to tender my shares of Preferred Stock or consent to the Proposed Amendments, or any other questions relating to the Exchange Offer and Consent Solicitation?

Questions related to the terms of the Exchange Offer and Consent Solicitation and requests for assistance, as well as for additional copies of this Offering Circular, the letters of transmittal and consent or any other documents, may be directed to the Information Agent using its contact information set forth on the back cover of this Offering Circular or by telephone toll free at (866) 399-8748.

Questions relating to the tender of physical share certificates should be directed to the Exchange Agent using its contact information set forth on the back cover of this Offering Circular.

Where can I find more information about Thornburg Mortgage, Inc.?

For more information, see the Annual Report and the Quarterly Report included with this Offering Circular and “Where You Can Find More Information.”

SUMMARY

This Offering Circular, the related letters of transmittal and consent and the Annual and Quarterly Reports included with this Offering Circular each contain important information that should be read carefully before any decision is made with respect to the Exchange Offer and Consent Solicitation. The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and the related letters of transmittal and consent.

Thornburg Mortgage, Inc.

We are a single-family (one-to-four unit) residential mortgage lender that originates, acquires and retains investments in ARM Assets, thereby providing capital to the single-family residential housing market. Our ARM Assets consist of Purchased ARM Assets and ARM Loans and are comprised of Traditional ARM Assets and Hybrid ARM Assets. Purchased ARM Assets are MBS that represent interests in pools of ARM loans, which are publicly rated and issued by third parties and may include guarantees or other third-party credit enhancements against losses from loan defaults. ARM Loans are either loans that we have securitized from our own loan origination or acquisition activities, loans that we use as collateral to support the issuance of Collateralized Mortgage Debt or loans pending securitization. Like traditional banking institutions, our income is generated primarily from the net spread or difference between the interest income we earn on our ARM Assets and the cost of our borrowings. Our strategy is to maximize the long-term sustainable difference between the yield on our ARM Assets and the cost of financing these assets, and to maintain that difference through interest rate and credit cycles.

While we are not a bank or savings and loan institution and we do not have the same access to liquidity or insured deposits, our business purpose, portfolio, strategy and method of operation are best understood in comparison to such institutions. Unlike a bank or savings and loan institution, we finance the purchases and originations of our ARM Assets with equity capital, unsecured debt, Collateralized Mortgage Debt and short-term borrowings that are subject to rollover risk instead of deposits or Federal Home Loan Bank advances. When we borrow short-term or floating-rate funds to finance our Hybrid ARM Assets, we may enter into interest rate hedging transactions, which are intended to fix, or cap, our borrowing costs during the fixed-rate period of the Hybrid ARM assets. We believe we have minimized our exposure to changes in interest rates since the assets we hold are primarily ARM Assets and we generally maintain a portfolio Effective Duration of less than one year, which is a calculation expressed in months or years that is a measure of the expected price change of our ARM Assets, Hedging Instruments and other borrowings based on changes in interest rates. Pursuant to the terms of the Override Agreement, we may not enter into any new hedging instruments or ISDA agreements, except cap agreements and swap agreements. Given recent dislocations in the correlation between the prices of our hedging instruments and prices on our mortgage-backed securities, we have temporarily suspended our net effective duration policy. We have a policy to operate with an Adjusted Equity-to-Assets Ratio, a non-GAAP measurement, of at least 8%. At March 31, 2008, we were operating at an Adjusted Equity-to-Assets Ratio of 22.38%. Moreover, we focus on acquiring high quality assets to minimize potential credit losses and to optimize our access to financing. Our operating structure has resulted in operating costs well below those of other mortgage originators and mortgage portfolio lenders. Our corporate structure differs from most lending institutions in that we are organized for tax purposes as a real estate investment trust (a “REIT”) and, therefore, pay substantially all of our earnings in the form of dividends to shareholders.

We are an externally advised REIT and are managed under a management agreement, or the “Management Agreement,” with Thornburg Mortgage Advisory Corporation, or the “Manager,” which manages our operations, subject to the supervision of the Board.

Our principal executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico, 87501, and our telephone number is (505) 989-1900.

Additional information regarding us, our affiliates and our operations is included in the Annual Report and Quarterly Report included with this Offering Circular. In addition, see “Where You Can Find More Information” for other information regarding us.

Override Agreement

On March 17, 2008, we entered into the Override Agreement. Pursuant to the terms of the Override Agreement, the maturity date of all the existing reverse repurchase agreements with the five counterparties is deemed to be March 16, 2009, the termination date of the Override Agreement, and each of the counterparties has agreed that it will not invoke margin calls or increase margin requirements beyond contractually specified levels during the term of the Override Agreement. The interest rate on all existing reverse repurchase agreements financing AAA and AA-rated mortgage-backed securities will be reset monthly and will not exceed one-month LIBOR plus 35 basis points. Interest rates on reverse repurchase agreements financing other than AAA and AA-rated mortgage-backed securities are the same as they were prior to entering into the Override Agreement. Under the terms of the Override Agreement, prior to March 16, 2009 or the date on which the Override Agreement is earlier terminated pursuant to its terms, we may not enter into any new transactions under existing, or enter into any new, reverse repurchase agreements, secured lending agreements or auction swap agreements, or deliver additional collateral thereunder, other than as provided in the Override Agreement. See “Special Factors—Override Agreement.”

The Financing Transactions

We entered into the following agreements and certain amendments thereto, which are filed as exhibits to our quarterly report on Form 10-Q for the quarter ended March 31, 2008 and our current reports on Form 8-K filed with the SEC on July 3, 2008 and July 10, 2008, to effectuate the Financing Transactions.

Purchase Agreement

Under the terms of the Purchase Agreement, the Purchasers agreed to purchase Senior Subordinated Secured Notes, participations in the Principal Participation Agreement, and warrants to purchase shares of our Common Stock, at an exercise price of $0.01 per share, for an aggregate purchase price of $1.15 billion, with an additional $200 million deposited in escrow. Of the $200 million originally deposited in the escrow account, $188.6 million continues to be held as Escrowed Funds. If the Additional Financing Conditions are satisfied, the Company will issue additional Senior Subordinated Secured Notes having an aggregate principal balance of up to approximately $188.6 million in exchange for the Escrowed Funds, which will be used for the purpose of partially funding the cash portion of the Exchange Offer and Consent Solicitation. The sale of the Senior Subordinated Secured Notes and warrants satisfied the requirement under the Override Agreement to raise $1 billion in new capital.

Principal Participation Agreement

Under the terms of the Principal Participation Agreement, investors in the Principal Participation Agreement received an interest in the then unpaid principal amount of a specific portfolio of mortgage-backed securities and our rights under any repurchase agreements, reverse repurchase agreements, swap agreements, loan agreements and other agreements to which we are a party relating to the foregoing and other consideration outlined in the Principal Participation Agreement. Such amounts (minus any amounts to be paid with respect to the Override Agreement, each financing agreement listed in the Override Agreement and all other transactions in effect on March 31, 2008) are to be paid on the last business day of each month, commencing on March 19, 2009, following termination of the Override Agreement and will continue until March 31, 2015 or the earlier termination of the Principal Participation Agreement. Upon the satisfaction of the Additional Financing Conditions, the Principal Participation Agreement will automatically terminate. If the Principal Participation

Agreement is not terminated earlier as described above, it will terminate on March 31, 2015, at which time we will be required to pay to the investors in the Principal Participation Agreement the fair market value of the participation interest, after deducting amounts required to be paid in respect of repurchase agreements or other financing transactions relating to the underlying mortgage-backed securities or any refinancing approved by the Majority Participants.

We may not transfer the assets subject to the Principal Participation Agreement for an amount below par, except to continue to finance those assets in the ordinary course of business consistent with past practice. The refinancing of all or substantially all of the obligations covered by the Override Agreement would require us to obtain the prior approval of the Majority Participants. The deadline by which we must complete the Exchange Offer and Consent Solicitation and the other terms constituting the successful completion of the Exchange Offer and Consent Solicitation, including the Proposed Amendments, may be changed with the written consent of the Majority Participants.

The Principal Participation Agreement may be amended with the consent of the Majority Participants, except that any modification to the amendment provision or the participants’ percentage or share of the payments under the Principal Participation Agreement or any amendment that derogates from the participants’ right of ratable payment must be approved by each participant to become effective. The Board and the Majority Participants may agree to modifications to the Principal Participation Agreement if the Exchange Offer and Consent Solicitation is not successful and the Additional Financing Conditions are not satisfied, including the subsequent termination of the Principal Participation Agreement upon the sale of all the assets subject to the Principal Participation Agreement or in exchange for Common Stock and/or other securities of the Company and/or satisfaction of other terms, including the purchase by the Company of specified amounts and series of Preferred Stock in the Exchange Offer and Consent Solicitation under revised terms, subsequent tender or exchange offers, open market or privately negotiated transactions, or a combination of the foregoing.

Warrant Agreement

Under the terms of the warrant agreement, dated March 31, 2008 (the “Warrant Agreement”), among the Company and the investors parties thereto, the Company issued the Initial Warrants to the purchasers of the Senior Subordinated Secured Notes and all of the Initial Warrants have been exercised. Pursuant to the Warrant Agreement, upon termination of the escrow agreement, investors in the Senior Subordinated Secured Notes and investors with Escrowed Funds will receive the Escrowed Warrants.

Upon satisfaction of the Additional Financing Conditions, the holders of the interests in the Principal Participation Agreement and the investors that contributed Escrowed Funds will receive Additional Warrants to purchase that number of shares of Common Stock which, when added to the shares of Common Stock issuable upon the exercise of the Initial Warrants and Escrowed Warrants, will constitute 90% of the shares of Common Stock outstanding on a fully diluted basis after giving effect to such issuance and all anti-dilution adjustments in all existing instruments and agreements of the Company and will constitute 87.8% of the fully diluted shares of Common Stock after giving effect to the issuance of Common Stock in the Exchange Offer and Consent Solicitation, assuming 100% participation in the Exchange Offer and Consent Solicitation. The Future Warrants are exercisable, at the option of each holder, upon the surrender of the warrants to us and the payment in cash of the exercise price or payment of the exercise price on a net share basis. The exercise price of the Future Warrants is $0.01 per share of Common Stock being purchased. The number of shares of Common Stock, or in certain other circumstances other consideration, underlying the Future Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and in the event of certain issuances of Common Stock or rights, warrants, options or other securities exercisable into, exchangeable for or convertible into Common Stock. The Future Warrants will be exercisable immediately upon issuance and will expire on March 31, 2015 if not previously exercised.

Pursuant to the Warrant Agreement, we agreed to register the Common Stock underlying the Warrants issued under the Warrant Agreement. Under the Warrant Agreement, we are required to indemnify the investors against certain liabilities related to the selling of the Common Stock, including liabilities under the Securities Act. In addition, the Warrant Agreement requires us to pay the costs, fees and expenses of registering the Common Stock underlying such Warrants. However, we are not required to pay any underwriting discount, commission or transfer tax relating to the sale of the shares of Common Stock.

Summary Description of the Exchange Offer and Consent Solicitation

The Company	Thornburg Mortgage, Inc.

The Preferred Stock Subject to the Exchange Offer and Consent Solicitation	All outstanding shares of our Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

The Exchange Offer	We are offering to issue shares of our Common Stock and cash, out of legally available funds, upon the terms and subject to the conditions set forth in this Offering Circular and the related letters of transmittal and consent, in exchange for any and all of our shares of Preferred Stock validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer and Consent Solicitation. See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation.”

Exchange Consideration	In the Exchange Offer and Consent Solicitation:

•	For each tendered share of Series C Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock;

•	For each tendered share of Series D Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock;

•	For each tendered share of Series E Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series F Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock.

The shares of Common Stock offered to the holders of Preferred Stock will constitute approximately 5% of our outstanding Common Stock on a fully diluted basis, assuming 100% participation in the Exchange Offer and Consent Solicitation and the issuance and exercise of Warrants pursuant to the Financing Transaction and the Override Agreement.

Assuming 100% participation in the Exchange Offer and Consent Solicitation, the aggregate cash consideration will be approximately $220.1 million. The first approximately $188.6 million of the cash consideration for the Exchange Offer and Consent Solicitation will be financed by the Escrowed Funds. The remaining cash consideration required to be paid will be financed from cash on hand.

Because the number of shares of Common Stock to be exchanged for shares of each series of Preferred Stock accepted for exchange by us is fixed, the value of the consideration that you receive upon consummation of the Exchange Offer and Consent Solicitation could be less than at the time you tender your shares of Preferred Stock. See “Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation.” For a summary of the material differences between each series of Preferred Stock and the Common Stock, see “Comparison of Rights Between the Preferred Stock and the Common Stock.”

Also, holders who tender their shares of Preferred Stock will not receive any fractional shares of Common Stock. Instead, the Exchange Agent will aggregate any fractional shares issuable and sell them for the account of the holders whose tendered shares were accepted for exchange. The proceeds realized by the Exchange Agent on the sale of fractional shares will be distributed to such tendering holders of Preferred Stock on a pro rata basis, net of commissions.

The Consent Solicitation

In order to tender shares in the Exchange Offer and Consent Solicitation, holders of our Preferred Stock are required to consent (by executing the letters of transmittal and consent or requesting that their broker or nominee consent on their behalf) to amend the Charter to modify the terms of each series of Preferred Stock held by such holder as set forth in Annex A. The following is a summary of the Proposed Amendments and is qualified in its entirety by reference to the Charter and the amended text of the affected provisions of our Charter reflecting the Proposed Amendments, set forth in Annex A. The Proposed Amendments, if approved by our shareholders, would:

Series C Preferred Stock

1.	Make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series C Preferred Stock for all dividend periods ended before the effective date of the amendment;

2.	Eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of stock with respect to which the holders of a series of Preferred Stock are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of such class or series (“Junior Stock”) and prohibiting the purchase of Junior or Parity Stock if full cumulative dividends on the Series C Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment;

3.	Eliminate the provision prohibiting the Company from electing to redeem Series C Preferred Stock before March 22, 2010;

4.	Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series C Preferred Stock, or redeeming or repurchasing any Junior or Parity Stock, if full cumulative dividends on the Series C Preferred Stock for all past dividend periods and the then-current dividend period have not been paid or declared and set apart for payment;

5.	Eliminate the right of holders of Series C Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods; and

6.	Eliminate the right of holders of Series C Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series C Preferred Stock.

Series D Preferred Stock

1.	Eliminate the provision increasing the dividend rate by 1% per annum if both (i) the Series D Preferred Stock is not listed on a national stock exchange and (ii) the Company is not subject to Exchange Act reporting requirements;

2.	Make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series D Preferred Stock for all dividend periods ended before the effective date of the amendment;

3.	Eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of Junior Stock and prohibiting the purchase or redemption of Junior or Parity Stock if full cumulative dividends on the Series D Preferred Stock for all past dividend periods are not paid or declared and set apart for payment;

4.	Eliminate the provision prohibiting the Company from electing to redeem Series D Preferred Stock before November 21, 2011;

5.	Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series D Preferred Stock if full cumulative dividends on the Series D Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment;

6.	Eliminate the right of holders of Series D Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods;

7.	Eliminate the right of holders of Series D Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series D Preferred Stock; and

8.	Eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series D Preferred Stock if the Company is not subject to Exchange Act reporting requirements.

Series E Preferred Stock

1.	Eliminate the provision increasing the dividend rate by 1% per annum if both (i) the Series E Preferred Stock is not listed on a national stock exchange and (ii) the Company is not subject to Exchange Act reporting requirements;

2.	Make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series E Preferred Stock for all dividend periods ended before the effective date of the amendment;

3.	Eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of Junior Stock and prohibiting the purchase or redemption of Junior or Parity Stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment;

4.	Eliminate the provision prohibiting the Company from electing to redeem Series E Preferred Stock before June 19, 2012;

5.	Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series E Preferred Stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment;

6.	Eliminate the right of holders of Series E Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods;

7.	Eliminate the right of holders of Series E Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series E Preferred Stock; and

8.	Eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series E Preferred Stock if the Company is not subject to Exchange Act reporting requirements.

Series F Preferred Stock

1.	Make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series F Preferred Stock for all dividend periods ended before the effective date of the amendment;

2.	Eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of Junior Stock and prohibiting the purchase or redemption of Junior or Parity Stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not paid or declared and set apart for payment;

3.	Eliminate the provisions prohibiting the Company from electing to redeem Series F Preferred Stock before September 7, 2012;

4.	Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series F Preferred Stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment;

5.	Eliminate the right to vote together as a single class with holders of common stock on all matters on which the holders of Common Stock are entitled to vote;

6.	Eliminate the right of holders of Series F Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods;

7.	Eliminate the right of holders of Series F Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series F Preferred Stock; and

8.	Eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series F Preferred Stock if the Company is not subject to Exchange Act reporting requirements.

The elimination of the restrictions described above would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of capital stock, except any class or series of Parity Stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock.

If we receive sufficient consents from the holders of each series of Preferred Stock, each voting as a separate class, to approve the Proposed Amendments, we will file Articles of Amendment with the SDAT to effect the Proposed Amendments promptly after the expiration of the Exchange Offer and Consent Solicitation if 66 2/3% of the outstanding shares of each series of Preferred Stock have been tendered in the Exchange Offer and Consent Solicitation.

For additional information regarding the Consent Solicitation, see “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation” and “The Exchange Offer and Consent Solicitation—Effects of Tenders and Consents.” We urge you to review the terms of the Charter, including the articles supplementary, which are filed as exhibits to our annual report on Form 10-K/A for the fiscal year ended December 31, 2007, our quarterly report on Form 10-Q for the quarter ended March 31, 2008 and our current report on Form 8-K filed on June 13, 2008 and the amended text of the affected provisions of our Charter, which are attached to this Offering Circular as Annex A.

Expiration of the Exchange Offer and Consent Solicitation	The Exchange Offer and Consent Solicitation will expire at 10:00 a.m., New York City time, on August 20, 2008, unless extended or earlier terminated by us.

Conditions of the Exchange Offer and Consent Solicitation	The Exchange Offer and Consent Solicitation is subject to the closing conditions described in “The Exchange Offer Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer and Consent Solicitation.”

Withdrawal of Tenders and Revocation of Consents	You may withdraw previously tendered shares of Preferred Stock at any time before the expiration of the Exchange Offer and Consent Solicitation. In addition, you may withdraw any shares of Preferred Stock that you tender that are not accepted by us for exchange after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. Withdrawal of your tender before the expiration of the Exchange Offer and Consent Solicitation will also revoke your consent.

See “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.”

Resale of Common Stock Received in the Exchange Offer and Consent Solicitation	The issuance of Common Stock upon exchange of the Preferred Stock is exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Since all outstanding shares of Preferred Stock were registered under the Securities Act, we expect that all of our Common Stock issued in the Exchange Offer and Consent Solicitation to persons non-affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates. You are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act. For further information, see “Certain Securities Laws Considerations.” In addition, the Common Stock is subject to certain restrictions on ownership and transfer, as described under the caption “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Material United States Federal Income Tax Considerations

The exchange of Preferred Stock for Common Stock and cash pursuant to the Exchange Offer and Consent Solicitation should be treated as a recapitalization for U.S. federal income tax purposes. If you are a United States person and you tender shares of Preferred Stock in the Exchange Offer and Consent Solicitation you will not recognize loss on the exchange but you could recognize gain on the exchange to the extent that the sum of the fair market value of the Common Stock and the amount of cash you receive in the exchange exceeds your adjusted tax basis in the Preferred Stock. The amount of gain that you recognize, however, will be limited to the amount of cash you receive in the exchange. If you are a not a United States person, and you do not hold shares of Preferred Stock in connection with the conduct of a United States trade or business, you will generally not be subject to U.S. federal income tax on any gain resulting from your exchange of Preferred Stock for Common Stock and cash. If, however, you are a nonresident alien individual and were present in the United States for 183 days or more during the taxable year, then you will be subject to a 30% tax on any capital gain recognized.

See “Material United States Federal Income Tax Considerations.”

Accounting Treatment	In connection with the Financing Transaction, we have undertaken this Exchange Offer and Consent Solicitation for all of our outstanding shares of Preferred Stock. Pursuant to the terms of the Financing Transaction, the Company must use its best efforts to successfully complete the Exchange Offer and Consent Solicitation. Because the success of the Exchange Offer and Consent Solicitation is outside the Company’s control, the Preferred Stock was no longer considered permanent equity at March 31, 2008 and has been reflected in the mezzanine section of the Consolidated Balance Sheets. The entire balance of $1.0 billion at March 31, 2008 relating to the Company’s outstanding Preferred Stock was reclassified out of Shareholders’ Deficit at March 31, 2008 to reflect the contemplated Exchange Offer and Consent Solicitation.

Following the successful completion of the Exchange Offer and Consent Solicitation, the cash proceeds received from the escrow account and the Common Stock issued to the holders of Preferred Stock who validly tendered their shares will be used to offset the Company’s outstanding balance of the Preferred Stock validly tendered. In the event the Exchange Offer and Consent Solicitation is unsuccessful, the Preferred Stock will likely be reclassified as Shareholders’ Equity (Deficit).

See our Quarterly Report for a complete discussion of the accounting treatment for the Financing Transaction.

Risk Factors	You should consider carefully all of the information set forth in this Offering Circular and, in particular, you should evaluate the specific factors set forth under “Risk Factors” before deciding whether to participate in the Exchange Offer and Consent Solicitation.

Information Agent	Georgeson Inc.

Exchange Agent	American Stock Transfer and Trust Company

Additional Documentation; Further Information; Assistance	Any requests for assistance concerning the Exchange Offer and Consent Solicitation and requests for additional copies of this Offering Circular and the letters of transmittal and consent may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Offering Circular. Beneficial owners may also contact their broker, dealer or other nominee or our Investor Relations department for assistance concerning the Exchange Offer and Consent Solicitation.

Summary Historical Financial Data

The following table presents our summary historical consolidated financial data. This information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the notes thereto, which are included in the Annual Report and Quarterly Report, included with this Offering Circular, and our pro forma financial statements, which are included in this Offering Circular under “Unaudited Pro Forma Financial Information.” For the pro forma effect at different levels of participation, see “Unaudited Pro Forma Financial Information.”

Income Statement Highlights

(In thousands, except percentages and per share data)

	Year ended December 31,
	2007	2006	2005	2004	2003
Net interest income	$316,261	$346,684	$344,457	$293,699	$233,953
Net (loss) income	$(1,545,678)	$297,697	$282,844	$232,564	$176,504
EPS (basic)	$(12.97)	$2.58	$2.79	$2.80	$2.73
EPS (diluted)	$(12.97)	$2.58	$2.79	$2.80	$2.71
Average common shares—basic	122,303	111,055	99,187	83,001	63,485
Average common shares—diluted	122,303	111,055	99,187	83,001	65,217
Taxable income per common share(1)	$1.60	$2.47	$2.83	$2.93	$2.81
Dividends declared per common share(2)	$1.61	$2.72	$2.72	$2.66	$2.49
Yield on ARM Assets	5.51%	5.17%	4.42%	3.98%	4.05%
Portfolio Margin	0.66%	0.73%	1.01%	1.25%	1.61%
Return on Equity	(79.53)%	12.78%	14.04%	15.55%	17.31%
Operating expense to average assets	0.13%	0.20%	0.25%	0.32%	0.42%

(In thousands, except percentages and per share data)

	Three Months Ended March 31,
	2008	2007
Net interest income	$41,990	$90,680
Net (loss) income	$(3,306,434)	$74,997
EPS (Basic)	$(20.64)	$0.62
EPS (Diluted)	$(20.64)	$0.62
Average common shares—basic	161,609	114,077
Average common shares—diluted	161,609	114,077
Taxable income per common share	$0.17	$0.64
Dividends declared per common share(1)	$—	$0.68
Yield on ARM Assets	6.17%	5.43%
Portfolio Margin	0.49%	0.68%
Return on Equity	(1,345.46)%	13.14%
Operating expense to average assets	0.11%	0.20%

Balance Sheet Highlights

(In thousands, except per share data)

	As of March 31, 2008	As of December 31,
		2007	2006	2005	2004	2003
ARM Assets	$29,046,846	$35,185,540	$51,532,955	$41,484,029	$28,743,061	$18,852,166
Total Assets	$30,797,204	$36,272,361	$52,705,052	$42,507,741	$29,212,402	$19,118,799
Reverse Repurchase Agreements	$6,175,431	$11,547,354	$20,706,587	$23,390,079	$14,248,939	$13,926,858
Asset-backed CP	$300,000	$400,000	$8,906,300	$4,990,000	$4,905,000	$—
Collateralized Mortgage Debt	$22,484,442	$21,246,086	$18,704,460	$10,254,334	$6,645,598	$3,114,047
Senior, Senior Subordinated Secured and Subordinated Notes	$1,468,021	$545,000	$545,000	$495,000	$305,000	$251,080
Shareholders’ (Deficit) Equity	$(2,072,373)	$1,759,734	$2,377,072	$2,207,086	$1,789,184	$1,239,104
Historical book value per common share	$(10.41)	$7.86	$21.66	$21.41	$20.46	$18.68
Book value per common share	$(12.07)	$6.63	$18.92	$20.00	$19.47	$16.75
Number of common shares outstanding	171,656	139,936	113,775	104,775	91,904	73,985

(1)	For the applicable year or quarter as reported in our quarterly earnings announcements.

Reconciliation of Historical Book Value per Share

	As of March 31, 2008	As of December 31,
		2007	2006	2005	2004	2003
Historical book value per share	$(10.41)	$7.86	$21.66	$21.41	$20.46	$18.68
Unrealized gain (losses) on ARM securities	$0.16	$0.17	$(4.08)	$(5.13)	$(1.93)	$(0.58)
Unrealized gain (losses) on Hedging Instruments	$(1.82)	$(1.40)	$1.34	$3.72	$0.94	$(1.35)
GAAP book value per share	$(12.07)	$6.63	$18.92	$20.00	$19.47	$16.75

RISK FACTORS

You should carefully consider the risks and uncertainties described throughout this Offering Circular, including those described below before you decide whether to tender your shares of Preferred Stock and execute and deliver your consent to the Proposed Amendment.

Risks Related to the Exchange Offer and Consent Solicitation

The Proposed Amendments will eliminate certain significant rights of the holders of Preferred Stock.

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If we complete the Exchange Offer and Consent Solicitation and obtain the requisite approvals of the Proposed Amendments by holders of each series of our Preferred Stock, each voting as a separate class, and the Proposed Amendments become effective, certain significant rights of holders of Preferred Stock that are currently set forth in the Charter will be eliminated. The rights of holders of any unexchanged shares of Preferred Stock will be materially and adversely affected by the Proposed Amendments. See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation” and “The Exchange Offer and Consent Solicitation—Effects of the Tenders and Consents” for a description of the Proposed Amendments and Annex A for the complete text of the Proposed Amendments.

If we receive the requisite approvals of the Proposed Amendments, dividend payments on the Preferred Stock will become non-cumulative and the dividend stopper provisions will be eliminated.

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The dividends on each series of Preferred Stock are cumulative, which means that if a dividend is not paid in any quarter it will accrue and become payable in the future, either as a special dividend upon the redemption of such share, upon the conversion of such share at our election, or upon the liquidation or dissolution of the Company. If we complete the Exchange Offer and Consent Solicitation and receive the approval of the Proposed Amendments from the holders of each series of the Preferred Stock, each voting as a separate class, and the Proposed Amendments become effective, all accrued and unpaid dividends on each series of Preferred Stock will be eliminated and future dividends on the Preferred Stock will become non-cumulative, which means that if a dividend is not declared for any dividend period, it will not accrue and holders of Preferred Stock will not be entitled to receive that dividend at any time in the future.

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On March 24, 2008, the Board determined that the Company did not have sufficient liquidity to make its next scheduled payments of dividends on the Preferred Stock and indefinitely suspended the payment of dividends on all series of the Preferred Stock as of such date. Therefore, dividends payable on the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on April 15, 2008 and on the Series F Preferred Stock on May 15, 2008 were neither declared nor paid. We do not intend to declare or pay the dividends payable on our Preferred Stock on July 15, 2008 and August 15, 2008.

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The Proposed Amendments would allow the Company to declare and pay dividends on shares of Common Stock or shares of any other class or series of capital stock, except any class or series of Parity Stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The Proposed Amendments would also allow the Company to repurchase less than all of the shares of any series of Preferred Stock, or redeem or repurchase shares of another series of Preferred Stock, without declaring and paying or setting apart for payment any dividends on the other outstanding shares of Preferred Stock.

The Proposed Amendments will significantly modify the voting rights of the holders of Preferred Stock.

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If the Proposed Amendments become effective, they will significantly modify the voting rights of the holders of the Preferred Stock by eliminating all voting rights other than the right to vote on certain proposals that would amend, alter or repeal the provisions of, or add any provision to, the Charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock or the holders thereof. The voting rights that will be eliminated include the right to approve the authorization or issuance of shares of a series of capital stock that ranks senior to any series of Preferred Stock as to dividends or liquidation preference and the right to elect two members of the Board if dividends are not paid for six quarters. Furthermore, the holders of Series F Preferred Stock will no longer be entitled to cast one vote for each share of Common Stock into which the holder’s shares of Series F Preferred Stock are then convertible on matters on which holders of Common Stock are entitled to vote.

We have not obtained a third-party determination that the Exchange Offer and Consent Solicitation is fair to holders of Preferred Stock.

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We are not making a recommendation as to whether holders of Preferred Stock should exchange their shares in the Exchange Offer and Consent Solicitation. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of Preferred Stock for purposes of negotiating the Exchange Offer and Consent Solicitation or preparing a report concerning the fairness of the Exchange Offer and Consent Solicitation. The value of the cash and Common Stock to be issued in the Exchange Offer and Consent Solicitation may not equal or exceed the value of the Preferred Stock tendered. You must make your own independent decision regarding your participation in the Exchange Offer and Consent Solicitation.

The value of the securities and cash being offered per share in the Exchange Offer and Consent Solicitation is currently lower than the liquidation preference per share of the Preferred Stock.

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The sum of the value of the Common Stock and cash being offered per share of Preferred Stock in the Exchange Offer and Consent Solicitation may be lower than the liquidation preference per share of the Preferred Stock. The shares of Preferred Stock have a liquidation preference of $25.00 per share plus any accrued and unpaid dividends on such share. The holders of the Preferred Stock are being offered $5.00 in cash and 3.5 shares of Common Stock for each share of Preferred Stock in the Exchange Offer and Consent Solicitation. During the last 20 trading days, the Common Stock has traded in a range of $0.18 to $0.33 per share. The value of the consideration per share in the Exchange Offer and Consent Solicitation is currently lower than the liquidation preference per share of the Preferred Stock, including the amount of any accrued and unpaid dividends on the Preferred Stock. Further, no additional consideration is being offered in respect of accrued and unpaid dividends on the Preferred Stock that will be eliminated if the Proposed Amendments are adopted.

If the Exchange Offer and Consent Solicitation is successful, there may no longer be a trading market for any series of Preferred Stock.

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If the Exchange Offer and Consent Solicitation is completed, we intend to delist each series of Preferred Stock from trading on the NYSE and we do not intend to apply for listing of any series of Preferred Stock on any other national securities exchange. To the extent permitted by law, we intend to deregister each series of Preferred Stock under the Exchange Act. In that event, we do not believe there will be an active market for the Preferred Stock and that holders of the Preferred Stock following completion of the Exchange Offer and Consent Solicitation will have an illiquid investment indefinitely.

Shares of Common Stock eligible for future sale may cause the market price of the Common Stock to drop significantly, even if we return to normalized business operations.

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The market price of the Common Stock could decline as a result of sales of a large number of shares of the Common Stock in the market after the Exchange Offer and Consent Solicitation or the perception that these sales could occur. We have filed a prospectus to allow the resale of the Common Stock issued upon the exercise of the Initial Warrants and the Override Warrants and expect to file a prospectus to allow the resale of the Common Stock issuable upon the exercise of the Escrowed Warrants and the Additional Warrants. These sales, or the perception that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

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After the satisfaction of the Additional Financing Conditions, shareholders that collectively own or have the right to acquire upon the exercise of Warrants approximately 3.09 billion shares of Common Stock, or approximately 87.8% of the fully diluted shares of Common Stock after giving effect to the issuance of Common Stock in the Exchange Offer and Consent Solicitation, assuming 100% participation in the Exchange Offer and Consent Solicitation, will have registration rights with respect to their outstanding shares of Common Stock and shares of Common Stock issuable upon exercise of their Warrants. The shares of Common Stock underlying the Initial Warrants and Override Warrants were registered for resale in June 2008. Sales of a substantial number of these shares of Common Stock, or the perception that such sales may occur, could cause our share price to fall. We may also sell additional shares of Common Stock or securities exchangeable into Common Stock to raise capital or issue Common Stock or securities exchangeable into Common Stock in connection with amendments to our Financing Transaction agreements or otherwise. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of the Common Stock. The issuance and sales of substantial amounts of Common Stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our Common Stock.

The exchange ratio is fixed and will not be adjusted. The market price of shares of our Common Stock may fluctuate, and you cannot be sure of the market value of the shares of issued in the Exchange Offer and Consent Solicitation.

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Upon completion of the Exchange Offer and Consent Solicitation, each holder that validly tenders shares of Preferred Stock will receive 3.5 shares of our Common Stock for each tendered share of Preferred Stock. The exchange ratio will not be adjusted due to any increases or decreases in the price of Common Stock or Preferred Stock between the date of this Offering Circular and the expiration date. The value of the Common Stock received in the Exchange Offer and Consent Solicitation will depend upon the market price of a share of our Common Stock on the expiration date. The trading price of the Common Stock will likely be different on the expiration date than it is today because of ordinary trading fluctuations as well as changes in the business, operations or prospects of the Company, market reactions to the Exchange Offer and Consent Solicitation and the Financing Transaction, general market and economic conditions and other factors, many of which may not be within our control.

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The Exchange Offer and Consent Solicitation may be extended by the Company, during which time the market value of our Common Stock will fluctuate. See “The Exchange Offer and Consent Solicitation—Extension, Termination and Amendment.” Promptly following our acceptance of shares of Preferred Stock tendered in the Exchange Offer and Consent Solicitation, we will issue the shares of Common Stock, during which time the market value of our Common Stock will also fluctuate. At the time of the commencement of the Exchange Offer and Consent Solicitation, holders of Preferred Stock will not know the exact market value of our Common Stock that will be issued in connection with the Exchange Offer and Consent Solicitation. The closing price of our Common Stock on the NYSE on July 18, 2008 was $0.33 per share. From June 30, 2007 through July 18, 2008, the trading price of our Common Stock ranged from a high of $27.44 per share to a low of $0.18 per share. For our historical market prices, see “Market Price of and Dividends on the Preferred Stock and Common Stock.”

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After the satisfaction of the Additional Financing Conditions, a significant number of Future Warrants will be issued to the investors in the Financing Transaction, which could adversely affect the market price of our Common Stock. See “—Shares of Common Stock eligible for future sale may cause the market price of the Common Stock to drop significantly, even if we return to normalized business operations.”

The trading price of our Common Stock may be subject to significant fluctuations and volatility.

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The stock markets have experienced high levels of volatility. These market fluctuations may adversely affect the trading price of our Common Stock. In addition, the trading price of our Common Stock has been subject to significant fluctuations and may continue to fluctuate or decline. Factors that could cause fluctuations in the trading price of our Common Stock include the following:

•	changes in the business, operations or prospects of the Company;

•	actual or anticipated developments in our competitors’ businesses or the competitive landscape generally;

•	catastrophic events, both natural and man-made;

•	governmental litigation and/or regulatory developments or considerations;

•	general market and economic conditions or market and economic conditions affecting our industry generally;

•	publication of unfavorable research reports about us or our industry or withdrawal of research reports by research analysts;

•	the departure of key personnel;

•	market assessments of the Financing Transaction and the likelihood of us returning to normalized business operations;

•	market assessments as to whether and when the Exchange Offer and Consent Solicitation will be consummated and market assessments of the condition, results or prospects of our business; and

•	governmental actions or legislative developments affecting the mortgage industry generally.

•	Holders are urged to obtain market quotations for our Common Stock when they consider the Exchange Offer and Consent Solicitation.

We may not pay dividends on the Common Stock, and you may not receive funds without selling your Common Stock.

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The REIT provisions of the Internal Revenue Code generally require that we annually distribute to our stockholders at least 90 percent of all of our taxable income, exclusive of the application of any tax loss carry forwards that may be used to offset current period taxable income. These provisions restrict our ability to retain earnings and thereby generate capital from our operating activities. We may decide at a future date to terminate our REIT status, which would cause us to be taxed at the corporate levels, and cease paying regular dividends. In addition, for any year that we do not generate taxable income, we are not required to declare and pay dividends to maintain our REIT status. We suffered a net loss of $3.3 billion during the three months ended March 31, 2008 and we may not be able to generate taxable income for the foreseeable future.

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We are also subject to certain contractual limitations on our ability to pay dividends on our Common Stock. We have agreed with the counterparties to the Override Agreement to suspend dividends on the Common Stock for the term of the Override Agreement, provided that we may declare in December 2008, for payment in January of the following calendar year, a dividend of up to 87% of our taxable income for the calendar year 2008. The indentures governing the Senior Subordinated Secured Notes and our 8% Senior Notes due 2013 (the “Senior Notes”) also restrict our ability to pay dividends.

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Given the amount of interest payments that will be required on our outstanding indebtedness and our limited available capital, no assurance can be given that dividends payable on our Common Stock will equal or exceed the dividends payable on each series of Preferred Stock under our current Charter, prior to the Proposed Amendments becoming effective.

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Accordingly, you may have to sell some or all of your Common Stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell the Common Stock and may lose the entire amount of your investment.

Some of our stockholders will continue to exert significant influence over us and their interests may conflict with the interests of our other stockholders.

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If the Additional Financing Conditions are satisfied and the warrants issued and to be issued to the investors in the Financing Transaction and to our reverse repurchase agreement counterparties are exercised, the Company’s largest shareholder will be MatlinPatterson, which will own approximately 30% of our outstanding Common Stock, assuming 100% participation in the Exchange Offer and Consent Solicitation. If the Additional Financing Conditions are not satisfied, MatlinPatterson will still be our largest single shareholder and will own approximately 16.7% of our outstanding Common Stock (assuming all warrants issued and to be issued by the Company to the investors and our reverse repurchase agreement counterparties are exercised). In addition, as part of the Financing Transaction, MatlinPatterson was given the right to designate up to three directors depending on its level of stock ownership, and the other new investors were given rights to designate two directors. MatlinPatterson has currently exercised such rights for two directors, David J. Matlin and Mark R. Patterson, who were elected by the Board on April 22, 2008 to fill vacancies on the Board resulting from the resignation of two of our former Class II directors. Messrs. Matlin and Patterson were elected to the Board for three-year terms at the 2008 Annual Meeting. MatlinPatterson retains the right to designate a third director at any time during which it meets the relevant stock ownership requirement. Effective July 14, 2008, Stuart C. Sherman, a Class III director, resigned from the Board and Thomas C. Cooley was elected by the Board to fill the resulting vacancy. Mr. Cooley was recommended to the Nominating/Corporate Governance Committee by one of the investors in the Financing Transaction other than MatlinPatterson and represents one of the two directors that such other investors may designate. As a result, MatlinPatterson and the other investors will be able to exert significant influence over all matters presented to the Board or shareholders for approval. The interests of the investors in the Financing Transaction may not coincide with the interests of the other holders of our Common Stock with respect to our operations or strategy. To the extent that conflicts of interest may arise, MatlinPatterson and the other investors and their respective affiliates may resolve those conflicts in a manner adverse to us or to you. Accordingly, this concentration of ownership may harm the market price of the Common Stock by delaying, deferring, preventing or discouraging a change in control or a merger, consolidation, takeover or other business combination involving us.

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Some of our significant shareholders may have significant investments in mortgage companies other than us. MatlinPatterson and the other investors may in the future invest in other entities that compete with us. In addition, our directors affiliated with MatlinPatterson and the other investors may also serve as directors of other mortgage companies. These individuals may have conflicting fiduciary obligations to our shareholders and the shareholders of or other equity investors in other companies for which they serve as directors or in a similar capacity.

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Pursuant to the TMAC Participation Agreement, MP TMAC LLC agreed to acquire a 75% participation (the “TMAC Participation”) in certain fees and other compensation paid to the Manager by the Company under the Management Agreement. MP TMAC LLC (or any other participant in the TMAC Participation) and its affiliates will exert significant control over the Manager so long as they collectively hold 30% of the TMAC Participation. See “Special Factors” below and “Transactions With Related Persons” contained in the Quarterly Report included with this Offering Circular.

Our Common Stock may be delisted from the New York Stock Exchange.

Our Common Stock is currently listed on the NYSE. We must satisfy certain minimum listing maintenance requirements to maintain such listing, including maintaining a minimum bid price of $1.00 per share for the Common Stock.

On May 29, 2008, we received a letter from the NYSE, stating that we are not in compliance with the NYSE’s continued listing criteria under Section 802.01C of the NYSE Listed Company Manual because the average closing price of our Common Stock has been less than $1.00 per share for 30 consecutive trading days. To cure this deficiency, our Common Stock must regain a $1.00 per-share price and a $1.00 average per-share price over 30 consecutive trading days within six months from the receipt of the notice. If we have not cured the deficiency within the timeframe required by the NYSE, our Common Stock will be subject to suspension and delisting procedures. We intend to cure this deficiency by implementing a reverse stock split.

If our Common Stock is delisted from the NYSE, then our Common Stock may trade on the Over-the-Counter-Bulletin Board, which is viewed by most investors as a less desirable and less liquid marketplace. Delisting from the NYSE could make trading our Common Stock more difficult for our investors, leading to declines in share price. Delisting of our Common Stock would also make it more difficult and expensive for us to raise additional capital.

Certain provisions of our Charter and Bylaws and Maryland law may prevent a change of control of us that would result in a premium paid to our stockholders.

The Charter and Bylaws, and the Maryland General Corporation Law contain provisions that could delay, defer, or prevent a transaction or a change of control of us that might involve a premium price for holders of our capital stock or otherwise be in their best interests by increasing the associated costs and time necessary to make an acquisition, making the process for acquiring a sufficient number of shares of our capital stock to effectuate or accomplish such a change of control longer and more costly. Furthermore, our Charter prohibits any person or persons acting as a group from owning, directly or indirectly, a number of shares of our capital stock aggregating in excess of 9.8% of the outstanding shares of our capital stock, absent a waiver approved by our Board. In addition, investors may refrain from attempting to cause a change in control because of the difficulty associated with such a venture because of these limitations.

Risks Related to Us and Our Business

The occurrence of recent adverse developments in the mortgage finance and credit markets has adversely affected our business, our liquidity and our stock price and has raised substantial doubt about our ability to continue as a going concern.

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In recent months, the mortgage industry has come under enormous pressure due to numerous economic and other industry-related factors. Many companies operating in the mortgage sector have failed and others are facing serious operating and financial challenges. At the same time, many mortgage-backed securities have been downgraded and delinquencies and credit performance of mortgage loans in the industry have deteriorated. We faced significant challenges during the second half of 2007 and the first quarter of 2008 due to these adverse conditions in the mortgage industry and the difficulties we experienced in pricing and financing our mortgage assets, and expect to continue to face these challenges in 2008. These conditions may not be stabilized and may continue to worsen for the foreseeable future.

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The residential mortgage market has continued to encounter difficulties that have adversely affected our performance. In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A sustained decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to option ARM mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. Compounding this issue, the adoption of tighter underwriting standards throughout the mortgage loan industry may adversely affect the ability of borrowers to refinance these loans and avoid default, particularly borrowers facing a reset of the monthly payment to a higher amount. To the extent that delinquencies or losses continue to increase for these or other reasons, the value of our mortgage-backed securities and the remaining mortgage loans held in our portfolio will be further reduced. These conditions may not be stabilized and may continue to worsen for the foreseeable future.

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Our ability to meet our long-term liquidity requirements is subject to the renewal of our credit and repurchase facilities and/or obtaining other sources of financing, including additional debt or equity from time to time. Recent adverse changes in the mortgage finance and credit markets have eliminated or reduced the availability, or increased the cost, of significant sources of funding for us. We may not be able to access sources of funding or, if available to us, we may not be able to negotiate favorable terms. Any decision by our lenders and/or investors to make additional funds available to us in the future will depend upon a number of factors, such as our compliance with the terms of our existing credit arrangements, our financial performance, industry and market trends in our various businesses, the lenders’ and/or investors’ own resources and policies concerning loans and investments, and the relative attractiveness of alternative investment or lending opportunities. If we cannot raise cash by selling debt or equity securities, we may be forced to sell more of our assets at unfavorable prices or discontinue various business activities.

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We may be required to sell loans on a whole loan basis and liquidate our assets to repay short-term borrowings. Margin calls may result when our lenders evaluate the market value of the collateral securing our financing arrangements and require us to provide them with additional equity or collateral to secure our borrowings. Beginning in August 2007 and continuing through the current date, the fair value of our ARM Assets as well as our hedging instruments declined, our margin requirements on our financing increased and in August 2007 and the first quarter of 2008, we sold a significant amount of assets and terminated interest rate swap agreements in order to reduce our exposure to further margin calls on recourse borrowings and hedging transactions. In March 2008, we received a significant amount of margin calls, which significantly exceeded our available liquidity, and we were unable to meet a portion of these margin calls. Although we have entered into the Override Agreement which freezes additional margin calls through March 16, 2009, there is no assurance that we will be able to obtain sufficient liquidity in order to satisfy our liabilities, that the value of our purchased ARM Assets and hedging instruments will not decline further, that the Override Agreement will not be terminated by the counterparties if we do not meet certain conditions, that we will obtain new financing for the assets subject to the Override Agreement when it terminates, and that, if the Override Agreement is terminated, the counterparties will not make additional margin calls or that we will be able to satisfy additional margin calls, if any, or that we will be able to continue as a going concern.

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The price of our Common Stock declined significantly as a result of these events and the impact on our results of operations. There is no assurance that our stock price will not continue to experience significant volatility as mortgage-backed security prices continue to decline.

The Company will suffer significant adverse consequences if the Additional Financing Conditions, including the completion of the Exchange Offer and Consent Solicitation prior to September 30, 2008, are not satisfied.

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We believe that there will be several significant adverse consequences to the Company if the Exchange Offer and Consent Solicitation is not completed prior to September 30, 2008 or such date to which the deadline may be extended. If the Additional Financing Conditions, including the completion of the Exchange Offer and Consent Solicitation by September 30, 2008 or such extended deadline, are not satisfied, absent subsequent modification of the Principal Participation Agreement as described herein, the Principal Participation Agreement will not terminate and the investors that hold the interest in the Principal Participation Agreement will be entitled to receive, generally commencing on March 19, 2009, monthly principal payments that are received on the mortgage-backed securities collateralizing our reverse repurchase agreements under the Override Agreement, after deducting payments due under those reverse repurchase agreements. Investors in the Principal Participation Agreement must also consent to any refinancing of our mortgage-backed securities subject to the Override Agreement, which gives them the ability to cause the sale of these assets upon the maturity of the reverse repurchase agreements and to receive the net proceeds of such sales after payment of the reverse repurchase counter parties. If any of the mortgage-backed securities have been sold prior to March 31, 2015, the participants would also be entitled to a payment on that date equal to the fair market value of such assets in excess of any financing related to those assets. The payments owed to the investors under the Principal Participation Agreement would represent a significant reduction in the Company’s monthly cash flow through March 31, 2015, making it highly unlikely that we would be able to reinvest its monthly cash flows into higher yielding assets or to support growth in our loan origination volumes to allow us to resume normalized business operations. Additionally, any future appreciation in the fair market value of these assets would be recovered by investors in the Principal Participation Agreement, as opposed to being recovered by the Company for the benefit of its shareholders. See “Special Factors—Purpose of the Exchange Offer and Consent Solicitation” for a more detailed description of the effect of the Principal Participation Agreement remaining in place.

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In the event the Additional Financing Conditions are not satisfied, our ability to extend the Override Agreement or to find alternative financing for those mortgage assets will be extremely difficult and uncertain. As a result, if alternative financing cannot be secured, it is likely that all of the mortgage assets will be sold by the Company or liquidated by the Override lenders at the termination of the Override Agreement, effectively eliminating any chance for recovery of value for common or preferred shareholders absent a substantial improvement in mortgage securities prices between now and March 2009.

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In addition, if the Additional Financing Conditions are not satisfied, the interest rate we must pay on the Senior Subordinated Secured Notes will remain at 18% per annum and will not be reduced to 12% per annum, resulting in an additional annual interest payment of approximately $69 million until maturity or until the Senior Subordinated Secured Notes are earlier redeemed or repurchased.

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Until our ability to satisfy the Additional Financing Conditions is known, characterization of our rights, and the rights of the participants under the Principal Participation Agreement is not clear for federal income tax purposes. If the Additional Financing Conditions are not satisfied, then, absent subsequent modification of the Principal Participation Agreement as described herein, our rights to certain principal collections on assets owned by us that are subject to the Override Agreement would be viewed as having been transferred by us to the participants in the Principal Participation Agreement. This result could adversely affect our ability to comply with the REIT quarterly asset tests and annual gross income tests because the participants in the Principal Participation Agreement would be considered to have acquired ownership interests in the principal payments on the assets subject to the Override Agreement for tax purposes. If that were to occur, it is likely that it could result in termination of our REIT status.

The Override Agreement may be terminated by the counterparties prior to March 2009 in certain circumstances, in which case certain of our obligations under our reverse repurchase, securities lending and auction swap agreements will become immediately due and payable.

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The counterparties may terminate the Override Agreement if we do not comply with certain covenants and restrictions. For example, they may terminate if we do not pay them all of the principal and 20% (or 30% in certain circumstances) of the interest payments received with respect to the collateral securing the reverse repurchase, securities lending and auction swap agreements, if we fail to comply with certain obligations under the Override Agreement, if we fail to maintain the liquidity fund, if we fail to take certain other actions as specified therein, or if we voluntarily or involuntarily become a debtor in a bankruptcy proceeding. In the event the Override Agreement is terminated under these circumstances, certain of our obligations under those reverse repurchase, securities lending and auction swap agreements may become immediately due and payable.

We may not have sufficient liquidity to service our debt, particularly if the Principal Participation Agreement is not terminated.

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We have significant indebtedness on which we must make periodic interest payments. We generally fund the interest payments required on our indebtedness with the interest payments we receive on our mortgage-backed securities and mortgage loan assets. After the issuance of the Senior Subordinated Secured Notes, our total interest expense will be significantly higher than it has historically been. If we fail to satisfy the Additional Financing Conditions, the interest rate on the Senior Subordinated Secured Notes will remain at 18% per annum and will not be reduced to 12% per annum, resulting in additional annual interest payments of $69 million on the Senior Subordinated Secured Notes until their maturity or until the Senior Subordinated Secured Notes are earlier redeemed or repurchased. Our reverse repurchase agreements, the Senior Notes, the Senior Subordinated Secured Notes, and the Subordinated Notes are our most substantial indebtedness. The instruments governing these debts generally include cross-default features, whereby a default under any one of our debt instruments can trigger a default on each of the other debt instruments and permit our lenders and our reverse repurchase agreement counterparties to exercise their rights against us under the related indenture, reverse repurchase agreement, or other similar agreement. If the Principal Participation Agreement is not terminated, the participants under that agreement will control when the mortgage-backed securities subject to reverse repurchase agreements are sold and will receive all of the net proceeds of such sale. Without the interest income provided by those assets, it will be difficult for us to meet the interest payments due on our outstanding indebtedness.

We have a substantial amount of debt and various contractual agreements that are secured by substantially all of our assets, which may limit our ability to react to economic changes or repay our debt.

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In connection with the Financing Transaction, we issued $1.15 billion in aggregate principal amount of Senior Subordinated Secured Notes and obligated to issue up to an additional approximately $188.6 million in aggregate principal amount of Senior Subordinated Secured Notes upon satisfaction of the Additional Financing Conditions. Our ability to pay our expenses and satisfy our debt obligations, to refinance our debt obligations and to fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, refinance all or a portion of our existing debt or obtain additional financing. We may not be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all.

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The Senior Subordinated Secured Notes are secured by a subordinated lien on certain of the Company’s assets, including, among other things, the interest payments due from assets covered by the Override Agreement, and guaranteed by certain of our subsidiaries. The Senior Notes are also secured by the same assets and guaranteed by the same significant subsidiaries of the Company. The security interests securing the Senior Subordinated Secured Notes and the Senior Notes, along with our obligations under the Override Agreement and the rights granted under the Principal Participation Agreement, leave us with almost no assets that are not subject to a lien, the Override Agreement or the Principal Participation Agreement. The resulting absence of any significant assets not subject to a lien, the Override Agreement or the Principal Participation Agreement for the foreseeable future may limit our ability to react to economic changes or obtain additional funding if necessary. Additionally, we may be unable to refinance the Senior Notes or the Senior Subordinated Secured Notes if the Principal

Participation Agreement is still in effect at the time such notes become due. If we are unable to make timely interest, principal or other payments under these agreements, our lenders could proceed against the collateral granted to them to secure their indebtedness.

Our debt instruments impose restrictions on us that may adversely affect our ability to operate our business.

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Our ability to comply with the financial covenants under the indentures governing the Senior Subordinated Secured Notes and the Senior Notes as they currently exist or as they may be amended, may be affected by many events beyond our control and our future operating results may not allow us to comply with the covenants, or in the event of a default, to remedy that default. Our failure to comply with those financial covenants, certain non-financial covenants or to comply with the other restrictions contained in indentures governing the Senior Subordinated Secured Notes or the Senior Notes could result in a default, which could cause that indebtedness (and by reason of cross-default provisions, other indebtedness) to become immediately due and payable. If those lenders, or the lenders under our reverse repurchase agreements or other debt agreements, accelerate the payment of such indebtedness, we may not be able to pay that indebtedness immediately and continue to operate our business.

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The indentures relating to the Senior Subordinated Secured Notes and/or the Senior Notes contain restrictive covenants that require us to maintain specified financial ratios. In addition, the indentures contain restrictive covenants, such as limitations on the Company’s and its subsidiaries’ right to incur, assume or guarantee indebtedness; to issue redeemable stock and preferred stock; to pay dividends or distributions or redeem or repurchase capital stock; to issue debt that is senior to such notes; to prepay, redeem or repurchase debt that is junior in right of payment to such notes; to make loans, investments and capital expenditures; to incur liens, layer indebtedness, restrict dividends, loans or asset transfers from our subsidiaries; to sell or otherwise dispose of assets, including capital stock of subsidiaries; to consolidate or merge with or into, or sell substantially all of our assets to, another person; to enter into transactions with affiliates; or to enter into new lines of business.

We have negative shareholders’ equity, which could adversely affect our financial condition and otherwise adversely impact our business and growth prospects.

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As of March 31, 2008, we had a deficit in shareholders’ equity of $2.1 billion, which means our total liabilities exceed our total assets. The existence of this deficit may limit our ability to obtain future debt or equity financing. If we are unable to obtain financing in the future, it could have a negative effect on our operations and our liquidity.

We face increasing competition in our market from banks and other financial institutions.

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We may not be able to compete effectively in originating or acquiring ARM Assets, which could adversely affect our results of operations. Our lending markets are highly competitive. The increasingly competitive environment is a result of changes in the availability and terms of credit in the mortgage finance market. Banks have access to alternative sources of mortgage financing, such as FDIC-insured deposits and Federal Home Loan Bank products, which are not available to us. We also compete with government-sponsored entities such as Fannie Mae and Freddie Mac in purchasing and originating ARM Assets. These institutions that are larger than we are may have greater access to capital markets, may be able to offer products similar to ours at lower costs and may offer a broader array of services. We also face intense competition from internet-based lending companies where entry barriers are low. Increased competition may result in a decrease in our loan originations or a higher cost to originate loans.

ARM yields change as short-term interest rates change.

•	When short-term interest rates are low, the yields on our ARM Assets will be low, reducing our return on equity.

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We own ARM Assets tied to various interest rate indices. If the interest rate indices applicable to our ARM Assets change independently of other market interest rates, our ARM yields, spreads, premium amortization expense and earnings may be adversely affected.

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We own ARM Assets with various repricing or interest rate adjustment frequencies. The yields on these assets also may respond to changes in their underlying indices on a delayed basis due to borrower notification requirements. As a result, our yields and earnings on these assets could be temporarily below our longer-term expectations.

Interest rate changes and other factors may significantly impact our book value.

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Increases in interest rates may result in a decline in the fair value of our ARM Assets that may not be fully offset by the value of our hedging instruments. A decrease in the fair value of our ARM securities may result in a significant reduction of our book value due to the accounting standards that we are required to follow.

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The fair value of the Hedging Instruments we use to manage our interest rate risk may decline during periods of declining interest rates and may not be fully offset by increases in the value of our ARM Assets, materially and adversely affecting our book value because of the accounting standards that we are required to follow.

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Our calculation of Effective Duration and Net Effective Duration are estimates based on assumptions about the expected behavior of our assets, liabilities and hedging instruments that may prove to be empirically incorrect, and our effective duration and net effective duration change with every change in interest rates. As a result, our actual exposure to changes in interest rates could be different than that implied by our effective duration calculation.

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A further decline in the market value of our ARM Assets or other assets may require us to recognize an “other-than-temporary” impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize further unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair market value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale.

We leverage our long term capital, which consists of equity and unsecured debt, with borrowed money to fund the purchase of additional ARM Assets. A significant contributor to our earnings is the interest spread between the yield on our ARM Assets and the cost of our borrowings.

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Like traditional banking institutions, our income is generated primarily from the net spread or difference between the interest income we earn on our ARM Assets and the cost of our borrowings. Our strategy is to maximize the long-term sustainable difference between the yield on our ARM Assets and the cost of financing these assets, and to maintain that difference through interest rate and credit cycles.

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All of the risks highlighted herein could be magnified because we use borrowed funds to acquire additional ARM Assets for our portfolio. We have a policy to operate with an Adjusted Equity-to-Assets Ratio of at least 8%. See “Capital Utilization and Leverage” in the Quarterly Report for an explanation and a calculation of our Adjusted Equity-to-Assets Ratio. At March 31, 2008, we were operating at an Adjusted Equity-to-Assets Ratio of 22.38%. If we fall below this ratio, the adverse impact on our financial condition and results of operations from the types of risks described in this section would likely be more severe.

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Future increases in the amount by which the collateral value is required to contractually exceed the repurchase agreement loan amount, decreases in the market value of our assets, increases in interest rate volatility and changes in the availability of adequate financing could cause us to be unable to achieve the degree of leverage we believe to be optimal. Our ability to borrow and our cost of borrowing could be further adversely affected by deterioration in the quality or fair value of our ARM Assets or by the general availability of credit in the mortgage finance market.

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We borrow funds in the reverse repurchase agreement market and through whole loan financing facilities, based on the fair value of our ARM Assets less a margin amount. If the fair value of our ARM Assets declines, our lenders’ opinion about the fair value of our ARM Assets changes or our margin requirements increase, we could be subject to margin calls that would require us to either pledge additional ARM Assets as collateral or reduce our borrowings. If we did not have sufficient unpledged assets or liquidity to meet these requirements, we may need to sell assets again under adverse market conditions or at losses to satisfy our lenders. Alternatively, lenders may terminate their lending agreements and sell the pledged assets without our knowledge should we default under any of these lending agreements. Additionally, in the event of our bankruptcy, our borrowings under repurchase agreements may qualify for special treatment under the Bankruptcy Code. This special treatment would allow the lenders under these agreements to avoid the automatic stay provisions of the Bankruptcy Code and to liquidate the collateral under these agreements without delay.

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The interest rate adjustment or repricing characteristics of our ARM Assets and borrowings may not be perfectly matched. Our borrowings are tied primarily to the LIBOR interest rates, while our assets may be indexed either to LIBOR or to various other interest rate indices. In general, the interest rates on our borrowings adjust more frequently than the interest rates on our ARM Assets. If the interest rates on our borrowings increase relative to the interest rate on our assets, our earnings or book value could be adversely affected to the extent of the difference. Rising interest rates could adversely affect our operations and dividends if the interest payments that we must make on our borrowings rise faster than the interest income we earn on our ARM Assets. Declining interest rates could adversely affect our operations and dividends if the interest income we receive on our ARM Assets declines more quickly than the interest payments that we must make on our borrowings.

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If we are unable to re-finance our reverse repurchase agreements and whole loan financing facilities, on favorable terms or at all, our liquidity and capital resources could be materially and adversely affected. Furthermore, the Override Agreement limits us from entering into any new transactions under existing, or entering into any new, reverse repurchase agreements, secured lending agreements or auction swap agreements or delivering additional collateral thereunder.

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Some of our ARM Assets have caps that limit the amount that the interest rate can change for a given change in an underlying index. Our borrowings do not have similar limitations. If the interest rate change on our ARM Assets is limited while the interest rates on our borrowings increase, our portfolio margins and operations may be adversely affected.

Our hedging strategy may expose us to risks.

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We employ various hedging and funding strategies to minimize the adverse impact that changing interest rates might have on our operations, but our strategies may prove to be less effective in practice than we anticipate, or our ability to use such strategies may be limited due to our need to comply with federal income tax requirements that are necessary to preserve our REIT status.

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During periods of economic or interest rate uncertainty, the value of our hedging instruments may not move in the opposite direction as the value of our mortgage assets, counteracting potential negative consequences. Because we must collateralize the market value change in our mortgage assets and our hedging instruments, if these values do not offset each other, we could experience further negative pressure on liquidity and cash flow.

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We enter into interest rate swap and cap agreements to hedge risks associated with movements in interest rates. If a swap counterparty cannot perform under the terms of an interest rate swap, we would not receive payments due under that agreement, we may lose any unrealized gain associated with the interest rate swap, and the hedged liability would cease to be hedged by the interest rate swap. We may also be at risk for any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty become insolvent or files for bankruptcy. Similarly, if a cap counterparty fails to perform under the terms of the cap agreement, in addition to not receiving payments due under that agreement that would off-set our interest expense, we would also incur a loss for all remaining unamortized premium paid for that agreement.

Our mortgage assets may be prepaid at any time at the borrower’s option.

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Mortgage prepayment rates typically rise during falling interest rate environments. If our mortgages are prepaid, the prepayment proceeds may be invested in lower yielding assets, thus reducing our income from operations.

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Mortgage prepayment rates typically fall during rising interest rate environments. If our mortgages are not prepaid, we would have less cash flow to use to purchase new mortgage assets in a higher interest rate environment, potentially adversely affecting operations.

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We purchase and originate ARM Assets at prices greater than par. In accordance with GAAP, we amortize the premiums over the expected life of the ARM Asset. If the mortgage loans securing our ARM Assets prepay at a rapid rate, we will have to expense the unamortized premiums at the time of prepayment which may adversely affect our profitability. To the extent that we have purchased such assets, our yields, spreads and operations could be adversely affected if mortgage prepayment rates are greater than anticipated at the time of acquisition or if the index upon which the floating rate period interest rate is calculated declines because we would have to amortize the premiums at a faster rate.

We acquire Hybrid ARM Assets that have fixed interest rate periods.

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A decline in interest rates may result in an increase in prepayment of our Hybrid ARM Assets, which could cause the amount of our fixed rate financing to increase relative to the total amount of our Hybrid ARM Assets. This may result in a decline in our net spread on Hybrid ARM Assets as replacement Hybrid ARM Assets may have a lower yield than the assets that are paying off.

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An increase in interest rates may result in a decline in prepayment of our Hybrid ARM Assets, requiring us to finance a greater amount of Hybrid ARM Assets than originally anticipated at a time when interest rates may be higher, which would result in a decline in our net spread on Hybrid ARM Assets.

We originate and acquire ARM loans and ARM securities and have risk of loss due to mortgage loan defaults or fraud.

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The ability of our borrowers to make timely principal and interest payments could be adversely affected by changes in their personal circumstances, a rise in interest rates, a recession, declining real estate property values or other economic events, resulting in losses to us.

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If a borrower defaults on a mortgage loan that we own and if the liquidation proceeds from the sale of the property do not cover our loan amount and our legal, broker and selling costs, we would experience a loss.

•	We bear the risk of loss on loans we have originated or acquired due to hazard losses such as earthquakes, floods, fires or similar hazards, unless the homeowner had insurance for such hazards.

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We could experience losses if we fail to detect fraud, where a borrower or lending partner has misrepresented its financial situation or purpose for obtaining the loan, or an appraisal misrepresented the value of the property collateralizing our loan.

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We purchase ARM securities that have various degrees of third-party credit protection and are rated at least investment grade at the time of purchase. It is possible that default and loan loss experience on the underlying securitized loans could exceed any credit enhancement, subjecting us to risk of loss.

Representations and warranties made by us in our loan sales and securitizations may subject us to liability.

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In connection with our loan sales to third parties and our securitizations, we transfer mortgages acquired and originated by us to the third parties or into a trust in exchange for cash and, in the case of a securitized mortgage, residual certificates issued by the trust. The trustee or purchaser will have recourse to us with respect to the breach of the standard representations and warranties made by us at the time such mortgages are transferred. While we may have recourse to our customers for any such breaches, our customers may not have the ability to honor their respective obligations. Also, we engage in bulk whole loan sales pursuant to agreements that generally provide for recourse by the purchaser against us in the event of a breach of one of our representations or warranties, any fraud or misrepresentation during the mortgage origination process, or upon early default on such mortgage. We attempt to limit the potential remedies of such purchasers to the potential remedies we receive from the customers from whom we acquired or originated the mortgages. However, in some cases, the remedies available to a purchaser of mortgages from us may be broader or extend longer than those available to us against the sellers of the mortgages and should a purchaser enforce its remedies against us, we are not always able to enforce whatever remedies we have against our customers. Furthermore, if we discover, prior to the sale or transfer of a loan, that there is any fraud or misrepresentation with respect to the mortgage and the originator fails to repurchase the mortgage, then we may not be able to sell the mortgage or we may have to sell the mortgage at a discount.

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In the ordinary course of our business, we may be subject to claims made against us by borrowers, purchasers of our loans, and trustees in our securitizations arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of our employees, officers and agents (including appraisers), incomplete documentation and our failure to comply with various laws and regulations applicable to our business. Any claims asserted against us may result in legal expenses or liabilities that could have a material adverse effect on our results of operations or financial condition.

Our mortgage loan originations are dependent on external factors.

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We utilize third-party providers who specialize in the underwriting, processing, servicing, closing and warehousing of mortgage loans. We are dependent upon the availability and quality of the performance of such providers. Such providers may not successfully perform the services for which we engage them.

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As a mortgage lender, we are subject to changes in consumer and real estate-related laws and regulations that could subject us to lawsuits or adversely affect our profitability or ability to remain competitive.

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We must comply with the applicable licensing and other regulatory requirements of each jurisdiction in which we are authorized to lend and at the federal level. We are subject to examination by federal, state and local authorities, and if it is determined that we are not in compliance with the applicable requirements, we may be fined, our license to lend may be suspended or revoked and/or we may be required to change the way we conduct our business. See “—Risks Related to Government Regulation” for more information on our risks arising from governmental regulation.

•	We are competing for mortgage loans against much larger, better-known mortgage originators that could affect our ability to acquire or originate ARM Assets at attractive yields and spreads.

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ARM Assets may not always be readily available for purchase or origination in the marketplace at attractive yields because their availability is somewhat dependent on the relationship between 30-year fixed-rate mortgage rates and ARM rates.

•	During the first quarter of 2008, we originated fewer loans than in prior periods due to our limited liquidity. We do not know whether these originations will increase in the future.

Our REIT qualification creates certain risks.

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The requirements to qualify as a REIT for U.S. federal income tax purposes are complex and technical, and we may not be able to qualify for reasons beyond our control. A failure to qualify as a REIT could subject our earnings to taxation at regular corporate rates, thereby reducing the amount of money available for distributions to our shareholders and for payment of principal and interest on our borrowings.

•	The REIT tax rules require that we distribute at least 90% of our earnings as dividends, leaving us limited ability to maintain our future dividend payments if our earnings decline.

•	Because we must distribute at least 90% of our earnings to shareholders in the form of dividends, we have a limited amount of capital available to internally fund our growth.

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Additionally, because we cannot retain significant earnings to grow, we must issue additional shares of stock or borrow funds to grow, which could result in the dilution of our outstanding stock and an accompanying decrease in its market price.

•	Changes in tax laws related to REIT qualifications or taxation of dividends could adversely affect us.

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If we are compelled to liquidate our investment securities, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT and our failure to qualify as a REIT will have adverse tax consequences.

If the Internal Revenue Service were to determine that (i) we failed the 95% REIT gross income test for our 2007 taxable year and (ii) our failure of that test was not attributable to reasonable cause, but rather, willful neglect, we would fail to qualify as a REIT for our 2007 taxable year and this could adversely affect our shareholders.

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If the gain we recognized upon disposition or other termination of interest rate swap agreements in 2007 is not qualifying income for purposes of the annual 95% REIT gross income test, then we may have failed that test for our 2007 taxable year. See “Material United States Federal Income Tax Considerations—Gross Income Tests—Failure to Satisfy Gross Income Tests” for a description of the rules concerning a failure of the 95% gross income test. We believe, however, that, if we in fact failed the test, our failure would be considered due to reasonable cause and not willful neglect, and, therefore, we would not be disqualified as a REIT for our 2007 taxable year. We would, however, be subject to a tax based, in part, on the amount by which we failed the 95% gross income test. We expect that the amount of such tax would not exceed $300,000.

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If the Internal Revenue Service were to assert that we failed the 95% gross income test for our 2007 taxable year and that such failure was not due to reasonable cause, and the courts were to sustain that position, our status as a REIT would terminate for our 2007 taxable year. We would not be eligible to again elect REIT status until our 2012 taxable year. See “Material United States Federal Income Tax Considerations—Failure To Qualify,” which describes the consequences of our failure to qualify as a REIT.

We are a defendant in purported class action lawsuits and are subject to investigations by governmental and other agencies. We may incur significant costs in the process and ultimately may not prevail in these matters.

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Since August 2007, several purported class action complaints have been filed against us and our executive officers and certain directors. A number of complaints allege that we and the other named defendants violated federal securities laws by issuing false and misleading statements in financial reports filed with the SEC, press releases and other public statements, which resulted in artificially inflated market prices of the Common Stock, and that the named plaintiff and members of the putative class purchased common stock at these artificially inflated market prices. In addition, we are the subject of a shareholder derivative claim which alleges that certain of our officers and all of our directors violated state law, breached their duties to us and were unjustly enriched. Furthermore, we have received a notice from the SEC that it is investigating the restatement of our 2007 financial statements and other recent events and related disclosure and a notice from the NYSE that it is reviewing transactions in our Common Stock prior to our January 9, 2008 disclosure of the impact of recent market events in the mortgage industry based on our GAAP book value. See “Legal Proceedings” in the Quarterly Report included with this Offering Circular for more information on the specific claims of action.

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We may incur defense costs and other expenses in connection with the class action and derivative lawsuits and investigations, and we cannot assure you that the ultimate outcome of these or other actions or proceedings will not have a material adverse effect on our financial condition or results of operations. In addition to the expense and burden incurred in connection with these proceedings and investigations and any damages or fines that we may suffer, our management’s efforts and attention may be diverted from the ordinary business operations in order to address these claims. If the final resolution of any of these matters is unfavorable to us and if our existing insurance coverage is unavailable or inadequate to resolve the matters, our financial condition, results of operations and cash flows might be materially and adversely affected.

We are dependent on certain key personnel.

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We are dependent upon the efforts of Garrett Thornburg, the Chairman of the Board, Larry A. Goldstone, our Chief Executive Officer and President, Clarence G. Simmons, III, our Senior Executive Vice President and Chief Financial Officer, and Paul G. Decoff, our Senior Executive Vice President and Chief Lending Officer, all of whom are also key officers and employees of the Manager. The loss of any of their services could have an adverse effect on our operations.

Some of our directors, officers and shareholders have ownership interests in the Manager, which may create conflicts of interest.

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The Manager is entitled to receive performance-based compensation based on our annualized return on equity. Undue emphasis placed on maximization of our short-term return on equity at the expense of other criteria could result in increased risk to our long-term return on equity. Under the terms of the Override Agreement, this compensation has been accrued but cannot be paid during the term of the Override Agreement.

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MP TMAC LLC, an affiliate of MatlinPatterson, or any other participant in the TMAC Participation, will exert significant control over the Manager, which may lead to conflicts of interest. See also “Risks Related to the Exchange Offer and Consent Solicitation—Some of our stockholders will continue to exert significant influence over us and their interests may conflict with the interests of our other stockholders” above and “Notes to Consolidated Financial Statements—Transactions With Affiliates” contained in the Quarterly Report included with this Offering Circular.

We may change our policies without shareholder approval.

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Management recommends and the Board establishes all of our operating policies, including our investment, financing and dividend policies. The Board has the power to revise or amend those policies without shareholder approval.

Our technology infrastructure and systems are critical to our success.

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Our ability to originate, acquire and purchase ARM Assets and manage the related interest rate risks and credit risks is critical to our success and is highly dependent upon the efficient and uninterrupted operation of our computer and communications hardware and software systems. Some of these systems are located at our facility and some are maintained by third party vendors. Any significant interruption in the availability and functionality of these systems could harm our business.

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Although we believe we have taken appropriate measures to provide for the security of our systems, our security measures may not effectively prohibit others from obtaining improper access to our information. If a person is able to circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and harm our reputation.

Risks Related to Governmental Regulation

Violation of various federal, state and local laws may result in losses on our loans.

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Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the mortgage broker, lender and purchaser. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of our loans. Mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the loans;

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the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Housing Act, which prohibits discrimination in housing on the basis of race, color, national origin, religion, sex, familial status, or handicap, in housing-related transactions;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience;

•	the Fair and Accurate Credit Transaction Act, which regulates credit reporting and use of credit information in making unsolicited offers of credit;

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the Gramm-Leach-Bliley Act, which imposes requirements on all lenders with respect to their collection and use of nonpublic financial information and requires them to maintain the security of that information;

•	the Real Estate Settlement Procedures Act, which requires that consumers receive disclosures at various times and outlaws kickbacks that increase the cost of settlement services;

•	the Home Mortgage Disclosure Act, which requires the reporting of public loan data;

•	the Telephone Consumer Protection Act and the Can Spam Act, which regulate commercial solicitations via telephone, fax, and the Internet;

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

•	the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

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Violations of certain provisions of these federal and state laws may limit our ability to collect all or part of the principal of or interest on the loans and in addition could subject us to damages and could result in the mortgagors rescinding the loans whether held by us or subsequent holders of the loans. In addition, such violations may cause us to be in default under our credit and repurchase facilities and could result in the loss of licenses held by us. Similarly, it is possible borrowers may assert that the loan forms we use or acquire, including forms for “interest-only” and “option-ARM” loans for which there is little standardization or uniformity, fail to properly describe the transactions they intended, or that our forms fail to comply with applicable consumer protection statutes or other federal and state laws. This could result in liability for violations of certain provisions of federal and state consumer protection laws and our inability to sell the loans and our obligation to repurchase the loans or indemnify the purchasers.

New regulatory laws affecting the mortgage industry may increase our costs and decrease our mortgage origination and acquisition.

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The regulatory environments in which we operate have an impact on the activities in which we may engage, how the activities may be carried out, and the profitability of those activities. Therefore, changes to laws, regulations or regulatory policies can affect whether and to what extent we are able to operate profitably. For example, in December 2007 the Federal Reserve proposed amendments to Regulation Z, which would (1) prohibit lenders from paying mortgage brokers “yield spread premiums” that exceed the amount the consumer had agreed in advance the broker would receive; (2) prohibit certain servicing practices, such as failing to credit a payment to a consumer’s account when the servicer receives it, failing to provide a payoff statement within a reasonable period of time, and “pyramiding” late fees; (3) prohibit a creditor or broker from coercing or encouraging an appraiser to misrepresent the value of a home; prohibit seven misleading or deceptive advertising practices for closed-end loans; for example, using the term “fixed” to describe a rate that is not truly fixed and (4) require that all applicable rates or payments be disclosed in advertisements with equal prominence as advertised introductory or “teaser” rates. Similarly, recently enacted and proposed local, state and federal privacy laws and laws prohibiting or limiting marketing by telephone, facsimile, email and the Internet may limit our ability to market and our ability to access potential loan applicants. For example, the Can Spam Act of 2003 establishes the first national standards for the sending of commercial email allowing, among other things, unsolicited commercial email provided it contains certain information and an opt-out mechanism. We cannot provide any assurance that the proposed laws, rules and regulations, or other similar laws, rules or regulations, will not be adopted in the future. Adoption of these laws and regulations could have a material adverse impact on our business by substantially increasing the costs of compliance with a variety of inconsistent federal, state and local rules, or by restricting our ability to charge rates and fees adequate to compensate us for the risk associated with certain loans.

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Some states and local governments and the federal government have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Our failure to comply with these laws could subject us to monetary penalties and could result in the borrowers rescinding the mortgage loans, whether held by us or subsequent holders. Lawsuits have been brought in various states making claims against assignees of these loans for violations of state law. Compliance with some of these restrictions requires lenders to make subjective judgments, such as whether a loan will provide a “net tangible benefit” to the borrower. These restrictions expose a lender to risks of litigation and regulatory sanction no matter how carefully a loan is underwritten and impact the way in which a loan is underwritten. The remedies for violations of these laws are not based solely on actual harm to the consumer and can result in damages that exceed the loan balance. Liability for violations of Home Ownership and Equity Protection Act, as well as violations of many of the state and local equivalents, could extend not only to us, but to our secured warehouse lenders, institutional purchasers of our loans, securitization trusts that hold our loans and other assignees, regardless of whether such assignee knew of or participated in the violation.

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Furthermore, various federal and state laws impose significant privacy or customer information security obligations which may subject us to additional costs and legal risks and we cannot assure you that we will not be subject to lawsuits or compliance actions under such requirements. Similarly, various state and federal laws have been enacted to restrict unsolicited advertising using telephones, facsimile machines and electronic means of transmission. These laws and regulations could have a material adverse impact on our business by substantially increasing the costs of compliance or by subjecting us to lawsuits or compliance actions.

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In addition to changes to legal requirements contained in statutes, regulations, case law, and other sources of law, changes in the investigation or enforcement policies of federal and state regulatory agencies could impact the activities in which we may engage, how the activities may be carried out, and the profitability of those activities. For example, state and federal agencies have initiated regulatory enforcement proceedings against mortgage companies for engaging in business practices that were not specifically or clearly proscribed by law, but which in the judgment of the regulatory agencies were unfair or deceptive to consumers. Federal and state regulatory agencies might also determine in the future that certain of our business practices not presently proscribed by any law and not the subject of previous enforcement actions are unfair or deceptive to consumers. If this happens, it could impact the activities in which we may engage, how we carry out those activities, and our profitability. We might also be required to pay fines, make reimbursements, and make other payments to third parties for past business practices.

We may be subject to fines or other penalties based upon the conduct of our independent brokers or correspondents.

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The mortgage brokers and correspondents from which we obtain mortgages have parallel and separate legal obligations to which they are subject. While these laws may not explicitly hold the originating lenders or an acquirer of the loan responsible for the legal violations of mortgage bankers and brokers, increasingly federal and state agencies have sought to impose such liability. Previously, for example, the United States Federal Trade Commission (the “FTC”) entered into a settlement agreement with a mortgage lender where the FTC characterized a broker that had placed all of its loan production with a single lender as the “agent” of the lender; the FTC imposed a fine on the lender in part because, as “principal,” the lender was legally responsible for the mortgage broker’s unfair and deceptive acts and practices. The United States Department of Justice, various state attorney generals, and other state officials have sought to hold certain mortgage lenders responsible for the pricing practices of their mortgage bankers and brokers, alleging that the mortgage lender was directly responsible for the total fees and charges paid by the borrower under the Fair Housing Act even if the lender neither dictated what the mortgage banker could charge nor kept the money for its own account. Accordingly, we may be subject to fines or other penalties based upon the conduct of our independent mortgage bankers, brokers or correspondents.

Our operations may be adversely affected if we are subject to the Investment Company Act.

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We conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Matters” contained in the Quarterly Report included with this Offering Circular for more discussion on the exemption. If we were to become regulated as an investment company, our use of leverage would be substantially reduced and we would not be able to operate as we currently do. Our business will be materially and adversely affected if we fail to qualify for this exemption.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Offering Circular contains certain “forward-looking” statements that are based on our current expectations, estimates and projections. The words “believe,” “anticipate,” “intend,” “aim,” “expect,” “will,” “strive,” “target,” “project,” “estimate,” “have confidence” and similar words identify forward-looking statements. Such statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, our actual results may differ from our current expectations, estimates and projections.

Important factors that may affect our actual results or may cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf include, but are not limited to, general economic conditions, ongoing volatility in the mortgage and mortgage-backed securities markets, our ability to meet the ongoing conditions of the Override Agreement, changes in interest rates, changes in yields on adjustable and variable rate mortgage assets available for purchase, changes in the yield curve, changes in prepayment rates, changes in the supply of mortgage-backed securities and loans, changes in market prices for mortgage securities, our ability to obtain financing and the terms of any financing that we do obtain, our ability to raise additional capital, our ability to retain or sell additional assets, our ability to meet additional margin calls and our ability to continue as a going concern. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors.” The forward-looking statements contained herein speak only as of the date of this Offering Circular. We do not undertake to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CAPITALIZATION

The following table shows our liabilities and equity as of March 31, 2008 on a historical basis and on a pro forma basis assuming we entered into the Override Agreement and consummated the Financing Transaction and the Exchange Offer and Consent Solicitation and certain related pending transactions based on both 100% and 0% participation by holders of outstanding shares of Preferred Stock in the Exchange Offer.

This table should be read in conjunction with, and is qualified in its entirety by reference to, the section captioned “Financial Information” and our consolidated financial statements included herein in the Annual Report and Quarterly Report included with this Offering Circular.

	As of March 31, 2008
	Historical	Pro Forma 100%	Pro Forma 0%
	(Unaudited)
	(In thousands)
LIABILITIES AND SHAREHOLDERS’ DEFICIT:
Operating debt(a)	$29,011,076	$29,011,076	$29,011,076
Long-term debt(b)	1,468,021	1,619,426	1,468,021
PPA and Additional Warrant Liability	1,121,021	0	1,121,021
Other liabilities	267,870	267,870	278,331

Total liabilities	31,867,988	30,898,372	31,878,449

Preferred Stock: par value $0.01 per share	$1,001,589	$—	$—
SHAREHOLDERS’ DEFICIT
Preferred Stock: par value $0.01 per share	$—	$—	$1,001,589
Common Stock: par value $0.01 per share	1,716	3,256	1,716
Warrants	77,804	848,389	77,804
Additional paid-in-capital	3,251,371	3,321,772	3,251,371
Accumulated other comprehensive loss	(285,216)	(285,216)	(285,216)
Accumulated deficit	(5,118,048)	(4,020,797)	(5,129,102)

Total shareholders’ deficit	$(2,072,373)	$(132,596)	$(1,081,838)

Total liabilities and shareholders’ deficit	$30,797,204	$30,756,776	$30,796,611

(a)	Operating debt includes Reverse Repurchase Agreements, Asset-backed CP, Collateralized Mortgage Debt and whole loan financing facilities.
(b)	Long-term debt includes Senior Notes, Senior Subordinated Notes and Subordinated Notes.

Security Ownership Of Certain Beneficial Owners

Series C Preferred Stock

We are not aware of any holders of 5% or more of the Series C Preferred Stock.

Series D Preferred Stock

We are not aware of any holders of 5% or more of the Series D Preferred Stock.

Series E Preferred Stock

We are not aware of any holders of 5% or more of the Series E Preferred Stock.

Series F Preferred Stock

The following table sets forth certain information as of June 30, 2008, relating to the beneficial ownership of our Series F Preferred Stock. To our knowledge, there are no other beneficial owners who hold more than 5% of the outstanding shares of Series F Preferred Stock.

	Series F Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Outstanding(1)
Wellington Management Company, LLP Bay Pond Partners, L.P. 75 State Street Boston, Massachusetts 02109(2)	5,111,754	16.8%
Legg Mason Capital Management, Inc.	5,423,575	17.9%
LMM LLC
Legg Mason Special Investment Trust, Inc.
Legg Mason Opportunity Trust 100 Light Street Baltimore, Maryland 21202(3)
Richard E. Rainwater 777 Main Street, Suite 2250 Fort Worth, Texas 76102(4)(5)	3,945,000	13.0%

(1)	Based on 30,326,715 shares of Series F Preferred Stock issued and outstanding as of June 30, 2008.
(2)	The information on beneficial ownership and the amount of shares is based on the Schedule 13G filed by Wellington Management Company, LLP on February 14, 2008, the Schedule 13G/A filed by Wellington Management Company, LLP on April 10, 2008 and the Schedule 13G filed by Bay Pond Partners, L.P. on April 10, 2008.
(3)	The information on beneficial ownership and the amount of shares is based on the Schedule 13G/A filed jointly by Legg Mason Capital Management, Inc., Legg Mason Special Investment Trust, Inc., LMM LLC, and Legg Mason Opportunity Trust on January 10, 2008, the Schedule 13G filed by Legg Mason Capital Management, Inc. and LMM, LLC as a group on February 14, 2008 and the Schedule 13G/A filed by Legg Mason Capital Management, Inc., Legg Mason Special Investment Trust, Inc. and LMM LLC as a group on April 10, 2008.
(4)	Such shares of the Series F Preferred Stock include (a) 1,925,000 shares owned directly by Mr. Rainwater, (b) 710,000 shares owned by Richard E. Rainwater 1995 Charitable Remainder Unitrust No. 1, Richard E. Rainwater, Trustee, (c) 867,000 shares owned by Richard E. Rainwater Charitable Remainder Unitrust No. 2, Richard E. Rainwater, Trustee, (d) 330,000 shares owned by Richard E. Rainwater Charitable Remainder Unitrust No. 3, Richard E. Rainwater, Trustee, (e) 13,000 shares owned by RER Global Liquidity Fund, L.P., and (f) 100,000 shares owned by RER FI Trading, L.P. This amount excludes 400,000 shares owned by Mr. Rainwater’s spouse, Darla D. Moore, and certain entities controlled by Ms. Moore.
(5)	The information on beneficial ownership and the amount of shares is based on the Schedule 13D filed on January 24, 2008 by Mr. Rainwater.

Security Ownership of Management

Our executive officers and directors do not own any shares of Preferred Stock.

FINANCIAL INFORMATION

Historical Financial Information.

We incorporate by reference the financial statements and notes thereto in Item 8 of our Annual Report and the information included in Item 1 of our Quarterly Report, each of which is included with this Offering Circular.

Selected Historical and Unaudited Pro Forma Consolidated Financial Information

The following tables show (1) selected historical consolidated financial information for the year ended December 31, 2007 and as of and for the three months ended March 31, 2008 and (2) selected unaudited pro forma consolidated financial information for the year ended December 31, 2007 and as of and for the three months ended March 31, 2008, assuming we entered into the Override Agreement and completed the Financing Transaction and the Exchange Offer and Consent Solicitation on January 1, 2007. See “Summary—Override Agreement” and “Summary—The Financing Transactions.”

The selected historical consolidated financial data and the selected unaudited pro forma consolidated financial information should be read in conjunction with the information included elsewhere in this Offering Circular and our historical consolidated financial statements included in our Annual Report and our Quarterly Report, which have been filed with the SEC and are included with this Offering Circular.

Under the caption “Existing Transaction Adjustments,” the following unaudited pro forma balance sheet data give effect to the execution of the Override Agreement and the consummation of the Financing Transaction as if they occurred on March 31, 2008 and the following unaudited pro forma income statement data give effect to the execution of the Override Agreement and the consummation of the Financing Transaction as if they occurred on January 1, 2007. In addition, under the caption “Exchange Transaction Adjustments,” the selected unaudited pro forma consolidated financial information gives effect to the consummation of the Exchange Offer and Consent Solicitation and certain related pending transactions as if they occurred on March 31, 2008, in the case of the unaudited pro forma balance sheet data, or on January 1, 2007, in the case of the unaudited pro forma income statement data, based on the following two scenarios:

1.	A successfully completed Exchange Offer and Consent Solicitation in which 100% of each series of our Preferred Stock is accepted for exchange by us for a total consideration of approximately $220.1 million in cash and approximately 154 million shares of Common Stock. In this scenario, the pro forma consolidated financial data would give effect to an issuance of approximately $188.6 million in aggregate principal amount of additional Senior Subordinated Secured Notes to the subscribers who contributed to the Escrowed Funds, thereby increasing the total outstanding aggregate principal amount of the Senior Subordinated Secured Notes to approximately $1.34 billion. In addition, the pro forma consolidated financial data would reflect the termination of the Principal Participation Agreement, the issuance of the Future Warrants and the decrease in the interest rate on the Senior Subordinated Secured Notes from 18% to 12% per annum. The footnotes for the 100% tender scenario which are provided under Note B to the unaudited pro forma financial information have been prepared by giving effect to the foregoing transactions.

2.	A failed Exchange Offer and Consent Solicitation in which none of our Preferred Stock is accepted for exchange by us. In this scenario, the pro forma consolidated financial data would give effect to the release of approximately $188.6 million currently held in escrow to the subscribers who contributed to the Escrowed Funds. In addition, for the purposes of the pro forma consolidated financial data, the Principal Participation Agreement would remain in effect and the interest rate on the outstanding $1.15 billion of aggregate principal amount of the Senior Subordinated Secured Notes would be 18% per annum. The footnotes for the 0% tender scenario which are provided under Note B to the unaudited pro forma financial information have been prepared by giving effect to the foregoing transactions.

For more information on the assumptions and adjustments used in preparing the summary unaudited pro forma consolidated financial data, see the notes accompanying the tables below.

The summary unaudited pro forma consolidated financial data is not necessarily indicative of either our financial position or results of operations that actually would have been attained had the Override Agreement, the Financing Transaction and the Exchange Offer and Consent Solicitation and certain related pending transactions been completed at the dates indicated, or our financial position or results of operations that will be achieved in the future. Our future results and financial condition are subject to prevailing economic and industry specific conditions and financial, business and other risks and uncertainties, certain of which are beyond our control. These factors include, without limitation, those described in this Offering Circular under “Forward-Looking Statements” and “Risk Factors.”

We are not able at this time to determine the number of preferred shareholders, if any, that will participate in the Exchange Offer. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on our historical consolidated financial information. The unaudited pro forma consolidated financial information is for informational purposes only.

Unaudited Pro Forma Consolidated Condensed Balance Sheet Data March 31, 2008*

(In thousands)

				100% Scenario				0% Scenario
	Historical	Existing Transaction Adjustments	Subtotal	Exchange Transaction Adjustments		Pro Forma, As Adjusted		Exchange Transaction Adjustments		Pro Forma, As Adjusted
ASSETS:
ARM assets:
ARM securities, net	$4,978,933		$4,978,933			$4,978,933				$4,978,933
Purchased Securitized Loans, net	532,830		532,830			532,830				532,830
Securitized ARM Loans, net	1,115,417		1,115,417			1,115,417				1,115,417
ARM Loans Collateralizing Debt, net	22,348,641		22,348,641			22,348,641				22,348,641
ARM loans held for securitization ,net	71,025		71,025			71,025				71,025

ARM assets	29,046,846	—	29,046,846	—		29,046,846		—		29,046,846
Cash	212,467		212,467	(31,428	)(1)	181,039				212,467
Other assets	1,537,891		1,537,891			1,537,891		(593	)(9)	1,537,298

Total assets	$30,797,204	—	—	$30,797,204		$(31,428)		$(593)		$30,796,611

LIABILITIES AND SHAREHOLDERS’ DEFICIT:
Operating debt(a)	$29,011,076			$29,011,076						$29,011,076
Long-term debt(b)	1,468,021			1,468,021		151,405	(2)			1,468,021
PPA and Additional Warrant Liability	1,121,021			1,121,021		(1,121,021	)(3)			1,121,021
Other liabilities	267,870			267,870				10,461	(10)	278,331

Total Liabilities	31,867,988	—	—	31,867,988		(969,616)		10,461		31,878,449

Preferred Stock	1,001,589	—	—	1,001,589		(1,001,589	)(4)	(1,001,589	)(11)	—

Shareholders’ (deficit) equity:
Common Stock	1,716			1,716		1,540	(5)			1,716
Preferred Stock								1,001,589	(11)	1,001,589
Warrants	77,804			77,804		770,585	(6)			77,804
Additional paid-in-capital	3,251,371			3,251,371		70,401	(7)			3,251,371
Accumulated other comprehensive loss	(285,216)			(285,216)						(285,216)
Accumulated deficit	(5,118,048)			(5,118,048)		1,097,251	(8)	(11,054	)(12)	(5,129,102)

Total shareholders’ (deficit) equity	(2,072,373)	—	—	(2,072,373)		1,939,777		990,535		(1,081,838)

Total liabilities and shareholders’ (deficit) equity	$30,797,204	$—	$—	$30,797,204		$(31,428)		$(593)		$30,796,611

(a)	Operating debt includes Reverse Repurchase Agreements, Asset-backed CP, Collateralized Mortgage Debt and whole loan financing facilities.
(b)	Long-term debt includes Senior Notes, Senior Subordinated Notes and Subordinated Notes.
*	For an explanation of the numeric footnotes, please see the corresponding numbered adjustments in Note B below.

Unaudited Pro Forma Consolidated Condensed Income Statement Data for the Year Ended December 31, 2007*

(In thousands, except per share data)

	100% Scenario							0% Scenario
	Historical	Existing Transaction Adjustments		Subtotal	Exchange Transaction Adjustments		Pro Forma, As Adjusted	Historical	Existing Transaction Adjustments		Subtotal	Exchange Transaction Adjustments		Pro Forma, As Adjusted
Interest income	$2,623,503			$2,623,503			$2,623,503	$2,623,503			$2,623,503			$2,623,503
Interest expense	2,307,242	241,194	(13)	2,548,436	(42,034	)(15)	2,506,401	2,307,242	241,166	(18)	2,548,408	184,440	(20)	2,732,848

Net interest income (loss)	316,261	(241,194)		75,067	42,034		117,102	316,261	(241,166)		75,095	(184,440)		(109,345)
Net non-interest (loss) income	(1,776,727)	14,362	(14)	(1,762,365)	4,329	(16)	(1,758,036)	(1,776,727)	14,334	(19)	(1,762,393)			(1,762,393)
Other expenses	(68,212)			(68,212)			(68,212)	(68,212)			(68,212)			(68,212)

Net (loss) income before provision for income taxes	(1,528,678)	(226,831)		(1,755,509)	46,363		(1,709,147)	(1,528,678)	(226,831)		(1,755,509)	(184,440)		(1,939,949)
Provision for income taxes	(17,000)			(17,000)			(17,000)	(17,000)			(17,000)	(76,547	)(21)	(93,547)

Net loss	(1,545,678)	(226,831)		(1,772,509)	46,363		(1,726,147)	(1,545,678)	(226,831)		(1,772,509)	(260,986)		(2,033,496)
Dividends on Preferred Stock	(40,452)			(40,452)	40,452	(17)	—	(40,452)			(40,452)			(40,452)

Net loss available to common shareholders	$(1,586,130)	$(226,831)		$(1,812,961)	$86,815		$(1,726,147)	$(1,586,130)	$(226,831)		$(1,812,961)	$(260,986)		$(2,073,948)

Net loss per share	$(12.97)						$(0.57)	$(12.97)						$(5.65)

*	For an explanation of the numeric footnotes, please see the corresponding numbered adjustments in Note B below.

Unaudited Pro Forma Consolidated Condensed Income Statement Data for the Three Months Ended March 31, 2008*

(In thousands, except per share data)

	100% Scenario							0% Scenario
	Historical	Existing Transaction Adjustments		Subtotal	Exchange Transaction Adjustments		Pro Forma, As Adjusted	Historical	Existing Transaction Adjustments		Subtotal	Exchange Transaction Adjustments		Pro Forma, As Adjusted
Interest income	$533,066			$533,066			$533,066	$533,066			$533,066			$533,066
Interest expense	491,076	49,930	(22)	541,006	(10,562	)(24)	530,445	491,076	49,922	(27)	540,998	45,962	(29)	586,960

Net interest income (loss)	41,990	(49,930)		(7,940)	10,562		2,621	41,990	(49,922)		(7,932)	(45,962)		(53,894)
Net non-interest (loss) income	(3,345,007)	4,152	(23)	(3,340,855)	1,029	(25)	(3,339,826)	(3,345,007)	4,144	(28)	(3,340,863)			(3,340,863)
Other expenses	(2,247)			(2,247)			(2,247)	(2,247)			(2,247)			(2,247)

Net (loss) income before provision for income taxes	(3,305,264)	(45,778)		(3,351,042)	11,591		(3,339,452)	(3,305,264)	(45,778)		(3,351,042)	(45,962)		(3,397,004)
Provision for income taxes	(1,170)			(1,170)				(1,170)			(1,170)	(10,461	)(30)	(11,631)

Net loss	(3,306,434)	(45,778)		(3,352,212)	11,591		(3,340,622)	(3,306,434)	(45,778)		(3,352,212)	(56,423)		(3,408,636)
Dividends on Preferred Stock	(28,950)			(28,950)	28,950	(26)	—	(28,950)			(28,950)			(28,950)

Net loss available to common shareholders	$(3,335,384)	$(45,778)		$(3,381,162)	$40,541		$(3,340,622)	$(3,335,384)	$(45,778)		$(3,381,162)	$(56,423)		$(3,437,586)

Net loss per share	$(20.64)						$(1.09)	$(20.64)						$(8.51)

*	For an explanation of the numeric footnotes, please see the corresponding numbered adjustments in Note B below.

Notes to the Unaudited Pro Forma Consolidated Condensed Financial Information

Note A. Description of Transaction and Basis of Presentation

On March 31, 2008, the Company raised an aggregate of up to $1.35 billion from the sale of Senior Subordinated Secured Notes, warrants and interests in the Principal Participation Agreement in the Financing Transaction, as described under the caption “Special Factors” in this Offering Circular. The Company received $1.15 billion of gross proceeds from the Financing Transaction with $200.0 million originally deposited in an escrow account to partially fund the cash consideration for Exchange Offer and Consent Solicitation. Of the $200 million originally deposited in the escrow account, approximately $188.6 million continues to be held as Escrowed Funds. If the Additional Financing Conditions, including the successful completion of the Exchange Offer and Consent Solicitation, are satisfied, additional Senior Subordinated Secured Notes will be issued in exchange for the Escrowed Funds.

Pursuant to the terms of the Financing Transaction, as amended, the Company must use its best efforts to successfully complete the Exchange Offer and Consent Solicitation for all of its outstanding Preferred Stock at a price of $5.00 per $25.00 of liquidation value (or approximately $220.1 million in the aggregate, assuming 100% participation in the Exchange Offer and Consent Solicitation), plus shares of Common Stock equal to an aggregate of 5% of its Common Stock outstanding on a fully diluted basis after successful completion of the Exchange Offer and Consent Solicitation (or 3.5 shares of Common Stock per share of Preferred Stock and approximately 154 million shares of Common Stock in the aggregate, assuming 100% participation in the Exchange Offer and Consent Solicitation). The cash portion of the consideration for the Exchange Offer and Consent Solicitation will be partially financed by the Escrowed Funds. The investors who contributed to the Escrowed Funds will receive their pro rata share of up to 27,657,633 of the 29,322,879 Escrowed Warrants based on their contribution to the Escrowed Funds used in connection with the Exchange Offer and Consent Solicitation. Any Escrowed Warrants remaining in the escrow account after the issuance of the additional Senior Subordinated Secured Notes (which, in all cases, will include the 1,667,240 Escrowed Warrants not distributable under the immediately preceeding sentence and, if less than approximately $188.6 million in additional Senior Subordinated Secured Notes are issued, then this amount will also include a pro rata portion of the 27,657,633 attributable to such unused portion of the Escrowed Funds), or if such additional Senior Subordinated Secured Notes are not issued, on September 30, 2008, or such later date to which the deadline may be extended, will be distributed pro rata to the investors according to the aggregate principal amount of the Senior Subordinated Secured Notes, including any additional Senior Subordinated Secured Notes purchased with Escrowed Funds. Upon satisfaction of the Additional Financing Conditions, the holders of the interests in the Principal Participation Agreement and the investors that contributed Escrowed Funds will receive the Additional Warrants, the Principal Participation Agreement will automatically terminate and the interest rate on the Senior Subordinated Secured Notes will be reduced from 18% per annum to 12% per annum.

For the purposes of the unaudited pro forma financial information, it is assumed that the fair value of the additional Senior Subordinated Secured Notes is the same as the Senior Subordinated Secured Notes issued March 31, 2008, the fair value of the Common Stock issued in connection with the Exchange Offer and Consent Solicitation is the same as the fair value of the Common Stock underlying the warrants issued on March 31, 2008 and the fair value of the Principal Participation Agreement, the Initial Warrants, the Override Warrants, the Escrowed Warrants, the Additional Warrants and the Common Stock is the same as the value previously determined as of March 31, 2008 and has not changed as a result of the Exchange Offer and Consent Solicitation. Accordingly, the pro forma financial information for the year ended December 31, 2007 does not include any change in fair value that would have been reflected had the fair values of the components of the Financing Transaction been determined using market observable inputs as of January 1, 2007.

For purposes of recording the Financing Transaction in our financial statements at March 31, 2008, the initial $1.15 billion in proceeds was allocated to the Senior Subordinated Secured Notes, the Initial Warrants and Escrow Warrants, the commitment for the Escrowed Funds, and the PPA and Additional Warrant Liability based on the relative fair values of these elements. As of March 31, 2008, $494.4 million was allocated to the Senior Subordinated Secured Notes, $55.7 million was allocated to the Initial Warrants and Escrow Warrants, $592,500 was allocated to the commitment for the Escrowed Funds and $600.5 million was allocated to the PPA and Additional Warrant Liability. The Initial Warrants and Escrow Warrants were recorded in Shareholders’ Deficit. The Escrowed Funds were not an asset of the Company at March 31, 2008. We recorded an asset of $592,500 related to the commitment of the investors to lend the Escrowed Funds in exchange for additional Senior Subordinated Secured Notes to be issued by us if the Additional Financing Conditions occur. The PPA and Additional Warrant Liability was marked to market at March 31, 2008 and is required to be marked to market at the end of each period. The adjustment to the PPA and Additional Warrant Liability after the initial allocation referenced above was an increase to the liability of $520.5 million to a total of $1.1 billion, with $520.5 million recorded as PPA and Additional Warrant Liability charges in the Consolidated Income Statements for the quarter ended March 31, 2008. We elected the fair value option in accounting for the Senior Subordinated Secured Notes because we believe that it will more accurately reflect the economic substance of the transaction and on an ongoing basis. We believe the fair value option will provide users of the financial statements with more relevant and up to date information to better assess the impact of this Financing Transaction on our financial statements in general and particularly once market based pricing is observable for all of the components of the Financing Transaction. The difference between the initial allocation and the fair value of the Senior Subordinated Notes of $428.6 million at March 31, 2008 was recorded as a Senior Subordinated Notes charge in the Consolidated Income Statements for the quarter ended March 31, 2008.

The difference between the face amount of the Senior Subordinated Secured Notes of $1.15 billion and the fair value of $923.0 million will be amortized as interest expense, along with the accrual of the coupon interest, over the term of the Senior Subordinated Secured Notes. Issuance costs allocated to the Senior Subordinated Secured Notes of $26.4 million were written off when the liability was marked to fair value. Issuance costs allocated to the PPA and Additional Warrant Liability of $32.1 million were recorded in the Consolidated Income Statements for the quarter ended March 31, 2008. The entire balance of $1.0 billion at March 31, 2008 relating to our outstanding Preferred Stock was reclassified to mezzanine equity on March 31, 2008 to reflect the Exchange Offer and Consent Solicitation for these shares. For more information, see the Quarterly Report included with this Offering Circular

In the event of a successful Exchange Offer and Consent Solicitation, the fair value of the additional Senior Subordinated Secured Notes and the Additional Warrants will be determined using market observable inputs on the date the instruments are issued and the fair value of the existing Senior Subordinated Notes and the Escrowed Warrants will be determined using market observable inputs at that time as well. Immediately after the fair value of the Additional Warrants is determined, the Principal Participation Agreement will be cancelled and what was the PPA and Additional Warrant Liability will be reclassified as equity at fair value. Subsequent to this reclassification, there will be no further fair value adjustments to this item. The pro forma financial information for the 100% scenario reflects a different amount of debt discount amortization than does the 0% scenario because the fair value of the loan purchase commitment is written off as of January 1, 2007 in the 0% scenario and remains capitalized and amortized as part of the debt discount in the 100% scenario.

In the event the Exchange Offer and Consent Solicitation is unsuccessful, the existing Senior Subordinated Secured Notes as well as the item captioned the PPA and Additional Warrant Liability will continue to be fair valued at each reporting period provided that the amount will no longer relate to any liability associated with the issuance of the Additional Warrants. In contrast to the successful case referenced above the PPA and Additional Warrant Liability will not be reclassified as equity and will remain a liability.

Note B. Summary Adjustments Included in the Unaudited Pro Forma Consolidated Condensed Balance Sheet

Adjustments included in the unaudited pro forma consolidated balance sheets for the two scenario transactions are summarized as follows:

1.	Receipt of Escrowed Funds	$188,643
	Cash consideration paid for Exchange Offer and Consent Solicitation	(220,071)

		$(31,428)

2.	Issue $188.6 million principal amount of additional Senior Subordinated Secured Notes, recorded at fair value	$151,405

3.	Cancel PPA and Additional Warrant Liability	$(1,121,021)

4.	Tender for all Preferred Stock outstanding in the Exchange Offer and Consent Solicitation	$(1,001,589)

5.	Record approximately 154 million shares of Common Stock issued as consideration for Exchange Offer and Consent Solicitation	$1,540

6.	Issue Additional Warrants exercisable for approximately 2.5 billion shares of Common Stock, recorded at fair value	$770,585

7.	Record additional paid in capital relating to approximately 154 million shares of Common Stock issued as consideration for Exchange Offer and Consent Solicitation, with a fair value of $0.467 per share	$70,401

8.	Record a fair value adjustment relating to the $188.6 million principal amount of additional Senior Subordinated Secured Notes at fair value	37,238
	Record deemed dividend relating to the Exchange Offer and Consent Solicitation equal to the difference between the carrying value of the Preferred Stock and the aggregate consideration paid in the Exchange Offer and Consent Solicitation	709,577
	Record cancellation of Principal Participation Agreement	350,436

		$1,097,251

9.	Write off commitment for $188.6 million principal amount of additional Senior Subordinated Secured Notes	$(593)

10.	Record provision for income taxes assuming filing as a C-Corp from
	1/1/08	$(10,461)

11.	Reclassify Preferred Stock from mezzanine financing to equity	$(1,001,589)

12.	Record provision for income taxes assuming filing as a C-Corp from
	1/1/08	$(10,461)
	Write off commitment for $188.6 million principal amount of additional Senior Subordinated Secured Notes	(593)

		$(11,054)

Note C. Summary Adjustments Included in the Unaudited Pro Forma Consolidated Condensed Income Statements

Adjustments included in the unaudited pro forma consolidated income statements for the two scenario transactions are summarized as follows:

13.	Interest expense relating to $1.15 billion principal amount of Senior Subordinated Secured Notes issued 1/1/07 at 18%	$207,000
	Reduction in interest expense on operating debt as a result of estimated use of an $800.0 million of proceeds from Financing Transaction to repay existing debt with a weighted average interest rate of 5.22%	(41,751)
	Amortization of discount on $1.15 billion principal amount of Senior Subordinated Secured Notes	14,363
	Record Override Agreement debt issuance costs	61,582

		$241,194

14.	Mark $1.15 billion principal amount of Senior Subordinated Secured Notes back to fair value after amortization of debt discount	$14,362

15.	Reduction in interest rate on $1.15 billion principal amount of Senior Subordinated Secured Notes to 12%	$(69,000)
	Interest expense relating to additional $188.6 million principal amount of Senior Subordinated Secured Notes issued 1/1/07 at 12%	22,637

	Amortization of discount on Senior Subordinated Secured Notes adjusted for change in interest rate to 12%	4,271

	Amortization of discount on additional $188.6 million principal amount of Senior Subordinated Secured Notes	56

		$(42,034)

16.	Mark $188.6 million principal amount of additional Senior Subordinated Secured Notes back to fair value after amortization of debt discount	$4,329

17.	Elimination of dividends on Preferred Stock	$40,452

18.	Interest Expense on $1.15 billion principal amount of Senior Subordinated Secured Notes issued 1/1/07 at 18%	$207,000
	Reduction in interest expense on operating debt as a result of use of an estimated $800.0 million of proceeds from Financing Transaction to repay existing debt with a weighted average interest rate of 5.22%	(41,751)
	Amortization of discount on Senior Subordinated Secured Notes	14,334
	Record Override Agreement debt issuance costs	61,583

		$241,166

19.	Mark $1.15 billion principal amount of Senior Subordinated Secured Notes back to fair value after amortization of debt discount	$14,334

20.	Write off commitment for $188.6 million principal amount of additional Senior Subordinated Secured Notes	$593
	Imputed expense associated with the continuation of the Principal Participation Agreement based on the estimated future cash flows	183,847

		$184,440

21.	Record provision for income taxes assuming filing as a C-Corp from 1/1/07 as a result of our loss of REIT status	$(76,547)

22.	Interest Expense on $1.15 billion principal Senior Subordinated Secured Notes issued 1/1/07 at 18%	$51,750
	Reduction in interest expense on operating debt as a result of estimated use of $800.0 million of proceeds from Financing Transaction to repay existing debt with a weighted average interest rate of 2.99%	(5,972)
	Amortization of discount on $1.15 principal amount of Senior Subordinated Secured Notes	4,152

		$49,930

23.	Mark $1.15 principal amount of Senior Subordinated Secured Notes back to fair value after amortization of debt discount	$4,152

24.	Reduction in interest rate on $1.15 billion principal Senior Subordinated Secured Notes to 12%	$(17,250)
	Interest expense relating to additional $188.6 million principal amount of Senior Subordinated Secured Notes issued 1/1/07 at 12%	5,659
	Amortization of discount on Senior Subordinated Secured Notes adjusted for change in interest rate to 12%	1,013
	Amortization of discount on additional $188.6 million principal amount of Senior Subordinated Secured Notes	16

		$(10,562)

25.	Make $188.6 million principal amount of additional Senior Subordinated Secured Notes back to fair value after amortization of debt discount	$1,029

26.	Elimination of dividends on Preferred Stock	$28,950

27.	Interest Expense on $1.15 billion principal Senior Subordinated Secured Notes issued 1/1/07 at 18%	$51,750
	Reduction in interest expense on operating debt as a result of estimated use of $800.0 million proceeds from Financing Transaction to repay existing debt with a weighted average interest rate of 2.99%	(5,972)
	Amortization of discount on Senior Subordinated Secured Notes	4,144

		$49,922

28.	Mark $188.6 million principal amount of additional Senior Subordinated Secured Notes back to fair value after amortization of debt discount	$4,144

29.	Imputed expense associated with the continuation of the Principal Participation Agreement based on the estimated future cash flows	$45,962

30.	Record provision for income taxes assuming filing as a C-Corp from From 1/1/08 through 3/31/08	$(10,461)

Note D. Loss per share

Pro forma loss per share amounts are computed as follows:

	For the year ended 12/31/07		For the three months ended 3/31/08
	100% Scenario	0% Scenario	100% Scenario	0% Scenario
Pro forma net loss available to common shareholders	$(1,726,147)	$(2,073,948)	$(3,340,622)	$(3,437,586)

Divided by the sum of:
Weighted average common shares outstanding-historical	122,303	122,303	158,889	158,889
Initial Warrants*	168,607	168,607	168,607	168,607
Escrow Warrants*	29,323	29,323	29,323	29,323
Override Warrants*	46,960	46,960	46,960	46,960
Additional Warrants*	2,520,706	—	2,520,706	—
Shares issued in Exchange Offer and Consent Solicitation*	154,050	—	154,050	—

Total	3,041,949	367,193	3,078,535	403,779

Pro forma net loss per share	$(0.57)	$(5.65)	$(1.09)	$(8.51)

*	Does not account for the net exercise of any of the Warrants which may lead to a decrease in the number of actual shares of Common Stock issued.

SPECIAL FACTORS

Reasons for and Purpose of the Exchange Offer and Consent Solicitation

Beginning in August of 2007, we were forced to make a series of difficult decisions when financing for mortgage-backed securities and mortgage loans became difficult to obtain due to the almost total collapse of the secondary mortgage market, where we secure financing for our acquired and originated ARM Assets. We met these challenges by taking a number of initiatives in the third quarter of 2007, including the sale of $21.9 billion of our mortgage assets, the pay-down of approximately $21.4 billion of operating debt, the termination of $44.0 billion of interest rate hedging instruments, and the completion of a preferred stock capital raise of $545.3 million. These steps were necessary to reduce our exposure to increased margin requirements on our borrowings and hedging transactions that occurred as market values on mortgage-backed securities and hedging instruments simultaneously declined.

Beginning on February 14, 2008, mortgage-backed securities prices once again declined significantly, and there was a deterioration in the liquidity and market prices for high quality mortgage-backed securities in our portfolio. This made it difficult for us to obtain financing, and, as a result of these declining prices, we were also subject to margin calls and margin increases on these collateralized financings. From December 31, 2007 through March 6, 2008, we received $1.8 billion in margin calls, of which approximately $467.6 million occurred between February 14, 2008 and February 27, 2008 and approximately $713.9 million occurred after February 27, 2008. While we were able to meet margin calls of $1.2 billion, as of March 6, 2008, we had unmet margin calls of $610 million remaining. Despite negotiations with our reverse repurchase agreement counterparties during the first two weeks of March, by March 12, 2008, we had received notices of events of default from five different reverse repurchase agreement counterparties, on an aggregate amount of $1.8 billion in outstanding obligations to these counterparties.

Despite these default notices, we continued to negotiate with our reverse repurchase agreement counterparties and, on March 17, 2008, we entered into the Override Agreement with our remaining reverse repurchase agreement and auction swap agreement counterparties. Pursuant to the Override Agreement, certain of our financing counterparties reduced their margin requirements for our collateralized borrowings and suspended for 364 days their rights to invoke further margin calls subject to several conditions, one of the most significant of which was that we raise $1 billion in new capital. If the Override Agreement had not remained in effect as a result of our failure to raise the required new capital, the counterparties to our reverse repurchase agreements would have had the right to foreclose on their collateral, which would have likely led to a liquidation of our mortgage-backed securities portfolio at distressed prices and resulted in no recovery of value for our common or preferred shareholders.

With the Override Agreement in place, our management immediately began pursuing a number of strategic alternatives and, on March 19, 2008, we initiated a public offering of $1 billion in convertible Senior Subordinated Secured Notes. However, that proposed offering failed to attract enough investor interest to satisfy the capital-raising condition of the Override Agreement, and our management team and Board continued to explore reasonably available options to preserve shareholder value, including, but not limited to, asset liquidation, the sale of the Company to a third party, and even filing for bankruptcy, which would have triggered an immediate default under our reverse repurchase agreements and likely resulted in no recovery for our common or preferred shareholders. The Board also pursued an alternative private placement, but was unable to reach an agreement with an alternative investor on terms and timing sufficient to meet the requirements under the Override Agreement. On March 24, 2008, with the Override Agreement deadline approaching and with no other viable offers, we received a proposal from MatlinPatterson to participate as the lead investor in a private placement of up to $1.35 billion in principal amount of the Senior Subordinated Secured Notes, warrants and participations in the Principal Participation Agreement. After receiving extensions from the counterparties to the Override Agreement, on March 31, 2008, we were able to successfully raise $1.15 billion, with an additional $200 million deposited in escrow, thereby fulfilling our most immediate obligation under the Override Agreement. Of the $200 million originally deposited in the escrow account, approximately $188.6 million continues to be held as Escrowed Funds.

Each of the agreements summarized below is filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended March 31, 2008 and our current reports on Form 8-K filed with the SEC on July 3, 2008 and July 10, 2008.

Description of the Override Agreement

On March 17, 2008, we entered into the Override Agreement. Pursuant to the terms of the Override Agreement, the maturity date of all the existing reverse repurchase agreements with the five counterparties is deemed to be March 16, 2009, the termination date of the Override Agreement, and each of the counterparties has agreed that it will not invoke margin calls or increase margin requirements beyond contractually specified levels during the term of the Override Agreement. The interest rate on all existing reverse repurchase agreements financing AAA- and AA-rated mortgage-backed securities will be reset monthly and will not exceed one-month LIBOR plus 35 basis points. Interest rates on reverse repurchase agreements financing other than AAA- and AA-rated mortgage-backed securities are not affected by the Override Agreement. During the term of the Override Agreement, each of the counterparties will collect all principal and interest payments on the securities collateralizing the reverse repurchase agreements and will apply 100% of the principal payments and generally 20% of the interest payments to reduce the balance of the outstanding obligations under its reverse repurchase agreements payable to such counterparty. If the reverse repurchase agreement balances are not reduced to specified levels at each month end, the portion of interest payments applied to reduce those balances will be increased from 20% to 30% until those balances are reduced to the specified levels. Each of the counterparties is obligated to return the amounts that were not applied to reduce the outstanding obligations under such financing agreements collected by it to us. The counterparties to the Override Agreement are not obligated to return to us any collateral if the value of the collateral securing their obligations increases during the term of the Override Agreement. Any performance-based incentive fee earned by the Manager during the term of the Override Agreement will be accrued, but not paid, to the Manager until the Override Agreement terminates. Until the Override Agreement terminates, an amount equal to the incentive fee earned will be paid to the counterparties to the Override Agreement and will be applied by them to reduce our obligations to the counterparties under the reverse repurchase agreements.

The covenants of the Override Agreement require us to, among other things:

(1)	receive proceeds of at least $1 billion of new capital by March 31, 2008,

(2)	pay all unmet margin calls and certain other specified amounts by March 31, 2008 (which totaled $524.5 million),

(3)	establish and maintain a liquidity reserve fund of $350.0 million in the manner specified in the Override Agreement,

(4)	grant a security interest to the counterparties to the Override Agreement in (a) the liquidity reserve fund and our mortgage servicing rights and (b) the collateral securing our obligations to the counterparties under the reverse repurchase agreements and the auction swap agreements to secure all of our obligations to the counterparties to the Override Agreement, whether under the reverse repurchase agreements and the auction swap agreements or otherwise,

(5)	issue to the counterparties to the Override Agreement, warrants to purchase such number of shares of its Common Stock that after the satisfaction of the Additional Financing Conditions will constitute at least 4.04% of Common Stock outstanding on a fully diluted basis (46,960,000 of such Warrants to be issued no later than April 11, 2008),

(6)	not enter into any new transactions under existing, or enter into any new, reverse repurchase agreements, secured lending agreements or auction swap agreements, or deliver additional collateral thereunder, other than as provided in the Override Agreement,

(7)	suspend our dividend on Common Stock for the term of the Override Agreement, except that we may declare a dividend in December 2008 for payment in January 2009 of up to 87% of our taxable income for 2008,

(8)	suspend our dividend on Preferred Stock if the amount in the liquidity reserve fund falls below specified levels,

(9)	terminate our reverse repurchase agreements with our sole remaining counterparty not party to the Override Agreement by May 16, 2008 in an orderly manner, and

(10)	reduce our obligations under the reverse repurchase agreements with one of the counterparties to the Override Agreement to a specified level.

We believe we were in compliance with all the covenants of the Override Agreement as of June 30 2008.

The counterparties may terminate the Override Agreement if we voluntarily or involuntarily become a debtor in a bankruptcy proceeding, there is a change in control or if we breach certain of the covenants under the Override Agreement. When the Override Agreement terminates on March 16, 2009, or earlier as described above, the counterparties will again have the right to invoke margin calls and exercise all of their other rights under the reverse repurchase agreements, including repayment, and auction swap agreements.

Description of our Senior Subordinated Secured Notes Due 2015

The Senior Subordinated Secured Notes have an initial interest rate of 18% per annum, which will be lowered to 12% per annum upon satisfaction of the Additional Financing Conditions, including the successful completion of the Exchange Offer and the Consent Solicitation by September 30, 2008, or by such later date to which the deadline may be extended. If the Additional Financing Conditions are not satisfied, the Company will be required to pay approximately $69 million in additional interest on the Senior Subordinated Secured Notes each year until maturity or until the Senior Subordinated Secured Notes are earlier redeemed or repurchased. The interest rate on the Senior Subordinated Secured Notes may be increased by an additional 1% per annum if we do not satisfy certain registration requirements by July 29, 2008 and will remain at such higher rate until a shelf registration statement with respect to the Senior Subordinated Secured Notes becomes effective or the Senior Subordinated Secured Notes become freely tradable under the Securities Act. The Senior Subordinated Secured Notes are secured by a subordinated lien on certain of our assets, including, among other things, the interest payments due from assets covered by the Override Agreement, as well as guaranteed by certain of our significant subsidiaries. The Senior Subordinated Secured Notes are scheduled to mature on March 31, 2015, and generally do not provide for early redemption. The indenture governing the Senior Subordinated Secured Notes prohibits the Company from issuing additional debt that is senior to the Senior Subordinated Secured Notes, with limited exceptions. Furthermore, the indenture governing the Senior Subordinated Secured Notes contains customary restrictive covenants such as limitations on the Company’s and its subsidiaries’ right to incur, assume or guarantee indebtedness; to issue redeemable stock and preferred stock; to pay dividends or distributions or redeem or repurchase capital stock; to prepay, redeem or repurchase debt that is junior in right of payment to the Senior Subordinated Secured Notes; to make loans, investments and capital expenditures; to incur liens, layer indebtedness, restrict dividends, loans or asset transfers from our subsidiaries; to sell or otherwise dispose of assets, including capital stock of subsidiaries, consolidate or merge with or into, or sell substantially all of our assets to, another person; to enter into transactions with affiliates; or to enter into new lines of business.

In connection with the Financing Transaction, the Senior Notes were secured by a senior lien on the assets securing the Senior Subordinated Secured Notes and guaranteed on a senior basis by the subsidiaries guaranteeing the Senior Subordinated Secured Notes.

On June 12, 2008, at the 2008 Annual Meeting, the holders of the Company’s Voting Stock approved the Share Increase Proposal and the Proposed Amendments to the terms of the Preferred Stock. The Company must still obtain the requisite consents from the holders of each series of Preferred Stock to the modification of the terms of the Preferred Stock before the Proposed Amendments can become effective.

Description of Principal Participation Agreement

We sold to each investor in the Principal Participation Agreement, for an aggregate purchase price of $100 million, all of our interest in the then unpaid principal amount of a specific portfolio of mortgage-backed securities and our rights under any repurchase agreements, reverse repurchase agreements, swap agreements, loan agreements and other agreements to which we are a party relating to the foregoing and other consideration outlined in the Principal Participation Agreement. Such amounts (minus any amounts to be paid in accordance with the Override Agreement, each financing agreement listed in the Override Agreement and all other transactions in effect on March 31, 2008) are to be paid on the last business day of each month. Such payments will generally commence on March 19, 2009, following termination of the Override Agreement and will continue until March 31, 2015 or the earlier termination of the Principal Participation Agreement. Upon satisfaction of the Additional Financing Conditions, the Principal Participation Agreement will automatically terminate.

If the Principal Participation Agreement is not terminated earlier as described above or modified as described below, it will terminate March 31, 2015, at which time we will be required to pay to the investors in the Principal Participation Agreement the fair market value of the participation interest, after deducting amounts required to be paid in respect of repurchase agreements or other financing transactions relating to the underlying mortgage-backed securities or any refinancing approved by the Majority Participants. We may not transfer the assets subject to the Principal Participation Agreement for an amount below par, except to continue to finance those assets in the ordinary course of business consistent with past practice. The refinancing of all or substantially all of the obligations covered by the Override Agreement would require us to obtain the prior approval of the Majority Participants. The deadline by which we must complete the Exchange Offer and Consent Solicitation and the other terms constituting the successful completion of the Exchange Offer and Consent Solicitation, including the Proposed Amendments, may be changed with the written consent of the Majority Participants.

The Principal Participation Agreement may be amended with the consent of the Majority Participants, except that any modification to the amendment provision or the participants’ percentage or share of the payments under the Principal Participation Agreement or any amendment that derogates from the participants’ right of ratable payment must be approved by each participant to become effective. The Board and the Majority Participants may agree to modifications to the Principal Participation Agreement if the Exchange Offer and Consent Solicitation is not successful and the Additional Financing Conditions are not satisfied, including the subsequent termination of the Principal Participation Agreement upon the sale of all the assets subject to the Principal Participation Agreement or in exchange for Common Stock and/or other securities of the Company and/or satisfaction of other terms, including the purchase by the Company of specified amounts and series of Preferred Stock in the Exchange Offer and Consent Solicitation under revised terms, subsequent tender or exchange offers, open market or privately negotiated transactions, or a combination of the foregoing.

Description of the Warrants

In connection with the Financing Transaction, we issued the Initial Warrants. We also issued the Override Warrants to the counterparties to the Override Agreement. All of the Initial Warrants and Override Warrants have been exercised.

If the Additional Financing Conditions, including the completion of the Exchange Offer and Consent Solicitation by September 30, 2008, or by such later date to which the deadline may be extended, are satisfied, the investors that contributed the Escrowed Funds have agreed to purchase up to approximately $188.6 million aggregate principal amount of Senior Subordinated Secured Notes with their Escrowed Funds, pro rata, in the aggregate amount necessary to pay a portion of the cash consideration payable in the Exchange Offer and Consent Solicitation, and they will receive their pro rata share of the Escrowed Warrants attributable to the Escrowed Funds. Any Escrowed Warrants remaining in the escrow account after the issuance of the additional Senior Subordinated Secured Notes, or if such additional Senior Subordinated Secured Notes are not issued, on

September 30, 2008, or such later date to which the deadline may be extended, will be distributed pro rata to the investors according to the aggregate principal amount of the Senior Subordinated Secured Notes, including any additional Senior Subordinated Secured Notes purchased with Escrowed Funds.

In the aggregate, the shares of Common Stock issued and issuable, as the case may be, upon exercise of the Initial Warrants and the Escrowed Warrants described above would represent approximately 39.6% of our outstanding Common Stock on a fully diluted basis. Upon satisfaction of the Additional Financing Conditions, the holders of the interests in the Principal Participation Agreement and the investors that contributed Escrowed Funds will receive Additional Warrants to purchase that number of shares of Common Stock which, when added to the shares of Common Stock issued or issuable upon the exercise of the Initial Warrants and Escrowed Warrants, will constitute 90% of the shares of Common Stock outstanding on a fully diluted basis after giving effect to such issuance and all anti-dilution adjustments in all existing instruments and agreements of the Company and will constitute 87.8% of the fully diluted shares of Common Stock after giving effect to the issuance of Common Stock in the Exchange Offer and Consent Solicitation, assuming 100% participation in the Exchange Offer and Consent Solicitation.

The Initial Warrants and the Override Warrants became exercisable on April 11, 2008, and have since all been exercised. The Future Warrants will be exercisable immediately upon issuance or distribution. The Future Warrants will no longer be exercisable on or after 5:00 p.m. on March 31, 2015. The Warrants are exercisable, at the option of each holder, upon the surrender of the Warrants to us and the payment in cash of the exercise price or on a net share basis. The exercise price of the Warrants is $0.01 per share of Common Stock being purchased. The number of shares of Common Stock, or in certain other circumstances other consideration, underlying the Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and in the event of certain issuances of Common Stock or rights, warrants, options or other securities exercisable into, exchangeable for or convertible into Common Stock.

Pursuant to the Warrant Agreement, we agreed to register the Common Stock underlying the Warrants issued under the Warrant Agreement. Under the Warrant Agreement, we are required to indemnify the investors against certain liabilities related to the selling of the Common Stock, including liabilities under the Securities Act. In addition, the Warrant Agreement requires us to pay the costs, fees and expenses of registering the Common Stock underlying such Warrants. However, we are not required to pay any underwriting discount, commission or transfer tax relating to the sale of the shares of Common Stock. Pursuant to the Amendment No. 1 to the Override Agreement, the Common Stock underlying the Warrants issued to the Override Agreement counterparties will be accorded similar benefits under the warrant agreement dated as of April 1, 2008, among the Company and the counterparties to the Override Agreement.

Below are tables summarizing the issuance, exercise, and proceeds from the Initial Warrants and Override Warrants, as of June 12, 2008. Following those tables is a table summarizing the Escrowed Warrants and the Additional Warrants to be issued and the potential proceeds from the exercise of the Escrowed Warrants and the Additional Warrants. We intend to use any proceeds received upon exercise of the Warrants for general working capital.

Initial Warrants Issued: 168,606,548

Warrants Exercised	Proceeds Received from Cash Exercises	Net Exercised Warrants	Remaining Warrants Outstanding
168,606,548	$1,222,550.10	373,166	—

Override Warrants Issued: 46,960,000

Warrants Exercised	Proceeds Received from Cash Exercises	Net Exercised Warrants	Remaining Warrants Outstanding
46,960,000	$388,500.08	64,366	—

Future Warrants Anticipated to be Issued: 2,550,028,609

Escrowed Warrants	Additional Warrants (assuming Share Increase Proposal is approved)	Potential Proceeds (assuming no Net Exercise)	Potential Proceeds Received from Cash Exercises (assuming similar percentage (74.7%) of Cash Exercise to Initial Warrant and Override Warrant exercises)
29,322,879	2,520,705,730	$25.5 million	$19.0 million

Description of the Escrow Agreement

The Escrowed Funds and the Escrowed Warrants are held by Wilmington Trust Company in an escrow account pursuant to the escrow agreement, dated March 31, 2008 (the “Escrow Agreement”), among us, the investors parties thereto and Wilmington Trust Company, as escrow agent. We intend to apply the Escrowed Funds for the purpose of partially funding the cash portion of the Exchange Offer and Consent Solicitation. If the Additional Financing Conditions, including the completion of the Exchange Offer and Consent Solicitation by September 30, 2008, or by such later date to which the deadline may be extended, are not satisfied on or before the close of business on September 30, 2008, or such extended deadline, the Escrow Agreement will terminate and the funds in the escrow account will be returned to the investors party to the Escrow Agreement.

Description of the TMAC Participation Agreement

On March 31, 2008, the Manager and certain stockholders of the Manager entered into the Participation Agreement (the “TMAC Participation Agreement”) with MP TMAC LLC, an affiliate of MatlinPatterson, whereby MP TMAC LLC shall acquire the TMAC Participation and in consideration for the TMAC Participation, MP TMAC LLC granted the Manager an option (the “Option”) to acquire an aggregate of 2.5264% of the fully diluted authorized and issued shares of Common Stock (not to exceed 78,113,785 shares of Common Stock) for an exercise price of $0.01 per share. The Option will be exercisable upon and from time to time after the satisfaction of the Additional Financing Conditions. The Manager has transferred the Option to the counterparties signatories to the Override Agreement. MP TMAC LLC shall offer each other investor (other than its affiliates) the opportunity to participate on the same terms and conditions as MP TMAC LLC in the TMAC Participation on a pro rata basis.

So long as MP TMAC LLC (or any other participant in the TMAC Participation) and its affiliates holds 30% of the TMAC Participation (a “Major Participant”), the prior written consent of such participant shall be required before the Manager may enter into, amend, modify, supplement or terminate, or waive any provision under, any material contract of the Manager, including without limitation the Management Agreement, any employment agreement or other contracts relating to employees of the Manager, or other contracts relating to the Company. A Major Participant may request the Manager’s Board of Directors to take any action or refrain from taking any action with respect to any matter pertaining to the Manager, on the one hand, and either the Issuer or any current or prospective employee, consultant or adviser of the Manager, on the other hand. If the Board of Directors of the Manager (or, as the case may be, the stockholders of the Manager signatories to the TMAC Participation Agreement) shall unreasonably fail to implement such a request in a timely manner, then the Major Participant which made the request shall have the right to elect to designate up to a majority of the members of the Manager’s Board of Directors.

If a participant in the TMAC Participation and its affiliates cease to beneficially own any securities of the Company, then the Manager may elect in writing within 30 days of its knowledge of such event to purchase all but not less than all of such participant’s TMAC Participation at the fair market value thereof (mutually agreed upon in good faith by the participant and the Manager’s Board of Directors) within 90 days of the delivery of the election to purchase.

Purpose of the Exchange Offer and Consent Solicitation

The completion of the Exchange Offer and Consent Solicitation is one of the conditions for the occurrence of certain events that are expected to improve the Company’s ability to resume normalized business operations. The Principal Participation Agreement will automatically terminate if the Additional Financing Conditions are satisfied. If any of the Additional Financing Conditions, including the completion of the Exchange Offer and Consent Solicitation by September 30, 2008, or by such later date to which the deadline may be extended, are not satisfied, absent subsequent modification of the Principal Participation Agreement as described earlier, the investors that hold the interest in the Principal Participation Agreement will be entitled to receive payments described under “—Description of Principal Participation Agreement.” The payments owed to the investors under the Principal Participation Agreement could represent a significant reduction in the Company’s monthly cash flow through March 31, 2015, making it difficult for the Company to resume normalized business operations. Additionally, any future appreciation in the fair market value of these assets would be recovered by investors in the Principal Participation Agreement, as opposed to being recovered by the Company for the benefit of its shareholders.

The amount of the payments pursuant to the Principal Participation Agreement, the duration of those payments and the timing of those payments are difficult to quantify because they are highly dependent on the rate at which the underlying mortgage loans are prepaid over the next seven years and they will also depend on the terms under which future financing arrangements can be made for the mortgage-backed securities currently being financed under the Override Agreement. The mortgage-backed securities financed under the Override Agreement have a current unpaid principal balance of approximately $7.7 billion and the reverse repurchase agreement financing obligation currently outstanding relating to these securities is approximately $5.6 billion. The differential between the value of the assets and the financing obligation will ultimately be realized by the participants to the Principal Participation Agreement should that agreement remain in effect. As a result, the Company will have diminished cash flows and will have minimal cash flow to support reinvestment or portfolio growth in the future. As a result, the Company’s earnings and excess cash flow will diminish over the term of the Principal Participation Agreement. Further, we will not be able to apply any principal payments due under the terms of the Principal Participation Agreement to repay the principal amount of the Senior Notes, the Senior Subordinated Secured Notes or the Subordinated Notes.

Alternatively, if the Principal Participation Agreement is terminated, the Company would have the opportunity to reinvest all of its monthly excess cash flows, benefit from future appreciation in the fair market value of its mortgage-backed securities portfolio and be able to support and possibly grow its portfolio over time. This reinvestment and growth opportunity should help put the Company in a position to resume normalized business operations, particularly as compared to the alternative where the Principal Participation Agreement remains in effect.

In addition, if the Additional Financing Conditions are satisfied, the interest rate on the Senior Subordinated Secured Notes will be reduced from 18% per annum to 12% per annum. If the interest rate on the Senior Subordinated Secured Notes is not reduced, we will incur an additional annual interest payment of approximately $69 million until maturity or until the Senior Subordinated Secured Notes are earlier redeemed or repurchased.

The Series C and D Preferred Stock are not convertible into Common Stock and thus by their terms they do not participate in our equity growth. The Series E and F Preferred Stock are convertible into Common Stock, but at conversion prices that are significantly above the current trading price of our Common Stock ($32.37 for the Series E Preferred Stock and $11.50 for the Series F Preferred Stock). Accordingly, none of the outstanding series of Preferred Stock have any meaningful participation in our growth. By offering to exchange shares of Common Stock for the outstanding shares of Preferred Stock, we are offering holders of Preferred Stock an interest in the class of our securities that will participate in potential future growth. In addition, the payment of $5.00 per share in cash provides an immediate return of capital to holders of Preferred Stock. Shares of Preferred Stock that are acquired by us in the Exchange Offer and Consent Solicitation will become authorized but unissued shares.

The aggregate dividends on all series of Preferred Stock are approximately $24 million per quarter. As described above, we have sold significant amounts of our assets since August 2007 and continue to have significant liquidity difficulties facing us in the immediate future. Under these circumstances, the Board has determined to suspend payment of all dividends on the Preferred Stock to preserve our liquidity and capital. Completion of the Exchange Offer and Consent Solicitation will eliminate our obligation to pay accrued and unpaid dividends and will make future dividends non-cumulative.

Fairness of the Exchange Offer and Consent Solicitation

On March 24 and March 27, 2008, as an integral part of the Financing Transactions described above in order to satisfy one of the conditions of the Override Agreement, the Board approved the Exchange Offer and Consent Solicitation as fair and in the best interests of the Company and the holders of the Preferred Stock and Common Stock. The Board took into account a number of factors, including the following material factors, in support of its determination that the Exchange Offer and Consent Solicitation is fair and in the best interest of the holders of the Preferred Stock and Common Stock:

•

The fact that the Purchasers under the Purchase Agreement required the Exchange Offer and Consent Solicitation for the Preferred Stock on the terms set forth herein, including the Proposed Amendments, as a condition to investing up to $1.35 billion in the Company.

•

The fact that, without the investment of at least $1 billion, the counterparties under our reverse repurchase agreements would have been able to terminate the Override Agreement, likely resulting in the liquidation or bankruptcy of TMA and the loss of all value for our common and preferred shareholders.

•

The combination of the cash and Common Stock consideration offered in the Exchange Offer and Consent Solicitation exceeded the trading value of each series of Preferred Stock during the eight trading days immediately preceding the agreement with the Purchasers.

•

The fact that the Exchange Offer and Consent Solicitation is conditioned on receiving valid tenders from at least 66  2/3% of the outstanding shares of each series of Preferred Stock (which is equivalent to 66 2/3% of the aggregate liquidation preference of the outstanding shares of each class of Preferred Stock).

•	The likelihood that the Exchange Offer and Consent Solicitation would be consummated.

•	The lack of availability of other transactions that would have satisfied the financing conditions of the Override Agreement.

•	The fact that the Exchange Offer and Consent Solicitation is a voluntary transaction in which holders of Preferred Stock may or may not choose to participate.

In approving the Exchange Offer and Consent Solicitation, the Board weighed the costs and risks, including the transaction costs associated with the Exchange Offer and Consent Solicitation, the risks of not completing the Exchange Offer and Consent Solicitation, and the potential adverse impact of the Exchange Offer and Consent Solicitation on the value of untendered shares of Preferred Stock. The Board determined that the benefits of the Exchange Offer and Consent Solicitation outweighed these costs and risks.

The Board approved the Financing Transaction only after thoroughly considering reasonably available alternatives to maximize shareholder value. Strategic alternatives, including financing certain unencumbered assets, publicly offering for sale preferred stock and convertible debt, declaring bankruptcy, liquidating all of the Company’s assets and selling the Company to another company, were considered and the Board concluded, after consultation with financial and legal advisors, that each of these alternatives was unavailable, insufficient to pay all margin calls and provide sufficient reserves to cover additional margin calls, insufficient to meet the terms of the Override Agreement or even more dilutive to shareholders than completion of the Financing Transaction.

Additionally, returning to normalized business operations would have been even more difficult, and perhaps impossible, for the Company under such alternatives. Specifically, in an effort to pursue reasonably available options, the Company initiated a public offering of its convertible notes, but that offering did not generate sufficient investor interest to raise the amount of new capital required under the Override Agreement. The Board also pursued an alternative private placement, but was unable to reach an agreement with any alternative investors on terms and timing sufficient to meet the requirements of the Override Agreement. Failure to satisfy the capital raising conditions of the Override Agreement within the time frame required by that agreement would have allowed our reverse repurchase agreement counterparties to enforce their rights under those reverse repurchase agreements. If enforced, the Company’s mortgage-backed securities would likely have been sold at distressed prices and such sales would have left the Company insolvent. Furthermore, given the terms and conditions of the standard reverse repurchase agreement contracts and the fact that certain provisions of U.S. bankruptcy law do not offer protection with respect to reverse repurchase agreements, the Board determined that existing shareholders were likely to receive nothing if the Company was to declare bankruptcy. In light of the foregoing considerations, the Board determined that the Financing Transaction represented the best alternative reasonably available to the Company and its shareholders.

The Maryland General Corporation Law imposes certain restrictions on our power to pay the cash portion of the consideration for shares of Preferred Stock accepted in the Exchange Offer and Consent Solicitation. In connection with approving the Exchange Offer and Consent Solicitation, the Board specifically authorized payment of the cash portion of the consideration for the Exchange Offer and Consent Solicitation contingent on our compliance with these restrictions as of the settlement date of the Exchange Offer and Consent Solicitation. In determining that such payment would be permitted, the Board, as permitted by the Maryland General Corporation Law, relied on a fair valuation of our assets and liabilities and on financial statements prepared on the basis of accounting practices and principles that the Board believed are reasonable in the circumstances.

We did not retain any independent representative or consultant to render a fairness opinion or to provide any analysis in connection with the approval of the Financing Transactions or the original approval of the Exchange Offer and Consent Solicitation. We concluded that the offer is fair and in the best interests of the Company and the holders of the Preferred Stock based on the Board’s and management’s own analysis, in light of the factors described above.

In view of the wide variety of factors considered in connection with its evaluation of the Exchange Offer and Consent Solicitation, the Board has found it impractical to, and therefore has not, quantified or otherwise attempted to assign relative weights to the specific factors considered in reaching a decision to approve the Exchange Offer and Consent Solicitation.

The Board has approved the Exchange Offer and Consent Solicitation. Our non-management directors, who comprise a majority of the Board, have approved the Exchange Offer and Consent Solicitation. Our non-affiliated directors did not retain an unaffiliated representative to act on behalf of the holders of the Preferred Stock. The Exchange Offer and Consent Solicitation requires valid tenders from at least 66 2/3% of the outstanding shares of each series of Preferred Stock. Completion of the Exchange Offer and Consent Solicitation also requires the approval of the Share Increase Proposal and the Proposed Amendments by holders of Voting Stock entitled to cast two thirds of the votes entitled to be cast on each matter (which was obtained at the 2008 Annual Meeting) and the approval of the Proposed Amendments by holders of 66 2/3% of the outstanding shares of each series of Preferred Stock, each voting as a separate class. As a result of these conditions for completion of the Exchange Offer and Consent Solicitation, the Exchange Offer and Consent Solicitation cannot be completed unless a substantial majority of the holders of Preferred Stock validly tender their shares.

In approving the Exchange Offer and Consent Solicitation, none of our directors makes any recommendation to you as to whether you should tender any shares of your Preferred Stock in the Exchange Offer and Consent Solicitation. You must make your own investment decision regarding the Exchange Offer and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the likely value of the Common Stock you may receive in the Exchange Offer and Consent Solicitation, the effect of holding shares of Preferred Stock upon the approval of the Proposed Amendments, your liquidity needs, your investment objectives and any other factors you deem relevant.

For a discussion of the risks associated with not tendering in the Exchange Offer and Consent Solicitation and of the risks associated with a continuing investment in the Company, see “Risk Factors.”

NYSE Continued Listing Standards

On May 29, 2008, the Company received a letter from the NYSE stating that the Company is not in compliance with the NYSE’s continued listing criteria under Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Common Stock has been less than $1.00 per share for 30 consecutive trading days.

To cure this deficiency, the Common Stock must regain a $1.00 per-share price and a $1.00 average per-share price over 30 consecutive trading days within six months from the receipt of the notice. If the Company has not cured the deficiency within the timeframe required by the NYSE, the Common Stock will be subject to suspension and delisting procedures. The Company intends to cure this deficiency by implementing a reverse stock split. Under Maryland law, during any 12-month period, the Company may implement one or more reverse stock splits that result in the combination of 10 or fewer shares of stock into one share of stock without the approval of shareholders. The terms and the effective date of the stock split have not yet been determined. In accordance with Section 802.01C, on June 2, 2008, the Company notified the NYSE of its intent to cure this deficiency. As also required by Section 802.01C, on June 2, 2008, the Company issued a press release related to the matter.

The information included in this Offering Circular or in the Annual Report or the Quarterly Report included with this Offering Circular and other information incorporated by reference herein do not give effect to any such reverse stock split.

THE EXCHANGE OFFER AND CONSENT SOLICITATION

Terms of the Exchange Offer and Consent Solicitation

In order for shares of Preferred Stock to be validly tendered in the Exchange Offer and Consent Solicitation, each holder of Preferred Stock must tender all, but not less than all, of the Preferred Stock it holds and must consent to all of the Proposed Amendments affecting the series of Preferred Stock held by such holder. If a holder holds shares of more than one series of Preferred Stock, the holder must tender all of the shares of each series of Preferred Stock it holds.

In the Exchange Offer and Consent Solicitation:

•	For each tendered share of Series C Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock;

•	For each tendered share of Series D Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock;

•	For each tendered share of Series E Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock and

•	For each tendered share of Series F Preferred Stock accepted for exchange by us, the holder will receive $5.00 in cash and 3.5 shares of Common Stock.

The shares of Common Stock offered to the holders of Preferred Stock will constitute approximately 5% of our outstanding Common Stock on a fully diluted basis, assuming 100% participation in the Exchange Offer and Consent Solicitation and the issuance and exercise of warrants pursuant to the Financing Transaction and the Override Agreement. Assuming 100% participation in the Exchange Offer and Consent Solicitation, the aggregate cash consideration will be approximately $220.1 million. The first approximately $188.6 million of the cash consideration for the Exchange Offer and Consent Solicitation will be financed by the Escrowed Funds. The remaining cash consideration required to be paid will be financed from cash on hand.

We are making the Exchange Offer and Consent Solicitation only to holders of Preferred Stock in reliance upon the exemptions from the registration requirements of the Securities Act, afforded by Section 3(a)(9) of the Securities Act. We will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting tenders of Preferred Stock. Our officers, directors and employees may solicit tenders from holders of our Preferred Stock and will answer inquiries concerning the Exchange Offer and Consent Solicitation, but they will not receive additional compensation for soliciting tenders or answering any such inquiries.

Georgeson Inc. is acting as Information Agent for the Exchange Offer and Consent Solicitation. The Information Agent will receive reasonable and customary compensation for its services and will also be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities.

You should rely only on the information contained in this Offering Circular. Except for the Information Agent, we have no arrangements for and have no understanding with any dealer, salesman or other person regarding the solicitation of tenders hereunder. None of us, the Exchange Agent or the Information Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the delivery of this Offering Circular nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the respective dates as of which information is given in this Offering Circular. We are offering to exchange, and are seeking tenders of, the Preferred Stock only in jurisdictions where the offers or tenders are permitted.

Because the number of shares of Common Stock for tendered shares of each series of Preferred Stock accepted for exchange by us is fixed, the value of the consideration that you receive upon consummation of the

Exchange Offer and Consent Solicitation could be less than at the time you tender your shares of Preferred Stock. For a summary of the material differences between each series of Preferred Stock and the Common Stock, see “Comparison of Rights Between the Preferred Stock and the Common Stock.”

Also, holders who tender their shares of Preferred Stock will not receive any fractional shares of Common Stock. Instead, the Exchange Agent will aggregate any fractional shares issuable and sell them for the account of the holders whose tendered shares were accepted for exchange. The proceeds realized by the Exchange Agent on the sale of fractional shares will be distributed to such tendering holders of Preferred Stock on a pro rata basis, net of commissions.

The Proposed Amendments, if approved by our shareholders, would amend the Charter as set forth in Annex A. For a discussion of the changes to the terms of the Preferred Stock that will come into effect if the Proposed Amendments are adopted, see also “—Effects of Tenders and Consents.” The following discussion of the changes to the Preferred Stock, and the discussion contained in “—Effects of Tenders and Consents,” are summaries of the Proposed Amendments and are qualified in its entirety by reference to the amended text of the affected provisions of the Charter reflecting the Proposed Amendments set forth in Annex A. The Proposed Amendments would modify the terms of each series of Preferred Stock as follows:

Series C Preferred Stock

•	Make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series C Preferred Stock for all dividend periods ended before the effective date of the amendment;

•

Eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of Junior Stock and prohibiting the purchase of Junior or Parity Stock if full cumulative dividends on the Series C Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment;

•	Eliminate the provision prohibiting the Company from electing to redeem Series C Preferred Stock before March 22, 2010;

•

Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series C Preferred Stock, or redeeming or repurchasing any Junior or Parity Stock, if full cumulative dividends on the Series C Preferred Stock for all past dividend periods and the then-current dividend period have not been paid or declared and set apart for payment;

•	Eliminate the right of holders of Series C Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods; and

•	Eliminate the right of holders of Series C Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series C Preferred Stock.

Series D Preferred Stock

•

Eliminate the provision increasing the dividend rate by 1% per annum if both (i) the Series D Preferred Stock is not listed on a national stock exchange or an automated dealer quotation system and (ii) the Company is not subject to Exchange Act reporting requirements;

•	Make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series D Preferred Stock for all dividend periods ended before the effective date of the amendment;

•

Eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of Junior Stock and prohibiting the purchase or redemption of Junior or Parity Stock if full cumulative dividends on the Series D Preferred Stock for all past dividend periods are not paid or declared and set apart for payment;

•	Eliminate the provision prohibiting the Company from electing to redeem Series D Preferred Stock before November 21, 2011;

•

Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series D Preferred Stock if full cumulative dividends on the Series D Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment;

•	Eliminate the right of holders of Series D Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods;

•	Eliminate the right of holders of Series D Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series D Preferred Stock; and

•	Eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series D Preferred Stock if the Company is not subject to Exchange Act reporting requirements.

Series E Preferred Stock

•

Eliminate the provision increasing the dividend rate by 1% per annum if both (i) the Series E Preferred Stock is not listed on a national stock exchange or an automated dealer quotation system and (ii) the Company is not subject to Exchange Act reporting requirements;

•	Make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series E Preferred Stock for all dividend periods ended before the effective date of the amendment;

•

Eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of Junior Stock and prohibiting the purchase or redemption of Junior or Parity Stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment;

•	Eliminate the provision prohibiting the Company from electing to redeem Series E Preferred Stock before June 19, 2012;

•

Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series E Preferred Stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment;

•	Eliminate the right of holders of Series E Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods;

•	Eliminate the right of holders of Series E Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series E Preferred Stock; and

•	Eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series E Preferred Stock if the Company is not subject to Exchange Act reporting requirements.

Series F Preferred Stock

•	Make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series F Preferred Stock for all dividend periods ended before the effective date of the amendment;

•

Eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of Junior Stock and prohibiting the purchase or redemption of Junior or Parity Stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not paid or declared and set apart for payment;

•	Eliminate the provisions prohibiting the Company from electing to redeem Series F Preferred Stock before September 7, 2012;

•

Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series F Preferred Stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment;

•	Eliminate the right to vote together as a single class with holders of common stock on all matters on which the holders of Common Stock are entitled to vote;

•	Eliminate the right of holders of Series F Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods;

•	Eliminate the right of holders of Series F Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series F Preferred Stock; and

•	Eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series F Preferred Stock if the Company is not subject to Exchange Act reporting requirements.

The elimination of the restrictions described above would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, except any class or series of Parity Stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock.

Under Maryland law and the Charter, we needed the approval of the holders of our Voting Stock who are entitled to cast 66 2/3% of the votes entitled to be cast on the proposal to approve the Proposed Amendments, which approval was obtained at the 2008 Annual Meeting, as well as the approval of holders of 66 2/3% of the outstanding shares of each series of Preferred Stock, with the holders of each series of Preferred Stock voting as a class separate from the holders of each other series of Preferred Stock and from the holders of our Voting Stock, in order to effect the Proposed Amendments. At any time before or after our shareholders approve the Proposed Amendments, the Board may determine that we will make less than all of the proposed modifications under the Proposed Amendments, extend the September 30, 2008 deadline for the approval of the Proposed Amendments and the completion of the Exchange Offer and Consent Solicitation, change the terms of the Exchange Offer and Consent Solicitation or undertake a combination of the foregoing. However, the Board must receive the written consent of the Majority Participants for extensions of the expiration of the Exchange Offer and Consent Solicitation to a date after September 30, 2008 and certain other changes to the terms of the Exchange Offer and Consent Solicitation to the extent that the Company desires the Exchange Offer and Consent Solicitation, as amended, to satisfy the Additional Financing Conditions. The Board believes that successful completion of the Exchange Offer and Consent Solicitation is vital to put us in position to resume normalized business operations.

For more complete information, we urge you to review the terms of the Charter, including the articles supplementary, which are filed as exhibits to our quarterly report on Form 10-Q for the quarter ended March 31, 2008 and our current report on Form 8-K filed with the SEC on June 13, 2008, and the amended text of the affected provisions of our Charter, which is attached to this Offering Circular as Annex A.

Holders who submit executed letters of transmittal and consent and validly tender on or prior to the expiration (without later withdrawing) their shares of Preferred Stock will also be consenting to all of the Proposed Amendments to the terms of each series of Preferred Stock tendered. Holders who hold their shares of Preferred Stock in street name (i.e., through a broker, dealer or other nominee) should instruct their broker, dealer or other nominee to tender the shares of Preferred Stock and consent to the Proposed Amendments on such holders’ behalf. Holders of shares of Preferred Stock may not tender shares in the Exchange Offer and Consent Solicitation without delivering their consent to the Proposed Amendment.

Owners holding certificated shares of Preferred Stock who tender their shares directly to the Exchange Agent will not have to pay any fees or commissions. Holders who tender their shares of Preferred Stock through a broker, dealer or other nominee may be charged a fee by their broker, dealer or other nominee for doing so. Such holders should consult their broker, dealer or other nominee to determine whether any charges will apply.

If the Exchange Offer and Consent Solicitation is not earlier extended, amended or terminated and if all conditions to the Exchange Offer and Consent Solicitation have either been satisfied or waived, promptly after the expiration of the Exchange Offer and Consent Solicitation, we will file Articles of Amendment with the

SDAT and then accept for exchange all shares validly tendered and not properly withdrawn by notifying DTC and the Exchange Agent of our acceptance. The Proposed Amendments will become effective upon filing with the SDAT or at a later date and time specified in the Articles of Amendment that is not more than 30 days after the acceptance for record of the Articles of Amendment by the SDAT. We will then issue a press release announcing that fact, and we will pay, from legally available funds, the cash to be paid in the Exchange Offer and Consent Solicitations and issue the shares of Common Stock to be issued in the Exchange Offer and Consent Solicitation promptly after the expiration of the Exchange Offer and Consent Solicitation (or, in the case of Preferred Stock tendered pursuant to the guaranteed delivery procedures, promptly after the third NYSE trading day following the expiration date).

The term “expiration date” means 10:00 a.m., New York City time, on August 20, 2008, unless we extend the period of time for which the Exchange Offer and Consent Solicitation is open, in which case the term “expiration date” means the latest time and date on which the Exchange Offer and Consent Solicitation, as so extended, expires.

If the Exchange Offer and Consent Solicitation expires or terminates without any shares of Preferred Stock validly tendered and not validly withdrawn being accepted for exchange by us following the expiration or termination of the Exchange Offer and Consent Solicitation, you will continue to hold your shares of Preferred Stock.

The Board has authorized and approved the Exchange Offer and Consent Solicitation. None of the Board, our officers and employees, the Information Agent, the Exchange Agent or any of our financial advisors is making a recommendation to any holder of Preferred Stock as to whether you should tender shares. You must make your own investment decision regarding the Exchange Offer and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the likely value of the Common Stock you may receive in the Exchange Offer and Consent Solicitation, the effect of holding shares of Preferred Stock upon the approval of the Proposed Amendments, your liquidity needs, your investment objectives and any other factors you deem relevant.

Conditions of the Exchange Offer and Consent Solicitation

We are not obligated to accept for exchange shares of Preferred Stock tendered pursuant to the Exchange Offer and Consent Solicitation, if at any time on or after the date of this Offering Circular and prior to the expiration of the Exchange Offer and Consent Solicitation, any of the following conditions shall exist:

(a)	there is any litigation regarding the Exchange Offer and Consent Solicitation or the Purchase Agreement or the Financing Transaction (i) challenging or seeking to make illegal, materially delay, restrain or prohibit the Exchange Offer and Consent Solicitation, the acceptance for exchange of Preferred Stock, or the consummation of the Financing Transaction; or (ii) which would have a material adverse effect;

(b)	any governmental authority issues a final and nonappealable order or takes any action permanently restraining, enjoining or prohibiting or materially delaying or preventing the transactions contemplated by the Purchase Agreement, or the consummation of the Exchange Offer and Consent Solicitation would violate any law or regulation applicable to us;

(c)	any law or governmental order becomes applicable to us or the transactions contemplated by the Exchange Offer and Consent Solicitation or Purchase Agreement that results, directly or indirectly, in the consequences described within paragraph (a) above; or

(d)

less than 66 2/3% of the outstanding shares of each series of Preferred Stock (which is equivalent to 66 2/3% of the aggregate liquidation preference of the outstanding shares of each series of Preferred Stock) are tendered in the Exchange Offer and Consent Solicitation.

We will, in our reasonable judgment, determine whether any Exchange Offer and Consent Solicitation conditions exist and whether any such conditions should be waived. However, we would be required to obtain the written consent of the Majority Participants in order for changes to the conditions set forth in paragraph (d) to satisfy the Additional Financing Conditions. If any of the conditions to the Exchange Offer and Consent Solicitation exist on the expiration date and we do not waive such conditions, the Exchange Offer and Consent Solicitation will expire and we will not accept for exchange the shares of Preferred Stock that have been validly tendered.

Extension, Termination and Amendment

We expressly reserve the right, at any time and from time to time, to extend the period of time during which the Exchange Offer and Consent Solicitation is open up to any date on or prior to September 30, 2008, unless extended by us with the consent of the Majority Participants. We must receive the written consent of the Majority Participants in order to extend the expiration date of the Exchange Offer and Consent Solicitation to a date after September 30, 2008 to satisfy the Additional Financing Conditions. We will extend the expiration date of the Exchange Offer and Consent Solicitation if required by applicable law or regulation.

During any such extension, all Preferred Stock previously tendered and not properly withdrawn, and all related consents previously delivered and not properly revoked, will remain subject to the Exchange Offer and Consent Solicitation, respectively, and subject to your right to withdraw your Preferred Stock and revoke the related consents in accordance with the terms of the Exchange Offer and Consent Solicitation. However, under the terms of the Escrow Agreement, the Escrowed Funds that we intend to use to partially fund the cash portion of the Exchange Offer and Consent Solicitation will be returned to the investors if the Additional Financing Conditions are not satisfied on or before the close of business on September 30, 2008, unless extended. The term of the Escrow Agreement cannot be extended without the consent of each of the investors who are party to the Escrow Agreement.

Subject to the SEC’s applicable rules and regulations, we also reserve the right, at any time or from time to time, to:

•	amend or make changes to the terms of the Exchange Offer and Consent Solicitation, including the conditions to the Exchange Offer and Consent Solicitation;

•

delay our acceptance for exchange or our exchange of any shares of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation, regardless of whether we previously accepted such shares of Preferred Stock for exchange, or to terminate the Exchange Offer and Consent Solicitation and not accept for exchange or exchange any shares of Preferred Stock not previously accepted for exchange or exchanged, upon the determination that any of the conditions of the Exchange Offer and Consent Solicitation have not been satisfied, as determined by us; and

•	waive any condition (subject to the limits on waiver described under “—Conditions of the Exchange Offer and Consent Solicitation”).

We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. If we amend the Exchange Offer and Consent Solicitation in a manner we determine to constitute a material change, we will promptly disclose the amendment as required by law and, depending on the significance of the amendment and the manner of disclosure to the registered holders, we will extend the Exchange Offer and Consent Solicitation as required by law if the Exchange Offer and Consent Solicitation would otherwise expire during that period.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension termination or amendment of the Exchange Offer and Consent Solicitation, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to an appropriate news agency.

If we make a material change in the terms of the Exchange Offer and Consent Solicitation or the information concerning the Exchange Offer and Consent Solicitation, or if we waive a material condition of the Exchange Offer and Consent Solicitation, we will extend the Exchange Offer and Consent Solicitation to the extent required under the Exchange Act. If, prior to the expiration date, we increase or decrease the percentage of Preferred Stock being sought or increase or decrease the consideration, or change the type of consideration, offered to holders of Preferred Stock, such modification will be applicable to all holders of the same series of Preferred Stock whose shares of Preferred Stock are accepted for exchange pursuant to the Exchange Offer and Consent Solicitation, and if, at the time notice of any such modification is first published, sent or given to holders of Preferred Stock, the Exchange Offer and Consent Solicitation is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, the Exchange Offer and Consent Solicitation will be extended until the expiration of such ten business day period. For purposes of the Exchange Offer and Consent Solicitation, a “business day” means any day other than a Saturday, Sunday or a federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Exchange of Preferred Stock; Settlement

Upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation (including, if the Exchange Offer and Consent Solicitation is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange and will exchange, shares of Preferred Stock validly tendered and not properly withdrawn promptly after the expiration date (or, in the case of Preferred Stock tendered pursuant to the guaranteed delivery procedures, promptly after the third NYSE trading day following the expiration date). In addition, subject to the applicable rules of the SEC, we expressly reserve the right to delay acceptance of, or the exchange of, any shares of Preferred Stock in order to comply with any applicable law.

For purposes of the Exchange Offer and Consent Solicitation, we will be deemed to have accepted for exchange shares of Preferred Stock validly tendered and not properly withdrawn as, if and when we notify DTC and the Exchange Agent of our acceptance of the tenders of shares pursuant to the Exchange Offer and Consent Solicitation. Upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, we will deliver the cash consideration, from legally available funds, and shares of Common Stock in exchange for shares of Preferred Stock to the Exchange Agent who will act as agent for holders tendering shares of Preferred Stock for the purpose of receiving the cash consideration and shares of Common Stock from us and transmitting such cash and stock to you (by providing certificated shares of Common Stock with respect to Preferred Stock tendered in certificated form and through a book-entry transfer with respect to Preferred Stock tendered through book-entry transfer).

In all cases, delivery of the consideration to be issued in the Exchange Offer and Consent Solicitation in exchange for Preferred Stock accepted for exchange pursuant to the Exchange Offer and Consent Solicitation will be made only after timely receipt by the Exchange Agent of (i) the share certificates or confirmation of a book-entry transfer of the Preferred Stock into the Exchange Agent’s account at DTC (the book-entry transfer facility) (a “Book-Entry Confirmation”) pursuant to the procedures set forth in “—Procedure for Tendering and Consenting”; (ii) the applicable letter(s) of transmittal and consent (or a manually signed photocopy), properly completed and duly executed, with any required signature guarantees or, in the case of tender of shares held by a bank, broker or other nominee, an Agent’s Message (as described in “—Procedure for Tendering and Consenting—Book-Entry Transfer”) in lieu of the letter(s) of transmittal and consent; and (iii) any other documents required by the applicable letter(s) of transmittal and consent.

If we do not accept any tendered shares of Preferred Stock for exchange pursuant to the terms and conditions of the Exchange Offer and Consent Solicitation for any reason, we will return certificates for such unexchanged shares of Preferred Stock without expense to the tendering stockholder (or, in the case of shares of Preferred Stock tendered through DTC, pursuant to the procedures set forth below under “—Procedure for

Tendering and Consenting,” those shares of Preferred Stock will be credited to an account maintained within DTC) as soon as practicable following expiration or termination of the Exchange Offer and Consent Solicitation.

All the shares of Preferred Stock that are validly tendered and accepted for exchange by us in the Exchange Offer and Consent Solicitation will become authorized but unissued shares. You will not be paid any accrued and unpaid dividends regardless of whether you exchange your shares of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation.

Cash Instead of Fractional Shares of Common Stock

We will not issue fractional shares of Common Stock pursuant to the Exchange Offer and Consent Solicitation. The Exchange Agent will aggregate all fractional shares and sell them for the accounts of the holders of Preferred Stock whose shares have been accepted for exchange. The proceeds realized by the Exchange Agent upon the sale of such fractional shares will be distributed from legally available funds, net of commissions, to such stockholders on a pro rata basis. Such cash payments will be made through the Exchange Agent if the related shares of Preferred Stock are tendered to the Exchange Agent or, if such shares are tendered through DTC, through DTC.

None of the Exchange Agent, the Company or the Information Agent will guarantee any minimum proceeds from the sale of shares of Common Stock, and no interest will be paid on any such proceeds.

Procedure for Tendering and Consenting

Valid Tenders of Preferred Stock. In order for a stockholder validly to tender shares of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation, the applicable letter(s) of transmittal and consent (or a manually signed photocopy), properly completed and duly executed, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in lieu of the letter(s) of transmittal and consent) and any other documents required by the applicable letter(s) of transmittal and consent must be received by the Exchange Agent at the address set forth on the back cover of this Offering Circular and either (a) the share certificates evidencing tendered Preferred Stock must be received by the Exchange Agent at this address or (b) the Preferred Stock must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Exchange Agent, in each case prior to the expiration date, subject to the guaranteed delivery procedures described below. The holder may change its election prior to the expiration date of the Exchange Offer and Consent Solicitation by submitting to the Exchange Agent a properly completed and signed revised letter(s) of transmittal and consent.

Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Preferred Stock at DTC, the book-entry transfer facility, for purposes of the Exchange Offer and Consent Solicitation within two business days after the date of this Offering Circular. If a holder’s shares of Preferred Stock are held through a bank, broker or other nominee, the holder should instruct its bank, broker or other nominee to make the appropriate election on its behalf when they tender shares through DTC. The holder may change its election by causing a new Agent’s Message with revised election information to be transmitted through DTC. Any financial institution that is a participant in the system of DTC may make a book-entry delivery of Preferred Stock by causing DTC to transfer those shares of Preferred Stock into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of Preferred Stock may be effected through book-entry transfer at DTC, either the applicable letter(s) of transmittal and consent (or a manually signed photocopy), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of the letter(s) of transmittal and consent, and any other required documents, must, in any case, be received by the Exchange Agent at its address set forth on the back cover of this Offering Circular prior to the expiration date, subject to the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The term “Agent’s Message” means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering shares of Preferred Stock that are the subject of this Book-Entry Confirmation, that the participant has received and agrees to be bound by the terms of the applicable letter(s) of transmittal and consent and that we may enforce this agreement against the participant.

If you own your shares through a broker, dealer or other nominee, and your broker, dealer or other nominee tenders the shares of Preferred Stock on your behalf, such institution may charge you a fee for doing so. You should consult your broker, dealer or nominee to determine whether any charges will apply. If you are the record owner of certificated shares of Preferred Stock and you tender your certificated shares directly to the Exchange Agent, you will not be obligated to pay any charges or expenses of the Exchange Agent or any brokerage commissions. Transfer taxes on the exchange of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation, if any, will be paid by us.

Signature Guarantees and Stock Powers. No signature guarantee is required on the letters of transmittal and consent (i) if the letters of transmittal and consent is signed by the registered holder(s) (which term, for purposes of this section, includes any participant in DTC’s system whose name appears on a security position listing as the owner of the Preferred Stock) of the Preferred Stock tendered, unless the holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the applicable letter(s) of transmittal and consent or (ii) if the shares of Preferred Stock are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act (each an “Eligible Institution”). In all other cases, all signatures on applicable letter(s) of transmittal and consent must be guaranteed by an Eligible Institution. See the instructions to the applicable letter(s) of transmittal and consent. If a share certificate is registered in the name of a person or persons other than the signer of the letter of transmittal and consent, or if payment is to be made or delivered to, or a share certificate not accepted for exchange or not tendered is to be issued in, the name(s) of a person other than the registered holder(s), then the share certificate must be endorsed or accompanied by appropriate duly executed stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the share certificate, with the signature(s) on the share certificate or stock powers guaranteed by an Eligible Institution as provided in the applicable letter(s) of transmittal and consent. See the instructions to the applicable letter(s) of transmittal and consent.

Notwithstanding any other provision of this Offering Circular, exchange of Preferred Stock accepted pursuant to the Exchange Offer and Consent Solicitation will in all cases only be made after timely receipt by the Exchange Agent of (i) certificates evidencing the Preferred Stock or a Book-Entry Confirmation of a book-entry transfer of the Preferred Stock into the Exchange Agent’s account at DTC pursuant to the procedures set forth in this section; (ii) the applicable letter(s) of transmittal and consent (or a manually signed photocopy), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message in lieu of the letter(s) of transmittal and consent; and (iii) any other documents required by the applicable letter(s) of transmittal and consent.

Guaranteed Delivery Procedures. Holders who wish to tender their shares of Preferred Stock (i) whose certificates are not immediately available; (ii) who cannot deliver the shares or other required documents to the Exchange Agent on or before the expiration date; or (iii) who cannot comply with the procedures for book-entry transfer on a timely basis, may still tender their shares of Preferred Stock, so long as all of the following conditions are satisfied:

•	you make your tender by or through an eligible institution;

•

by no later than 10:00 a.m., New York City time, on the expiration date, the Exchange Agent must receive a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by the Company, in the manner provided below; and

•

by no later than 5:00 p.m., New York City time, on the third NYSE trading day after the date of execution of such notice of guaranteed delivery, the Exchange Agent must receive (a) certificates evidencing the Preferred Stock or a Book-Entry Confirmation of a book-entry transfer of the Preferred Stock into the Exchange Agent’s account at DTC pursuant to the procedures set forth in this section; (b) the applicable letter(s) of transmittal and consent (or a manually signed photocopy) properly completed and duly executed with any required signature guarantees or, in the case of a book-entry transfer of shares, an Agent’s Message in lieu of the letter(s) of transmittal and consent; and (c) any other documents required by the applicable letter(s) of transmittal and consent.

Registered holders of Preferred Stock (including any participant in DTC whose name appears on a DTC security position listing as the owner of shares of Preferred Stock) may transmit the notice of guaranteed delivery by facsimile transmission or mail it to the Exchange Agent. If you hold shares of Preferred Stock through a broker, dealer or other nominee, that institution must submit any notice of guaranteed delivery on your behalf. You must, in all cases, include a Medallion guarantee by an eligible institution in the form set forth in the notice of guaranteed delivery.

The method of delivery of share certificates, the letters of transmittal and all other required documents, including delivery through DTC, are at the option and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Exchange Agent (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Effects of Tenders and Consents

By tendering your shares and delivering your consent as set forth above, you irrevocably appoint the Exchange Agent and its designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of Preferred Stock tendered and accepted for exchange by us. Such appointment will be automatically revoked if we do not accept for exchange shares of Preferred Stock that you have tendered. All such proxies shall be considered coupled with an interest in the tendered shares of Preferred Stock and therefore shall not be revocable; provided that the Preferred Stock tendered pursuant to the Exchange Offer and Consent Solicitation may be withdrawn and, as a result, the corresponding consent revoked, at any time on or prior to the expiration date, as it may be extended by us, and unless theretofore accepted for exchange and not returned as provided for herein, may also be withdrawn after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation, subject to the withdrawal rights and procedures set forth below. Upon the effectiveness of such appointment, all prior proxies or consents given by you will be revoked, and no subsequent proxies or consents may be given (and, if given, will not be deemed effective) unless the tendered Preferred Stock is validly withdrawn. The Exchange Agent will, with respect to the shares of Preferred Stock for which the appointment is effective, be empowered to consent to the Proposed Amendments with respect to your shares of Preferred Stock tendered in the Exchange Offer and Consent Solicitation immediately prior to our acceptance for exchange of the shares of the Preferred Stock that you have tendered. If the Exchange Offer and Consent Solicitation is terminated or withdrawn, the Proposed Amendments will not become effective and will have no effect on the Preferred Stock.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Preferred Stock and grant of consent in the Exchange Offer and Consent Solicitation, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of shares of Preferred Stock and grants of consent in the Exchange Offer and Consent Solicitation determined by us not to be in proper form or the acceptance of or exchange for which may, in our opinion, be unlawful. Subject to the applicable rules and regulations of the SEC and the terms of the Purchase Agreement, we also reserve the right to waive, in our reasonable judgment, any of the conditions of the Exchange Offer and Consent Solicitation (subject to the limits on waiver described under “—Conditions of the Exchange Offer and Consent Solicitation”) and the absolute right to waive any defect or irregularity in the tender of any shares of Preferred Stock or grant of consent in the Exchange Offer and Consent Solicitation. No tender of shares of Preferred Stock or grant of consent in the Exchange Offer and Consent Solicitation will be deemed to have been made until all defects and irregularities in the tender of such shares or grant of consent in the Exchange Offer and Consent Solicitation have been cured or waived. Neither we, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of Preferred Stock or grant of consent in the Exchange Offer and Consent Solicitation or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Exchange Offer and Consent Solicitation (including the applicable letter(s) of transmittal and consent and instructions thereto) will be final and binding.

The tender of shares of Preferred Stock and grant of consent, pursuant to any of the procedures described above, will constitute a binding agreement between you and us upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation.

Promptly after the expiration of the Exchange Offer and Consent Solicitation, if a sufficient number of shares of each series of Preferred Stock have been tendered in the Exchange Offer and Consent Solicitation, we will file Articles of Amendment setting forth the Proposed Amendments with the SDAT. The Proposed Amendments will become effective upon the filing of the Articles of Amendment with the SDAT or at any later date and time specified in the Articles of Amendment that is not more than 30 days after the acceptance for record of the Articles of Amendment by SDAT. Only holders of the Company’s Preferred Stock who do not tender their shares in the Exchange Offer and Consent Solicitation will remain holders of Preferred Stock after the Proposed Amendments are approved by the holders of the Voting Stock and each series of Preferred Stock and become effective. A majority of the entire Board may determine to make less than all of the modifications described herein to the terms of any or all of our series of Preferred Stock, so the Proposed Amendments, when they take effect, may not have all of the effects described in the Offering Circular. However, the Board must receive the written consent of the Majority Participants for such modifications or extensions of the expiration date of the Exchange Offer and Consent Solicitation to a date after September 30, 2008 and certain other changes to the terms of the Exchange Offer and Consent Solicitation to the extent that the Company desires the Exchange Offer and Consent Solicitation, as amended, to satisfy the Additional Financing Conditions. The following is a summary of the effects of the Proposed Amendments and is subject to and qualified in its entirety by reference to the amended text of the affected provisions of our Charter, as set forth in Annex A.

Reduction of Voting Rights.

Currently, the Charter provides that, if dividends on any series of Preferred Stock remain unpaid for six or more quarterly periods, whether or not consecutive, the number of directors will automatically increase by two and the holders of that series of Preferred Stock, voting as a single class together with any other class or series of Parity Stock upon which similar voting rights have been conferred and are exercisable, will be entitled to elect two directors at all times that any dividends accumulated on that series of Preferred Stock have not been declared and paid or set apart for payment. The term of these two directors will end, and the number of directors will automatically decrease by two, at such time as all dividends accumulated on shares of each series of Preferred Stock or any Parity Stock have been paid in full or declared and set apart for payment.

The Charter also provides that, so long as shares of any series of Preferred Stock remain outstanding, without the approval of holders of 66 2/3% of the outstanding shares of that series, we may not:

1. authorize or create, or increase the authorized or issued amount of, any class or series of stock that ranks senior with respect to dividends or upon liquidation to our existing series of Preferred Stock, or issue any securities evidencing, convertible into or exchangeable or exercisable for shares of any such senior class or series of stock; or

2. subject to certain exceptions, amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock.

In addition, each holder of Series F Preferred Stock is currently entitled to cast one vote for each share of Common Stock into which the holder’s shares of Series F Preferred Stock are then convertible (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), on any matter on which holders of Common Stock are entitled to vote, and voting as a single class with holders of Common Stock.

The Proposed Amendments apply to each series of Preferred Stock and would eliminate all of the voting rights of the Preferred Stock described above, except for the right to approve certain amendments to the Charter. If approved, the Proposed Amendments would eliminate the right of holders of Preferred Stock to become involved in our management by electing directors upon our failure to pay dividends and of holders of Series F Preferred Stock to vote together with holders of Common Stock in the election of directors or on any matter upon which the holders of Common Stock are entitled to vote.

After the effectiveness of the Proposed Amendments, the sole voting right of holders of any series of Preferred Stock will be to approve any amendment, alteration or repeal of any provision of the Charter, whether by merger or consolidation or otherwise (each, an “Event”), that materially and adversely affects any right, preference, privilege or voting power of that series of Preferred Stock or the holders thereof. The occurrence of an Event will not be considered to materially and adversely affect the rights of the holders of any series of Preferred Stock if shares of the series (or shares issued by a surviving entity in substitution for the series) remain outstanding with their terms materially unchanged (taking into account that, upon the occurrence of an Event, we may not be the surviving entity). In addition, an increase in the number of authorized or outstanding shares of that series of Preferred Stock, or the authorization, creation, issuance or increase in the authorized or outstanding number of shares of any other class or series of stock ranking senior to, on a parity with or junior to that series of Preferred Stock, will not be considered to materially and adversely affect the rights of the holders of that series of Preferred Stock.

Modifications to Dividend Rights

Currently, the Charter provides that dividends on each existing series of Preferred Stock accrue and are cumulative and holders of Preferred Stock are entitled to receive full cumulative dividends accrued on outstanding shares of each series of Preferred Stock for all past dividend periods (and any partial portion of the then-current dividend period) upon the occurrence of certain events, including the redemption of such shares or the Company’s liquidation or dissolution. We must generally pay or declare and set apart for payment full cumulative dividends accrued for all past dividend periods on shares of each series of Preferred Stock before we may pay dividends on shares of Junior Stock and before we may redeem or repurchase shares of Junior Stock or Parity Stock. We also must pay or declare and set apart for payment full cumulative dividends accrued for any partial current dividend period on shares of Series C Preferred Stock before we may redeem or repurchase shares of stock that are junior to or on parity with the Series C Preferred Stock.

Upon the effectiveness of the Proposed Amendments, dividends on the Preferred Stock will no longer be cumulative and holders of Preferred Stock will no longer have the right to receive dividends accrued during any past dividend period, including any dividend period ended before the Proposed Amendments become effective, or the then-current dividend period (except as otherwise described below), at any time, including upon conversion or redemption of shares of any series of Preferred Stock or upon liquidation or dissolution of us. The Proposed Amendments would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, except any class or series of Parity Stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock or any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The Proposed Amendments would also allow us to repurchase less than all of the shares of any series of Preferred Stock, or redeem or repurchase shares of a series of Preferred Stock, without declaring and paying or setting apart for payment any dividends on the other outstanding shares of Preferred Stock.

As noted above, the Board has previously determined that we do not have sufficient liquidity to make scheduled dividend payments on the Preferred Stock, and on March 24, 2008, we suspended the payment of dividends on all series of the Preferred Stock. We are unable to currently predict when, if ever, we will be in a financial position to resume dividend payments on the Preferred Stock, and do not anticipate being able to pay any such dividends until after the Override Agreement is terminated.

The Charter also provides that the rate at which dividends accrue on outstanding shares of Series D Preferred Stock and Series E Preferred Stock currently will increase by 1% if shares of those series cease to be listed on the NYSE, the American Stock Exchange (the “AMEX”) or the NASDAQ Stock Market, Inc. (the “NASDAQ”), and if the Company ceases to be subject to the reporting requirements of the Exchange Act. Series D Preferred Stock and Series E Preferred Stock are currently listed for trading on the NYSE. However, upon the completion of the Exchange Offer and Consent Solicitation by September 30, 2008, or by such later date to which the deadline may be extended, we intend to apply to the NYSE to delist the Series D Preferred Stock and Series E Preferred Stock and, to the extent permitted by law, deregister the Series D Preferred Stock and Series E Preferred Stock under the Exchange Act. Upon effectiveness of the Proposed Amendments, holders of Series D and Series E Preferred Stock will not be entitled to an increase in the dividend rate even if those series of Preferred Stock are delisted from the NYSE and if the Company ceases to be subject to the reporting requirements of the Exchange Act.

The Proposed Amendments will not change the other terms of any series of Preferred Stock relating to dividends, including the base rate at which dividends accrue, the payment dates for dividends or provisions of the Charter that require us, if we pay less than the full amount of dividends in any series of Preferred Stock for any dividend period, to pay dividends among the holders of each series of Preferred Stock and any other class or series of Parity Stock pro rata, based on the respective amounts of unpaid dividends that are payable on each such share of Preferred Stock and Parity Stock for such period.

Modifications to Liquidation Rights

The Charter requires us, upon any voluntary or involuntary liquidation, dissolution or winding up, to pay to the holders of each series of Preferred Stock, the $25 liquidation preference per share plus full cumulative dividends accrued through the day of payment. The Proposed Amendments would eliminate the right to receive upon liquidation the amount of any accrued dividends, although holders of each series of Preferred Stock would still be entitled to receive the liquidation preference per share plus the amount of any declared and unpaid dividends.

Modifications to Optional Redemption Provisions

The Charter prohibits us from electing to redeem shares of Series C Preferred Stock before March 22, 2010, Series D Preferred Stock before November 21, 2011, Series E Preferred Stock before June 19, 2012 or Series F Preferred Stock before September 7, 2012 and, after such dates, permits us to redeem shares of each series of Preferred Stock for a redemption price equal to the $25 liquidation preference per share, plus the amount of full cumulative dividends accrued on such share for all past dividend periods and any partial portion of the then-current dividend period. The Charter requires us to declare and pay, or set apart for payment, all cumulative dividends for all past dividend periods on each series of Preferred Stock before we redeem less than all of the outstanding shares of that series of Preferred Stock. Further, we may not redeem less than all of the outstanding shares of Series C Preferred Stock unless we declare and pay, or set apart for payment, full, cumulative dividends on all outstanding shares of Series C Preferred Stock for the then-current dividend period.

The Charter currently prohibits us from completing the Exchange Offer and Consent Solicitation without paying full cumulative dividends accrued on all outstanding shares of Preferred Stock for all past dividend periods and on outstanding shares of Series C Preferred Stock for the then-current dividend period. The Proposed Amendments would allow us to complete the Exchange Offer and Consent Solicitation without paying accrued dividends on any shares of Preferred Stock, including any shares that will remain outstanding following the completion of the Exchange Offer and Consent Solicitation.

The Proposed Amendments would also allow us to elect to redeem any number of shares of any series of Preferred Stock, at any time, for a redemption price equal to the liquidation preference per share, without paying or declaring and setting apart for payment any accrued but unpaid dividends on the redeemed shares of Preferred Stock or paying or declaring and setting apart for payment any dividends to holders of any other series of Preferred Stock. If the redemption date for shares of any series of Preferred Stock falls after the record date but before the payment date of any dividend declared by us on that series of Preferred Stock, holders of any redeemed shares of any series of Preferred Stock will be entitled to receive the dividend when and as paid by us. The Proposed Amendments will not change the existing procedures for redemption of any series of Preferred Stock or the requirement that, if we redeem less than all of the shares of any series of Preferred Stock, we will redeem shares of such series pro rata among the holders of that series in proportion to the number of shares held by such shareholders or by lot or by any other equitable manner determined by the Board.

Modifications to Conversion Rights of Series E Preferred Stock and Series F Preferred Stock

The Charter currently requires us, upon any conversion of shares of Series E Preferred Stock and Series F Preferred Stock at our option, to pay to the holder of any shares of Series E Preferred Stock and Series F Preferred Stock called for conversion all unpaid dividends that are in arrears as of the applicable conversion date. The Proposed Amendments would eliminate the right to receive, upon conversion of shares of Series E Preferred Stock or Series F Preferred Stock at our option, the amount of any accrued and unpaid dividends, although holders of shares of Series E Preferred Stock or Series F Preferred Stock converted at our option after the record date but before the payment date of any dividend declared by us remain entitled to receive such dividend on the applicable payment date. Holders of shares of Series E Preferred Stock and Series F Preferred Stock exercising their right to elect to convert shares of Series E Preferred Stock or Series F Preferred Stock after the record date but before the payment date of any dividend declared by us will remain entitled to receive such dividend on the applicable payment date, but will also remain required to pay to us upon conversion of their shares of Preferred Stock an amount equal to the dividend to be paid.

Elimination of Annual and Quarterly Reporting Requirements

The Proposed Amendments would eliminate the requirements in the Charter that we provide holders of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock with copies of annual and quarterly reports in the event that we are no longer subject to the reporting requirements of the Exchange Act.

Withdrawal of Tenders and Revocation of Consents

You may validly withdraw shares of Preferred Stock that you tender at any time prior to the expiration date of the Exchange Offer and Consent Solicitation, which is 10:00 a.m., New York City time, on August 20, 2008, unless we extend it. In addition, if not previously returned, you may withdraw any shares of Preferred Stock that you tender that are not accepted by us for exchange after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation.

A proper withdrawal of tendered shares of Preferred Stock prior to the expiration date will be deemed a valid revocation of the related consent and authorization of the Exchange Agent to consent on your behalf to the Proposed Amendments. A holder may not validly revoke a consent unless such holder validly withdraws the previously tendered shares. A withdrawal of tendered shares of Preferred Stock must be for all shares of Preferred Stock tendered by a holder.

For a withdrawal to be effective, you must deliver a written notice of withdrawal to the Exchange Agent at the appropriate address specified on the back cover of this Offering Circular prior to the expiration date or, if your shares are not previously accepted by us for exchange, after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. Any notice of withdrawal must identify the beneficial owner of the shares of Preferred Stock to be withdrawn, including the name of the beneficial owner of the shares of Preferred Stock, the name of the person who tendered the shares of Preferred Stock, if different, and the number of shares of Preferred Stock to be withdrawn. Your notice of withdrawal must comply with the requirements set forth in this Offering Circular. If you tendered Preferred Stock pursuant to the procedures for a book-entry transfer, a withdrawal of shares of Preferred Stock and revocation of the related consent will only be effective if you comply with the appropriate DTC procedures prior to the expiration date of the Exchange Offer and Consent Solicitation or, if your shares are not previously accepted by us for exchange, after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation.

If we extend the Exchange Offer and Consent Solicitation, are delayed in our acceptance of the shares of Preferred Stock for exchange or are unable to accept shares of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation for any reason, then, without prejudice to our rights under the Exchange Offer and Consent Solicitation, the Exchange Agent may retain tendered shares of Preferred Stock, and those shares of Preferred Stock may not be withdrawn, nor the related consents revoked, except as otherwise provided in this Offering Circular, subject to provisions under the Exchange Act that provide that an issuer making an exchange offer shall either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the exchange offer.

All questions as to the validity, form and eligibility, including time or receipt, of notices of withdrawal will be determined by us. Our determination will be final and binding on all parties. Any shares of Preferred Stock withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and Consent Solicitation, and no exchange consideration will be issued in exchange, unless the shares of Preferred Stock so withdrawn are validly re-tendered and not properly withdrawn. Properly withdrawn shares of Preferred Stock may be re-tendered by following the procedures described above under “—Procedure for Tendering and Consenting” at any time prior to the expiration date of the Exchange Offer and Consent Solicitation, subject to the guaranteed delivery procedures described above.

Neither we, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any shares of Preferred Stock properly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and Consent Solicitation.

Security Ownership

Except as otherwise described in this Offering Circular, neither we nor, to the best of our knowledge, any of our executive officers, directors, affiliates, or subsidiaries nor, to the best of our knowledge, any of our or our subsidiaries’ directors or executive officers, nor any associates or subsidiaries of any of the foregoing, (a) owns any Preferred Stock or (b) has effected any transactions involving the shares of Preferred Stock during the 60 days prior to the date of this Offering Circular.

Liquidity; Delisting

Following the completion of the Exchange Offer and Consent Solicitation, the liquidity and trading price of any remaining untendered shares of Preferred Stock held by the public and the rights of the holders of those shares may be adversely affected.

Shares of Preferred Stock are currently traded on the NYSE. However, we intend to apply to the NYSE to delist each series of Preferred Stock that remains outstanding and, to the extent permitted by law, deregister each outstanding series of Preferred Stock under the Exchange Act.

After the shares of each series of Preferred Stock are delisted from the NYSE and deregistered under the Exchange Act, the market for them could be materially and adversely affected and the value of your Preferred Stock may decline. It is possible that shares of Preferred Stock would be traded on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by such exchanges, or through Pink Sheets LLC or by other sources. The extent of the public market for shares of the Preferred Stock and the availability of such quotations would, however, depend upon the number of holders and/or the aggregate market value of the shares of Preferred Stock remaining at such time, the interest in maintaining a market in the shares of Preferred Stock on the part of securities firms, the termination of registration of shares of Preferred Stock under the Exchange Act and other factors.

Appraisal Rights

You do not have appraisal rights in connection with the Exchange Offer and Consent Solicitation.

Certain Legal and Regulatory Matters

Except as set forth in this Offering Circular, we are not aware of any material filing, approval or other action by or with any governmental authority or administrative or regulatory agency that would be required for our acquisition or ownership of Preferred Stock. We intend to make all required filings under the Securities Act and the Exchange Act.

Accounting Treatment

In connection with the Financing Transaction, we have undertaken this Exchange Offer and Consent Solicitation for all of our outstanding shares of Preferred Stock. Pursuant to the terms of the Financing Transaction, the Company must use its best efforts to successfully complete the Exchange Offer and Consent Solicitation. Because the success of the Exchange Offer and Consent Solicitation is outside the Company’s control, the Preferred Stock was no longer considered permanent equity at March 31, 2008 and has been reflected in the mezzanine section of the Consolidated Balance Sheets. The entire balance of $1.0 billion at March 31, 2008 relating to the Company’s outstanding Preferred Stock was reclassified out of Shareholders’ Deficit at March 31, 2008 to reflect the contemplated Exchange Offer and Consent Solicitation.

Following the successful completion of the Exchange Offer and Consent Solicitation, the cash proceeds received from the escrow account and the Common Stock issued to the holders of Preferred Stock who validly tendered their shares will be used to offset the Company’s outstanding balance of the Preferred Stock validly tendered. In the event the Exchange Offer and Consent Solicitation is unsuccessful, the Preferred Stock will likely be reclassified back to Shareholders’ Deficit. See our Quarterly Report included with this Offering Circular for a more thorough discussion of the accounting treatment for the Financing Transaction as of March 31, 2008.

Financing of the Exchange Offer and Consent Solicitation

Assuming 100% participation in the Exchange Offer and Consent Solicitation, the aggregate cash consideration will be approximately $220.1 million. Pursuant to the Purchase Agreement, as part of the Financing Transaction, the Purchasers initially deposited $200 million into an escrow account of which approximately $188.6 million continues to be held in escrow, as described in “Special Factors—Reasons for and Purpose of the Exchange Offer and Consent Solicitation,” which we expect to use to pay the first approximately $188.6 million of the cash consideration for the Exchange Offer and Consent Solicitation. The Escrow Agreement expires at the close of business on September 30, 2008. The remaining cash consideration required to be paid will be financed from cash on hand. Other than the financing of the Exchange Offer and Consent Solicitation with the Escrowed Funds and the limited amount of cash on hand we can commit to the Exchange Offer and Consent Solicitations, the Company currently has no alternative financing arrangements or alternative financing plans in the event the primary financing to be provided by the Escrowed Funds is not available. If the Additional Financing Conditions are not satisfied on or before September 30, 2008, or such date to which the deadline may be extended, the Escrow Agreement, unless amended, will terminate, the funds in the escrow account will be returned to the investors party to the Escrow Agreement and we will not be able to complete the Exchange Offer and Consent Solicitation.

For additional information on material conditions with respect to the Financing Transaction, the source of funds for the financing of the Exchange Offer and Consent Solicitation and the tax consequences of the Exchange Offer and Consent Solicitation, see “Special Factors,” “—Conditions of the Exchange Offer and Consent Solicitation,” “—Extension, Termination and Amendment” and “Material United States Federal Income Tax Considerations.”

Subsequent Repurchases of Shares of Preferred Stock

Whether or not the Exchange Offer and Consent Solicitation is consummated, subject to the applicable covenant restrictions contained in our debt instruments, the terms of the Charter and applicable law, we or our affiliates may from time to time acquire shares of Preferred Stock, other than pursuant to the Exchange Offer and Consent Solicitation, through open market purchases, privately negotiated transactions, tender offers, exercise of optional redemption rights, exchange offers or otherwise, upon such terms and at such prices as we may determine, which may be more or less than the amount to be paid pursuant to the Exchange Offer and Consent Solicitation and could be paid in cash or other consideration not provided for in this Exchange Offer and Consent Solicitation.

Exchange Agent

We have retained American Stock Transfer and Trust Company to act as Exchange Agent. We will pay American Stock Transfer and Trust Company reasonable and customary compensation for its services in connection with the Exchange Offer and Consent Solicitation, reimburse it for its reasonable out-of-pocket expenses and indemnify it against certain liabilities and expenses in connection with the Exchange Offer and Consent Solicitation, including liabilities under federal securities laws.

Information Agent

Georgeson Inc. is serving as Information Agent in connection with the Exchange Offer and Consent Solicitation. The Information Agent will assist with the mailing of this Offering Circular and related materials to holders of Preferred Stock, respond to inquiries of and provide information to holders of shares of Preferred Stock in connection with the Exchange Offer and Consent Solicitation, and provide other similar advisory services as we may request from time to time. Questions regarding the terms of the Exchange Offer and Consent Solicitation, and requests for assistance or for additional copies of the Offering Circular and any other required documents, should be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Offering Circular.

Expenses

We will bear the fees and expenses of soliciting tenders for the Exchange Offer and Consent Solicitation, including reimbursement of the reasonable and customary fees and expenses incurred by nominees in transmitting this Offering Circular (and related materials) to their clients who are the beneficial owners. The following table sets forth all expenses incurred or estimated to be incurred in connection with the transaction:

Filing, Legal, Accounting and Appraisal Fees	$350,000
Information Agent Expenses	25,000
Printing Costs	115,000
Other Expenses	200,000

Total Expenses	$690,000

MARKET PRICE OF AND DIVIDENDS ON THE PREFERRED STOCK AND COMMON STOCK

Preferred Stock

Prices of the Preferred Stock may fluctuate greatly and holders are urged to obtain current information with respect to the market prices for the Preferred Stock.

On March 24, 2008, the Board determined that we did not have sufficient liquidity to make our next scheduled payments of dividends on the Preferred Stock and, in order to preserve our liquidity and capital, the Board suspended indefinitely payment of dividends on all series of Preferred Stock. In addition, the Override Agreement contains restrictions on our ability to pay dividends on the Preferred Stock.

Series C Preferred Stock

Our Series C Preferred Stock is currently listed on the NYSE under the symbol “TMA PRC.” As of July 7, 2008, we had 6,525,000 shares of Series C Preferred Stock outstanding, held by 5,535 holders of record. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Series C Preferred Stock as reported on the NYSE Composite Transactions Reporting System (the “NYSE Composite Tape”) and the cash dividends declared per share of Series C Preferred Stock.

	Stock Prices		Cash Dividends Declared Per Share
	High	Low
2008
Third Quarter (through July 18, 2008)	$4.60	$4.20	$0.00
Second Quarter ended June 30, 2008	5.05	2.85	0.00
First Quarter ended March 31, 2008	23.00	1.60	0.50
2007
Fourth Quarter ended December 31, 2007	$19.94	$15.07	$0.50
Third Quarter ended September 30, 2007	25.42	8.90	0.50
Second Quarter ended June 30, 2007	25.57	24.90	0.50
First Quarter ended March 31, 2007	25.75	24.65	0.50
2006
Fourth Quarter ended December 31, 2006	$25.68	$24.95	$0.50
Third Quarter ended September 30, 2006	25.48	24.90	0.50
Second Quarter ended June 30, 2006	25.50	24.82	0.50
First Quarter ended March 31, 2006	25.60	24.97	0.50

On July 18, 2008, the closing sales price of our Series C Preferred Stock on the NYSE was $4.46 per share.

Series D Preferred Stock

Our Series D Preferred Stock is currently listed on the NYSE under the symbol “TMA PRD.” As of July 7, 2008, we had 4,000,000 shares of Series D Preferred Stock outstanding, held by 3,428 holders of record. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Series D Preferred Stock as reported on the NYSE Composite Tape and the cash dividends declared per share of Series D Preferred Stock.

	Stock Prices		Cash Dividends Declared Per Share
	High	Low
2008
Third Quarter (through July 18, 2008)	$4.62	$4.21	$0.00
Second Quarter ended June 30, 2008	5.00	2.75	0.00
First Quarter ended March 31, 2008	20.78	1.41	0.4921875
2007
Fourth Quarter ended December 31, 2007	$19.08	$14.55	$0.4921875
Third Quarter ended September 30, 2007	24.35	9.00	0.4921875
Second Quarter ended June 30, 2007	24.79	23.60	0.4921875
First Quarter ended March 31, 2007	24.99	20.00	0.4921875
2006
Fourth Quarter ended December 31, 2006	$25.85	$24.25	$0.30078125

On July 18, 2008, the closing sales price of our Series D Preferred Stock on the NYSE was $4.52 per share.

Series E Preferred Stock

Our Series E Preferred Stock is currently listed on the NYSE under the symbol “TMA PRE.” As of July 7, 2008, we had 3,162,500 shares of Series E Preferred Stock outstanding, held by 1,974 holders of record. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Series E Preferred Stock as reported on the NYSE Composite Tape and the cash dividends declared per share of Series E Preferred Stock.

	Stock Prices		Cash Dividends Declared Per Share
	High	Low
2008
Third Quarter (through July 18, 2008)	$4.72	$4.05	$0.00
Second Quarter ended June 30, 2008	4.96	3.05	0.00
First Quarter ended March 31, 2008	20.20	0.76	0.46875
2007
Fourth Quarter ended December 31, 2007	$19.28	$14.02	$0.46875
Third Quarter ended September 30, 2007	26.50	8.25	0.46875
Second Quarter ended June 30, 2007	25.70	24.50	0.140625

On July 18, 2008, the closing sales price of our Series E Preferred Stock on the NYSE was $4.52 per share.

Series F Preferred Stock

Our Series F Preferred Stock is currently listed on the NYSE under the symbol “TMA PRF.” As of July 7, 2008, we had 30,326,715 shares of Series F Preferred Stock outstanding, held by 3,373 holders of record. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Series F Preferred Stock as reported on the NYSE Composite Tape and the cash dividends declared per share of Series F Preferred Stock.

	Stock Prices		Cash Dividends Declared Per Share
	High	Low
2008
Third Quarter (through July 18, 2008)	$4.55	$4.28	$0.00
Second Quarter ended June 30, 2008	5.04	3.05	0.00
First Quarter ended March 31, 2008	30.65	1.90	0.63723
2007
Fourth Quarter ended December 31, 2007	$29.65	$21.04	$0.479166667
Third Quarter ended September 30, 2007	30.60	25.36

On July 18, 2008, the closing sales price of our Series F Preferred Stock on the NYSE was $4.49 per share.

In September 2007, we completed a public offering of 23,000,000 shares of Series F Preferred Stock at a public offering price of $25.00 per share and received net proceeds of $545.3 million. In January 2008, we sold an additional 9,137,000 (with over-allotment) shares of our Series F Preferred Stock in a public offering at a public offering price of $19.50 per share and received net proceeds of $169.1 million.

In June 2007, we completed a public offering of 2,956,250 shares of Series E Preferred Stock at a public offering price of $25.00 per share and received net proceeds of $71.2 million. In July 2007, we issued an additional 206,250 shares of Series E Preferred Stock pursuant to the exercise of the remaining over-allotment option it had granted to underwriters and received net proceeds of $5.0 million.

In November 2006, we completed a public offering of 4,000,000 shares of Series D Preferred Stock at $25.00 per share and received net proceeds of $96.2 million.

In 2005, we completed public offerings of 4,525,000 shares of Series C Preferred Stock at $25.00 per share and received net proceeds of $109.0 million. During 2007 and 2006, we issued 1,191,400 and 703,800 shares of Series C Preferred Stock through at-market transactions under a controlled equity offering program and received net proceeds of $29.3 million and $17.2 million, respectively.

Shares of Preferred Stock are currently traded on the NYSE. However, we intend to apply to the NYSE to delist each series of Preferred Stock that remains outstanding and, to the extent permitted by law, deregister each series of Preferred Stock under the Exchange Act. After the shares of each series of Preferred Stock are delisted from the NYSE and deregistered under the Exchange Act, the market for them could be materially and adversely affected and the value of your Preferred Stock may decline. It is possible that shares of Preferred Stock would be traded on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by such exchanges, or through the Pink Sheets LLC or by other sources.

The extent of the public market for shares of the Preferred Stock and the availability of such quotations would, however, depend upon the number of holders and/or the aggregate market value of the shares of Preferred Stock remaining at such time, the interest in maintaining a market in the shares of Preferred Stock on the part of securities firms, the termination of registration of shares of Preferred Stock under the Exchange Act and other factors.

Common Stock

Our Common Stock is currently listed on the NYSE under the symbol “TMA.” As of June 30, 2008, we had 386,917,559 shares of Common Stock outstanding, held by 5,392 holders of record and, as of July 7, 2008, approximately 128,134 beneficial owners. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Common Stock as reported on the NYSE Composite Tape and the cash dividends declared per share of Common Stock.

	Stock Prices		Cash Dividends Declared Per Share
	High	Low
2008
Third Quarter (through July 18, 2008)	$0.33	$0.18	$0.00
Second Quarter ended June 30, 2008	1.45	0.19	0.00
First Quarter ended March 31, 2008	14.05	0.69	0.25
2007
Fourth Quarter ended December 31, 2007	$13.55	$8.78	$0.25
Third Quarter ended September 30, 2007	27.19	7.61	0.00
Second Quarter ended June 30, 2007	28.11	25.52	0.68
First Quarter ended March 31, 2007	27.47	23.38	0.68
2006
Fourth Quarter ended December 31, 2006	$26.82	$24.28	$0.68
Third Quarter ended September 30, 2006	28.72	22.55	0.68
Second Quarter ended June 30, 2006	28.91	25.89	0.68
First Quarter ended March 31, 2006	27.28	24.77	0.68

On July 18, 2008, the closing sales price of our Common Stock on the NYSE was $0.33 per share.

On May 29, 2008, we received a letter from the NYSE stating that we were not in compliance with the NYSE’s continued listing criteria under Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Common Stock has been less than $1.00 per share for 30 consecutive trading days. We intend to cure this deficiency within the timeframe required by the NYSE by implementing a reverse stock split. See “Special Factors—NYSE Continued Listing Standards” for more information.

In order to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), we generally pay quarterly dividends such that all or substantially all of our taxable income each year (subject to certain adjustments) is distributed to our shareholders. Under the terms of the Override Agreement, we are prohibited from paying quarterly dividends on the Common Stock during the term of the Override Agreement, except that we may declare in December 2008 for payment in January 2009 a dividend on the Common Stock equal to 87% of our taxable income for the calendar year 2008. In addition, under the terms of the indentures governing the Senior Subordinated Secured Notes and the Senior Notes, we are subject to restrictions on paying dividends on our Common Stock. We do not expect the covenants in such indentures to restrict us from paying an amount of dividends necessary to maintain our status as a REIT. All of the distributions that we make will be at the discretion of the Board and will depend on our earnings and financial condition, maintenance of REIT status and any other factors that the Board deems relevant.

COMPARISON OF RIGHTS BETWEEN THE PREFERRED STOCK AND THE COMMON STOCK

The following briefly summarizes the material differences between the rights of holders of Preferred Stock as presently in effect (prior to adoption of the Proposed Amendments) and of holders of the Common Stock to be issued in the Exchange Offer and Consent Solicitation. See “Description of Capital Stock” for more information on the rights under the current Charter of the Preferred Stock and the Common Stock. For a discussion of the changes that will come into effect if the Proposed Amendments are adopted, see “The Exchange Offer—Terms of the Exchange Offer and Consent Solicitation” and “The Exchange Offer and Consent Solicitation—Effects of Tenders and Consents.” The discussion below, and the discussions of our capital stock and the Proposed Amendments contained elsewhere in this Offering Circular, are summaries, and are qualified in their entirety by reference to the Charter (including the articles supplementary establishing each series of Preferred Stock and the text of the Proposed Amendments set forth in Annex A), our amended and restated bylaws (the “Bylaws”), applicable Maryland law and other documents referred to herein. We urge you to read these documents for a more complete understanding of the differences between the Preferred Stock and the Common Stock.

Governing Document

Preferred Stock: As a holder of one of the series of outstanding Preferred Stock, your rights are currently set forth in the Charter (including the articles supplementary establishing each series of Preferred Stock), the Bylaws and Maryland law. Certain provisions of the Charter are proposed to be amended by the Proposed Amendments.

Common Stock: Holders of shares of Common Stock will have their rights set forth in the Charter, the Bylaws and Maryland law.

Dividends

Preferred Stock:

General. The Charter currently provides that dividends on each existing series of Preferred Stock accrue and are cumulative, whether or not declared or paid, and that holders of Preferred Stock are entitled to receive dividends on the outstanding shares of each series of Preferred Stock at the rates described below. Holders of Preferred Stock are entitled to receive full cumulative dividends accrued for all past dividend periods (and any partial portion of the then-current dividend period) from legally available funds upon the occurrence of certain events, including the redemption of such shares or our liquidation or dissolution. We must generally pay or declare and set apart for payment full cumulative dividends accrued for all past dividend periods on shares of each series of Preferred Stock before we may pay dividends on shares of Common Stock or any other class or series of Junior Stock and before we may redeem or repurchase shares of Junior Stock or Parity Stock. We also must pay or declare and set apart for payment full cumulative dividends accrued for any partial current dividend period on shares of Series C Preferred Stock before we may redeem less than all of the outstanding shares of Series C Preferred Stock or repurchase shares of Junior Stock or Parity Stock.

Under the terms of the Override Agreement, we may continue to pay the dividends on the Preferred Stock unless the amount of a liquidity fund to be maintained under the Override Agreement falls below certain minimum amounts for three consecutive months. As of June 30, 2008, we were in compliance with this requirement of the Override Agreement. On March 24, 2008, the Board determined that we did not have sufficient liquidity to make our next scheduled payments of dividends on the Preferred Stock and, in order to preserve capital, we have announced that the dividend payments on all series of Preferred Stock will be suspended indefinitely. We are unable to currently predict when, if at all, we will be in a financial position to resume dividend payments on the Preferred Stock.

If the Proposed Amendments become effective, dividends on the Preferred Stock will no longer be cumulative, and holders of Preferred Stock will no longer have the right to receive dividends accrued during any past dividend period, including any dividend period ended before the Proposed Amendments become effective, or the then-current dividend period (except as otherwise described below) at any time, including upon conversion or redemption of shares of any series of Preferred Stock or upon liquidation or dissolution of the Company. Any dividends accrued during dividend periods ended before the Proposed Amendments become effective will cease to be payable, and holders of Preferred Stock will not be entitled to receive these amounts at any time in the future. The Proposed Amendments would also permit us to declare and pay dividends on Common Stock or any other series of our capital stock, except any class or series of Parity Stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other class or series of Preferred Stock, without paying or setting apart for payment any dividends on any series of Preferred Stock. The Proposed Amendments would allow us to repurchase less than all of the shares of any series of Preferred Stock, or redeem or repurchase shares of another series of Preferred Stock, without declaring and paying or setting apart for payment any dividends on the shares of Preferred Stock that remain outstanding.

Series C Preferred Stock. Holders of Series C Preferred Stock are currently entitled to receive cumulative cash dividends, accumulating from the original issue date, at an annual rate of 8.00% of the liquidation preference per share, payable on January 15, April 15, July 15 and October 15 of each year . We have paid all accrued dividends through January 15, 2008.

Series D Preferred Stock. Holders of Series D Preferred Stock are currently entitled to receive cumulative cash dividends, accumulating from the original issue date, at an annual rate of 7.875% of the liquidation preference per share, payable on January 15, April 15, July 15 and October 15 of each year. Beginning January 15, 2012, holders of Series D Preferred Stock will be entitled to receive cash dividends at the Three Month LIBOR rate plus 268 basis points (2.68%), which will reset quarterly but not below an annual rate of 7.625%. The Three Month LIBOR rate will be determined quarterly by the calculation agent and will be the rate for deposits in U.S. dollars having a three-month maturity which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the applicable determination date. During any period of time that the Series D Preferred Stock is (i) not listed on the NYSE, the AMEX or the NASDAQ and (ii) we are not subject to the reporting requirements of the Exchange Act, the annual dividend rate will increase by 1%. Upon the satisfaction of the Additional Financing Conditions, including the completion of the Exchange Offer and Consent Solicitation by September 30, 2008, we intend to apply to the NYSE to delist the Series D Preferred Stock and, to the extent permitted by law, deregister the Series D Preferred Stock under the Exchange Act. If the Proposed Amendments become effective, holders of Series D Preferred Stock will not be entitled to an increase in the dividend rate even if the Series D Preferred Stock is delisted from the NYSE and we cease to be subject to the Exchange Act reporting requirements. We have paid all accrued dividends through January 15, 2008.

Series E Preferred Stock. Holders of Series E Preferred Stock are currently entitled to receive cumulative cash dividends payable quarterly equal to the sum of (i) $0.46875 plus (ii) the product of the excess of the quarterly cash dividend payable on the Common Stock for the applicable quarter over $0.68 per share, multiplied by the conversion rate for the Series E Preferred Stock (currently 0.77232). The dividends are payable on January 15, April 15, July 15 and October 15 of each year and accumulate from the original issue date. During any period of time that the Series E Preferred Stock is (i) not listed on the NYSE, the AMEX or the NASDAQ and (ii) we are not subject to the reporting requirements of the Exchange Act, the annual dividend rate will increase by 1%. Upon the satisfaction of the Additional Financing Conditions, including the completion of the Exchange Offer and Consent Solicitation by September 30, 2008, we intend to apply to the NYSE to delist the Series E Preferred Stock and, to the extent permitted by law, deregister the Series E Preferred Stock under the Exchange Act. If the Proposed Amendments become effective, holders of Series E Preferred Stock will not be entitled to an increase in the dividend rate even if the Series E Preferred Stock is delisted from the NYSE and we cease to be subject to the Exchange Act reporting requirements. We have paid all accrued dividends through January 15, 2008.

Series F Preferred Stock. Holders of Series F Preferred Stock are currently entitled to receive cumulative cash dividends equal to the greater of (i) an annual rate of 10% of the liquidation preference per share; or (ii) with respect to any quarter in which we distribute cash to holders of the Common Stock, an amount that is the same percentage of the $25.00 liquidation preference per shares as the Common Stock dividend yield for the quarter. The Common Stock dividend yield is the quotient obtained by dividing the cash per share distributed to holders of Common Stock for the applicable quarter divided by the average daily closing sale price of the Common Stock for the ten trading days following the date that the Common Stock dividend is declared in such quarter. The dividends are payable on February 15, May 15, August 15 and November 15 of each year and accumulate from the original issue date. We have paid all accrued dividends through February 15, 2008.

See “Description of Capital Stock—Preferred Stock” for more information on the dividend rights of the Preferred Stock under the current Charter. For a discussion of the changes to the dividend rights of the Preferred Stock that will come into effect if the Proposed Amendments are adopted, see “The Exchange Offer—Terms of the Exchange Offer and Consent Solicitation” and “The Exchange Offer and Consent Solicitation—Effects of Tenders and Consents—Modifications to Dividend Rights.”

Common Stock:

Subject to the preferential rights of any other class or series of capital stock, including the Preferred Stock, holders of Common Stock are entitled to receive such dividends when, as and if declared by the Board, out of legally available funds. In order to qualify for the tax benefits accorded to a REIT under the Code, we generally pay quarterly dividends such that all or substantially all of our taxable income each year (subject to certain adjustments) is distributed to our shareholders. Under the terms of the Override Agreement, we are prohibited from paying dividends on the Common Stock during the term of the Override Agreement, except that we may declare in December 2008 for payment in January 2009 a dividend on the Common Stock equal to 87% of our taxable income for the calendar year 2008. The indentures governing the Senior Notes and the Senior Subordinated Secured Notes contain covenants that restrict our right to pay dividends on our Common Stock. We do not expect the covenants in such indentures to restrict us from paying an amount of dividends necessary to maintain our status as a REIT.

See “Description of Capital Stock—Common Stock—Dividends; Liquidation; Other Rights” for more information on the dividend rights of the Common Stock under the Charter and “Market Price of and Dividends on the Preferred Stock and Common Stock” for a discussion of the limitations on our ability to pay dividends on the Common Stock.

Ranking

Preferred Stock: Each series of Preferred Stock currently ranks senior with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company to the Common Stock. Each series of Preferred Stock is equal in right of payment with the other outstanding series of Preferred Stock. The Preferred Stock ranks junior in right of payment to all of our existing and future indebtedness.

Common Stock: The Common Stock currently ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company to all series of Preferred Stock. If the Proposed Amendments become effective, holders of Preferred Stock will no longer be entitled to receive dividends in preference or priority to the holders of Common Stock.

Conversion Rights

Series C and D Preferred Stock: Holders of the Series C and Series D Preferred Stock do not have conversion rights.

Series E Preferred Stock:

Optional Conversion. Holders of the Series E Preferred Stock may convert, at their option, such stock into a number of shares of Common Stock equal to the aggregate liquidation preference of the shares of Series E Preferred Stock surrendered for conversion divided by the conversion price. The conversion price is based on an initial conversion rate of 0.77232 shares of Common Stock for each share of Series E Preferred Stock (equivalent to a conversion price of $32.37 per share of Common Stock), and is subject to adjustment in certain events.

Mandatory Conversion at the Company’s Option. On or after June 19, 2012, we may require holders of the Series E Preferred Stock to convert all of the outstanding shares of Series E Preferred Stock into the number of shares of Common Stock that are issuable at the then applicable conversion rate, if the closing sale price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days equals at least 130% of the conversion price of the Series E Preferred Stock. The Charter currently requires us, upon any conversion of shares of Series E Preferred Stock at our option, to pay to the holder of any shares of Series E Preferred Stock called for conversion all unpaid dividends that are in arrears as of the applicable conversion date. The Proposed Amendments would eliminate the right to receive, upon conversion of shares of Series E Preferred Stock at our option, the amount of any accrued and unpaid dividends, although holders of shares of Series E Preferred Stock converted at our option after the record date but before the payment date of any dividend declared by us would remain entitled to receive such dividend on the applicable payment date.

See “Description of Capital Stock—Preferred Stock—Series E Preferred Stock” for more information on the conversion rights of the Series E Preferred Stock under the current Charter. For a discussion of the changes to the conversion rights of the Series E Preferred Stock that will come into effect if the Proposed Amendments are adopted, see “The Exchange Offer—Terms of the Exchange Offer and Consent Solicitation—Series E Preferred Stock” and “The Exchange Offer and Consent Solicitation—Effects of Tenders and Consents—Modifications to Conversion Rights of Series E Preferred Stock and Series F Preferred Stock.”

Series F Preferred Stock:

Optional Conversion. Holders of the Series F Preferred Stock may convert, at their option, such stock into a number of shares of Common Stock equal to the aggregate liquidation preference of the shares of Series F Preferred Stock surrendered for conversion divided by the conversion price. The conversion price is based on an initial conversion rate of 2.1739 shares of Common Stock for each share of Series F Preferred Stock (equivalent to a conversion price of $11.50 per share of Common Stock), and is subject to adjustment in certain events.

Mandatory Conversion at the Company’s Option. On or after September 7, 2012, we may require holders of the Series F Preferred Stock to convert all of the outstanding shares of Series F Preferred Stock into the number of shares of Common Stock that are issuable at the then applicable conversion rate, if the closing sale price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days equals at least 130% of the conversion price of the Series F Preferred Stock. The Charter currently requires us, upon any conversion of shares of Series F Preferred Stock at our option, to pay to the holder of any shares of Series F Preferred Stock called for conversion all unpaid dividends that are in arrears as of the applicable conversion date. The Proposed Amendments would eliminate the right to receive, upon conversion of shares of Series F Preferred Stock at our option, the amount of any accrued and unpaid dividends, although holders of shares of Series F Preferred Stock converted at our option after the record date but before the payment date of any dividend declared by us would remain entitled to receive such dividend on the applicable payment date.

See “Description of Capital Stock—Preferred Stock—Series F Preferred Stock” for more information on the conversion rights of the Series F Preferred Stock under the current Charter. For a discussion of the changes to the conversion rights of the Series F Preferred Stock that will come into effect if the Proposed Amendments are adopted, see “The Exchange Offer—Terms of the Exchange Offer and Consent Solicitation—Series F Preferred Stock” and “The Exchange Offer and Consent Solicitation—Effects of Tenders and Consents—Modifications to Conversion Rights of Series E Preferred Stock and Series F Preferred Stock.”

Common Stock: The Common Stock is not convertible.

Voting Rights

Preferred Stock:

General. The holders of each series of Preferred Stock currently have the right to vote as a separate class with respect to:

•

Subject to certain exceptions, any amendment, alteration or repeal of the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any rights of the series of Preferred Stock, as applicable; or

•	The authorization or issuance of or the increase in the authorized or issued amounts of any class of equity securities that ranks senior to such series of Preferred Stock.

Whenever dividends remain unpaid for six or more quarterly periods (whether or not consecutive) (“Dividend Default”), the number of directors constituting the Board shall be increased by two members and the holders of each class of Preferred Stock for which there is a Dividend Default, voting together as a single class, shall have the right to elect the two additional members of the Board until all dividends accrued on such series of Preferred Stock have been paid in full.

Additional Voting Rights of Series F Preferred Stock. Holders of Series F Preferred Stock have the right to vote as a single class together with the holders of Common Stock on all matters on which our common stockholders are entitled to vote. Each holder of Series F Preferred Stock is currently entitled to cast one vote for each share of Common Stock into which such holder’s shares of Series F Preferred Stock are currently convertible, with any fractional share, determined on an aggregate conversion basis, being rounded to the nearest whole share.

If the Proposed Amendments become effective, the sole voting right of holders of any series of Preferred Stock, by the affirmative vote of the holders of 66 2/3% of the outstanding shares of such series of Preferred Stock, voting as a separate class, will be to approve any amendment, alteration or repeal of any provision of the Charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the that series of Preferred Stock or the holders thereof. The occurrence of an Event will not be considered to materially and adversely affect the rights of the holders of any series of Preferred Stock if shares of the series (or shares issued by a surviving entity in substitution for the series) remain outstanding with their terms materially unchanged (taking into account that upon the occurrence of an Event, we may not be the surviving entity). An increase in the number of authorized or outstanding shares of that series of Preferred Stock or any class or series of Junior Stock, or the authorization, creation, issuance or increase in the authorized or outstanding number of shares of any other class or series of stock, will also not be considered to materially and adversely affect the rights of the holders of that series of Preferred Stock.

See “Description of Capital Stock—Preferred Stock” for more information on the voting rights of the Preferred Stock under the current Charter. For a discussion of the changes to the voting rights of the Preferred Stock that will come into effect if the Proposed Amendments are adopted, see “The Exchange Offer—Terms of the Exchange Offer and Consent Solicitation” and “The Exchange Offer and Consent Solicitation—Effects of Tenders and Consents—Reduction of Voting Rights.”

Common Stock: Holders of shares of Common Stock are entitled to one vote per share on all matters brought before the shareholders.

Redemption

Preferred Stock:

Optional Redemption by the Company. We may redeem all or a portion of each series of Preferred Stock, at our option, at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated, accrued and unpaid dividends to and including the date fixed for redemption, on or after the following dates:

Series C	March 22, 2010
Series D	November 21, 2011
Series E	June 19, 2012
Series F	September 7, 2012

In addition, if any of the Series D, E or F Preferred Stock ceases to be listed on the NYSE, AMEX or NASDAQ, and we are no longer subject to the reporting provisions of the Exchange Act, we may redeem in whole but not in part each series of Series D, E or F Preferred Stock at a price equal to its liquidation preference plus accumulated, accrued and unpaid dividends to and including the date fixed for redemption.

If the Proposed Amendments become effective, we will be able to redeem any number of shares of any series of Preferred Stock, at any time, for a redemption price equal to the liquidation preference per share, without paying or declaring and setting apart for payment any accrued but unpaid dividends on the redeemed shares of Preferred Stock or paying or declaring and setting apart for payment any dividends to holders of any other series of Preferred Stock. If the redemption date for shares of any series of Preferred Stock falls after the record date but before the payment date of any dividend declared by us on that series of Preferred Stock, holders of any redeemed shares of any series of Preferred Stock will be entitled to receive the dividend when and as paid by us.

The Proposed Amendments will not change the existing procedures for redemption of any series of Preferred Stock or the requirement that, if we redeem less than all of the shares of any series of Preferred Stock, we will redeem shares of such series pro rata among the holders of that series in proportion to the number of shares held by such shareholders or by lot or by any other equitable manner determined by the Board.

See “Description of Capital Stock—Preferred Stock” for more information on the redemption provisions of the Preferred Stock under the current Charter. For a discussion of the changes to the redemption provisions of the Preferred Stock that will come into effect if the Proposed Amendments are adopted, see “The Exchange Offer—Terms of the Exchange Offer and Consent Solicitation” and “The Exchange Offer and Consent Solicitation—Effects of Tenders and Consents—Modifications to Optional Redemption Provisions.”

Redemption at Option of Holder. The Preferred Stock is not redeemable at the option of the Holders.

Common Stock: We have no obligation or right to redeem our Common Stock or warrants exercisable for shares of our Common Stock except in connection with the restrictions on ownership and transfer of our stock described below. See “Description of Capital Stock–Restrictions on Ownership and Transfer.”

Listing

Preferred Stock: Each series of the Preferred Stock is listed on the NYSE. However, we intend to apply to delist each series of Preferred Stock from the NYSE and we do not intend to apply for listing of any series of Preferred Stock on any other national securities exchange. To the extent permitted by law, we intend to deregister each outstanding series of Preferred Stock under the Exchange Act.

Common Stock: The Common Stock is listed for trading on the NYSE.

DESCRIPTION OF CAPITAL STOCK

As of the date hereof, our authorized capital stock consists of 3,955,985,785 shares of Common Stock, 6,525,000 shares of Series C Preferred Stock, 4,000,000 shares of Series D Preferred Stock, 3,162,500 shares of Series E Preferred Stock and 30,326,715 shares of Series F Preferred Stock. Pursuant to the Charter, the Board has the right to classify or reclassify any unissued shares of Common Stock into one or more classes or series of Common Stock, Preferred Stock or other stock.

Common Stock

All shares of Common Stock that we may offer under this Exchange Offer and Consent Solicitation will be duly authorized, fully paid and nonassessable. The statements below describing our Common Stock are in all respects subject to and qualified in their entirety by reference to the Charter and the Bylaws, which are filed as exhibits to our annual report on Form 10-K/A for the fiscal year ended December 31, 2007, our quarterly report on Form 10-Q for the quarter ended March 31, 2008 and our current report on Form 8-K filed on June 13, 2008.

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held of record by that holder on each matter submitted to a vote of shareholders of our Common Stock.

Our Bylaws provide that annual meetings of our shareholders will be held each calendar year on the date determined by the Board, which date, according to our Bylaws, shall be during the month of June, and special meetings may be called by a majority of the Board, our Chairman, a majority of our independent directors, our President or by shareholders entitled to cast at least 25% of all votes which shareholders are entitled to cast at the meeting.

Dividends; Liquidation; Other Rights

Subject to the preferential rights of any other classes or series of capital stock, holders of our Common Stock are entitled to receive dividends, when, as and if authorized by the Board and declared by us, out of legally available funds. We have agreed with the counterparties to the Override Agreement to suspend dividends on the Common Stock for the term of the Override Agreement, provided that we may declare in December 2008, for payment in January 2009, a dividend of up to 87% of our taxable income for the calendar year 2008. The indentures governing the Senior Subordinated Secured Notes and the Senior Notes also restrict our ability to pay dividends.

In the event of our liquidation, dissolution or winding-up, holders of our Common Stock will share ratably in all of our assets remaining after the payment of all of our debts and other liabilities and the payment of all liquidation and other preference amounts to any holders of our Preferred Stock. Holders of our Common Stock have no preemptive or other subscription rights, and there are no conversion rights, or redemption or sinking fund provisions, relating to shares of our Common Stock. Except as provided in the terms of any class or series of our stock, including each series of Preferred Stock, our Charter and Bylaws contain no restrictions on our repurchase of shares of our Common Stock.

Pursuant to the warrant agreement under which we issued warrants to the investors in the March 31, 2008 financing transaction, the number of shares of Common Stock, or in certain other circumstances other consideration, underlying such warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and in the event of certain issuances of Common Stock or rights, warrants, options or other securities exercisable into, exchangeable for or convertible into Common Stock.

We have a Dividend Reinvestment and Stock Purchase Plan (the “DRSPP”) that allows shareholders of our Common Stock, our Series C Preferred Stock, our Series D Preferred Stock, our Series E Preferred Stock and our Series F Preferred Stock to have their cash dividends reinvested in additional shares of our Common Stock. The Common Stock to be acquired under the DRSPP may be purchased, at our sole discretion, from us at the average market price of the Common Stock as described in the DRSPP, less a discount ranging from 0% to 5%, or in the open market or in privately negotiated transactions, at the average market price of the Common Stock as described in the DRSPP, without any discount. Shareholders also can make additional monthly cash purchases of Common Stock, subject to a minimum investment of $100 per month ($500 minimum initial investment for new investors) and a maximum investment of $10,000 per month, although we may waive the limitation on the maximum amount upon request, at our sole discretion.

Classification or Reclassification of Common Stock

The Charter authorizes the Board to classify or reclassify any unissued shares of Common Stock into other classes or series of shares. We believe that the power to classify or reclassify unissued shares of our Common Stock and thereafter to issue the classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by the terms of any class or series of Preferred Stock outstanding, applicable law or the rules of any stock exchange or automated dealer quotation system on which our securities may be listed or traded.

Prior to the issuance of shares of each class or series, the Board is required by Maryland law and by the Charter to set, subject to the restrictions on ownership and transfers of our stock contained in the Charter, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control of our Company that might involve a premium price for holders of our Common Stock or otherwise be in their best interest.

Preferred Stock

The Board is authorized to designate with respect to each series of Preferred Stock the number of shares in each such series, the dividend rates and dates of payment, voluntary and involuntary liquidation preferences, redemption prices, if any, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions if any, and the terms and conditions on which shares can be converted into or exchanged for shares of another class or series, and the voting rights, if any. For more complete information, we urge you to review the terms of the Charter, including the articles supplementary, and the Bylaws, which are filed as exhibits to our annual report on Form 10-K/A for the fiscal year ended December 31, 2007, our quarterly report on Form 10-Q for the quarter ended March 31, 2008 and our current report on Form 8-K filed on June 13, 2008.

Under the terms of the Override Agreement, we may continue to pay dividends on the Preferred Stock unless the amount of a liquidity fund to be maintained under the Override Agreement falls below certain minimum amounts for three consecutive months. As of June 30, 2008, we were in compliance with this requirement of the Override Agreement. On March 24, 2008, the Board determined that we did not have sufficient liquidity to make our next scheduled payments of dividends on the Preferred Stock and, in order to preserve capital, we have announced that the dividend payments on all series of Preferred Stock will be suspended indefinitely. We are unable to currently predict when, if at all, we will be in a financial position to resume dividend payments on the Preferred Stock.

If adopted, the Proposed Amendments will significantly modify your rights as a holder of Preferred Stock. See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation” and “The Exchange Offer and Consent Solicitation—Effects of Tenders and Consents” for a discussion of the Proposed Amendments and Annex A to this Offering Circular for the full text of the Proposed Amendments.

Series C Preferred Stock

Ranking. Our Series C Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our Company, ranks senior to our Common Stock and ranks (i) prior or senior to any other class or series of equity securities, if the holders of Series C Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series; (ii) on a parity with our Series D Preferred Stock, our Series E Preferred Stock, our Series F Preferred Stock and any other class or series of our equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series C Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other; (iii) junior to any other class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series C Preferred Stock; and (iv) junior to all of our existing and future indebtedness. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series C Preferred Stock prior to conversion.

Dividends. Holders of Series C Preferred Stock will be entitled to receive, when, as and if authorized by the Board and declared by us, out of funds legally available for payment, cumulative cash dividends payable quarterly in an amount per share of Series C Preferred Stock equal to $0.50 per quarter (which is equal to an annual base rate of 8.00% of the $25.00 liquidation preference per share or $2.00 per year).

Such dividends shall accrue on a daily basis on a 360-day year, consisting of twelve 30-day months. Any dividend payable on the Series C Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Dividends shall be cumulative from the date of issuance, whether or not in any dividend period or periods (i) such dividends shall be declared; (ii) we have earnings; (iii) there shall be funds legally available for the payment of such dividends; or (iv) any agreement exists that prohibits our payment of such dividends. Such dividends shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year (or, if not a business day, the next succeeding business day). Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series C Preferred Stock will not be entitled to receive any dividends in excess of cumulative dividends on the Series C Preferred Stock. No interest will be paid in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

When dividends are not paid in full upon the Series C Preferred Stock, the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series C Preferred Stock, the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series C Preferred Stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on the Series C Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment by us with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series C Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment by us with respect to any Junior Stock. Unless full cumulative dividends on the Series C Preferred

Stock have been paid or declared and set apart for payment for all past dividend periods and the then-current dividend period, no Junior Stock or Parity Stock may be redeemed, purchased or otherwise acquired for any consideration, nor may any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock. Notwithstanding the foregoing, we shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock or (ii) redeeming, purchasing or otherwise acquiring any stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

No dividends on Series C Preferred Stock shall be authorized by the Board or declared or paid or set apart for payment at such time as the terms and provisions of any agreement, including any agreement relating to our indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration or payment shall be restricted or prohibited by law.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion of the dividends paid or made available for the year to holders of any class or series of capital stock, then the portion of the capital gains amount that shall be allocable to the holders of Series C Preferred Stock shall be equal to the total capital gains amount multiplied by the amount that the total dividends (as determined under the Code) paid or made available to the holders of the Series C Preferred Stock for the year bears to the total dividends (as determined under the Code) paid or made available to the holders of all classes or series of stock. We may elect to retain and pay income tax on our net long-term capital gains. In such a case, the holders of Series C Preferred Stock would include in income an appropriate share of our undistributed long-term capital gains, as designated by us.

In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of our Company), by dividend, redemption or otherwise, is permitted, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the liquidation preference of the Series C Preferred Stock (as discussed below) whose preferential rights upon dissolution are superior to those receiving the distribution.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series C Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series C Preferred Stock have been paid the liquidation preference in full, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment shall be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of our Company. If upon any liquidation, dissolution or winding up of our Company, our assets, or proceeds thereof, distributable among the holders of Series C Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. Our voluntary or involuntary liquidation, dissolution or winding up shall not include our consolidation or merger with or into one or more entities, a sale, lease, transfer or conveyance of all or substantially all of our assets or a statutory share exchange.

Upon any liquidation, dissolution or winding up of our Company, after payment shall have been made in full to the holders of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and any other Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.

Optional Redemption. We may not redeem the Series C Preferred Stock prior to March 22, 2010, except in certain limited circumstances relating to our maintenance of our ability to qualify as a REIT as described in “Description of Capital Stock—Restrictions on Ownership and Transfer” below. On or after March 22, 2010, we may redeem any Series C Preferred Stock, in whole or from time to time in part, at a cash redemption price of $25.00 per share plus all accrued and unpaid dividends to the date fixed for redemption. The redemption date shall be selected by us and shall not be less than 30 days nor more than 60 days after the date we send notice of redemption. If full cumulative dividends on all outstanding shares of Series C Preferred Stock have not been paid or declared and set apart for payment for all past dividend periods and the then-current dividend period, no Series C Preferred Stock may be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock. Additionally, unless full cumulative dividends on all outstanding shares of Series C Preferred Stock have been paid or declared and set apart for payment for all past dividend periods and the then-current dividend period, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series C Preferred Stock or any other class of Parity Stock or Junior Stock (except by conversion into or exchange for Junior Stock); provided, however, that we shall not be prevented from purchasing any Series C Preferred Stock or other Junior or Parity Stock pursuant to the Charter or otherwise in order to ensure that we remain qualified as a REIT under the Code.

Notice of redemption of the Series C Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on our stock records. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series C Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series C Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption. From and after the redemption date, dividends on the Series C Preferred Stock to be redeemed will cease to accrue, such shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (except the right to receive the cash payable upon such redemption).

The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions except as provided under “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Subject to applicable law and the limitation on purchases when dividends on the Series C Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series C Preferred Stock in the open market, by tender or by private agreement.

Any shares of Series C Preferred Stock redeemed, purchased or otherwise acquired by us in any manner whatsoever shall become our authorized but unissued Common Stock and may be reissued or reclassified by us in accordance with the applicable provisions of the Charter.

Preemptive Rights. No holder of Series C Preferred Stock is entitled to any preemptive rights to purchase or subscribe for any additional securities.

Conversion Rights. The shares of Series C Preferred Stock are not convertible into or exchangeable for any other property or securities.

Voting Rights. Holders of Series C Preferred Stock shall not have any voting rights, except as provided below.

If and whenever dividends on any shares of Series C Preferred Stock remain unpaid for six or more quarterly periods (whether or not consecutive), the number of directors then constituting the Board shall be increased by two and the holders of such Series C Preferred Stock (voting together as a single class with all other Parity Stock of any other class or series which is then entitled to exercise similar voting rights) will be entitled to vote for the election of the two additional directors at any annual meeting of shareholders or at a special meeting of the holders of the Series C Preferred Stock and of any such other class or series of Parity Stock called for that purpose. We must call such special meeting upon the request of the holders of record of 20% or more of the Series C Preferred Stock or any such other class or series of Parity Stock. Whenever dividends in arrears on outstanding Series C Preferred Stock shall have been paid in full or declared by us and set aside for payment in full, then the right of the holders of the Series C Preferred Stock to elect such additional two directors shall cease and, when dividends in arrears on outstanding Series C Preferred Stock and any such other class or series of Parity Stock shall have been paid in full or declared by us and set aside for payment in full, the terms of office of such directors shall terminate and the number of directors constituting the Board shall be reduced accordingly.

The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series C Preferred Stock, voting separately as a class, in addition to any other vote required by the Charter or Maryland law, will be required to: (i) authorize the creation of, the increase in the authorized amount of, or the issuance of any shares of any class of stock ranking senior to the Series C Preferred Stock or any security convertible into shares of any class of such senior stock; or (ii) amend, alter or repeal any provision of the Charter, including the articles supplementary establishing the Series C Preferred Stock, whether by merger, consolidation or otherwise, if such action would materially and adversely affect the voting powers, rights or preferences of the holders of the Series C Preferred Stock. The occurrence of an Event will not be considered to materially and adversely affect the rights of the holders of Series C Preferred Stock if shares of Series C Preferred Stock (or shares issued by a surviving entity in substitution for the Series C Preferred Stock) remain outstanding with their terms materially unchanged (taking into account that upon the occurrence of an Event, we may not be the surviving entity). Any increase in the authorized or issued amount of Series C Preferred Stock, or the creation of any class or series of, or increase in the number of authorized or issued shares of, preferred stock ranking junior to or on parity with the Series C Preferred Stock, shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Stock. No such vote of the holders of Series C Preferred Stock as described above shall be required if provision is made to redeem all Series C Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be.

With respect to the exercise of the above described voting rights, each share of Series C Preferred Stock shall have one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series C Preferred Stock as a single class, then the Series C Preferred Stock and such other class or series shall have one vote per $25.00 of liquidation preference.

Series D Preferred Stock

Ranking. Our Series D Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our Company, ranks senior to our Common Stock and ranks (i) prior or senior to any other class or series of equity securities, if the holders of Series D Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series; (ii) on a parity with our Series F Preferred Stock, our Series E Preferred Stock, our Series C Preferred Stock and any other class or series of our equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series D Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other; (iii) junior to any other class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series D Preferred Stock; and (iv) junior to all of our existing and future indebtedness. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series D Preferred Stock prior to conversion.

Dividends. Prior to January 15, 2012, holders of Series D Preferred Stock will be entitled to receive, when, as and if authorized by the Board and declared by us, out of funds legally available for payment, cumulative cash dividends payable quarterly in an amount per share of Series D Preferred Stock equal to $0.4921875 per quarter (which is equal to an annual base rate of 7.875% of the $25.00 liquidation preference per share or $1.96875 per year).

Such dividends shall accrue on a daily basis on a 360-day year, consisting of twelve 30-day months. During this period, any dividend payable on the Series D Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year.

Beginning January 15, 2012, holders of Series D Preferred Stock will be entitled to receive, when, as and if authorized by the Board and declared by us, out of funds legally available for payment, cumulative cash dividends payable quarterly in an amount per share of Series D Preferred Stock equal to the greater of:

•

a quarterly rate of 2.68% plus the three-month LIBOR interest rate (determined by the interest rate transacted in the London Inter-Bank market for deposits in U.S. dollars having a three-month maturity which appears on the Telerate page 3750 as of 11:00 am, London time, as of the date dividends are payable); or

•	$0.4765625 per quarter (which is equal to an annual base rate of 7.625% of the $25.00 liquidation preference per share or $ 1.90625 per year).

Such dividends shall accrue on a daily basis on a 360-day year, calculated by the actual number of days elapsed over the quarterly dividend period, except for the quarters where the dividend shall reset to the annual base rate of 7.625%, in which case, dividends payable on the Series D Preferred Stock will accrue on the basis of twelve 30-day months and a 360-day year.

The rate at which dividends accrue on outstanding shares of Series D Preferred Stock will increase by 1% per annum if shares of such series cease to be listed on the NYSE, the AMEX or the NASDAQ and we cease to be subject to the reporting requirements of the Exchange Act.

Dividends shall be cumulative from the date of issuance, whether or not in any dividend period or periods (i) such dividends shall be declared; (ii) there shall be funds legally available for the payment of such dividends; or (iii) any agreement exists that prohibits our payment of such dividends. Such dividends shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year (or, if not a business day, the next succeeding business day). Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the first day of each of January, April, July and October, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series D Preferred Stock will not be entitled to receive any dividends in excess of cumulative dividends on the Series D Preferred Stock. No interest will be paid in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.

When dividends are not paid in full upon the Series D Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series D Preferred Stock, the Series

C Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series D Preferred Stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on the Series D Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment by us with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series D Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment by us with respect to any Junior Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock. Notwithstanding the foregoing, we shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock or (ii) redeeming, purchasing or otherwise acquiring any stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

No dividends on Series D Preferred Stock shall be authorized by the Board or declared or paid or set apart for payment at such time as the terms and provisions of any agreement, including any agreement relating to our indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, or payment shall be restricted or prohibited by law.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion of the dividends paid or made available for the year to holders of any class or series of capital stock, then the portion of the capital gains amount that shall be allocable to the holders of Series D Preferred Stock shall be the amount that the total dividends (as determined under the Code) paid or made available to the holders of the Series D Preferred Stock for the year bears to the total dividends (as determined under the Code) paid or made available to holders of all classes or series of stock. We may elect to retain and pay income tax on our net long-term capital gains. In such a case, the holders of Series D Preferred Stock would include in income an appropriate share of our undistributed long-term capital gains, as designated by us.

In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of our Company), by dividend, redemption or otherwise, is permitted, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the liquidation preference of the Series D Preferred Stock (as discussed below) whose preferential rights upon dissolution are superior to those receiving the distribution.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series D Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series D Preferred Stock have been paid the liquidation preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment shall be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of our Company. If upon any liquidation, dissolution or winding up of our Company, our assets, or proceeds thereof, distributable among the holders of Series D Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on the Series F Preferred Stock, the Series E Preferred Stock, the Series C Preferred Stock and any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series C Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series C Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. Our voluntary or involuntary liquidation, dissolution or winding up shall not include our consolidation or merger with or into one or more entities, a sale, lease, transfer or conveyance of all or substantially all of our assets or a statutory share exchange.

Upon any liquidation, dissolution or winding up of our Company, after payment shall have been made in full to the holders of Series D Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series C Preferred Stock and any other Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock shall not be entitled to share therein.

Special Optional Redemption. If at any time both (i) the Series D Preferred Stock is not listed on the NYSE or the AMEX or quoted on the NASDAQ and (ii) we are not subject to the reporting requirements of the Exchange Act, we will have the option to redeem any outstanding share Series D Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series D Preferred Stock ceases to be listed and we cease to be subject to such reporting requirements, for cash at the liquidation preference of $25.00 per share, plus all accumulated, accrued and unpaid dividends if any, to and including the date of redemption. We are not required to set aside funds to redeem the Series D Preferred Stock.

Optional Redemption. Other than as set forth above in “—Special Optional Redemption,” we may not redeem the Series D Preferred Stock prior to November 21, 2011, except in certain limited circumstances relating to our maintenance of our ability to qualify as a REIT as described in “Description of Capital Stock—Restrictions on Ownership and Transfer” below. On or after November 21, 2011, we may redeem any Series D Preferred Stock, in whole or from time to time in part, at a cash redemption price of $25.00 per share plus all accumulated, accrued and unpaid dividends to and including the date fixed for redemption. The redemption date shall be selected by us and shall not be less than 30 days nor more than 60 days after the date we send notice of redemption. If full cumulative dividends on all outstanding shares of Series D Preferred Stock have not been paid or declared and set apart for payment for all past periods, no Series D Preferred Stock may be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock. Additionally, unless full cumulative dividends on all outstanding shares of Series D Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series D Preferred Stock or any other class of Parity Stock or Junior Stock (except by conversion into or exchange for Junior Stock); provided, however, that we shall not be prevented from purchasing any Series D Preferred Stock or other Junior or Parity Stock pursuant to the Charter or otherwise in order to ensure that we remain qualified as a REIT under the Code.

Notice of redemption of the Series D Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on our stock records. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series D Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series D Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption. From and after the redemption date, dividends on the Series D Preferred Stock to be redeemed will cease to accrue, such shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (except the right to receive the cash payable upon such redemption).

The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions except as provided under “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Subject to applicable law and the limitation on purchases when dividends on the Series D Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series D Preferred Stock in the open market, by tender or by private agreement.

Any shares of Series D Preferred Stock redeemed, purchased or otherwise acquired by us in any manner whatsoever shall become our authorized but unissued Common Stock and may be reissued or reclassified by us in accordance with the applicable provisions of the Charter.

Preemptive Rights. No holder of Series D Preferred Stock is entitled to any preemptive rights to purchase or subscribe for any additional securities.

Conversion Rights. The shares of Series D Preferred Stock may not be convertible into or exchangeable for any other property or securities.

Voting Rights. Holders of Series D Preferred Stock shall not have any voting rights, except as provided below.

If and whenever dividends on any shares of Series D Preferred Stock remain unpaid for six or more quarterly periods (whether or not consecutive), the number of directors then constituting the Board shall be increased by two and the holders of such Series D Preferred Stock (voting together as a single class with all other Parity Stock of any other class or series which then is entitled to exercise similar voting rights) will be entitled to vote for the election of the two additional directors at any annual meeting of shareholders or at a special meeting of the holders of the Series D Preferred Stock and of any such other class or series of Parity Stock called for that purpose. We must call such special meeting upon the request of the holders of record of 20% or more of the Series D Preferred Stock or any such other class or series of Parity Stock. Whenever dividends in arrears on outstanding Series D Preferred Stock shall have been paid in full or declared by us and set aside for payment in full, then the right of the holders of the Series D Preferred Stock to elect such additional two directors shall cease and, when dividends in arrears on outstanding Series D Preferred Stock and any such other class or series of Parity Stock shall have been paid in full or declared by us and set aside for payment in full, the terms of office of such directors shall terminate and the number of directors constituting the Board shall be reduced accordingly.

The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series D Preferred Stock, voting separately as a class, in addition to any other vote required by the Charter or Maryland law, will be required to: (i) authorize the creation of, the increase in the authorized amount of, or the issuance of any shares of any class of stock ranking senior to the Series D Preferred Stock or any security convertible into shares of any class of such senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, the Charter, including the articles supplementary establishing the Series D Preferred Stock, whether by merger, consolidation or otherwise, if such action would materially and adversely affect the voting powers, rights or preferences of the holders of the Series D Preferred Stock. The occurrence of an Event will not be considered to materially and adversely affect the rights of the holders of Series D Preferred Stock if shares of Series D Preferred Stock (or shares issued by a surviving entity in substitution for the Series D Preferred Stock) remain outstanding with their terms materially unchanged (taking into account that upon the occurrence of an Event, we may not be the surviving entity). Any increase in the authorized or issued amount of Series D Preferred Stock, or the creation of any class or series of, or increase in the number of authorized or issued shares of, preferred stock ranking junior to or on parity with the Series D Preferred Stock, shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Series D Preferred Stock. No such vote of the holders of Series D Preferred Stock as described above shall be required if provision is made to redeem all Series D Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be.

With respect to the exercise of the above described voting rights, each share of Series D Preferred Stock shall have one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series D Preferred Stock as a single class, then the Series D Preferred Stock and such other class or series shall have one vote per $25.00 of liquidation preference.

Information Rights. During any period in which we are not subject to the reporting requirements of the Exchange Act and any shares of our Series D Preferred Stock are outstanding, we will (i) transmit by mail to all holders of the Series D Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series D Preferred Stock. We will mail the reports to the holders of Series D Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Series E Preferred Stock

Ranking. Our Series E Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our Company, ranks prior or senior to our Common Stock and ranks (i) prior or senior to any other class or series of equity securities, if the holders of Series E Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series; (ii) on a parity with our Series F Preferred Stock, our Series D Preferred Stock, our Series C Preferred Stock and any other class or series of our equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series E Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other; (iii) junior to any other class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series E Preferred Stock; and (iv) junior to all of our existing and future indebtedness. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series E Preferred Stock prior to conversion.

Dividends. Holders of Series E Preferred Stock will be entitled to receive, when, as and if authorized by the Board and declared by us, out of funds legally available for payment, cumulative cash dividends payable quarterly in an amount per share of Series E Preferred Stock equal to the sum of:

•	$0.46875 per quarter (which is equal to an annual base rate of 7.50% of the $25.00 liquidation preference per share or $1.875 per year); and

•

the product of (x) the excess, if any, over $0.68 of the quarterly cash dividend paid in respect of each share of Common Stock for the applicable quarter and (y) the conversion rate then in effect (initially, 0.77232).

Such dividends shall accrue on a daily basis on a 360-day year, consisting of twelve 30-day months. Any dividend payable on the Series E Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year.

The rate at which dividends accrue on outstanding shares of Series E Preferred Stock will increase by 1% per annum if shares of such series cease to be listed on the NYSE, the AMEX or the NASDAQ and we cease to be subject to the reporting requirements of the Exchange Act.

Dividends shall be cumulative from the date of issuance, whether or not in any dividend period or periods (i) such dividends shall be declared; (ii) there shall be funds legally available for the payment of such dividends; or (iii) any agreement exists that prohibits our payment of such dividends. Such dividends shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year (or, if not a business day, the next succeeding business day). Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series E Preferred Stock will not be entitled to receive any dividends in excess of cumulative dividends on the Series E Preferred Stock. No interest will be paid in respect of any dividend payment or payments on the Series E Preferred Stock that may be in arrears.

When dividends are not paid in full upon the Series E Preferred Stock, the Series F Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series E Preferred Stock, the Series F Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series E Preferred Stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on the Series E Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment by us with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series E Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment by us with respect to any Junior Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock. Notwithstanding the foregoing, we shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock or (ii) redeeming, purchasing or otherwise acquiring any stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

No dividends on Series E Preferred Stock shall be authorized by the Board or declared or paid or set apart for payment at such time as the terms and provisions of any agreement, including any agreement relating to our indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration or payment shall be restricted or prohibited by law.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion of the dividends paid or made available for the year to holders of any class or series of capital stock, then the portion of the capital gains amount that shall be allocable to the holders of Series E Preferred Stock shall be equal to the total capital gains amount times the amount that the total dividends (as determined under the Code) paid or made available to the holders of the Series E Preferred Stock for the year bears to the total dividends (as determined by the Code) paid or made available to holders of all classes or series of stock. We may elect to retain and pay income tax on our net long-term capital gains. In such a case, the holders of Series E Preferred Stock would include in income an appropriate share of our undistributed long-term capital gains, as designated by us.

In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of our Company), by dividend, redemption or otherwise, is permitted, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the liquidation preference of the Series E Preferred Stock (as discussed below) whose preferential rights upon dissolution are superior to those receiving distribution.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series E Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series E Preferred Stock have been paid the liquidation preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends to and including the date of final distribution to such holders, no payment shall be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of our Company. If upon any liquidation, dissolution or winding up of our Company, our available assets, or proceeds thereof, distributable among the holders of Series E Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on the Series F Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series E Preferred Stock, Series F Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series E Preferred Stock, Series F Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. Our voluntary or involuntary liquidation, dissolution or winding up shall not include our consolidation or merger with or into one or more entities, a sale, lease, transfer or conveyance of all or substantially all of our assets or a statutory share exchange.

Upon any liquidation, dissolution or winding up of our Company, after payment shall have been made in full to the holders of Series E Preferred Stock, Series F Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any other Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Stock shall not be entitled to share therein.

Special Optional Redemption. If at any time both (i) the Series E Preferred Stock is not listed on the NYSE or the AMEX or quoted on the NASDAQ and (ii) we are not subject to the reporting requirements of the Exchange Act, we will have the option to redeem any outstanding shares of Series E Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series E Preferred Stock ceases to be listed and we cease to be subject to such reporting requirements, for cash at the liquidation preference of $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date of redemption. We will not be required to set aside funds to redeem the Series E Preferred Stock.

Optional Redemption. Other than as set forth above in “—Special Optional Redemption,” we may not redeem the Series E Preferred Stock prior to June 19, 2012, except in certain limited circumstances relating to our maintenance of our ability to qualify as a REIT as described in “Description of Capital Stock—Restrictions on Ownership and Transfer” below. On or after June 19, 2012, we may redeem any Series E Preferred Stock, in whole or from time to time in part, at a cash redemption price of $25.00 per share plus all accumulated, accrued and unpaid dividends to and including the date fixed for redemption. The redemption date shall be selected by us and shall not be less than 30 days nor more than 60 days after the date we send notice of redemption. If full cumulative dividends on all outstanding shares of Series E Preferred Stock have not been paid or declared and set apart for payment for all past periods, no Series E Preferred Stock may be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock. Additionally, unless full cumulative dividends on all outstanding shares of Series E Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series E Preferred Stock or any other class of Parity Stock or Junior Stock (except by conversion into or exchange for Junior Stock); provided, however, that we shall not be prevented from purchasing any Series E Preferred Stock or other Junior or Parity Stock pursuant to the Charter or otherwise in order to ensure that we remain qualified as a REIT under the Code.

Notice of redemption of the Series E Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on our stock records. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series E Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series E Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series E Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption. From and after the redemption date, dividends on the Series E Preferred Stock to be redeemed will cease to accrue, such shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (except the right to receive the cash payable upon such redemption).

The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions except as provided under “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Subject to applicable law and the limitation on purchases when dividends on the Series E Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series E Preferred Stock in the open market, by tender or by private agreement.

Any shares of Series E Preferred Stock redeemed, purchased or otherwise acquired by us in any manner whatsoever shall become our authorized but unissued Common Stock and may be reissued or reclassified by us in accordance with the applicable provisions of the Charter.

Preemptive Rights. No holder of Series E Preferred Stock is entitled to any preemptive rights to purchase or subscribe for any additional securities.

Conversion Rights. Holders of Series E Preferred Stock may, at their option, convert some or all of their outstanding Series E Preferred Stock initially at a conversion rate of 0.77232 shares of Common Stock per $25.00 liquidation preference which is equivalent to an initial conversion price of $32.37 per share of Common Stock. The Conversion Rate is subject to adjustment upon the occurrence of certain events. Except as otherwise provided, shares of our Series E Preferred Stock will only be convertible into shares of our Common Stock.

We will not issue fractional shares of Common Stock upon the conversion of Series E Preferred Stock. Instead, we will pay the cash value of such fractional shares based upon the closing sale price of shares of our Common Stock on the trading day immediately prior to the Conversion Date (as defined below) or the Company Conversion Option Date (as defined below).

A holder of Series E Preferred Stock is not entitled to any rights of a common shareholder until such holder has converted its Series E Preferred Stock into Common Stock, and only to the extent that the shares of Series E Preferred Stock are deemed to have been converted into Common Stock under the Charter.

Company Conversion Option. On or after June 19, 2012, we may, at our option, require holders of Series E Preferred Stock to convert their shares of Series E Preferred Stock into that number of shares of Common Stock that are issuable at the Conversion Rate then in effect (as adjusted) (the “Company Conversion Option”). We may exercise our Company Conversion Option only if the closing price of our Common Stock equals or exceeds 130% of the then prevailing conversion price of the Series E Preferred Stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our Company Conversion Option.

To exercise our Company Conversion Option described above, we must issue a press release for publication through Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first trading day following any date on which the conditions described in the preceding paragraph are met, announcing such conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of Series E Preferred Stock (not more than four trading days after the date of the press release) of the exercise of our Company Conversion Option announcing our intention to convert the Series E Preferred Stock. The “Company Conversion Option Date” will be the date that is five trading days after the date on which we issue such press release.

In addition to any information required by applicable law or regulation, the press release and notice of the exercise of our Company Conversion Option will state, as appropriate:

•	the Company Conversion Option Date;

•	the number of shares of our Common Stock to be issued upon conversion of each share of Series E Preferred Stock;

•	the number of shares of Series E Preferred Stock to be converted; and

•	that dividends on the Series E Preferred Stock to be converted will cease to accrue on the Company Conversion Option Date.

Conversion Procedures. Holders of Series E Preferred Stock may convert some or all of their shares of Series E Preferred Stock by surrendering to us at our principal office or at the office of our transfer agent, the certificate or certificates for the Series E Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of those shares in accordance with the provisions described herein and specifying the name or names in which the holder wishes the certificate or certificates for the shares of Common Stock to be issued. In case the notice specifies a name or names other than the holder’s name, the notice must be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than those transfer taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the Series E Preferred Stock. As promptly as practicable after the surrender of that certificate or certificates and the receipt of the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those transfer taxes have been paid, we will issue and deliver or cause to be issued and delivered (a) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which the holder, or the holder’s transferee, will be entitled and (b) if less than the full number of shares of Series E Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the date of giving the notice and of surrendering the certificate or certificates representing the shares of the Series E Preferred Stock to be converted, or the “Conversion Date,” so that the holder’s rights as to the shares being converted will cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive common shares will be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

In lieu of the foregoing procedures, if the shares of Series E Preferred Stock are held in global certificate form, a holder of Series E Preferred Stock must comply with the procedures of DTC to convert such holder’s beneficial interest in respect of the Series E Preferred Stock evidenced by a global stock certificate of the Series E Preferred Stock.

In case any shares of Series E Preferred Stock are to be redeemed by us or converted pursuant to our Company Conversion Option, the right of a holder of Series E Preferred Stock to voluntarily convert those shares of Series E Preferred Stock will terminate if we have not received such holder’s conversion notice by 5:00 p.m., New York City time, on the trading day immediately preceding the date fixed for redemption or conversion pursuant to our Company Conversion Option.

If more than one share of Series E Preferred Stock is surrendered for conversion at the same time, the number of shares of Common Stock issuable on conversion of those shares of Series E Preferred Stock will be computed on the basis of the total number of shares of Series E Preferred Stock so surrendered.

We will at all times reserve and keep available, free from preemptive rights out of our authorized but unissued shares of Common Stock, for issuance upon the conversion of Series E Preferred Stock, a number of our authorized but unissued shares of Common Stock that will from time to time be sufficient to permit the conversion of all outstanding Series E Preferred Stock.

Before the delivery of any securities upon conversion of the Series E Preferred Stock, we will comply with all applicable federal and state laws and regulations. All Common Stock delivered upon conversion of the Series E Preferred Stock will upon delivery be duly authorized, validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

Payments of Dividends Upon Conversion

Optional Conversion

General. If a holder of Series E Preferred Stock exercises its conversion rights, upon delivery of the Series E Preferred Stock for conversion, those shares of Series E Preferred Stock will cease to cumulate dividends as of the end of the day immediately preceding the Conversion Date and such holder will not receive any cash payment representing accrued and unpaid dividends on the Series E Preferred Stock, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on Series E Preferred Stock converted at the holder’s election, or for dividends on the Common Stock issued upon such conversion.

Conversion On or Before Dividend Record Date. If we receive a conversion notice before the close of business on a dividend record date, the holder of Series E Preferred Stock will not be entitled to receive any portion of the dividend payable on such converted stock on the corresponding dividend payment date.

Conversion After Record Date and Prior to Dividend Payment Date. If we receive a conversion notice after the dividend record date but prior to the corresponding dividend payment date, the Series E preferred shareholder of record on the dividend record date will receive on that dividend payment date accrued dividends on those shares of Series E Preferred Stock, notwithstanding the conversion of those shares of Series E Preferred Stock prior to that dividend payment date, because such holder will have been the Series E preferred shareholder of record on the corresponding dividend record date. At the time that such holder surrenders Series E Preferred Stock for conversion, however, the holder must pay us an amount equal to the dividend that has accrued and that will be paid on the related dividend payment date.

Conversion On or After Dividend Payment Date. If the Series E preferred shareholder is a Series E preferred shareholder on a dividend record date who converts such shares of Series E Preferred Stock into shares of Common Stock on or after the corresponding dividend payment date, such holder will be entitled to receive the dividend payable on such shares of Series E Preferred Stock on such dividend payment date, and such holder will not need to include payment of the amount of such dividend upon surrender for conversion of shares of the Series E Preferred Stock.

Company Conversion Option

General. If we convert a Series E preferred shareholder’s shares pursuant to our Company Conversion Option, whether prior to, on, or after the dividend record date for the current period, all unpaid dividends that are in arrears as of the Company Conversion Option Date will be payable to such holder.

Conversion Before Dividend Record Date. If we exercise our Company Conversion Option and the effective date of the conversion of the Series E Preferred Stock is a date that is prior to the close of business on any dividend record date, the Series E preferred shareholder will not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding dividend payment date.

Conversion On or After Dividend Record Date and Prior to Dividend Payment Date. If we exercise our Company Conversion Option and the effective date of the conversion of the Series E Preferred Stock is a date that is on or after the close of business on any dividend record date and prior to the close of business on the corresponding dividend payment date, all dividends, including accrued and unpaid dividends, whether or not in arrears, with respect to the Series E Preferred Stock called for a conversion on such date, will be payable on such dividend payment date to the Series E preferred shareholder if the Series E preferred shareholder is the record holder of such shares on such record date.

Conversion Rate Adjustments

We will adjust the Conversion Rate if any of the following events occur:

(1)	We issue shares of our Common Stock as a dividend or distribution to all or substantially all of our common shareholders (other than pursuant to our DRSPP or any future dividend reinvestment and share purchase plan we adopt which is not materially adverse to Series E preferred shareholders);

(2)	We subdivide, combine or reclassify our Common Stock;

(3)	We distribute to all or substantially all of our common shareholders certain rights or warrants to subscribe for or purchase, for a period expiring within 60 days, Common Stock, or securities convertible into or exchangeable or exercisable for our Common Stock, at less than the closing sale price of our Common Stock on the trading day immediately preceding the date of the announcement of such issuance or distribution, provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

(4)	We distribute to all or substantially all of our common shareholders shares of our capital stock or issue evidences of our indebtedness or assets, including securities, but excluding:

•	dividends or distributions referred to in 1 above;

•	rights or warrants referred to in 3 above; and

•	dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration described below.

(5)	We distribute to all or substantially all of our common shareholders capital stock of one of our subsidiaries, with such adjustment, if any, based on the market value of the subsidiary capital stock so distributed relative to the market value of our Common Stock, in each case over a measurement period following the distribution;

(6)	We make payments in respect of a tender offer or exchange offer for our Common Stock by us or any of our subsidiaries to the extent that the cash and fair market value of any other consideration included in the payment per stock exceeds the closing price of our Common Stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer.

To the extent we have a rights plan in effect upon conversion of the Series E Preferred Stock into Common Stock, holders of Series E Preferred Stock will receive, in addition to the Common Stock, the rights under the rights plan unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Conversion Rate will be adjusted at the time of separation as if we made a distribution referred to in 4 above (without regard to any of the exceptions there).

In the case of the following events (each, a “Business Combination”);

•	any recapitalization, reclassification or change of our Common Stock (other than changes resulting from a subdivision or combination);

•	a consolidation, merger or combination involving us;

•	a sale, conveyance or lease to another corporation of all or substantially all of our property and assets (other than to one or more of our subsidiaries); or

•	a statutory share exchange;

in each case, as a result of which our common shareholders are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our Common Stock, a Series E preferred shareholder will be entitled thereafter to convert such Series E Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which such Series E preferred shareholder would have owned or been entitled to receive upon such Business Combination had such Series E Preferred Stock been converted into Common Stock immediately before such Business Combination. In the event that our common shareholders have the opportunity to elect the form of consideration to be received in such Business Combination, we will make adequate provision whereby Series E preferred shareholders shall have a reasonable opportunity to determine the form of consideration into which all of the Series E Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be based on the weighted average of elections made by the holders of the Series E Preferred Stock who participate in such determination, shall be subject to any limitations to which all of our common shareholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by our common shareholders and (2) two trading days prior to the anticipated effective date of the Business Combination.

We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by holders of the Series E Preferred Stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to our transfer agent. If the effective date of a Business Combination is delayed beyond the initially anticipated effective date, Series E preferred shareholders will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Series E Preferred Stock to convert its shares into our Common Stock prior to the effective date of a Business Combination.

To the extent permitted by law, we may, from time to time, increase the Conversion Rate for a period of at least 20 days if the Board determines that such an increase would be in our best interests. Any such determination by the Board will be conclusive. In addition, we may increase the Conversion Rate if the Board deems it advisable to avoid or diminish any income tax to common shareholders resulting from any distribution of Common Stock or similar event. We will give the Series E preferred shareholders at least 15 trading days’ notice of any increase in the Conversion Rate.

We will not adjust the Conversion Rate pursuant to these provisions to the extent that the adjustments would reduce the conversion price below $0.01. Nor will we be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least one percent in the Conversion Rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment of the Conversion Rate. Except as described above in this section, we will not adjust the Conversion Rate for any issuance of our Common Stock or any securities convertible into or exchangeable or exercisable for our Common Stock or rights to purchase our Common Stock or such convertible, exchangeable or exercisable securities.

A Series E preferred shareholder may, in some circumstances, including the distribution of cash dividends to shareholders, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate.

Voting Rights. Holders of Series E Preferred Stock shall not have any voting rights, except as provided below.

If and whenever dividends on any shares of Series E Preferred Stock remain unpaid for six or more quarterly periods (whether or not consecutive), the number of directors then constituting the Board shall be increased by two and the holders of such Series E Preferred Stock (voting together as a single class with all other Parity Stock of any other class or series which is entitled to similar voting rights) will be entitled to vote for the election of the two additional directors at any annual meeting of shareholders or at a special meeting of the holders of the Series E Preferred Stock and of any such other class or series of Parity Stock called for that purpose. We must call such special meeting upon the request of the holders of record of 20% or more of the Series E Preferred Stock or any such other class or series of Parity Stock. Whenever dividends in arrears on outstanding Series E Preferred Stock shall have been paid in full or declared by us and set aside for payment in full, then the right of the holders of the Series E Preferred Stock to elect such additional two directors shall cease and, when dividends in arrears on outstanding Series E Preferred Stock and any such other class or series of Parity Stock shall have been paid in full or declared by us and set aside for payment in full, the terms of office of such directors shall terminate and the number of directors constituting the Board shall be reduced accordingly.

The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series E Preferred Stock, voting separately as a class, in addition to any other vote required by the Charter or Maryland law, will be required to (i) authorize the creation of, the increase in the authorized amount of, or the issuance of any shares of any class of stock ranking senior to the Series E Preferred Stock or any security convertible into shares of any class of such senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, the Charter, including the articles supplementary establishing the Series E Preferred Stock, whether by merger, consolidation or otherwise, if such action would materially and adversely affect the voting powers, rights or preferences of the holders of the Series E Preferred Stock. The occurrence of an Event will not be considered to materially and adversely affect the rights of the holders of Series E Preferred Stock if shares of Series E Preferred Stock (or shares issued by a surviving entity in substitution for the Series E Preferred Stock) remain outstanding with their terms materially unchanged (taking into account that upon the occurrence of an Event, we may not be the surviving entity). Any increase in the authorized or issued amount of Series E Preferred Stock, or the creation of any class or series of, or increase in the number of authorized or issued shares of, preferred stock ranking junior to or on parity with the Series E Preferred Stock, shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Series E Preferred Stock. No such vote of the holders of Series E Preferred Stock as described above shall be required if provision is made to redeem all Series E Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be.

With respect to the exercise of the above described voting rights, each share of Series E Preferred Stock shall have one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series E Preferred Stock as a single class, then the Series E Preferred Stock and such other class or series shall have one vote per $25.00 of liquidation preference.

Information Rights. During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of our Series E Preferred Stock are outstanding, we will (i) transmit by mail to all holders of the Series E Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series E Preferred Stock. We will mail the reports to the holders of Series E Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Series F Preferred Stock

Ranking. Our Series F Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our Company, ranks prior or senior to our Common Stock and ranks (i) prior or senior to any other class or series of equity securities, if the holders of Series F Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series; (ii) on a parity with our Series E Preferred Stock, our Series D Preferred Stock, our Series C Preferred Stock and any other class or series of our equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series F Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other; (iii) junior to any other class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series F Preferred Stock; and (iv) junior to all of our existing and future indebtedness. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series F Preferred Stock prior to conversion.

Dividends. Holders of Series F Preferred Stock will be entitled to receive, when, as and if authorized by the Board and declared by us, out of funds legally available for payment, cumulative cash dividends payable quarterly in an amount per share of Series F Preferred Stock equal to the greater of:

•	$0.6250 per quarter (which is equal to an annual base rate of 10% of the $25.00 liquidation preference per share or $2.50 per year); or

•	if, with respect to any calendar quarter, we distribute to the holders of our Common Stock, any cash, including quarterly cash dividends, an amount that is the same percentage of the $25.00 liquidation preference per share as the Common Stock dividend yield for that quarter.

The Common Stock dividend yield for a quarter is the quotient (expressed as a percentage) obtained by dividing the cash per share of Common Stock distributed to holders of our Common Stock with respect to such quarter by the average daily closing price of our Common Stock on the NYSE for the ten trading days immediately following the day that any Common Stock dividend is declared for such quarter.

Such dividends shall accrue on a daily basis on a 360-day year, consisting of twelve 30-day months. Any dividend payable on the Series F Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year.

Dividends shall be cumulative from the date of issuance, whether or not in any dividend period or periods (i) such dividends shall be declared; (ii) there shall be funds legally available for the payment of such dividends; or (iii) any agreement exists that prohibits our payment of such dividends. Such dividends shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day). Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last day of each of January, April, July and October, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series F Preferred Stock will not be entitled to receive any dividends in excess of cumulative dividends on the Series F Preferred Stock. No interest will be paid in respect of any dividend payment or payments on the Series F Preferred Stock that may be in arrears.

When dividends are not paid in full upon the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Series F Preferred Stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on the Series F Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment by us with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series F Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment by us with respect to any Junior Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock. Notwithstanding the foregoing, we shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock or (ii) redeeming, purchasing or otherwise acquiring any stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

No dividends on Series F Preferred Stock shall be authorized by the Board or declared or paid or set apart for payment at such time as the terms and provisions of any agreement, including any agreement relating to our indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration or payment shall be restricted or prohibited by law.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion of the dividends paid or made available for the year to holders of any class or series of capital stock, then the portion of the capital gains amount that shall be allocable to the holders of Series F Preferred Stock shall be equal to the total capital gains amount times the amount that the total dividends (as determined under the Code) paid or made available to the holders of the Series F Preferred Stock for the year bears to the total dividends (as determined under the Code) paid or made available to holders of all classes or series of stock. We may elect to retain and pay income tax on our net long-term capital gains. In such a case, the holders of Series F Preferred Stock would include in income an appropriate share of our undistributed long-term capital gains, as designated by us.

In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of our Company), by dividend, redemption or otherwise, is permitted, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the liquidation preference of the Series F Preferred Stock (as discussed below) whose preferential rights upon dissolution are superior to those receiving the distribution.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series F Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series F Preferred Stock have been paid the liquidation preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to and including the date of final distribution to such holders, no payment shall be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of our Company. If upon any liquidation, dissolution or winding up of our Company, our available assets, or proceeds thereof, distributable among the holders of Series F Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. Our voluntary or involuntary liquidation, dissolution or winding up shall not include our consolidation or merger with or into one or more entities, a sale, lease, transfer or conveyance of all or substantially all of our assets or a statutory share exchange.

Upon any liquidation, dissolution or winding up of our Company, after payment shall have been made in full to the holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and any other Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series F Preferred Stock shall not be entitled to share therein.

Special Optional Redemption. If at any time both (i) the Series F Preferred Stock is not listed on the NYSE or the AMEX or quoted on the NASDAQ and (ii) we are not subject to the reporting requirements of the Exchange Act, we will have the option to redeem any outstanding shares of Series F Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series F Preferred Stock ceases to be listed and we cease to be subject to such reporting requirements, for cash at the liquidation preference of $25.00 per share, plus all accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date of redemption. We will not be required to set aside funds to redeem the Series F Preferred Stock.

Optional Redemption. Other than as set forth above in “—Special Optional Redemption,” we may not redeem the Series F Preferred Stock prior to September 7, 2012, except in certain limited circumstances relating to our maintenance of our ability to qualify as a REIT as described in “Description of Capital Stock—Restrictions on Ownership and Transfer” below. On or after September 7, 2012, we may redeem any Series F Preferred Stock, in whole or from time to time in part, at a cash redemption price of $25.00 per share plus all accumulated, accrued and unpaid dividends to and including the date fixed for redemption. The redemption date shall be selected by us and shall not be less than 30 days nor more than 60 days after the date we send notice of redemption. If full cumulative dividends on all outstanding shares of Series F Preferred Stock have not been paid or declared and set apart for payment for all past periods, no Series F Preferred Stock may be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock. Additionally, unless full cumulative dividends on all outstanding shares of Series F Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, we may not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series F Preferred Stock or any other class of Parity Stock or Junior Stock (except by conversion into or exchange for Junior Stock); provided, however, that we shall not be prevented from purchasing any Series F Preferred Stock or other Junior or Parity Stock pursuant to the Charter or otherwise in order to ensure that we remain qualified as a REIT under the Code.

Notice of redemption of the Series F Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on our stock records. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series F Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series F Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series F Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption. From and after the redemption date, dividends on the Series F Preferred Stock to be redeemed will cease to accrue, such shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (except the right to receive the cash payable upon such redemption).

The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions except as provided under “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Subject to applicable law and the limitation on purchases when dividends on the Series F Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series F Preferred Stock in the open market, by tender or by private agreement.

Any shares of Series F Preferred Stock redeemed, purchased or otherwise acquired by us in any manner whatsoever shall become our authorized but unissued Common Stock and may be reissued or reclassified by us in accordance with the applicable provisions of the Charter.

Preemptive Rights. No holder of Series F Preferred Stock is entitled to any preemptive rights to purchase or subscribe for any additional securities.

Conversion Rights. Holders of Series F Preferred Stock may, at their option, convert some or all of their outstanding Series F Preferred Stock initially at a Conversion Rate of 2.1739 shares of Common Stock per $25.00 liquidation preference which is equivalent to an initial conversion price of $11.50 per share of Common Stock. The Conversion Rate is subject to adjustment upon the occurrence of certain events. Except as otherwise provided, shares of our Series F Preferred Stock will only be convertible into shares of our Common Stock.

We will not issue fractional shares of Common Stock upon the conversion of Series F Preferred Stock. Instead, we will pay the cash value of such fractional shares based upon the closing sale price of shares of our Common Stock on the trading day immediately prior to the Conversion Date (as defined below) or the Company Conversion Option Date (as defined below).

Company Conversion Option. On or after September 7, 2012, we may, at our option, require holders of Series F Preferred Stock to convert their shares of Series F Preferred Stock into that number of shares of Common Stock that are issuable at the Conversion Rate then in effect (as adjusted). We may exercise our Company Conversion Option only if the closing price of our Common Stock equals or exceeds 130% of the then prevailing conversion price of the Series F Preferred Stock for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our Company Conversion Option.

To exercise our Company Conversion Option described above, we must issue a press release for publication through Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first trading day following any date on which the conditions described in the preceding paragraph are met, announcing such conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to holders of Series F Preferred Stock (not more than four trading days after the date of the press release) of the exercise of our Company Conversion Option announcing our intention to convert the Series F Preferred Stock. The “Company Conversion Option Date” will be the date that is five trading days after the date on which we issue such press release.

In addition to any information required by applicable law or regulation, the press release and notice of the exercise of our Company Conversion Option will state, as appropriate:

•	the Company Conversion Option Date;

•	the number of shares of our Common Stock to be issued upon conversion of each share of Series F Preferred Stock;

•	the number of shares of Series F Preferred Stock to be converted; and

•	that dividends on the Series F Preferred Stock to be converted will cease to accrue on the Company Conversion Option Date.

Conversion Procedures. Holders of Series F Preferred Stock may convert some or all of their shares of Series F Preferred Stock by surrendering to us at our principal office or at the office of our transfer agent, the certificate or certificates for the Series F Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of those shares in accordance with the provisions described herein and specifying the name or names in which the holder wishes the certificate or certificates for the shares of Common Stock to be issued. In case the notice specifies a name or names other than the holder’s name, the notice must be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than those taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the Series F Preferred Stock. As promptly as practicable after the surrender of that certificate or certificates and the receipt of the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those taxes have been paid, we will deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which the holder, or the holder’s transferee, will be entitled and (b) if less than the full number of shares of Series F Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the date of giving the notice and of surrendering the certificate or certificates representing the shares of the Series F Preferred Stock to be converted, or the “Conversion Date,” so that the holder’s rights as to the shares being converted will cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive common shares will be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

In lieu of the foregoing procedures, if the shares of Series F Preferred Stock are held in global certificate form, a holder of Series F Preferred Stock must comply with the procedures of DTC to convert such holder’s beneficial interest in respect of the Series F Preferred Stock evidenced by a global stock certificate of the Series F Preferred Stock.

In case any shares of Series F Preferred Stock are to be redeemed by us or converted pursuant to our Company Conversion Option, the right of a holder of Series F Preferred Stock to voluntarily convert those shares of Series F Preferred Stock will terminate if we have not received such holder’s conversion notice by 5:00 p.m., New York City time, on the trading day immediately preceding the date fixed for redemption or conversion pursuant to our Company Conversion Option.

If more than one share of Series F Preferred Stock is surrendered for conversion at the same time, the number of shares of full Common Stock issuable on conversion of those shares of Series F Preferred Stock will be computed on the basis of the total number of shares of Series F Preferred Stock so surrendered.

We will at all times reserve and keep available, free from preemptive rights out of our authorized but unissued shares of Common Stock, for issuance upon the conversion of Series F Preferred Stock, a number of our authorized but unissued shares of Common Stock that will from time to time be sufficient to permit the conversion of all outstanding Series F Preferred Stock.

Before the delivery of any securities upon conversion of the Series F Preferred Stock, we will comply with all applicable federal and state laws and regulations. All Common Stock delivered upon conversion of the Series F Preferred Stock will upon delivery be duly authorized, validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

Payments of Dividends Upon Conversion

Optional Conversion

General. If a holder of Series F Preferred Stock exercises its conversion rights, upon delivery of the Series F Preferred Stock for conversion, those shares of Series F Preferred Stock will cease to cumulate dividends as of the end of the day immediately preceding the Conversion Date and such holder will not receive any cash payment representing accrued and unpaid dividends on the Series F Preferred Stock, except in those limited circumstances discussed below. Except as provided below, we will make no payment for accrued and unpaid dividends, whether or not in arrears, on Series F Preferred Stock converted at the holder’s election, or for dividends on the Common Stock issued upon such conversion.

Conversion On or Before Dividend Record Date. If we receive a conversion notice before the close of business on a dividend record date, the holder of Series F Preferred Stock will not be entitled to receive any portion of the dividend payable on such converted stock on the corresponding dividend payment date.

Conversion After Record Date and Prior to Dividend Payment Date. If we receive a conversion notice after the dividend record date but prior to the corresponding dividend payment date, the Series F preferred shareholder of record on the dividend record date will receive on that dividend payment date accrued dividends on those shares of Series F Preferred Stock, notwithstanding the conversion of those shares of Series F Preferred Stock prior to that dividend payment date, because such holder will have been the Series F preferred shareholder of record on the corresponding dividend record date. At the time that such holder surrenders Series F Preferred Stock for conversion, however, the holder must pay to us an amount equal to the dividend that has accrued and that will be paid on the related dividend payment date.

Conversion On or After Dividend Payment Date. If the Series F preferred shareholder is a Series F preferred shareholder on a dividend record date who converts such shares of Series F Preferred Stock into shares of Common Stock on or after the corresponding dividend payment date, such holder will be entitled to receive the dividend payable on such shares of Series F Preferred Stock on such dividend payment date, and such holder will not need to include payment of the amount of such dividend upon surrender for conversion of shares of the Series F Preferred Stock.

Company Conversion Option

General. If we convert a Series F preferred shareholder’s shares pursuant to our Company Conversion Option, whether prior to, on, or after the dividend record date for the current period, all unpaid dividends that are in arrears as of the Company Conversion Option Date will be payable to such holder.

Conversion Before Dividend Record Date. If we exercise our Company Conversion Option and the effective date of the conversion of the Series F Preferred Stock is a date that is prior to the close of business on any dividend record date, the Series F preferred shareholder will not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding dividend payment date.

Conversion On or After Dividend Record Date and Prior to Dividend Payment Date. If we exercise our Company Conversion Option and the effective date of the conversion of the Series F Preferred Stock is a date that is on or after the close of business on any dividend record date and prior to the close of business on the corresponding dividend payment date, all dividends, including accrued and unpaid dividends, whether or not in arrears, with respect to the Series F Preferred Stock called for a conversion on such date, will be payable on such dividend payment date to the Series F preferred shareholder if the Series F preferred shareholder is the record holder of such shares on such record date.

Conversion Rate Adjustments

We will adjust the Conversion Rate if any of the following events occur:

(1)	We issue shares of our Common Stock as a dividend or distribution to all or substantially all of our common shareholders (other than pursuant to our DRSPP or any future dividend reinvestment and share purchase plan we adopt which is not materially adverse to Series F preferred shareholders);

(2)	We subdivide, combine or reclassify our Common Stock;

(3)	We distribute to all or substantially all of our common shareholders certain rights or warrants to subscribe for or purchase, for a period expiring within 60 days, Common Stock, or securities convertible into or exchangeable or exercisable for our Common Stock, at less than the closing sale price of our Common Stock on the trading day immediately preceding the date of the announcement of such issuance or distribution, provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

(4)	We distribute to all or substantially all of our common shareholders shares of our capital stock or issue evidences of our indebtedness or assets, including securities, but excluding:

•	dividends or distributions referred to in 1 above;

•	rights or warrants referred to in 3 above; and

•	dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration described below.

(5)	We distribute to all or substantially all of our common shareholders capital stock of one of our subsidiaries, with such adjustment, if any, based on the market value of the subsidiary capital stock so distributed relative to the market value of our Common Stock, in each case over a measurement period following the distribution;

(6)	We make payments in respect of a tender offer or exchange offer for our Common Stock by us or any of our subsidiaries to the extent that the cash and fair market value of any other consideration included in the payment per stock exceeds the closing price of our Common Stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer.

To the extent we have a rights plan in effect upon conversion of the Series F Preferred Stock into Common Stock, holders of Series F Preferred Stock will receive, in addition to the Common Stock, the rights under the rights plan unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Conversion Rate will be adjusted at the time of separation as if we made a distribution referred to in 4 above (without regard to any of the exceptions there).

In the case of the following events:

•	any recapitalization, reclassification or change of our Common Stock (other than changes resulting from a subdivision or combination);

•	a consolidation, merger or combination involving us;

•	a sale, conveyance or lease to another corporation of all or substantially all of our property and assets (other than to one or more of our subsidiaries); or

•	a statutory share exchange;

in each case, as a result of which our common shareholders are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our Common Stock, a Series F preferred shareholder will be entitled thereafter to convert such Series F Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which such Series F preferred shareholder would have owned or been entitled to receive upon such Business Combination had such Series F Preferred Stock been converted into Common Stock immediately before such Business Combination. In the event that our common shareholders have the opportunity to elect the form of consideration to be received in such Business Combination, we will make adequate provision whereby Series F preferred shareholders shall have a reasonable opportunity to determine the form of consideration into which all of the Series F Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be based on the weighted average of elections made by the holders of the Series F Preferred Stock who participate in such determination, shall be subject to any limitations to which all of our common shareholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by our common shareholders and (2) two trading days prior to the anticipated effective date of the Business Combination.

We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by holders of the Series F Preferred Stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to our transfer agent. If the effective date of a Business Combination is delayed beyond the initially anticipated effective date, Series F preferred shareholders will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Series F Preferred Stock to convert its shares into our Common Stock prior to the effective date of a Business Combination.

To the extent permitted by law, we may, from time to time, increase the Conversion Rate for a period of at least 20 days if the Board determines that such an increase would be in our best interests. Any such determination by the Board will be conclusive. In addition, we may increase the Conversion Rate if the Board deems it advisable to avoid or diminish any income tax to common shareholders resulting from any distribution of Common Stock or similar event. We will give the Series F preferred shareholders at least 15 trading days’ notice of any increase in the Conversion Rate.

We will not adjust the Conversion Rate pursuant to these provisions to the extent that the adjustments would reduce the conversion price below $0.01. Nor will we be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least one percent in the Conversion Rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment of the Conversion Rate. Except as described above in this section, we will not adjust the Conversion Rate for any issuance of our Common Stock or any securities convertible into or exchangeable or exercisable for our Common Stock or rights to purchase our Common Stock or such convertible, exchangeable or exercisable securities.

A Series F preferred shareholder may, in some circumstances, including the distribution of cash dividends to shareholders, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate.

Voting Rights. Each holder of Series F Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series F Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any other provision of the articles supplementary establishing the Series F Preferred Stock, to notice of any shareholders’ meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with the holders of Common Stock, with respect to any matter upon which holders of Common Stock are entitled to vote.

If and whenever dividends on any shares of Series F Preferred Stock remain unpaid for six or more quarterly periods (whether or not consecutive), the number of directors then constituting the Board shall be increased by two and the holders of such Series F Preferred Stock (voting together as a single class with all other Parity Stock of any other class or series which is then entitled to exercise similar voting rights) will be entitled to vote for the election of the two additional directors at any annual meeting of shareholders or at a special meeting of the holders of the Series F Preferred Stock and of any such other class or series of Parity Stock called for that purpose. We must call such special meeting upon the request of the holders of record of 20% or more of the Series F Preferred Stock or any such other class series or Parity Stock. Whenever dividends in arrears on outstanding Series F Preferred Stock shall have been paid in full or declared by us and set aside for payment in full, then the right of the holders of the Series F Preferred Stock to elect such additional two directors shall cease and, when dividends in arrears on outstanding Series F Preferred Stock and any such other class or series of Parity Stock shall have been paid in full or declared by us and set aside for payment in full, the terms of office of such directors shall terminate and the number of directors constituting the Board shall be reduced accordingly.

The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series F Preferred Stock, voting separately as a class, in addition to any other vote required by the Charter or Maryland law, will be required to (i) authorize the creation of, the increase in the authorized amount of, or the issuance of any shares of any class of stock ranking senior to the Series F Preferred Stock or any security convertible into shares of any class of such senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, the Charter, including the articles supplementary establishing the Series F Preferred Stock, whether by merger, consolidation or otherwise, if such action would materially and adversely affect the voting powers, rights or preferences of the holders of the Series F Preferred Stock. The occurrence of an Event will not be considered to materially and adversely affect the rights of the holders of Series F Preferred Stock if shares of Series F Preferred Stock (or shares issued by a surviving entity in substitution for the Series F Preferred Stock) remain outstanding with their terms materially unchanged (taking into account that upon the occurrence of an Event, we may not be the surviving entity). Any increase in the authorized or issued amount of Series F Preferred Stock, or the creation of any class or series of, or increase in the number of authorized or issued shares of, preferred stock ranking junior to or on parity with the Series F Preferred Stock, shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Series F Preferred Stock. No such vote of the holders of Series F Preferred Stock as described above shall be required if provision is made to redeem all Series F Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be.

With respect to the exercise of the above described voting rights, each share of Series F Preferred Stock shall have one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series F Preferred Stock as a single class, then the Series F Preferred Stock and such other class or series shall have one vote per $25.00 of liquidation preference.

Information Rights. During any period in which we are not subject to the reporting requirements of the Exchange Act and any shares of our Series F Preferred Stock are outstanding, we will (i) transmit by mail to all holders of the Series F Preferred Stock, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of Series F Preferred Stock. We will mail the reports to the holders of Series F Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership and Transfer

The Charter prohibits any person or persons acting as a group from owning, directly or indirectly, a number of shares of our capital stock in the aggregate, or of our Series C Preferred Stock or Series D Preferred Stock separately, in excess of 9.8% of the outstanding shares of our capital stock, or Series C Preferred Stock or Series D Preferred Stock, respectively. Our Charter does not impose an additional restriction on the percentage of the outstanding shares of Series E Preferred Stock that any person or group may own. In addition, the Charter prohibits any person from owning shares of Series F Preferred Stock with a value that is greater than the excess, if any, of (1) 9.8% of the value of all of the outstanding shares of our capital stock, over (2) the value of all of the outstanding shares of our capital stock other than the Series F Preferred Stock, if any, that are directly or indirectly owned by such person. Shares of capital stock not owned directly will be deemed to be owned indirectly by any person if that person is considered the beneficial owner of such shares for purposes of Rule 13(d)(3) promulgated under the Exchange Act. In addition, indirect ownership refers to constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code.

The constructive ownership provisions of Section 544 of the Code generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its shareholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules for attributing securities constructively owned by one person to another person (i.e., “reattribution”). To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually or beneficially owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit. All certificates representing shares of our capital stock will bear a legend referring to the restrictions on ownership described above.

Any purported transfer of shares of our capital stock that would result in an intended transferee (the “purported transferee”) owning (directly or indirectly) shares of our capital stock in excess of the 9.8% ownership limit will constitute “excess shares.” The Board has the right to refuse to allow such transfers of excess shares to take place. The Board also has the right to redeem the excess shares, upon at least one week’s notice to the holder of the shares, for a price equal to the closing price of shares of the same class, series or type on the NYSE on the last business day prior to the redemption date. From and after such redemption date, such shares will not be entitled to any distributions or other benefits, with the exception only of the right to payment of the redemption price for such shares.

Any acquisition or transfer of shares of our capital stock that would cause us to be disqualified as a REIT will be void to the fullest extent permitted by law, and the purported transferee will be deemed to have no interest in those shares. If the foregoing transfer restriction is determined to be void or invalid as a result of any legal decision, statute, rule or regulation, then the purported transferee of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess shares and to hold the excess shares on our behalf.

At least 15 days prior to any transaction that would cause a shareholder to acquire excess shares in violation of the Charter or within ten days upon the demand of the Board, such person must file an affidavit with us setting forth the information required to be reported in returns filed by shareholders under Treasury regulation section 1.857-9 and in reports filed under Section 13(d) of the Exchange Act. Additionally, upon the demand of the Board, each proposed transferee of shares of our capital stock may be required to file a statement or affidavit with us setting forth the number of shares already owned by such transferee and any related person.

The Board may, pursuant to the Charter, waive the 9.8% ownership limit for a purchaser of our stock who has provided the Board with evidence and assurances that our qualification as a REIT will not be jeopardized. In March 2008, pursuant to the Charter, the Board granted waivers of the 9.8% ownership limit for certain investors and their affiliates in connection with the Financing Transaction.

The provisions described above may inhibit market activity and the resulting opportunity for the holders of our capital stock to receive a premium for their shares that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock.

Classification of Board of Directors, Vacancies and Removal of Directors

The Charter and Bylaws provide for a staggered Board of between three and twelve directors divided into three classes, with terms of three years each. Under the rules of the NYSE and under our Bylaws, a majority of our directors must be independent. The number of directors in each class and the expiration of each class term, as of the date of this Offering Circular, is as follows:

Class I	4 Directors	Expires 2010
Class II	3 Directors	Expires 2011
Class III	4 Directors	Expires 2009

At each annual meeting of our shareholders, successors of the class of directors whose term expires at that meeting will be elected for a three-year term and until their respective successors are duly elected and qualify and the directors in the other two classes will continue in office. A staggered Board may delay, defer or prevent a change in our control or other transaction that might involve a premium over the then prevailing market price for our Common Stock or other attributes that our shareholders may consider desirable. In addition, a staggered Board could prevent shareholders who do not agree with the policies of the Board from replacing a majority of the Board for two years.

Our Bylaws provide that any vacancy occurring on the Board for any cause other than by reason of an increase in the number of directors may, subject to the provision described below for the filling of vacancies for removed directors, be filled by a majority of the remaining members of the Board, provided that, if a majority of the Board are required to be independent directors, then independent directors shall nominate replacements for vacancies among the independent directors, and our Bylaws provide that these replacements must be elected by a majority of the directors, including a majority of the independent directors. Any vacancy on the Board occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board, including a majority of independent directors. Our Bylaws provide that shareholders may, by the affirmative vote of a majority of all votes entitled to be cast generally in the election of directors, remove any director or directors from office for cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed directors.

In connection with the Financing Transaction, we agreed (i) to cause the Board to consist of ten directors on March 31, 2008, subject to future increase or decrease in accordance with the Bylaws and the Warrant Agreement, (ii) that for so long as MatlinPatterson beneficially owns unexercised warrants or shares of Common Stock representing (a) at least 5% but less than 10% of the shares of Common Stock outstanding on a fully diluted basis, they may designate one director, (b) at least 10% but less than 15% of the shares of Common Stock outstanding on a fully diluted basis, they may designate two directors, and (c) at least 15% of the shares of Common Stock outstanding on a fully diluted basis, they may designate three directors and (iii) we would appoint to the Board at least two directors designated by parties to the Warrant Agreement other than MatlinPatterson and us. To implement these director designation rights, we agreed to include each individual designated by MatlinPatterson and the other investors in the slate of nominees recommended by the Board in any election of directors for which MatlinPatterson and the other investors make such a request and to use its best efforts to cause each designated individual to be elected as a director or to cause a designated director to be removed at the request of the designating party. If a designated director ceases to serve on the Board for any reason, the designating party may designate his or her replacement. The foregoing right to designate directors may be exercised at any time and the composition of the Board may change significantly following any such designations. On April 22, 2008, MatlinPatterson exercised its right to designate two directors to the Board of Directors, and currently has the right to designate one additional director to the Board of Directors. Effective April 22, 2008, our former directors Michael B. Jeffers and Owen M. Lopez, both of whom were Class II directors, resigned from the Board of Directors and David J. Matlin and Mark R. Patterson were elected by the Board of Directors to fill the resulting vacancies. Messrs. Matlin and Patterson were elected to the Board of Directors for three year terms at the 2008 Annual Meeting. Effective July 14, 2008, Stuart C. Sherman, a Class III director, resigned from the Board and Thomas C. Cooley was elected by the Board to fill the resulting vacancy. Mr. Cooley will serve as a Class III director for a term ending at the annual meeting of shareholders to be held in 2009. Mr. Cooley was also appointed to the Audit Committee of the Board. Mr. Cooley was recommended to the Nominating/Corporate Governance Committee by one of the investors in the Financing Transaction other than MatlinPatterson and represents one of the two directors that such other investors may designate. At this time, no other investor with director designation rights has exercised such right, but such investors may do so at any time.

Indemnification and Advance of Expenses

The Charter obligates us to indemnify our directors and officers to the maximum extent permitted by Maryland law, as amended from time to time. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses that they actually incur in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding, and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, if the proceeding is one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

On June 12, 2008, the Board approved a form of indemnification agreement to be entered into with each of our current and future directors and executive officers, as well as certain former executive officers and advisory directors. The Board specifically approved entering into such agreement (each, an “Indemnification Agreement”) with each of our current executive officers and directors. The Indemnification Agreements require us to indemnify and advance the expenses of these current and former directors and officers to the fullest extent now or hereafter permitted by Maryland law, as amended from time to time.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Limitation of Liability

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter provides for elimination of the personal liability of our directors and officers to us or our shareholders for money damages to the maximum extent permitted by Maryland law, as amended from time to time.

Maryland Business Combination Statute

The Maryland General Corporation Law establishes special requirements for certain “business combinations” between a Maryland corporation and “interested shareholders” unless exemptions are applicable. “Business combinations” include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is any person who beneficially owns 10% or more of the voting power of the outstanding voting stock or is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date on which interested shareholder status is determined, was the beneficial owner of 10% or more of the voting power of the then -outstanding voting stock. Among other things, the law prohibits any business combination between us and an interested shareholder or an affiliate of an interested shareholder for a period of five years after the most recent date on which the interested shareholder became an interested shareholder unless the Board approved in advance the transaction in which the person became an interested shareholder. The Board may provide that its approval is subject to compliance with any terms and conditions determined by the Board.

The business combination statute also requires payment of a fair price to shareholders to be determined as set forth in the statute or a supermajority shareholder approval of any transactions between us and an interested shareholder after the end of the five-year period. This approval means that the transaction must be recommended by the Board and approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•

66 2/3% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The business combination statute restricts the ability of third parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of the Board even if such a transaction would be beneficial to shareholders.

The Board has exempted any business combination with any person from the business combination statute, so long as the Board first approves such business combination. We have agreed that we will not amend or modify this provision adversely to the holders of unexercised warrants acquired in the financing transaction without the written consent of the holders of warrants issued in the financing transaction or shares of Common Stock issued upon exercise of any such warrants consisting of the holders of two thirds of (a) the shares of Common Stock then issuable upon the exercise of outstanding warrants issued in the financing transaction and (b) the outstanding shares of Common Stock issued upon the exercise of such warrants.

Maryland Control Share Acquisition Statute

The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by 66 2/3% of the votes entitled to be cast on the matter. The acquiring person, officers and directors who are also employees are not entitled to vote on the matter. “Control shares” are shares of stock that, taken together with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is entitled to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors in one of the following ranges: 10% or more but less than 33 1/3%; 33 1/3% or more but less than 50%; or 50% or more. Control shares do not include shares of stock that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made (or proposes to make) a control share acquisition and who satisfies certain conditions (including agreeing to pay the expenses of the meeting) may compel the Board to call a special meeting of shareholders to be held within 50 days of the demand to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any shareholders’ meeting.

If voting rights are not approved at a meeting of shareholders or if the acquiring person does not deliver an acquiring person statement as required by the statute, then we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

•	the last control share acquisition by the acquiring person; or

•	any meeting where shareholders considered and did not approve voting rights of the control shares.

If voting rights for control shares are approved at a shareholders’ meeting and the acquiring person becomes entitled to vote a majority of the shares of stock entitled to vote, all other shareholders may exercise appraisal rights. This means that shareholders would be able to require us to redeem shares of our stock from them for fair value. For this purpose, the fair value may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction or acquisitions of shares approved or exempted by the Charter or the Bylaws.

The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We have agreed that we will not amend or modify this provision adversely to the holders of unexercised Warrants acquired in the Financing Transaction without the written consent of the holders of Warrants issued in the Financing Transaction or shares of Common Stock issued upon exercise of any such Warrants consisting of the holders of 66 2/ 3% of (a) the shares of Common Stock then issuable upon the exercise of outstanding Warrants issued in the Financing Transaction and (b) the outstanding shares of Common Stock issued upon the exercise of such Warrants. There can be no assurance that the Board will not amend or eliminate this provision in the future. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders’ best interests.

Transfer Agent and Registrar

American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York 10038, is the transfer agent and registrar for our Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. Its telephone number is (800) 937-5449 (toll-free).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income and estate tax consequences to the holders of shares of Preferred Stock who, pursuant to the Exchange Offer, exchange such shares for shares of common stock and cash. The discussion does not address all of the tax consequences that may be relevant to particular Shareholders in light of their personal circumstances, or to certain types of Shareholders (such as certain financial institutions, dealers in securities or commodities, insurance companies, persons who acquired shares as compensation and persons who sold shares as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for federal income tax purposes). Moreover, this discussion assumes that all Shareholders hold shares of Preferred Stock as capital assets within the meaning of Section 1221 of the Code.

You should be aware that in this section, when we use the term:

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“Disqualified Organization,” we mean any organization described in Section 860E(e)(5) of the Code, including:

i.	the United States;

ii.	any state or political subdivision of the United States;

iii.	any foreign government;

iv.	any international organization;

v.	any agency or instrumentality of any of the foregoing;

vi.	any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

vii.	any rural electrical or telephone cooperative;

•	“Domestic Shareholder,” we mean a Shareholder that is a U.S. Person;

•	“Foreign Shareholder,” we mean a Shareholder that is not a U.S. Person;

•	“IRS,” we mean the Internal Revenue Service;

•	“QRS,” we mean a qualified REIT subsidiary as that term is defined in Section 856(i)(2) of the Code;

•	“REMIC,” we mean a real estate mortgage investment conduit;

•	“Shareholder,” we mean a holder of shares of our capital stock;

•	“TMP,” we mean a taxable mortgage pool as that term is defined in Section 7701(i)(2) of the Code;

•	“TRS,” we mean a taxable REIT subsidiary as that term is defined in Section 856(l) of the Code; and

•

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having foreign persons as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

The statements in this section and the opinion of McKee Nelson LLP are based on the current federal income tax laws. There is no assurance that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. There is no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary provides general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of an exchange of Preferred Stock for common stock and cash pursuant to the Exchange Offer. Specifically, all holders should consult their tax advisor regarding the federal, state, local, foreign and other tax consequences of the exchange of Preferred Stock for common stock and cash, as well as potential changes in applicable tax laws.

Treatment of the Exchange Offer

Recapitalization

The exchange of Preferred Stock for common stock and cash pursuant to the Exchange Offer will be treated as a recapitalization for U.S. federal income tax purposes.

Treatment of Domestic Shareholders.

Under the tax rules applicable to recapitalizations, a Domestic Shareholder will not recognize loss on the exchange of Preferred Stock for common stock and cash pursuant to the Exchange Offer. A Domestic Shareholder will recognize gain to the extent that the sum of the fair market value of the common stock plus cash received in the exchange exceeded the Domestic Shareholder’s adjusted tax basis in the Preferred Stock, but only to the extent of cash received in the exchange. Generally, any gain recognized on the exchange will be treated as capital gain, and will be long-term capital gain if the Domestic Shareholder has held the Preferred Stock as a capital asset for more than one year.

Notwithstanding the general rule set out above concerning the characterization of any gain recognized on the exchange of Preferred Stock for common stock and cash as capital gain, such gain could be treated as a dividend if the exchange is considered to have the effect of a distribution of a dividend. With respect to any Shareholder, the amount characterized as a dividend would be limited to the Shareholder’s ratable share of our undistributed accumulated earnings and profits at the beginning of our 2008 taxable year. We believe we do not have any undistributed accumulated earnings and profits as of the beginning of our 2008 taxable year and, therefore, no portion of any gain recognized by a Shareholder upon the exchange of Preferred Stock for common stock and cash should be a dividend.

A Domestic Shareholder will have an aggregate tax basis in the common stock equal to the Domestic Shareholder’s tax basis in the Preferred Stock exchanged therefore, decreased by the amount of cash received in the exchange, and increased by the amount of gain, if any, recognized by such Domestic Shareholder on the exchange. The Domestic Shareholder’s holding period for the common stock will include the period that the Domestic Shareholder held the Preferred Stock.

Treatment of Foreign Shareholders.

If you are a Foreign Shareholder and you do not hold shares of Preferred Stock in connection with the conduct of a United States trade or business, you will generally not be subject to U.S. federal income tax on any gain resulting from your exchange of Preferred Stock for common stock and cash pursuant to the Exchange Offer. If, however, you are a nonresident alien individual and were present in the United States for 183 days or more during the taxable year, then you will be subject to a 30% tax on any capital gain recognized. See “—Taxation of Shareholders—Taxation of Foreign Shareholders.”

We have not been treated as a United States Real Property Holding Corporation (USRPHC) as defined under the Code in any previous taxable years, and we do not believe we are a USRPHC, or will become a USRPHC in the future.

Taxation of Shareholders

Taxation of Taxable Domestic Shareholders

Distributions. As long as we qualify as a REIT, distributions we make to our taxable Domestic Shareholders out of current or accumulated earnings and profits that are not designated as capital gain dividends will be taxed as ordinary income. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to our common stock. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other Domestic Shareholders that are not corporations generally will not be eligible for the 15% reduced rate of tax currently (through December 31, 2010) in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate Domestic Shareholder will be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our stock. However, corporate Domestic Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Long-term capital gains are generally taxable at maximum federal rates of 15% (through December 31, 2010) in the case of individuals, trusts and estates, and at 35% in the case of corporations. Capital Gains dividends are not eligible for the dividends received deduction.

Rather than distribute our net capital gains, we may elect to retain and pay the federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the federal income tax we pay and (iii) increase the basis in your stock by the difference between your share of the capital gain and your share of the credit. Our earnings and profits will be adjusted accordingly.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our stock you own, but rather, will reduce your adjusted tax basis in your stock. Assuming that the stock you own is a capital asset, to the extent that such distributions exceed your adjusted tax basis in the stock you own, you must include them in income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less).

If we declare a dividend in October, November or December of any year that is payable to Shareholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions made after the close of the taxable year as having been paid during such taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “—Taxable Mortgage Pools.”

Dispositions of Our Stock. Any gain or loss you recognize upon the sale or other disposition of our stock will generally be capital gain or loss for federal income tax purposes, and will be long-term capital gain or loss if you held the stock for more than one year. In addition, any loss you recognize upon a sale or exchange of our stock that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

If you recognize a loss upon a disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, recently enacted legislation imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the disposition of our stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

Amounts that you are required to include in taxable income with respect to our stock that you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our stock, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of stock. Generally, income you recognize with respect to our stock will be treated as investment income for purposes of the investment interest limitations.

Information Reporting and Backup Withholding. We will report to our Shareholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your income tax liability. For a discussion of the backup withholding rules as applied to foreign owners, see “—Taxation of Foreign Shareholders.”

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that a tax-exempt Shareholder (i) has not held our stock as “debt financed property” within the meaning of the Code and (ii) has not used our stock in an unrelated trade or business, amounts that we distribute to tax-exempt Shareholders generally should not constitute UBTI. However, a tax-exempt Shareholder’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

Tax-exempt Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from taxation under special provisions of the federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our stock or (b) a group of pension trusts individually holding more than 10% of our stock collectively owns more than 50% of the value of our stock. However, the restrictions on ownership and transfer of our stock, as described under “Description of Equity Securities—Restrictions on Ownership and Transfer” are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our stock, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Shareholders

Ordinary Dividend Distributions. The portion of dividends received by a Foreign Shareholder payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Foreign Shareholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a Foreign Shareholder will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our stock. In cases where the dividend income from a Foreign Shareholder’s investment in our stock is (or is treated as) effectively connected with the Foreign Shareholder’s conduct of a U.S. trade or business, the Foreign Shareholder generally will be subject to U.S. tax at graduated rates, in the same manner as Domestic Shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Foreign Shareholder that is a foreign corporation). If a Foreign Shareholder is the record holder of shares of our stock, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Foreign Shareholder unless:

•	a lower income treaty rate applies and the Foreign Shareholder provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the Foreign Shareholder provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

Non-Dividend Distributions. Distributions we make to a Foreign Shareholder that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the Foreign Shareholder’s adjusted tax basis in our stock at the time of the distribution and, as described below, the Foreign Shareholder would otherwise be taxable on any gain from a disposition of our stock. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A Foreign Shareholder may, however, seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the IRS by the Foreign Shareholder.

Capital Gain Dividends. Distributions that we make to Foreign Shareholders that are attributable to our disposition of U.S. real property interests (“USRPI,” which term does not include interests in mortgage loans and mortgage-backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) and may also be subject to branch profits tax if the Foreign Shareholder is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury regulations interpreting the FIRPTA provisions of the Code impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to Foreign Shareholders, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a Foreign Shareholder so long as (i) the class of our stock is regularly traded (as defined by applicable Treasury regulations) on an established securities market in the United States, and (ii) the Foreign Shareholder owns (actually or constructively) no more than 5% of such class of stock at any time during the one-year period ending with the date of the distribution.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a Foreign Shareholder generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our stock will constitute a USRPI. Our stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our stock will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Foreign Shareholders. We expect to qualify as a domestically-controlled REIT upon completion of the tender but cannot guarantee that we will remain a domestically-controlled REIT.

Even if we do not constitute a domestically controlled REIT, a Foreign Shareholder’s sale of our stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) our stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market and (ii) the selling Foreign Shareholder has owned (actually or constructively) 5% or less of our outstanding stock at all times during a specified testing period.

If gain on the sale of our stock were subject to taxation under FIRPTA, the Foreign Shareholder would generally be subject to the same treatment as a Domestic Shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Foreign Shareholder in two cases. First, if the Foreign Shareholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such Foreign Shareholder, the Foreign Shareholder will generally be subject to the same treatment as a Domestic Shareholder with respect to such gain. Second, if the Foreign Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax. Our stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Qualification As a REIT

Based in part on various factual representations we have made regarding our operations, in the opinion of McKee Nelson LLP, our tax counsel, commencing with our taxable year ended December 31, 1993, we have been organized in conformity with the requirements for qualification and taxation as a REIT and our method of operating has enabled us to qualify for taxation as a REIT and our proposed method of operating going forward will enable us to continue to qualify for taxation as a REIT. McKee Nelson LLP’s opinion is based on existing federal income tax law governing our qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests concern the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. McKee Nelson LLP will not review our compliance with those tests on a continuing basis. Accordingly, there is no assurance that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.” Furthermore, you should also review the discussion on income taxation and REIT issues in the Quarterly Report in “Note 3. Significant Accounting Policies—Income Taxes” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Matters.”

Taxation as a REIT

If we qualify for taxation as a REIT, we generally will not be subject to federal income tax on our taxable income that we currently distribute to our Shareholders, but taxable income generated by our domestic TRSs will be subject to regular federal (and applicable state and local) corporate income tax. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to Shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay federal income tax at the highest corporate rate on:

•

net income from the sale or other disposition of property acquired through foreclosure, which we refer to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests by more than a de minimis amount, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure was due to reasonable cause and not due to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification.”

•

If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay federal income tax on our net long-term capital gain. In that case, a Domestic Shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and any of our TRSs that are not conducted on an arm’s-length basis.

•

If (a) we recognize excess inclusion income for a taxable year as a result of our ownership of a 100% equity interest in a TMP or our ownership of a REMIC residual interest and (b) one or more Disqualified Organizations is the record owner of shares of our stock during that year, then we will be subject to tax at the highest corporate federal income tax rate on the portion of the excess inclusion income that is allocable to the Disqualified Organizations. We do not anticipate owning REMIC residual interests; we may, however, own 100% of the equity interests in one or more collateralized mortgage debt offerings or one or more trusts formed in connection with our securitization transactions, but intend to structure each collateralized mortgage debt offering and each securitization transaction so that the issuing entity would not be classified as a TMP. See “—Taxable Mortgage Pools.”

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate federal income tax rate if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year. For purposes of this requirement, indirect ownership will be determined by applying attribution rules set out in Section 544 of the Code, as modified by Section 856(h) of the Code.

7.	It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, however, and beneficiaries of such a trust will be treated as owning our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we have issued and outstanding common and preferred stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our Articles of Incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our Articles of Incorporation restricting the ownership and transfer of common and preferred stock are described in “Description of Equity Securities—Restrictions on Ownership and Transfer.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these recordkeeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for federal income tax purposes. We intend to continue to comply with these requirements.

Qualified REIT Subsidiaries

A corporation that is a QRS is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a QRS are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A QRS is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any QRS that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such QRS will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a collateralized mortgage debt issuer or other securitization vehicle that is treated as a corporation for tax purposes, that collateralized mortgage debt issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the collateralized mortgage debt issuer or other securitization vehicle jointly elect to treat the collateralized mortgage debt issuer or other securitization vehicle as a TRS.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership, limited liability company or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners that are not QRSs or disregarded entities with respect to the REIT, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

If a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a QRS or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to federal (and applicable state and local income tax) corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our Shareholders.

A REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the TRS. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We scrutinize all of our transactions with any of our TRSs in an effort to ensure that we do not become subject to this excise tax; however, there is no assurance that we will be successful in avoiding this excise tax.

Gross Income Tests

We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify; and

•	income derived from certain temporary investments.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not property held primarily for sale to customers in the ordinary course of business) or any combination of these.

Gross income from the sale of property held primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code, as described under “—Failure to Satisfy Gross Income Tests.” Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test), as described under “—Hedging Transactions” below. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but there is no assurance that we will be successful in this effort.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRSs will not be included for purposes of the gross income tests.

Dividends

Our share of any dividends received from any corporation (including any TRS but excluding any QRS) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property

We currently do not own and do not intend to acquire any significant amount of real property that we would hold for the production of rental income.

Hedging Transactions

We have, from time to time, entered into hedging transactions with respect to the interest rate risk associated with our borrowings and we intend to do so going forward. Generally, for any hedging transaction that we entered into prior to December 31, 2004 to manage interest rate risk associated with incurring indebtedness to acquire or carry real estate assets, such as mortgage loans or mortgage-backed securities, any income or gain from such hedging transactions would be qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. For hedging transactions that we have entered into after December 31, 2004, we must comply with certain identification procedures set out in Treasury regulations to ensure the status of our hedging transactions as hedges for tax purposes, and, as was the case under the earlier rule, our hedges must manage risk associated with debt incurred or to be incurred to acquire or carry real estate assets. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets, and to the extent we comply with applicable tax hedge identification rules, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95% gross income test but will be treated as non-qualifying income for purposes of the 75% gross income test. To the extent that we hedge for other purposes, the resultant income or gain from hedging may not be treated as income that qualifies under the 95% gross income test. We have endeavored to structure any hedging transaction in a manner that does not jeopardize our status as a REIT but there is no assurance that we will be successful in this regard. We have conducted, and may continue to conduct, some or all of our hedging activities through a TRS, rather than participating in hedging transactions directly. There is no assurance, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Satisfy Gross Income Tests

We have monitored and intend to continue to monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our REIT qualification. There is no assurance, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above under “—Taxation as a REIT,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

In the third quarter of our 2007 taxable year, market conditions forced us to dispose of a significant portion of our portfolio of mortgage-backed securities, which, until the time we disposed of them, were a source of significant amounts of gross income that qualified for purposes of both the 75% gross income test and the 95% gross income test. At the same time, we were compelled to dispose of or otherwise terminate associated interest rate swap agreements and thereby recognize a gain that is not eligible for exclusion from gross income under the special REIT hedging rule for purposes of the 95% gross income test. See “—Hedging Transactions” above for a description of the treatment of gross income that we derive from hedging transactions.

The treatment of gains from the disposition or termination of such interest rate swap agreements for purposes of the 95% gross income test is not clear, and if such gross income is not qualifying for the 95% gross income test, then we may have failed that test for our 2007 taxable year. We believe, however, that even if we are considered to have failed the 95% gross income test for our 2007 taxable year, our failure of the 95% gross income test would be considered to be due to reasonable cause and not willful neglect. As such, we would not be disqualified as a REIT for failure of the 95% gross income test, provided that we complied with certain reporting requirements and paid a tax based, in part, on the amount by which we failed the test. To the extent we are considered to have failed the 95% gross income test, we expect that any tax due would be less than $300,000 because the amount by which we would be considered to have failed the 95% gross income test would be less than one percent.

McKee Nelson LLP, our tax counsel, in providing the opinion set out in the first paragraph under “—Qualification As a REIT,” has concluded that if we are considered to have failed the 95% gross income test for our 2007 taxable year, that such failure will be considered to be due to reasonable cause and not willful neglect such that the failure will not result in our disqualification as a REIT for our 2007 taxable year. Opinions of counsel are not, however, binding on the IRS or the courts. If, notwithstanding the opinion of McKee Nelson LLP, the IRS were to assert that we failed the 95% gross income test for our 2007 taxable year and that such failure was not due to reasonable cause, and the courts were to sustain that position, our status as a REIT would terminate for our 2007 taxable year. We would not be eligible to again elect REIT qualification until our 2012 taxable year. See “—Failure To Qualify” below.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of real estate assets, cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term real estate assets includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs, and interests in mortgage loans secured by real property (including certain types of mortgage-backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, QRSs, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, QRSs, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership). For purposes of the 10% value test, the term “securities” does not include certain straight debt securities. Generally, the term “straight debt” refers to debt instruments that do not provide for contingent payments based on earnings or profits of the issuer or another party and are not convertible into stock of the issuer .Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs. Fifth, not more than 25% of our total assets may be represented by securities.

Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for straight debt. Similarly, although stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, non-mortgage debt issued by another REIT will not so qualify.

Any regular or residual interest that we own in a REMIC will generally qualify as real estate assets. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.

We believe that most of the real estate-related securities that we have held, and that we expect to hold going forward, have been and will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

We have monitored and will continue to monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There is no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we are required to estimate the value of our assets to ensure compliance with the asset tests. However, some of the assets that we may own may not be susceptible to precise valuation. Although we have sought to and will continue to seek to be prudent in making these estimates, there is no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Failure to Satisfy Asset Tests

If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a failure of any of the asset tests, other than one described in the immediately preceding sentence, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our Shareholders in an amount at least equal to:

(A) the sum of

(i)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

(ii)	90% of the net income (after tax), if any, from foreclosure property (as described below), minus

(B) the sum of certain items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to Shareholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to our Shareholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to Shareholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We have and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.

We may elect to retain, rather than distribute, our net capital gain, if any, and pay tax on such gains. In this case, we could elect to have our Shareholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit for their share of the tax paid by us. Shareholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of shareholders, of any distributions that are actually made by the REIT, which are generally taxable to shareholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders.”

We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, mortgage-backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, in order to fund our distribution requirement and maintain our REIT qualification, we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. There is no assurance, however, that any such strategy would be successful if our cash flow were to become insufficient to make the required distributions.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to Shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to Shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to Shareholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate Shareholders may be eligible for the dividends received deduction, and individual Shareholders and other non-corporate Shareholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through December 31, 2010). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we have not held and do not expect to hold assets primarily for sale to customers in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and there is no assurance that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS, although such income will be subject to tax in the hands of the TRS at regular federal corporate income tax rates.

Foreclosure Property

A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain mortgage-backed securities as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

We have not entered into, and we do not intend to enter into, securitization or financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a QRS and, as such, ignored as an entity separate from the REIT.

If, notwithstanding our intent to avoid having the issuing entity in any of our securitization or financing transactions classified as a TMP, one or more of such transactions was so classified, then as long as we owned 100% of the equity interests in the issuing entity, all or a portion of the income that we recognize with respect to our investment in the issuing entity will be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year.

Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, there is no assurance that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS, we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our Shareholders and we must notify our Shareholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization, your excess inclusion income is subject to the unrelated business income tax; then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Foreign Shareholders who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to United States federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more Disqualified Organizations are record holders of shares of stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose stock ownership gave rise to the tax. To the extent that our Common Stock owned by Disqualified Organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our stock held by the broker/dealer or other nominee on behalf of the Disqualified Organizations.

CERTAIN SECURITIES LAWS CONSIDERATIONS

All of the shares of Preferred Stock outstanding as of the date of this Offering Circular were issued in an offering that was registered pursuant to the Securities Act. The issuance of Common Stock upon exchange of the Preferred Stock is exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Section 3(a)(9) provides an exemption from registration for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. When securities are exchanged for other securities of an issuer under Section 3(a)(9), the securities received in essence assume the character of the exchanged securities for purposes of the Securities Act. Because all outstanding shares of Preferred Stock were registered under the Securities Act, we expect that all of our Common Stock issued in the Exchange Offer and Consent Solicitation to persons non-affiliated with us will be freely tradable under U.S. securities laws by such non-affiliates. The Common Stock issued in the Exchange Offer and Consent Solicitation to persons or entities who are affiliated with us will not be freely tradable and any resale would have to comply with applicable exemptions under the securities laws, including, without limitation, Rule 144 under the Securities Act. You are urged to consult with your own legal counsel regarding the availability of a resale exemption from the registration requirements of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any Offering Circular we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room and its copy charges.

Our internet website address is www.thornburgmortgage.com. We make available free of charge, through our internet website, under the “Investors—Investor Information—SEC Filings” section, our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports that we file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in or accessible from our internet website is not part of this Offering Circular.

We filed the Schedule TO pursuant to Rule 13e-4 under the Exchange Act to furnish certain information about the Exchange Offer and Consent Solicitation. You may obtain copies of the Schedule TO (and any amendments to those documents) in the manner described above.

This Offering Circular incorporates by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this Offering Circular, except for any information superseded by information in this Offering Circular. We have filed the documents listed below with the SEC and these documents are incorporated herein by reference:

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007, filed on March 11, 2008 (which is included with this Offering Circular);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on June 18, 2008 (which is included with this Offering Circular);

•	Our definitive Proxy Statement on Schedule 14A, dated and filed with the SEC on April 29, 2008 for our 2008 Annual Meeting of Shareholders held on June 12, 2008;

•

Our Current Reports on Form 8-K and 8-K/A filed on January 16, 2008, March 3, 2008, March 5, 2008, March 7, 2008 (with the exception of Item 2.02 contained therein), March 12, 2008, March 19, 2008, March 24, 2008, March 25, 2008 (with the exception of Item 7.01 contained therein), March 28, 2008, April 1, 2008 (with the exception of Item 7.01 contained therein), April 2, 2008, April 4, 2008

(with the exception of Item 7.01 contained therein), April 18, 2008, April 28, 2008, June 3, 2008 (with the exception of Item 7.01 contained therein), June 13, 2008, July 3, 2008, July 11, 2008 and July 18, 2008;

•	The description of our Common Stock included in our registration statement on Form 8-A filed on April 27, 1993;

•	The description of our Series C Preferred Stock included in our registration statement on Form 8-A filed on March 21, 2005;

•	The description of our Series D Preferred Stock included in our registration statement on Form 8-A filed on November 20, 2006;

•	The description of our Series E Preferred Stock included in our registration statement on Form 8-A filed on June 19, 2007; and

•	The description of our Series F Preferred Stock included in our registration statement on Form 8-A filed on September 5, 2007.

Any documents we file pursuant to 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offering Circular and prior to the expiration of the Exchange Offer and Consent Solicitation to which this Offering Circular relates (other than information in such documents that is not deemed to be filed), including our quarterly report on Form 10-Q for the quarter ending June 30, 2008, will automatically be deemed to be incorporated by reference in this Offering Circular and to be part hereof from the date of filing those documents.

We have not authorized anyone to give any information or make any representation about the Exchange Offer and Consent Solicitation that is different from, or in addition to, that contained in this Offering Circular. Therefore, you should not rely on any other information. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this Offering Circular are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Offering Circular does not extend to you. The information contained in this Offering Circular speaks only as of the date of this Offering Circular unless the information specifically indicates that another date applies.

Annex A

Amendment to the Company’s Charter

Series C Preferred Stock

The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of the shares of Series C Preferred Stock set forth in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s 8.00% Series C Cumulative Redeemable Preferred Stock, accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”) on March 18, 2005, will be amended as shown below:

(1) Designation and Number

A series of Preferred Stock of the Corporation, designated the 8.00% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), is hereby established. The number of shares of Series C Preferred Stock shall be 6,525,000.

(2) Rank

With respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series C Preferred Stock will rank:

(a) prior or senior to all classes or series of the Corporation’s common stock, par value $.01 per share, to the Series B Cumulative Preferred Stock, and to any other class or series of equity securities, if the holders of Series C Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series (“Junior Stock”);

(b) on parity with any class or series of the Corporation’s equity securities if, pursuant to the specific terms of such equity securities, the holders of such equity securities and the holders of the Series C Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or ~~liquidation preference,~~ dividends and amounts that are distributable upon liquidation, dissolution or winding up, without preference or priority of one over the other. (“Parity Stock”);

(c) junior to any class or series of the Corporation’s equity securities that is expressly designated as ranking senior to the Series C Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation (“Senior Stock”); and

(d) junior to all of the Corporation’s existing and future indebtedness, including, prior to the conversion of such debt, any debt that is convertible into the Corporation’s equity securities.

(3) Dividends

(a) Holders of Series C Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, ~~cumulative~~ cash dividends at the rate of 8.00% per ~~anum~~annum of the $25.00 liquidation preference per share of the Series C Preferred Stock (equivalent to the fixed annual amount of $2.00 per share of the Series C Preferred Stock). Such dividends shall ~~accrue~~be calculated on a daily basis on a 360-day year consisting of twelve 30-day months ~~and be cumulative from and including the first date on which any shares of Series C Preferred Stock are issued whether or not (i) such dividends are authorized or declared, (ii) the Corporation has earnings, (iii) there are funds legally available for the payment of such dividends, or (iv) an agreement prohibits payment of such~~

~~dividends.~~ . Such dividends shall not be cumulative and shall be payable quarterly on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day, commencing on April 15, 2005. The first dividend will be payable for the period beginning March 22, 2005. Any dividend payable on the Series C Preferred Stock for any partial dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable ~~in arrears~~ to holders of record as they appear on the share records of the Corporation at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series C Preferred Stock will not be entitled to receive any dividends in excess of ~~cumulative~~ dividends on the Series C Preferred Stock at the dividend rate specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

(b) When dividends are not paid in full upon the Series C Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series C Preferred Stock and any other class or series of Parity Stock shall be declared pro rata in proportion to the respective amounts of dividends ~~accumulated, accrued~~declared and unpaid on the Series C Preferred Stock ~~and accumulated, accrued~~in that respective quarter and declared and unpaid on such Parity Stock~~. Except as set forth in the preceding sentence, unless dividends on the Series C Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends that have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set aside for payment with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series C Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment with respect to any Junior Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock.~~ in that respective quarter. Notwithstanding the foregoing, the Corporation shall not be prohibited from ~~(i)~~ declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock ~~or (ii) redeeming, purchasing or otherwise acquiring any Junior Stock or Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is~~ necessary to maintain the Corporation’s qualification as a real estate investment trust for federal income tax purposes (“REIT”).

(c) No dividend on the Series C Preferred Stock shall be declared by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(d) If, for any taxable year, the Corporation elects to designate as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of any class or series of stock of the Corporation, the portion of the Capital Gains Amount that shall be allocable to holders of the Series C Preferred Stock shall be equal to the total Capital Gains Amount times the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series C Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Corporation for such year.

(e) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under MGCL Section 2-311, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series C Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

(4) Liquidation Preference

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series C Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to any ~~accrued and unpaid~~ dividends ~~(whether or not earned or declared) to the date of final distribution to such holders~~declared and unpaid, but such holders shall not be entitled to any further payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, its available assets, or proceeds thereof, distributable among the holders of Series C Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series C Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(c) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series C Preferred Stock and any Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.

(d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(f) The consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5) Redemption by Stockholders

Shares of Series C Preferred Stock are not redeemable at any time at the option of the stockholders thereof.

(6) Redemption at the Option of the Corporation

(a) Redemption Right

(i) Shares of the Series C Preferred Stock shall not be subject to any sinking fund or mandatory redemption. ~~Except as otherwise set forth herein, shares of the Series C Preferred Stock are not redeemable prior to March 22, 2010.~~ To ensure that the Corporation remains a qualified REIT for federal income tax purposes,

~~however,~~ the Series C Preferred Stock shall be subject to the provisions of Article TENTH of the Articles pursuant to which Excess Shares of Series C Preferred Stock owned by a stockholder ~~shall~~may be redeemed by the Corporation.

(ii) ~~On and after March 22, 2010, the~~The Corporation, at its option, upon giving notice as provided below, may redeem Series C Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference ~~plus all accrued and unpaid dividends to the date fixed for redemption.~~ The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

(b) ~~Limitations on~~Partial Redemption

~~(i)~~ If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(a) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the stockholders of record of such shares in proportion to the number of such shares held by such stockholders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series C Preferred Stock would beneficially or constructively own Excess Shares because such stockholder’s shares of Series C Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series C Preferred Stock from such stockholder as to prevent the stockholder from owning Excess Shares subsequent to such redemption.

~~(ii) Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series C Preferred Stock shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series C Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series C Preferred Stock or any other class or series of Junior Stock or Parity Stock (except by conversion into or exchange for shares of any class or series of Junior Stock).~~

~~(iii)~~ The foregoing provisions of ~~subsections 6(b)(i) and (ii)~~this paragraph shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

(c) Procedures for Redemption

(i) Notice of redemption of the Series C Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such stockholder’s address as the same appears on the stock records of the Corporation. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series C Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series C Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

(ii) On or after the Redemption Date, each holder of shares of Series C Preferred Stock to be redeemed shall present and surrender the certificates representing his shares of Series C Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the cash redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series C Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series C Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii) If notice of redemption has been mailed in accordance with Section 6(c)(i) above and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the stockholders of the Series C Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all ~~dividends on~~rights of the shares of Series C Preferred Stock called for redemption ~~in such notice shall cease to accumulate and all rights of the stockholders thereof~~, except the right to receive the redemption price thereof ~~(including all accumulated and unpaid dividends up to the Redemption Date)~~and any dividend payable to the holder thereof in accordance with Section 6(c)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid dividends)~~ of the Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series C Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such stockholders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price ~~(including all accumulated and unpaid dividends to the Redemption Date)~~. Any interest or other earnings earned on the redemption price ~~(including accumulated and unpaid dividends)~~ deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the stockholders of Series C Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series C Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series C Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

(d) Status of Redeemed or Reacquired Shares

Any shares of Series C Preferred stock that shall at any time have been redeemed or reacquired by the Corporation shall, after such redemption, have the status of authorized but unissued Common Stock, par value $.01 per share.

(7) Voting Rights

(a) Holders of the Series C Preferred Stock shall not have any voting rights, except ~~as provided by law and~~ as set forth below.

(~~b)(i) Whenever dividends on any Series C Preferred Stock shall remain unpaid for six or more quarterly periods (whether or not consecutive) (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two members (if not already increased by two members by reason of the election of directors by the holders of any other class or series of stock upon which like voting rights have been conferred and are exercisable and with which the Series C Preferred Stock is entitled to vote as a class with respect to the election of such two directors), and the holders of such Series C Preferred Stock (voting~~

~~as a single class with all other equity securities of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) will be entitled to vote for the election of two additional directors of the Corporation (the “Preferred Stock Directors”), who will be elected by a plurality of the votes cast in such election for a one-year term and until their successors are duly elected and shall qualify (or until such director’s right to hold such office terminates as provided herein, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal), at a special meeting called by or at the request of the holders of at least 20% of the outstanding Series C Preferred Stock or the holders of shares of any other class or series of Parity Preferred Stock with respect to which dividends are so unpaid (unless such request is received less than 120 days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 120 days before the date fixed for the next annual or special meeting of stockholders, at the next annual or special meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on the Series C Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment in full.~~

~~(ii) At any time when the voting rights described in Section 7(b)(i) above shall have vested, and in the event that a request for a special meeting shall have first been made in a manner contemplated by Section 7(b)(i) above, a proper officer of the Corporation shall thereupon and with reasonable promptness, call or cause to be called, a special meeting of the holders of Series C Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the “Parity Securities”) by mailing or causing to be mailed to such holders a notice of such special meeting to be held not more than 90 days after delivery of such request. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. Notice of all meetings at which holders of the Series C Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series C Preferred Stock that would have been entitled to vote at such special meeting. So long as otherwise relatively timely, any such special meeting may be combined and held contemporaneously with the next special or annual meeting of the stockholders of the Corporation.~~

~~(c) If and when all dividends accumulated on the Series C Preferred Stock in respect of all past dividend periods shall have been paid in full or declared by the Corporation and set aside for payment in full, the holders of Series C Preferred Stock shall be divested of the voting rights set forth in Section 7(b) above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all dividends accumulated in respect of all past dividend periods have been paid in full or declared by the Corporation and set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall forthwith terminate and the number of directors constituting our Board of Directors will be reduced accordingly. Any Preferred Stock Director elected by the holders of Series C Preferred Stock and any other such Parity Preferred Stock may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series C Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 7(b) above and by the majority vote of the outstanding Series C Preferred Stock and all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (voting as a single class) when the Series C Preferred Stock and such Parity Preferred Stock is entitled to vote thereon. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director so elected may be filled by written consent of the Preferred~~

~~Stock Director so elected remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series C Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 7(b) and by the majority vote of the outstanding Series C Preferred Stock and other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (voting as a single class) when the Series C Preferred Stock and such Parity Preferred Stock is entitled to vote thereon~~

~~. (d~~) So long as any Series C Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series C Preferred Stock voting separately as a class), ~~(i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such shares; or (ii)~~ amend, alter or repeal the provisions of the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth ~~in (ii)~~ above, so long as shares of Series C Preferred Stock (or shares issued by a surviving entity in substitution for the Series C Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series C Preferred Stock; and provided further that (x) any increase in the amount of the authorized Preferred Stock or Series C Preferred Stock or any issuance of Series C Preferred Stock or (y) the creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock, in each case ranking senior to or on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(~~e~~c) The foregoing ~~voting provisions~~provision shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(8) Restrictions on Ownership and Transfer to Preserve Tax Benefit

(a) The Series C Preferred Stock is governed by and issued subject to all of the limitations, terms and conditions of the Articles, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH of the Articles; provided, however, that the terms and conditions (including exceptions and exemptions) of Article TENTH of the Articles shall also be applied to the Series C Preferred Stock separately and without regard to any other series or class. The foregoing sentence shall not be construed to limit the applicability of any other term or provision of the Articles to the Series C Preferred Stock.

(b) Each certificate for Series C Preferred Stock shall bear substantially the following legend in addition to any legends required to comply with federal and state laws:

“The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of a subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation or to its transfer agent.”

(9) Settlement of NYSE Transactions

Nothing in this section of the Articles Supplementary shall preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange or other securities exchange or an automated inter-dealer quotation system. The shares of Series C Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this section of the Articles Supplementary after such settlement.

(10) No Conversion

The shares of Series C Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity.

(11) No Maturity or Sinking Fund

The Series C Preferred Stock has no maturity date, and no sinking fund has been established (and none shall be established) for the retirement or redemption of the Series C Preferred Stock.

(12) No Preemptive Rights

No holder of Series C Preferred Stock of the Corporation shall, as such holder, be entitled to any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

Series D Preferred Stock

The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of the shares of Series D Preferred Stock set forth in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s Series D Adjusting Rate Cumulative Redeemable Preferred Stock, accepted for record by the SDAT on November 17, 2006, will be amended as shown below:

(1) Designation and Number

A series of preferred stock of the Corporation, designated the Series D Preferred Stock, is hereby established. The number of shares of Series D Preferred Stock shall be 4,000,000.

(2) Rank

With respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series D Preferred Stock will rank:

(a) prior or senior to all classes or series of the Common Stock, to the Series B Preferred Stock, and to any other class or series of the Corporation’s equity securities, if the holders of Series D Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of shares of such class or series (collectively, “Junior Stock”);

(b) on parity with the Series C Preferred Stock and with any other class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of the Series D Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or liquidation preference, dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation, without preference or priority of one over the other (collectively, “Parity Stock”);

(c) junior to any class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities are entitled to receive dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of the Series D Preferred Stock (collectively, “Senior Stock”); and

(d) junior to all of the Corporation’s existing and future indebtedness, including, prior to the conversion of such debt, any debt that is convertible into the Corporation’s equity securities.

(3) Dividends

(a) Fixed Rate Period

Holders of Series D Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, cash dividends at the annual rate of 7.875% of the $25.00 liquidation preference per share until January 15, 2012. Such dividends shall ~~accrue~~be calculated on a daily basis on a 360-day year consisting of twelve 30-day months. Any dividend payable on the Series D Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360—day year.

(b) Floating Rate Period

Beginning January 15, 2012, holders of Series D Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, cash dividends at the Three Month LIBOR Rate plus 268 basis points (2.68%), which will reset quarterly, calculated as of the LIBOR Interest Determination Date, but which may not reset at an annual rate lower than 7.625%. Such dividends shall ~~accrue~~be calculated on a daily basis on a 360-day year, calculated by the actual number of days elapsed over the quarterly dividend period, except for ~~quarters~~any quarter for which the cash dividend resets to an annual rate of 7.625%, in which case, such dividends will ~~accrue~~be calculated on a daily basis on a 360-day year, consisting of twelve 30-day months (including the first day of the dividend period, and excluding the last day). Any dividend payable on the Series D Preferred Stock for any partial dividend period will be computed on the basis of the actual number of days ~~of dividends accrued~~during such partial period and a 360-day year, except for quarters for which the cash dividend resets to an annual rate of 7.625%, in which case, such dividends will ~~accrue~~be calculated on a daily basis on a 360-day year, consisting of twelve 30-day months.

~~(c) Further Adjustments~~

~~During any period of time that both (i) the Series D Preferred Stock is not listed on the New York Stock Exchange (the “NYSE”) or the American Stock Exchange (the “AMEX”), or quoted on the NASDAQ Stock Market, Inc. (the “NASDAQ”), and (ii) the Corporation is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but shares of the Series D Preferred Stock are outstanding, the cumulative cash dividend payable during such period on the Series D Preferred Stock will increase by an annual rate of 1%.~~

(c) [Reserved.]

(d) General

(i) Dividends shall not be cumulative ~~from (and including) the first date on which any shares of Series D Preferred Stock are issued, whether or not in any dividend period or periods (i) such dividends shall be declared; (ii) there shall be funds legally available for the payment of such dividends; or (iii) any agreement exists that prohibits the Corporation’s payment of such dividends. Such dividends~~and shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year (or, if not a business day, the next succeeding business day) (the “LIBOR Rate Reset Date”). The first dividend payment date in respect of the Series D Preferred Stock will be January 15, 2007 and will be for less than a full quarter. Dividends will be payable ~~in arrears~~ to holders of record as they appear on the Corporation’s records at the close of business on the first day of each of January, April, July and October, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series D Preferred Stock will not be entitled to receive any dividends in excess of ~~cumulative~~ dividends on the Series D Preferred Stock specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.

(ii) When dividends are not paid in full upon the Series D Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series D Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends ~~accumulated, accrued~~declared and unpaid on the Series D Preferred Stock ~~and accumulated, accrued~~in that respective quarter and declared and unpaid on such Parity Stock~~. Except as set forth in the preceding sentence, unless dividends on the Series D Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series D Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment with respect to any Junior Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock~~ in that respective quarter. Notwithstanding the foregoing, the Corporation shall not be prohibited from ~~(i)~~ declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock ~~or (ii) redeeming, purchasing or otherwise acquiring any Junior Stock or Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is~~ necessary to maintain the Corporation’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes.

(iii) No dividend on the Series D Preferred Stock shall be authorized or declared by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(iv) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of any class or series of stock of the Corporation, the portion of the Capital Gains Amount that shall be allocable to holders of the Series D Preferred Stock shall be equal to the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series D Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Corporation for such year.

(v) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under MGCL Section 2-311, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series D Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

(vi) The “Three-Month LIBOR Rate” means the rate determined in accordance with the following provisions:

(1) On the second business day on which dealings in deposits in U.S. dollars are transacted in the London Inter-Bank market preceding each LIBOR Rate Reset Date (the “LIBOR Interest Determination Date”), the Corporation’s calculation agent will determine the Three-Month LIBOR Rate which will be the rate for deposits in U.S. dollars having a three-month maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2) If no rate appears on Telerate Page 3750 on the LIBOR Interest Determination Date, the calculation agent will request the principal London offices of four major reference banks in the London Inter-Bank Market to provide it with their offered quotations for deposits in U.S. dollars for the period of three months, commencing on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks in New York City selected by the calculation agent for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the calculation agent are not providing quotations in the manner described by this paragraph, the rate for the quarterly interest period following the LIBOR Interest Determination Date will be the rate in effect on that LIBOR Interest Determination Date.

(4) Liquidation Preference

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series D Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to ~~all accumulated, accrued and unpaid~~any dividends ~~(whether or not earned or declared) to the date of final distribution to such holders~~declared and unpaid, but such holders shall not be entitled to any further payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, its available assets, or proceeds thereof, distributable among the holders of Series D Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(c) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series D Preferred Stock and any Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock and any Parity Stock shall not be entitled to share therein.

(d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(f) The consolidation or merger of the Corporation with or into one or more entities, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s assets, property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5) Redemption by Holders

Shares of Series D Preferred Stock are not redeemable at any time at the option of the holders thereof.

(6) Redemption at the Option of the Corporation

~~(a) Special Optional Redemption~~

~~If at any time both (i) the Series D Preferred Stock ceases to be listed on the NYSE or the AMEX, or quoted on the NASDAQ, and (ii) the Corporation is not subject to the reporting requirements of the Exchange Act, but shares of the Series D Preferred Stock are outstanding, the Corporation will have the option to redeem the Series D Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series D Preferred Stock ceases to be listed and the Corporation ceases to be subject to such reporting requirements, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends to and including the date fixed for redemption.~~

(a) [Reserved.]

(b) Redemption Right

(i) Shares of the Series D Preferred Stock shall not be subject to any sinking fund or mandatory redemption. ~~Except as otherwise set forth herein, shares of the Series D Preferred Stock are not redeemable prior to November 21, 2011.~~ To ensure that the Corporation remains a qualified REIT for federal income tax purposes, however, the Series D Preferred Stock shall be subject to the provisions of Article TENTH of the Articles pursuant to which Excess Shares of Series D Preferred Stock owned by a shareholder ~~shall~~may be redeemed by the Corporation.

(ii) ~~On and after November 21, 2011, the~~The Corporation, at its option, upon giving notice as provided below, may redeem the Series D Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference ~~plus all accumulated, accrued and unpaid dividends to and including the date fixed for redemption~~. The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

~~(c) Limitations on~~Partial Redemption

~~(i)~~ If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(b) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series D Preferred Stock would beneficially or constructively own Excess Shares because such holder’s shares of Series D Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series D Preferred Stock from such holder as to prevent the holder from owning Excess Shares subsequent to such redemption.

~~(ii) Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series D Preferred Stock shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series D Preferred Stock shall be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series D Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series D Preferred Stock or any other class or series of Junior Stock or Parity Stock (except by conversion into or exchange for shares of any class or series of Junior Stock).~~

~~(iii)~~ The foregoing provisions of ~~subsections 6(c)(i) and (ii)~~this paragraph shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

(d) Procedures for Redemption

(i) Notice of redemption of the Series D Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on the stock records of the Corporation. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series D Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series D Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the notice of redemption.

(ii) On or after the Redemption Date, each holder of shares of Series D Preferred Stock to be redeemed shall present and surrender the certificates representing his shares of Series D Preferred Stock to the Corporation at the place designated in the notice of redemption, if required to do so, and thereupon the cash redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series D Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series D Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii) If notice of redemption has been mailed in accordance with Section 6(d)(i) above and if the funds necessary for such redemption have been paid or set aside by the Corporation in trust for the benefit of the holders of the Series D Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all ~~dividends on~~rights of the holders of shares of Series D Preferred Stock called for redemption ~~in such notice shall cease to accumulate and all rights of the holders thereof~~, except the right to receive the redemption price thereof ~~(including all accumulated and unpaid dividends up to the Redemption Date)~~and any dividend payable to the holder thereof in accordance with Section 6(d)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid dividends)~~ of the Series D Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series D Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares, if required to do so, at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price ~~(including all accumulated and unpaid dividends to the Redemption Date)~~. Any interest or other earnings earned on the redemption price ~~(including accumulated and unpaid dividends)~~ deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the holders of Series D Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series D Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series D Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

(e) Status of Redeemed, Purchased or Reacquired Shares

Any shares of Series D Preferred Stock that shall at any time have been redeemed, purchased or reacquired by the Corporation in any manner shall, after such redemption, purchase or acquisition, have the status of authorized but unissued Common Stock.

(7) Voting Rights

(a) Holders of the Series D Preferred Stock shall not have any voting rights, except as ~~provided by law and as~~ set forth below.

(b)~~(i) If and whenever dividends on any shares of Series D Preferred Stock shall remain unpaid for six or more quarterly periods (whether or not consecutive) (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two members (if not already increased by two members by reason of the election of directors by the holders of any other class or series of stock upon which like voting rights have been conferred and are exercisable and with which the Series D Preferred Stock is entitled to vote as a class with respect to the election of such two directors), and the holders of such Series D Preferred Stock (voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) will be entitled to vote for the election of two additional directors of the Corporation (the “Preferred Stock Directors”), who will be elected by a plurality of the votes cast in such election for a one-year term and until their successors are duly elected and shall qualify (or until such director’s right to hold such office terminates as provided herein, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal), at a special meeting called by or~~

~~at the request of the holders of at least 20% of the outstanding Series D Preferred Stock or the holders of shares of any other class or series of Parity Preferred Stock with respect to which dividends are so unpaid (unless such request is received less than 120 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Corporation less than 120 days before the date fixed for the next annual or special meeting of shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on the Series D Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment in full.~~

~~(ii) At any time when the voting rights described in Section 7(b)(i) above shall have vested, and in the event that a request for a special meeting shall have first been made in a manner contemplated by Section 7(b)(i) above, a proper officer of the Corporation shall thereupon and with reasonable promptness, call or cause to be called, a special meeting of the holders of Series D Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the “Parity Securities”) by mailing or causing to be mailed to such holders a notice of such special meeting to be held not more than 90 days after delivery of such request. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. Notice of all meetings at which holders of the Series D Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series D Preferred Stock that would have been entitled to vote at such special meeting. Any such special meeting shall be combined and held contemporaneously with the next special or annual meeting of the shareholders of the Corporation in accordance with the conditions set forth in Section 7(b)(i) above.~~

~~(c) If and when all dividends accumulated on the Series D Preferred Stock in respect of all past dividend periods shall have been paid in full or declared by the Corporation and set aside for payment in full, the holders of Series D Preferred Stock shall be divested of the voting rights set forth in Section 7(b) above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all dividends accumulated in respect of all past dividend periods have been paid in full or declared by the Corporation and set aside for payment in full on all other classes or series of Parity Preferred Stock, the term of office of each Preferred Stock Director so elected shall forthwith terminate and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Stock Director elected by the holders of Series D Preferred Stock and any other such Parity Preferred Stock may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series D Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 7(b) above and by the majority vote of the outstanding Series D Preferred Stock and all other classes or series of Parity Preferred Stock (voting as a single class) when the Series D Preferred Stock and such Parity Preferred Stock is entitled to vote thereon. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director so elected may be filled by written consent of the Preferred Stock Director so elected remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series D Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 7(b) and by the majority vote of the outstanding Series D Preferred Stock and other classes or series of Parity Preferred Stock (voting as a single class) when the Series D Preferred Stock and such Parity Preferred Stock is entitled to vote thereon.~~

~~(d)~~ So long as any Series D Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series D Preferred Stock voting separately as a class), ~~(i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such shares; or (ii)~~ amend, alter or repeal the provisions of, or add any provision to, the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth ~~in (ii)~~ above, so long as shares of Series D Preferred Stock (or shares issued by a surviving entity in substitution for the Series D Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series D Preferred Stock; and provided further that (x) any increase in the amount of the authorized Series D Preferred Stock or any issuance of Series D Preferred Stock or (y) the authorization, creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock, in each case ranking senior to or on a parity with or junior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(~~e~~c) The foregoing ~~voting provisions~~provision shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

~~(8) Information Rights~~

~~During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of the Series D Preferred Stock are outstanding, the Corporation will (i) transmit by mail to all holders of the Series D Preferred Stock, as their names and addresses appear in the Corporation’s record books, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of the Series D Preferred Stock. The Corporation will mail the reports to the holders of the Series D Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were subject to Section 13 or 15(d) of the Exchange Act.~~

(8) [Reserved.]

(9) Restrictions on Ownership and Transfer to Preserve Tax Benefit

(a) The Series D Preferred Stock is governed by and issued subject to all of the limitations, terms and conditions of the Articles, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH of the Articles; provided, however, that the terms and conditions (including exceptions and exemptions) of Article TENTH of the Articles shall also be applied to the Series D Preferred Stock separately and without regard to any other series or class. The foregoing sentence shall not be construed to limit the applicability of any other term or provision of the Articles to the Series D Preferred Stock.

(b) Each certificate for Series D Preferred Stock shall bear substantially the following legend in addition to any legends required to comply with federal and state laws:

“The Corporation will furnish to any shareholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of a subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation or to its transfer agent.”

(10) Settlement of NYSE Transactions

Nothing in this section of the Articles Supplementary shall preclude the settlement of transactions entered into through the facilities of the NYSE or another securities exchange or an automated inter-dealer quotation system. The shares of Series D Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this section of the Articles Supplementary after such settlement.

(11) No Conversion

The shares of Series D Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity.

(12) No Maturity or Sinking Fund

The Series D Preferred Stock has no maturity date, and no sinking fund has been established (and none shall be established) for the retirement or redemption of the Series D Preferred Stock.

(13) No Preemptive Rights

No holder of Series D Preferred Stock of the Corporation shall, as such holder, be entitled to any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

Series E Preferred Stock

The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of the shares of Series E Preferred Stock set forth in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, accepted for record by the SDAT on June 18, 2007, will be amended as shown below:

(1) Designation and Number

A series of preferred stock of the Corporation, designated the Series E Preferred Stock, is hereby established. The number of shares of Series E Preferred Stock shall be 3,162,500.

(2) Rank

With respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series E Preferred Stock will rank:

(a) prior or senior to all classes or series of the Common Stock, to the Series B Preferred Stock, and to any other class or series of the Corporation’s equity securities, if the holders of Series E Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of shares of such class or series (collectively, “Junior Stock”);

(b) on parity with the Series D Preferred Stock, the Series C Preferred Stock and any other class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of the Series E Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or liquidation preference, dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation, without preference or priority of one over the other (collectively, “Parity Stock”);

(c) junior to any class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities are entitled to receive dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of the Series E Preferred Stock (collectively, “Senior Stock”); and

(d) junior to all of the Corporation’s existing and future indebtedness, including, prior to the conversion of such debt, any debt that is convertible into the Corporation’s equity securities.

(3) Dividends

(a) Holders of Series E Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, ~~cumulative~~ cash dividends payable quarterly in an amount per share of Series E Preferred Stock equal to the sum of (i) $0.46875 per quarter (which is equal to an annual base rate of 7.50% of the $25.00 liquidation preference per share or $1.875 per year) plus (ii) the product of (x) the excess, if any, over $0.68 of the quarterly cash dividend paid in respect of each share of Common Stock for the applicable quarter and (y) the conversion rate then in effect (initially, 0.77232). ~~During any period of time that both (i) the Series E Preferred Stock is not listed on the New York Stock Exchange (the “NYSE”) or the American Stock Exchange (the “AMEX”), or quoted on the NASDAQ Stock Market, Inc. (the “NASDAQ”), and (ii) the Corporation is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but shares of the Series E Preferred Stock are outstanding, the base rate of the cumulative cash dividends payable during such period on the Series E Preferred Stock will increase by an annual rate of 1%.~~

(b) Dividends shall ~~accrue~~be calculated on a daily basis on a 360-day year consisting of twelve 30-day months. Any dividend payable on the Series E Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360—day year. ~~Dividends~~Such dividends shall not be cumulative ~~from (and including) the first date on which any shares of Series E Preferred Stock are issued, whether or not in any dividend period or periods (i) such dividends shall be declared; (ii) there shall be funds legally available for the payment of such dividends; or (iii) any agreement exists that prohibits the Corporation’s payment of such dividends. Such dividends~~and shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year (or, if not a business day, the next succeeding business day) (each, a “Dividend Payment Date”). The first dividend payment date in respect of the Series E Preferred Stock will be July 15, 2007 and will be for less than a full quarter. Dividends will be payable ~~in arrears~~ to holders of record as they appear on the Corporation’s records at the close of business on the last day of each of March, June, September and December (each, a “Dividend Record Date”), as the case may be, immediately preceding the applicable dividend payment date. Holders of Series E Preferred Stock will not be entitled to receive any dividends in excess of ~~cumulative~~ dividends on the Series E Preferred Stock as specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series E Preferred Stock that may be in arrears.

(c) When dividends are not paid in full upon the Series E Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series E Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends ~~accumulated, accrued~~declared and unpaid on the Series E Preferred Stock ~~and~~

~~accumulated, accrued~~in that respective quarter and declared and unpaid on such Parity Stock~~. Except as set forth in the preceding sentence, unless dividends on the Series E Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series E Preferred Stock for all past dividend periods have been paid or declared and set apart for payment, no dividends (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment with respect to any Junior Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock~~ in that respective quarter. Notwithstanding the foregoing, the Corporation shall not be prohibited from ~~(i)~~ declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock ~~or (ii) redeeming, purchasing or otherwise acquiring any Junior Stock or Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is~~ necessary to maintain the Corporation’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes.

(d) No dividend on the Series E Preferred Stock shall be authorized or declared by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration or payment shall be restricted or prohibited by law.

(e) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of any class or series of stock of the Corporation, then the portion of the Capital Gains Amount that shall be allocable to holders of the Series E Preferred Stock shall be equal to the total Capital Gains Amount times the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series E Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Corporation for such year.

(f) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under MGCL Section 2-311, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series E Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

(4) Liquidation Preference

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series E Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to ~~all accumulated, accrued and unpaid~~any dividends ~~(whether or not earned or declared) to and including the date of final distribution to such holders~~declared and unpaid, but such holders shall not be entitled to any further payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, its available assets, or proceeds thereof, distributable among the holders of Series E Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series E Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series E Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(c) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series E Preferred Stock and any Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Stock and any Parity Stock shall not be entitled to share therein.

(d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series E Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(f) The consolidation or merger of the Corporation with or into one or more entities, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s assets, property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5) Redemption by Holders

Shares of Series E Preferred Stock are not redeemable at any time at the option of the holders thereof.

(6) Redemption at the Option of the Corporation

~~(a) Special Optional Redemption~~

~~If at any time both (i) the Series E Preferred Stock ceases to be listed on the NYSE or the AMEX, or quoted on the NASDAQ, and (ii) the Corporation is not subject to the reporting requirements of the Exchange Act, but shares of the Series E Preferred Stock are outstanding, the Corporation will have the option to redeem the Series E Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series E Preferred Stock ceases to be listed and the Corporation ceases to be subject to such reporting requirements, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date fixed for redemption.~~

(a) [Reserved.]

(b) Redemption Right

(i) Shares of the Series E Preferred Stock shall not be subject to any sinking fund or mandatory redemption. ~~Except as otherwise set forth herein, shares of the Series E Preferred Stock are not redeemable prior to June 19, 2012.~~ To ensure that the Corporation remains a qualified REIT for federal income tax purposes, ~~however,~~ the Series E Preferred Stock shall be subject to the provisions of Article TENTH of the Articles pursuant to which Excess Shares of Series E Preferred Stock owned by a shareholder may be redeemed by the Corporation.

(ii) ~~On and after June 19, 2012, the~~The Corporation, at its option, upon giving notice as provided below, may redeem the Series E Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference ~~plus all accumulated, accrued and unpaid dividends to and including the date fixed for redemption~~. The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

(c) ~~Limitations on~~Partial Redemption

~~(i)~~ If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(b) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series E Preferred Stock would beneficially or constructively own Excess Shares because such holder’s shares of Series E Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series E Preferred Stock from such holder as to prevent the holder from owning Excess Shares subsequent to such redemption.

~~(ii) Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series E Preferred Stock shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series E Preferred Stock shall be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series E Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series E Preferred Stock or any other class or series of Junior Stock or Parity Stock (except by conversion into or exchange for shares of any class or series of Junior Stock).~~

~~(iii)~~ The foregoing provisions of ~~subsections 6(c)(i) and (ii)~~this paragraph shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

(d) Procedures for Redemption

(i) Notice of redemption of the Series E Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on the stock records of the Corporation. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series E Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series E Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series E Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the notice of redemption.

(ii) On or after the Redemption Date, each holder of shares of Series E Preferred Stock to be redeemed shall present and surrender the certificates representing its shares of Series E Preferred Stock to the Corporation at the place designated in the notice of redemption, if required to do so, and thereupon the cash redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series E Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series E Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii) If notice of redemption has been mailed in accordance with Section 6(d)(i) above and if the funds necessary for such redemption have been paid or set aside by the Corporation in trust for the benefit of the holders of the Series E Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all ~~dividends on~~rights of the holders of shares of Series E Preferred Stock called for redemption ~~in such notice shall cease to accumulate and all rights of the holders thereof~~, except the right to receive the redemption price thereof ~~(including all accumulated and unpaid dividends up to the Redemption Date~~)and any dividend payable to the holder thereof in accordance with Section 6(d)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid dividends)~~ of the Series E Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series E Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares, if required to do so, at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price ~~(including all accumulated and unpaid dividends to the Redemption Date)~~. Any interest or other earnings earned on the redemption price ~~(including accumulated and unpaid dividends)~~ deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the holders of Series E Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series E Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series E Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

(e) Status of Redeemed, Purchased or Reacquired Shares

Any shares of Series E Preferred Stock that shall at any time have been redeemed, purchased or reacquired by the Corporation in any manner shall, after such redemption, purchase or acquisition, have the status of authorized but unissued Common Stock.

(7) Conversion

(a) Conversion Rights

(i) Subject to and upon compliance with the provisions of this Section 7, a holder of any share or shares of Series E Preferred Stock shall have the right, at its option, to convert all or any portion of such holder’s outstanding Series E Preferred Stock (the “Conversion Right”), subject to the conditions described below, into the number of fully paid and non-assessable shares of Common Stock initially at a conversion rate of 0.77232 of a share of Common Stock per $25.00 liquidation preference (the “Conversion Rate”), which is equivalent to an initial conversion price of approximately $32.37 per share of Common Stock (subject to adjustment in accordance with the provisions of Section 7) (“Conversion Price”). Such holder shall surrender to the Corporation such shares of Series E Preferred Stock to be converted in accordance with the provisions in paragraph (b) and (c) of this Section 7, as applicable.

(ii) In connection with the conversion of any shares of Series E Preferred Stock, no fractional shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price (as defined below) on a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other United States national or regional securities exchange on which the Common Stock is then listed (including the NASDAQ) or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded (“Trading Day”) immediately prior to the Conversion Date (as defined below) or the Corporation Conversion Option Date (as defined below). If more than one share of Series E Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares of Series E Preferred Stock shall be computed on the basis of the total number of shares of Series E Preferred Stock so surrendered. “Closing Sale Price” means with regard to shares of the Common Stock, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States national or regional securities exchange on which shares of the Common Stock are traded (including the NASDAQ) or, if shares of the Common Stock are not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated, or in the absence of such a quotation, the Corporation shall determine the closing sale price, in good faith, on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

(iii) A holder of Series E Preferred Stock is not entitled to any rights of a holder of shares of Common Stock until that holder has converted its Series E Preferred Stock, and only to the extent the Series E Preferred Stock are deemed to have been converted to shares of Common Stock in accordance with the provisions of this Section 7.

(iv) The Corporation shall, prior to issuance of any shares of Series E Preferred Stock hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of Series E Preferred Stock, such number of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series E Preferred Stock then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares of Common Stock, all such shares of Series E Preferred Stock would be held by a single holder). The Corporation covenants that all shares of Common Stock which may be issued upon conversion of Series E Preferred Stock shall upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 7(c), taxes with respect to the issue thereof. The Corporation further covenants that, if at any time the shares of Common Stock shall be listed on the NYSE or any other national securities exchange (including the NASDAQ) or quoted on an automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed or quoted, so long as the Common Stock shall be so listed or quoted on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series E Preferred Stock. Before the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the shares of Series E Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations.

(b) Corporation Conversion Option

(i) On or after June 19, 2012, the Corporation shall have the option to require the holders of the Series E Preferred Stock to convert all of the outstanding shares of Series E Preferred Stock into that number of shares of Common Stock that are issuable at the Conversion Rate then in effect (as adjusted, the “Corporation Conversion Option”). The Corporation may exercise the Corporation Conversion Option only if the Closing Sale Price equals or exceeds 130% of the Conversion Price of the Series E Preferred Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days (including the last Trading Day of such period), ending on the Trading Day immediately prior to the Corporation’s issuance of a press release announcing its intent to exercise the Corporation Conversion Option in accordance with Section 7(b)(ii).

(ii) To exercise the Corporation Conversion Option right set forth in this Section 7(b), the Corporation must issue a press release for publication through Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions set forth in Section 7(b)(i) shall have been satisfied, announcing the Corporation’s intention to exercise the Corporation Conversion Option. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series E Preferred Stock (“Notice”) (not more than four Trading Days after the date of the press release) of the exercise of the Corporation Conversion Option announcing the Corporation’s intention to convert the Series E Preferred Stock. The conversion date (the “Corporation Conversion Option Date”) shall be on the date that is five Trading Days after the date on which the Corporation issues such press release. In addition to any information required by applicable law or regulation, the press release and Notice of a Corporation Conversion Option shall state, as appropriate:

(A) the Corporation Conversion Option Date;

(B) the number of shares of Common Stock to be issued upon conversion of each Series E Preferred Stock; and

(C) the number of shares of Series E Preferred Stock to be converted~~; and~~.

~~(D) that dividends on the Series E Preferred Stock to be converted shall cease to accrue on the Corporation Conversion Option Date.~~

(iii) Upon exercise of the Corporation Conversion Option and the surrender of shares of the Series E Preferred Stock by a holder thereof, the Corporation shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other person on such holder’s written order (A) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which a holder of shares of Series E Preferred Stock being converted, or a holder’s transferee, shall be entitled and (B) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 7(a)(ii).

(iv) Each conversion shall be deemed to have been made at the close of business on the Corporation Conversion Option Date so that the rights of the holder thereof as to the Series E Preferred Stock being converted shall cease except for the right to receive the number of fully paid and non-assessable shares of Common Stock at the Conversion Rate (subject to adjustment in accordance with the provisions of Section 8), and the person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(v) In lieu of the foregoing procedures, if the shares of Series E Preferred Stock are held in global certificate form, each holder of beneficial interest in Series E Preferred Stock must comply with the procedures of The Depository Trust Company (“DTC”) to convert such holder’s beneficial interest in respect of the Series E Preferred Stock evidenced by a global certificate of the Series E Preferred Stock.

(vi) In case any shares of Series E Preferred Stock are to be redeemed by the Corporation pursuant to Section 6 or to be converted pursuant to this Section 7(b), such holder’s right to voluntarily convert its Series E Preferred Stock shall terminate at 5:00 p.m., New York City time, on the Trading Day immediately preceding the date fixed for redemption or the Corporation Conversion Option Date, as the case may be.

(c) Conversion Right Procedures

(i) To exercise the Conversion Right as set forth in Section 7(a), a holder of the Series E Preferred Stock must surrender to the Corporation at its principal office or at the office of the transfer agent of the Corporation, as may be designated by the Board of Directors, the certificate or certificates for the shares of Series E Preferred Stock to be converted accompanied by a written notice stating that the holder of Series E Preferred Stock elects to convert all or a specified whole number of those shares in accordance with this Section 7(c) and specifying the name or names in which the holder wishes the certificate or certificates for the shares of Common Stock to be issued (“Conversion Notice”). In case the Conversion Notice specifies that the shares of Common Stock are to be issued in a name or names other than that of the holder of Series E Preferred Stock, the Conversion Notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than those transfer taxes payable pursuant to the preceding sentence, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the shares of Series E Preferred Stock.

(ii) As promptly as practicable after the surrender of the certificate or certificates for the shares of Series E Preferred Stock in accordance with Section 7(c)(i), the receipt of the Conversion Notice and payment of all required transfer taxes, if any, or the demonstration to the Corporation’s satisfaction that those taxes have been paid, the Corporation shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other person on such holder’s written order, (a) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which the holder of the Series E Preferred Stock being converted, or the holder’s transferee, shall be entitled, (b) if less than the full number of Series E Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series E Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted, and (c) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 7(a)(ii).

(iii) Each conversion shall be deemed to have been made at the close of business on the date of giving the Conversion Notice and of surrendering the certificate or certificates representing the shares of the Series E Preferred Stock to be converted (the “Conversion Date”) so that the rights of the holder thereof as to the Series E Preferred Stock being converted shall cease except for the right to receive the number of fully paid and non-assessable shares of Common Stock at the Conversion Rate (subject to adjustment in accordance with the provisions of Section 8), and, if applicable, the person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(iv) In lieu of the foregoing procedures, if the shares of Series E Preferred Stock are held in global form, each holder of beneficial interest in Series E Preferred Stock must comply with the procedures of DTC to convert such holder’s beneficial interest in respect of the Series E Preferred Stock evidenced by a global share of the Series E Preferred Stock.

(d) Payment of Dividends

(i) Optional Conversion

(A) If a holder of shares of Series E Preferred Stock exercises its Conversion Right, upon delivery of the Series E Preferred Stock for conversion, ~~those shares of Series E Preferred Stock shall cease to cumulate dividends as of the end of the day immediately preceding the Conversion Date and~~ the holder shall not receive any cash payment representing ~~accrued and unpaid~~any dividends ~~of~~on the Series E Preferred Stock, except in those limited circumstances discussed in this Section 7(d). Except as provided herein, the Corporation shall make no payment ~~for accrued and unpaid~~of dividends~~, whether or not in arrears,~~ on Series E Preferred Stock converted at a holder’s election pursuant to a Conversion Right, or for dividends on shares of Common Stock issued upon such conversion.

(B) If the Corporation receives a Conversion Notice before the close of business on ~~a~~the Dividend Record Date for the then-current dividend period, the holder shall not be entitled to receive any portion of the dividend payable on such converted Series E Preferred Stock on the corresponding Dividend Payment Date.

(C) If the Corporation receives a Conversion Notice after the Dividend Record Date for the then-current dividend period but prior to the corresponding Dividend Payment Date, the holder on the Dividend Record Date shall receive on that Dividend Payment Date ~~accrued~~declared dividends on those Series E Preferred Stock, notwithstanding the conversion of those shares of Series E Preferred Stock prior to that Dividend Payment Date, because that holder shall have been the holder of record on the corresponding Divided Record Date. However, at the time that such holder surrenders the Series E Preferred Stock for conversion, the holder shall pay to the Corporation an amount equal to the dividend that has ~~accrued~~been declared and that shall be paid on the related Dividend Payment Date.

(D) A holder of shares of Series E Preferred Stock on a Dividend Record Date who exercises its Conversion Right and converts such shares of Series E Preferred Stock into Common Stock on or after the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of Series E Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender for conversion of those shares of Series E Preferred Stock.

(ii) Corporation Conversion Option

~~(A) If the Corporation exercises the Corporation Conversion Option, whether the Corporation Conversion Option Date is prior to, on or after the Dividend Record Date for the current period, all unpaid dividends which are in arrears as of the Corporation Conversion Option Date shall be payable to the holder of the Series E Preferred Stock.~~

~~(B) If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is prior to the close of business on any Dividend Record Date, the holder shall not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date.~~

~~(C)~~ If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is on, or after the close of business on, ~~any~~the Dividend Record Date for the then-current dividend period and prior to the close of business on the corresponding Dividend Payment Date, all declared dividends, including ~~accrued and~~ unpaid dividends, ~~whether or not in arrears,~~on the Corporation Conversion Option Date with respect to the shares of Series E Preferred Stock called for conversion ~~on such date~~, shall be payable on such Dividend Payment Date to the record holder of such shares on such record date.

(8) Adjustment of Conversion Rate

(a) If the Corporation shall, at any time or from time to time after June 19, 2007 (the “Original Issue Date”) while any shares of Series E Preferred Stock are outstanding, issue Common Stock as a dividend or distribution to all or substantially all of the holders of Common Stock (other than pursuant to the Corporation’s existing dividend reinvestment and share purchase plan or any future dividend reinvestment and share purchase plan the Corporation adopts which is not materially adverse to the holders of shares of Series E Preferred Stock), then the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined below) fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Conversion Rate by a fraction:

(i) the numerator of which shall be the sum of (x) the total number of shares of Common Stock outstanding at the close of business on such Record Date and (y) the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date.

An adjustment made pursuant to this Section 8(a) shall become effective immediately prior to the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 8(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(b) If the Corporation shall, at any time or from time to time after the Original Issue Date while any shares of Series E Preferred Stock are outstanding, subdivide, combine, reclassify, or split its outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such subdivision, combination, reclassification or split becomes effective shall be adjusted by multiplying such Conversion Rate by a fraction:

(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day following the day such subdivision, combination, reclassification or split becomes effective; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day that such subdivision, combination, reclassification or split becomes effective.

An adjustment made pursuant to this Section 8(b) shall become effective immediately prior to the opening of business on the day following the day upon which such subdivision, reclassification, split or combination becomes effective.

(c) If the Corporation shall, at any time or from time to time after the Original Issue Date while any shares of Series E Preferred Stock are outstanding, issue rights or warrants for a period expiring within 60 days to all or substantially all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share of Common Stock (or having a conversion, exchange or exercise price per share of Common Stock) less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the announcement by public notice of such issuance or distribution (treating the conversion, exchange or exercise price per share of Common Stock of the securities convertible, exchangeable or exercisable into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

(i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the date of announcement, and (y) the total number of additional shares of Common Stock issuable pursuant to such rights, warrants, options, other securities, or convertible securities; and

(ii) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the close of business on the date of announcement, and (y) the number of shares of Common Stock equal to the aggregate exercise price or conversion price payable to exercise or convert such rights, warrants, options, other securities or convertible securities divided by the average of the daily Closing Sale Prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to such date (subject to any adjustment as required pursuant to Section 8(f)) (“Current Market Price”) immediately preceding the date of announcement of the issuance of such rights, warrants, options, other securities or convertible securities.

An adjustment made pursuant to this Section 8(c) shall become effective immediately prior to the opening of business on the day following the Record Date for such issuance. If the shares of Common Stock are not delivered pursuant to such rights, warrants, options, other securities, or convertible securities upon the expiration or termination of such rights, warrants, options, other securities, or convertible securities, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, warrants, options, other securities, or convertible securities been made on the basis of the delivery of only the number of shares of Common Stock actually issued (or the number of shares of Common Stock actually issued upon conversion, exchange, or exercise of such other securities). In determining whether any rights, warrants options, other securities, or convertible securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, warrants, options, other securities, or convertible securities, the value of such consideration if other than cash, to be determined by the Board of Directors.

(d) (i) If the Corporation shall, at any time or from time to time after the Original Issue Date while any shares of Series E Preferred Stock are outstanding, by dividend or otherwise, distribute to all or substantially all of the holders of its outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation and the shares of Common Stock are not changed or exchanged), shares of its capital stock, evidences of the Corporation’s indebtedness, or other assets or property, including securities, (including capital stock of any subsidiary of the Corporation) but excluding (i) dividends or distributions of Common Stock referred to in Section 8(a), (ii) any rights or warrants referred to in Section 8(c), and (iii) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, combination, sale or conveyance to which Section 8 applies (such capital stock, evidence of its indebtedness, other assets or property or securities being distributed hereinafter in this Section 8(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(A) the numerator of which shall be the Current Market Price; and

(B) the denominator of which shall be (x) such Current Market Price, less (y) the Fair Market Value (as defined below) on such date of the portion of the Distributed Assets so distributed with respect to each share of Common Stock outstanding on the Record Date for such distribution. “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined by the Board of Directors, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on holders of the Series E Preferred Stock).

An adjustment made pursuant to Section 8(d)(i) shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(ii) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 8(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to this Section 8(d) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the holders of the Series E Preferred Stock.

(iii) If any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Corporation’s subsidiaries (a “Spin Off”), the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities for the 10 consecutive Trading Days commencing on and including the first Trading Day of those securities after the effectiveness of the Spin Off, and the Current Market Price shall be measured for the same period. If, however, an underwritten initial public offering of the securities in the Spin Off occurs simultaneously with the Spin Off, Fair Market Value of the securities distributed in the Spin Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.

(iv) Rights or warrants distributed by the Corporation to all or substantially all holders of the outstanding shares of Common Stock entitling them to subscribe for or purchase equity securities of the Corporation (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8(d) (and no adjustment to the Conversion Rate under this Section 8(d) shall be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different Distributed Assets, or entitle the holder to purchase a different number or amount of the foregoing Distributed Assets or to purchase any of the foregoing Distributed Assets at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 8(d):

(A) in the case of any such rights or warrants which shall all have been repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder of shares Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all or substantially all holders of Common Stock as of the date of such repurchase; and

(B) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

(v) For purposes of this Section 8(d) and Section 8(a), Section 8(b) and Section 8(c), any dividend or distribution to which this Section 8(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision, split or combination of shares of Common Stock to which Section 8(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 8(c) applies (or any combination thereof), shall be deemed instead to be:

(A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision, split or combination or such rights or warrants to which Section 8(a), Section 8(b) and Section 8(c) apply, respectively (and any Conversion Rate adjustment required by this Section 8(d) with respect to such dividend or distribution shall then be made), immediately followed by

(B) a dividend or distribution of such shares of Common Stock, such subdivision, split or combination or such rights or warrants (and any further Conversion Rate increase required by Section 8(a), Section 8(b) and Section 8(c) with respect to such dividend or distribution shall then be made), except:

(I) the Record Date of such dividend or distribution shall be substituted as (i) “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 8(a), (ii) “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective” (as applicable) within the meaning of Section 8(b), and (iii) as “the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 8(c); and

(II) any reduction or increase in the number of shares of Common Stock resulting from such subdivision, split or combination (as applicable) shall be disregarded in connection with such dividend or distribution.

(e) (i) If any tender offer made by the Corporation or any of its subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to the holders of Common Stock of consideration per share of Common Stock having a Fair Market Value that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction:

(A) the numerator of which shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to holders of the Common Stock based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of (i) the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Corporation) at the Expiration Time and (ii) the Current Market Price on the Trading Day next succeeding the Expiration Date; and

(B) the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Corporation) at the Expiration Time multiplied by (y) the Current Market Price on the Trading Day next succeeding the Expiration Date.

(ii) An adjustment pursuant to Section 8(e)(i) shall become effective immediately prior to the opening of business on the day following the Expiration Date.

(iii) If the Corporation is obligated to purchase shares pursuant to any such tender offer, but the Corporation is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this Section 8(e) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 8(e).

(iv) For purposes of this Section 8, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(f) Notwithstanding the foregoing and to the extent permitted by law, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 8, such adjustments shall be made as may be necessary or appropriate to effect the intent of this Section 8 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(g) The Corporation shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Section 8(a), Section 8(b), Section 8(c), Section 8(d) or Section 8(e), if the Board of Directors determines that it is advisable, in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above, or any event treated as such for United States federal income tax purposes, shall not be taxable to the holders of Common Stock for United States federal income tax purposes or to diminish any such tax. The Corporation shall give holders of Series E Preferred Stock at least 15 Trading Days’ notice of any increase in the Conversion Rate.

(h) To the extent permitted by law, the Corporation may, from time to time, increase the Conversion Rate for a period of at least 20 Trading Days if the Board of Directors determines that such an increase would be in the Corporation’s best interests. Any such determination by Board of Directors shall be conclusive. The Corporation shall give holders of Series E Preferred Stock at least 15 Trading Days’ notice of any increase in the Conversion Rate.

(i) The Corporation shall not adjust the Conversion Rate pursuant to this Section 8 to the extent that the adjustments would reduce the Conversion Price below $0.01. The Corporation shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least one percent in the Conversion Rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent shall be carried forward and taken into account in any subsequent adjustment of the Conversion Rate. Except as described in this Section 8, the Corporation shall not adjust the Conversion Rate for any issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for its shares of Common Stock or rights to purchase its shares of Common Stock or such convertible, exchangeable or exercisable securities.

(j) In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the holder of any Series E Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock into which the Series E Preferred Stock originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Series E Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 8, and any other applicable provisions of these Articles Supplementary with respect to the Common Stock shall apply on like or similar terms to any such other shares.

(k) To the extent the Corporation has a rights plan in effect upon conversion of the Series E Preferred Stock into shares of Common Stock, the holder shall receive (except to the extent the Corporation settles its conversion obligations in cash), in addition to the shares of Common Stock, the rights under the rights plan unless the rights have separated from the shares of Common Stock prior to the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Corporation made a distribution referred to in Section 8(d) above (without regard to any of the exceptions therein).

(9) Consolidation or Merger of the Corporation

(a) In the case of the following events (each, a “Business Combination”): (i) any recapitalization, reclassification or change of the Common Stock, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or a combination; (ii) a consolidation, merger or binding share exchange of the Corporation with another Person; (iii) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Corporation (other than to one or more of the Corporation’s subsidiaries); or (iv) a statutory share exchange; in each case, as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Corporation or the successor or purchasing corporation, as the case may be, shall provide that the holders of Series E Preferred Stock will be entitled thereafter to convert such Series E Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which such holder of Series E Preferred Stock would have owned or been entitled to receive upon such Business Combination had such shares been converted into Common Stock immediately prior to such Business Combination. If holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Corporation will make adequate provision whereby the holders of the Series E Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which all of the Series E Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be based on the weighted average of elections made by the holders of the Series E Preferred Stock who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (i) the deadline for elections to be made by holders of Common Stock, and (ii) two Trading Days prior to the anticipated effective date of the Business Combination. The Corporation shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of the Series E Preferred Stock (and the weighted average of elections), by posting a notice with DTC, by issuing a press release or providing other appropriate notice, and by providing a copy of such notice to the Corporation’s transfer agent. If the effective date of the Business Combination is delayed beyond the initially anticipated effective date, the holders of the Series E Preferred Stock shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The documents governing the rights of such securities shall provide for adjustments of the Conversion Rate and other appropriate numerical thresholds which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in Section 8. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such documents governing the rights of such securities shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Series E Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) The Corporation shall cause notice of the execution of such documents governing the rights of such securities to be mailed to each holder of Series E Preferred Stock, at the address of such holder as it appears on the stock transfer records of the Corporation, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such documents governing the rights of such securities.

(c) The above provisions of this Section 9 shall similarly apply to successive Business Combinations.

(d) The Corporation shall not become a party to any Business Combination unless its terms are consistent in all material respects with the provisions of this Section 9.

(e) None of the provisions of this Section 9 shall affect the right of a Series E Preferred Stockholder to convert its shares of Series E Preferred Stock into Common Stock prior to the effective date of a Business Combination.

(f) If this Section 9 applies to any event or occurrence, Section 8 hereof shall not apply.

(10) Notice of Adjustment

Whenever an adjustment in the Conversion Rate with respect to the Series E Preferred Stock is required:

(a) the Corporation shall forthwith place on file with the transfer agent for the Series E Preferred Stock a certificate of the Chief Financial Officer (or such person having similar responsibilities of the Corporation), stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Corporation to each holder of Series E Preferred Stock. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

(11) Notice in Certain Events

In case of:

(a) a consolidation or merger to which the Corporation is a party and for which approval of any holders of Common Stock of the Corporation is required, or of the sale or conveyance to another person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”)) other than to one or more of the Corporation’s subsidiaries, of all or substantially all of the property and assets of the Corporation; or

(b) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(c) any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below; then, in each case, the Corporation shall cause to be given, to the holders of the Series E Preferred Stock, at least 15 days prior to the applicable date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to Section 8 hereof, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Section 11 hereof is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in Section 11(a), Section 11(b) or Section 11(c).

(12) Voting Rights

(a) Holders of the Series E Preferred Stock shall not have any voting rights, except as ~~provided by law and as~~ set forth below.

(b) ~~(i) If and whenever dividends on any shares of Series E Preferred Stock shall remain unpaid for six or more quarterly periods (whether or not consecutive) (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two members (if not already increased by two members by reason of the election of directors by the holders of any other class or series of stock upon which like voting rights have been conferred and are exercisable and with which the Series E Preferred Stock is entitled to vote as a class with respect to the election of such two directors), and the holders of such Series E Preferred Stock (voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) will be entitled to vote for the election of two additional directors of the Corporation (the “Preferred Stock Directors”), who will be elected by a plurality of the votes cast in such election for a one-year term and until their successors are duly elected and shall qualify (or until such director’s right to hold such office terminates as provided herein, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal), at a special meeting called by or at the request of the holders of at least 20% of the outstanding Series E Preferred Stock or the holders of shares of any other class or series of Parity Preferred Stock with respect to which dividends are so unpaid (unless such request is received less than 120 days before the date fixed for the next annual or special meeting of~~

~~shareholders) or, if the request for a special meeting is received by the Corporation less than 120 days before the date fixed for the next annual or special meeting of shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on the Series E Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment in full.~~

~~(ii) At any time when the voting rights described in Section 12(b)(i) above shall have vested, and in the event that a request for a special meeting shall have first been made in a manner contemplated by Section 12(b)(i) above, a proper officer of the Corporation shall thereupon and with reasonable promptness, call or cause to be called, a special meeting of the holders of Series E Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the “Parity Securities”) by mailing or causing to be mailed to such holders a notice of such special meeting to be held not more than 90 days after delivery of such request. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. Notice of all meetings at which holders of the Series E Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series E Preferred Stock that would have been entitled to vote at such special meeting. Any such special meeting shall be combined and held contemporaneously with the next special or annual meeting of the shareholders of the Corporation in accordance with the conditions set forth in Section 12(b)(i) above.~~

~~(c) If and when all dividends accumulated on the Series E Preferred Stock in respect of all past dividend periods shall have been paid in full or declared by the Corporation and set aside for payment in full, the holders of Series E Preferred Stock shall be divested of the voting rights set forth in Section 12(b) above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all dividends accumulated in respect of all past dividend periods have been paid in full or declared by the Corporation and set aside for payment in full on all other classes or series of Parity Preferred Stock, the term of office of each Preferred Stock Director so elected shall forthwith terminate and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Stock Director elected by the holders of Series E Preferred Stock and any other such Parity Preferred Stock may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series E Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 12(b) above and by the majority vote of the outstanding Series E Preferred Stock and all other classes or series of Parity Preferred Stock (voting as a single class) when the Series E Preferred Stock and such Parity Preferred Stock is entitled to vote thereon. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director so elected may be filled by written consent of the Preferred Stock Director so elected remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series E Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 12(b) and by the majority vote of the outstanding Series E Preferred Stock and other classes or series of Parity Preferred Stock (voting as a single class) when the Series E Preferred Stock and such Parity Preferred Stock is entitled to vote thereon.~~

~~(d)~~ So long as any Series E Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series E Preferred Stock voting separately as a class), ~~(i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any~~

~~authorized shares of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such shares; or (ii)~~ amend, alter or repeal the provisions of, or add any provision to, the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth ~~in (ii)~~ above, so long as shares of Series E Preferred Stock (or shares issued by a surviving entity in substitution for the Series E Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series E Preferred Stock; and provided further that (x) any increase in the amount of the authorized Series E Preferred Stock or any issuance of Series E Preferred Stock or (y) the authorization, creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock, in each case ranking senior to or on a parity with or junior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(~~e~~c) The foregoing ~~voting provisions~~provision shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

~~(13) Information Rights~~

~~During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of the Series E Preferred Stock are outstanding, the Corporation will (i) transmit by mail to all holders of the Series E Preferred Stock, as their names and addresses appear in the Corporation’s record books, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of the Series E Preferred Stock. The Corporation will mail the reports to the holders of the Series E Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were subject to Section 13 or 15(d) of the Exchange Act.~~

(13) [Reserved.]

(14) Restrictions on Ownership and Transfer to Preserve Tax Benefit

(a) The Series E Preferred Stock is governed by and issued subject to all of the limitations, terms and conditions of the Articles, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH of the Articles.

(b) Each certificate for Series E Preferred Stock shall bear substantially the following legend in addition to any legends required to comply with federal and state laws:

“The Corporation will furnish to any shareholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of a subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation or to its transfer agent.”

(15) Settlement of NYSE Transactions

Nothing in this section of the Articles Supplementary shall preclude the settlement of transactions entered into through the facilities of the NYSE or another securities exchange or an automated inter-dealer quotation system. The shares of Series E Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this section of the Articles Supplementary after such settlement.

(16) No Maturity or Sinking Fund

The Series E Preferred Stock has no maturity date, and no sinking fund has been established (and none shall be established) for the retirement or redemption of the Series E Preferred Stock.

(17) No Preemptive Rights

No holder of Series E Preferred Stock of the Corporation shall, as such holder, be entitled to any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

Series F Preferred Stock

The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of the shares of Series F Preferred Stock set forth in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s 10% Series F Cumulative Convertible Redeemable Preferred Stock, accepted for record by the SDAT on September 4, 2007, will be amended as shown below:

(1) Designation and Number

A series of preferred stock of the Corporation, designated the Series F Preferred Stock, is hereby established. The number of shares of Series F Preferred Stock shall be 30,326,715.

(2) Rank

With respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series F Preferred Stock will rank:

(a) prior or senior to all classes or series of the Common Stock, to the Series B Preferred Stock, and to any other class or series of the Corporation’s equity securities, if the holders of Series F Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of shares of such class or series (collectively, “Junior Stock”);

(b) on parity with the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and any other class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of the Series F Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or liquidation preference, dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation, without preference or priority of one over the other (collectively, “Parity Stock”);

(c) junior to any class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities are entitled to receive dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of the Series F Preferred Stock (collectively, “Senior Stock”); and

(d) junior to all of the Corporation’s existing and future indebtedness, including, prior to the conversion of such debt, any debt that is convertible into the Corporation’s equity securities.

(3) Dividends

(a) Holders of Series F Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, ~~cumulative~~ cash dividends payable quarterly in an amount per share of Series F Preferred Stock equal to the greater of: $0.6250 per quarter (which is equal to an annual base rate of 10% of the $25.00 liquidation preference per share or $2.50 per year); or if, with respect to any calendar quarter, the Corporation distributes to the holders of its Common Stock, any cash, including quarterly cash dividends, an amount that is the same percentage of the $25.00 liquidation preference per share as the Common Stock dividend yield for that quarter. The Common Stock dividend yield for a quarter is the quotient (expressed as a percentage) obtained by dividing the cash per share of Common Stock distributed to holders of the Corporation~~”~~s Common Stock with respect to such quarter by the average daily Closing Sale Price (as defined in Section 7(a)(ii) below) of the Corporation’s Common Stock on the New York Stock Exchange (“NYSE”) or, if the Common Stock is not listed on the NYSE, on the principal other United States national or regional securities exchange on which the Common Stock is then listed (including the NASDAQ Stock Market, Inc. (“NASDAQ”) or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, for the ten Trading Days (as defined in Section 7(a)(ii) below) immediately following the day that any Common Stock dividend is declared for such quarter.

(b) Dividends shall ~~accrue~~be calculated on a daily basis on a 360-day year consisting of twelve 30-day months. Any dividend payable on the Series F Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360—day year. ~~Dividends~~ Such dividends shall not be cumulative ~~from (and including) the first date on which any shares of Series F Preferred Stock are issued, whether or not in any dividend period or periods (i) such dividends shall be declared; (ii) there shall be funds legally available for the payment of such dividends; or (iii) any agreement exists that prohibits the Corporation’s payment of such dividends. Such dividends~~and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each, a “Dividend Payment Date”). The first dividend payment date in respect of the Series F Preferred Stock will be November 15, 2007 and will be for less than a full quarter. Dividends will be payable ~~in arrears~~ to holders of record as they appear on the Corporation’s records at the close of business on the last day of each of January, April, July and October (each, a “Dividend Record Date”), as the case may be, immediately preceding the applicable dividend payment date. Holders of Series F Preferred Stock will not be entitled to receive any dividends in excess of ~~cumulative~~ dividends on the Series F Preferred Stock as specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series F Preferred Stock that may be in arrears.

(c) When dividends are not paid in full upon the Series F Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series F Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends ~~accumulated, accrued~~declared and unpaid on the Series F Preferred Stock ~~and accumulated, accrued~~in that respective quarter and declared and unpaid on such Parity Stock~~. Except as set forth in the preceding sentence, unless dividends on the Series F Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series F Preferred Stock for all past dividend periods have been paid or declared and set apart for payment, no dividends (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment with respect to any Junior Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or~~

~~made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock.~~ in that respective quarter. Notwithstanding the foregoing, the Corporation shall not be prohibited from (i) declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock ~~or (ii) redeeming, purchasing or otherwise acquiring any Junior Stock or Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is~~ necessary to maintain the Corporation’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes.

(d) No dividend on the Series F Preferred Stock shall be authorized or declared by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration or payment shall be restricted or prohibited by law.

(e) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of any class or series of stock of the Corporation, then the portion of the Capital Gains Amount that shall be allocable to holders of the Series F Preferred Stock shall be equal to the total Capital Gains Amount times the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series F Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Corporation for such year.

(f) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under MGCL Section 2-311, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series F Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

(4) Liquidation Preference

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series F Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to ~~all accumulated, accrued and unpaid~~any dividends ~~(whether or not earned or declared) to and including the date of final distribution to such holders~~declared and unpaid, but such holders shall not be entitled to any further payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, its available assets, or proceeds thereof, distributable among the holders of Series F Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series F Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series F Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(c) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series F Preferred Stock and any Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series F Preferred Stock and any Parity Stock shall not be entitled to share therein.

(d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series F Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(f) The consolidation or merger of the Corporation with or into one or more entities, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s assets, property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5) Redemption by Holders

Shares of Series F Preferred Stock are not redeemable at any time at the option of the holders thereof.

(6) Redemption at the Option of the Corporation

~~(a) Special Optional Redemption~~

~~If at any time both (i) the Series F Preferred Stock ceases to be listed on the NYSE or the American Stock Exchange (the “AMEX”, or quoted on the NASDAQ, and (ii) the Corporation is not subject to the reporting requirements of the Exchange Act, but shares of the Series F Preferred Stock are outstanding, the Corporation will have the option to redeem the Series F Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series F Preferred Stock ceases to be listed and the Corporation ceases to be subject to such reporting requirements, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date fixed for redemption.~~

(a) [Reserved.]

(b) Redemption Right

(i) Shares of the Series F Preferred Stock shall not be subject to any sinking fund or mandatory redemption. ~~Except as otherwise set forth herein, shares of the Series F Preferred Stock are not redeemable prior to September 7, 2012.~~ To ensure that the Corporation remains a qualified REIT for federal income tax purposes, ~~however,~~ the Series F Preferred Stock shall be subject to the provisions of Section 14(a) hereof and Article TENTH of the Articles pursuant to which Excess Shares of Series F Preferred Stock owned by a shareholder may be redeemed by the Corporation.

(ii) ~~On or after September 7, 2012, the~~The Corporation, at its option, upon giving notice as provided below, may redeem the Series F Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference ~~plus all accumulated, accrued and unpaid dividends (whether or not declared) to and including the date fixed for redemption~~. The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

(c) ~~Limitations on~~Partial Redemption

~~(i)~~ If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(b) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series F Preferred Stock would beneficially or constructively own Excess Shares because such holder’s shares of Series F Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series F Preferred Stock from such holder as to prevent the holder from owning Excess Shares subsequent to such redemption.

~~(ii) Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series F Preferred Stock shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series F Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series F Preferred Stock or any other class or series of Junior Stock or Parity Stock (except by conversion into or exchange for shares of any class or series of Junior Stock).~~

~~(iii)~~ The foregoing provisions of ~~subsections 6(c)(i) and (ii)~~this paragraph shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

(d) Procedures for Redemption

(i) Notice of redemption of the Series F Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on the stock records of the Corporation. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series F Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series F Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series F Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the notice of redemption.

(ii) On or after the Redemption Date, each holder of shares of Series F Preferred Stock to be redeemed shall present and surrender the certificates representing its shares of Series F Preferred Stock to the Corporation at the place designated in the notice of redemption, if required to do so, and thereupon the cash redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series F Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series F Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii) If notice of redemption has been mailed in accordance with Section 6(d)(i) above and if the funds necessary for such redemption have been paid or set aside by the Corporation in trust for the benefit of the holders of the Series F Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all ~~dividends on~~rights of the holders of shares of Series F Preferred Stock called for redemption ~~in such notice shall cease to accumulate and all rights of the holders thereof~~, except the right to receive the redemption price thereof ~~(including all accumulated and unpaid dividends up to the Redemption Date)~~and any dividend payable to the holder thereof in accordance with Section 6(d)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid dividends)~~ of the Series F Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series F Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares, if required to do so, at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price ~~(including all accumulated and unpaid dividends to the Redemption Date)~~. Any interest or other earnings earned on the redemption price ~~(including accumulated and unpaid dividends)~~ deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the holders of Series F Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series F Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series F Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

(e) Status of Redeemed, Purchased or Reacquired Shares

Any shares of Series F Preferred Stock that shall at any time have been redeemed, purchased or reacquired by the Corporation in any manner shall, after such redemption, purchase or acquisition, have the status of authorized but unissued Common Stock.

(7) Conversion

(a) Conversion Rights

(i) Subject to and upon compliance with the provisions of this Section 7, a holder of any share or shares of Series F Preferred Stock shall have the right, at its option, to convert all or any portion of such holder’s outstanding Series F Preferred Stock (the “Conversion Right”), subject to the conditions described below, into the number of fully paid and non-assessable shares of Common Stock initially at a conversion rate of 2.1739 shares of Common Stock per $25.00 liquidation preference (the “Conversion Rate”), which is equivalent to an initial conversion price of approximately $11.50 per share of Common Stock (subject to adjustment in accordance with the provisions of Section 7) (“Conversion Price”). Such holder shall surrender to the Corporation such shares of Series F Preferred Stock to be converted in accordance with the provisions in paragraph (b) and (c) of this Section 7, as applicable.

(ii) In connection with the conversion of any shares of Series F Preferred Stock, no fractional shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price (as defined below) on a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other United States national or regional securities exchange on which the Common Stock is then listed (including the NASDAQ) or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded (“Trading Day”) immediately prior to the Conversion Date (as defined below) or the Corporation Conversion Option Date (as defined below). If more than one share of Series F Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares of Series F Preferred Stock shall be computed on the basis of the total number of shares of Series F Preferred Stock so surrendered. “Closing Sale Price” means with regard to shares of the Common Stock, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States national or regional securities exchange on which shares of the Common Stock are traded (including the NASDAQ) or, if shares of the Common Stock are not listed on a United States national or regional securities exchange, as reported by the National Quotation Bureau Incorporated, or in the absence of such a quotation, the Corporation shall determine the closing sale price, in good faith, on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

(iii) A holder of Series F Preferred Stock is not entitled to any rights of a holder of shares of Common Stock until that holder has converted its Series F Preferred Stock, and only to the extent the Series F Preferred Stock are deemed to have been converted to shares of Common Stock in accordance with the provisions of this Section 7.

(iv) The Corporation shall, prior to issuance of any shares of Series F Preferred Stock hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of Series F Preferred Stock, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series F Preferred Stock then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares of Common Stock, all such shares of Series F Preferred Stock would be held by a single holder). The Corporation covenants that all shares of Common Stock which may be issued upon conversion of Series F Preferred Stock shall upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 7(c), taxes with respect to the issue thereof. The Corporation further covenants that, if at any time the shares of Common Stock shall be listed on the NYSE or any other national securities exchange (including the NASDAQ) or quoted on an automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed or quoted, so long as the Common Stock shall be so listed or quoted on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series F Preferred Stock. Before the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the shares of Series F Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations.

(b) Corporation Conversion Option

(i) On or after September 7, 2012, the Corporation shall have the option to require the holders of the Series F Preferred Stock to convert all of the outstanding shares of Series F Preferred Stock into that number of shares of Common Stock that are issuable at the Conversion Rate then in effect (as adjusted, the “Corporation Conversion Option”). The Corporation may exercise the Corporation Conversion Option only if the Closing Sale Price equals or exceeds 130% of the Conversion Price of the Series F Preferred Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days (including the last Trading Day of such period), ending on the Trading Day immediately prior to the Corporation’s issuance of a press release announcing its intent to exercise the Corporation Conversion Option in accordance with Section 7(b)(ii).

(ii) To exercise the Corporation Conversion Option right set forth in this Section 7(b), the Corporation must issue a press release for publication through Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions set forth in Section 7(b)(i) shall have been satisfied, announcing the Corporation’s intention to exercise the Corporation Conversion Option. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series F Preferred Stock (“Notice”) (not more than four Trading Days after the date of the press release) of the exercise of the Corporation Conversion Option announcing the Corporation’s intention to convert the Series F Preferred Stock. The conversion date (the

“Corporation Conversion Option Date”) shall be on the date that is five Trading Days after the date on which the Corporation issues such press release. In addition to any information required by applicable law or regulation, the press release and Notice of a Corporation Conversion Option shall state, as appropriate:

(A) the Corporation Conversion Option Date;

(B) the number of shares of Common Stock to be issued upon conversion of each Series F Preferred Stock; and

(C) the number of shares of Series F Preferred Stock to be converted~~; and~~.

~~(D) that dividends on the Series F Preferred Stock to be converted shall cease to accrue on the Corporation Conversion Option Date.~~

(iii) Upon exercise of the Corporation Conversion Option and the surrender of shares of the Series F Preferred Stock by a holder thereof, the Corporation shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other person on such holder’s written order (A) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which a holder of shares of Series F Preferred Stock being converted, or a holder’s transferee, shall be entitled and (B) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 7(a)(ii).

(iv) Each conversion shall be deemed to have been made at the close of business on the Corporation Conversion Option Date so that the rights of the holder thereof as to the Series F Preferred Stock being converted shall cease except for the right to receive the number of fully paid and non-assessable shares of Common Stock at the Conversion Rate (subject to adjustment in accordance with the provisions of Section 8), and the person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(v) In lieu of the foregoing procedures, if the shares of Series F Preferred Stock are held in global certificate form, each holder of beneficial interest in Series F Preferred Stock must comply with the procedures of The Depository Trust Company (“DTC”) to convert such holder’s beneficial interest in respect of the Series F Preferred Stock evidenced by a global certificate of the Series F Preferred Stock.

(vi) In case any shares of Series F Preferred Stock are to be redeemed by the Corporation pursuant to Section 6 or to be converted pursuant to this Section 7(b), such holder’s right to voluntarily convert its Series F Preferred Stock shall terminate at 5:00 p.m., New York City time, on the Trading Day immediately preceding the date fixed for redemption or the Corporation Conversion Option Date, as the case may be.

(c) Conversion Right Procedures

(i) To exercise the Conversion Right as set forth in Section 7(a), a holder of the Series F Preferred Stock must surrender to the Corporation at its principal office or at the office of the transfer agent of the Corporation, as may be designated by the Board of Directors, the certificate or certificates for the shares of Series F Preferred Stock to be converted accompanied by a written notice stating that the holder of Series F Preferred Stock elects to convert all or a specified whole number of those shares in accordance with this Section 7(c) and specifying the name or names in which the holder wishes the certificate or certificates for the shares of Common Stock to be issued (“Conversion Notice”). In case the Conversion Notice specifies that the shares of Common Stock are to be issued in a name or names other than that of the holder of Series F Preferred Stock, the Conversion Notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than those transfer taxes payable pursuant to the preceding sentence, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the shares of Series F Preferred Stock.

(ii) As promptly as practicable after the surrender of the certificate or certificates for the shares of Series F Preferred Stock in accordance with Section 7(c)(i), the receipt of the Conversion Notice and payment of all required transfer taxes, if any, or the demonstration to the Corporation’s satisfaction that those taxes have been paid, the Corporation shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other person on such holder’s written order, (a) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which the holder of the Series F Preferred Stock being converted, or the holder’s transferee, shall be entitled, (b) if less than the full number of Series F Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series F Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted, and (c) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 7(a)(ii).

(iii) Each conversion shall be deemed to have been made at the close of business on the date of giving the Conversion Notice and of surrendering the certificate or certificates representing the shares of the Series F Preferred Stock to be converted (the “Conversion Date”) so that the rights of the holder thereof as to the Series F Preferred Stock being converted shall cease except for the right to receive the number of fully paid and non-assessable shares of Common Stock at the Conversion Rate (subject to adjustment in accordance with the provisions of Section 8), and, if applicable, the person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(iv) In lieu of the foregoing procedures, if the shares of Series F Preferred Stock are held in global form, each holder of beneficial interest in Series F Preferred Stock must comply with the procedures of DTC to convert such holder’s beneficial interest in respect of the Series F Preferred Stock evidenced by a global share of the Series F Preferred Stock.

(d) Payment of Dividends

(i) Optional Conversion

(A) If a holder of shares of Series F Preferred Stock exercises its Conversion Right, upon delivery of the Series F Preferred Stock for conversion, ~~those shares of Series F Preferred Stock shall cease to cumulate dividends as of the end of the day immediately preceding the Conversion Date and~~ the holder shall not receive any cash payment representing ~~accrued and unpaid~~any dividends ~~of~~on the Series F Preferred Stock, except in those limited circumstances discussed in this Section 7(d). Except as provided herein, the Corporation shall make no payment ~~for accrued and unpaid~~of dividends~~, whether or not in arrears,~~ on Series F Preferred Stock converted at a holder’s election pursuant to a Conversion Right, or for dividends on shares of Common Stock issued upon such conversion.

(B) If the Corporation receives a Conversion Notice before the close of business on ~~a~~the Dividend Record Date for the then-current dividend period, the holder shall not be entitled to receive any portion of the dividend payable on such converted Series F Preferred Stock on the corresponding Dividend Payment Date.

(C) If the Corporation receives a Conversion Notice after the Dividend Record Date for the then-current dividend period but prior to the corresponding Dividend Payment Date, the holder on the Dividend Record Date shall receive on that Dividend Payment Date ~~accrued~~declared dividends on those Series F Preferred Stock, notwithstanding the conversion of those shares of Series F Preferred Stock prior to that Dividend Payment Date, because that holder shall have been the holder of record on the corresponding Divided Record Date. However, at the time that such holder surrenders the Series F Preferred Stock for conversion, the holder shall pay to the Corporation an amount equal to the dividend that has ~~accrued~~been declared and that shall be paid on the related Dividend Payment Date.

(D) A holder of shares of Series F Preferred Stock on a Dividend Record Date who exercises its Conversion Right and converts such shares of Series F Preferred Stock into Common Stock on or after the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of Series F Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender for conversion of those shares of Series F Preferred Stock.

(ii) Corporation Conversion Option

~~(A) If the Corporation exercises the Corporation Conversion Option, whether the Corporation Conversion Option Date is prior to, on or after the Dividend Record Date for the current period, all unpaid dividends which are in arrears as of the Corporation Conversion Option Date shall be payable to the holder of the Series F Preferred Stock.~~

~~(B) If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is prior to the close of business on any Dividend Record Date, the holder shall not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date.~~

~~(C)~~ If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is on, or after the close of business on, ~~any~~the Dividend Record Date for the then-current dividend period and prior to the close of business on the corresponding Dividend Payment Date, all declared dividends, including ~~accrued and~~ unpaid dividends, ~~whether or not in arrears,~~on the Corporation Conversion Option Date with respect to the shares of Series F Preferred Stock called for conversion ~~on such date~~, shall be payable on such Dividend Payment Date to the record holder of such shares on such record date.

(8) Adjustment of Conversion Rate

(a) If the Corporation shall, at any time or from time to time after September 7, 2007 (the “Original Issue Date”) while any shares of Series F Preferred Stock are outstanding, issue Common Stock as a dividend or distribution to all or substantially all of the holders of Common Stock (other than pursuant to the Corporation’s existing dividend reinvestment and share purchase plan or any future dividend reinvestment and share purchase plan the Corporation adopts which is not materially adverse to the holders of shares of Series F Preferred Stock), then the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined below) fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Conversion Rate by a fraction:

(i) the numerator of which shall be the sum of (x) the total number of shares of Common Stock outstanding at the close of business on such Record Date and (y) the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date.

An adjustment made pursuant to this Section 8(a) shall become effective immediately prior to the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 8(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(b) If the Corporation shall, at any time or from time to time after the Original Issue Date while any shares of Series F Preferred Stock are outstanding, subdivide, combine, reclassify, or split its outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such subdivision, combination, reclassification or split becomes effective shall be adjusted by multiplying such Conversion Rate by a fraction:

(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day following the day such subdivision, combination, reclassification or split becomes effective; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day that such subdivision, combination, reclassification or split becomes effective.

An adjustment made pursuant to this Section 8(b) shall become effective immediately prior to the opening of business on the day following the day upon which such subdivision, reclassification, split or combination becomes effective.

(c) If the Corporation shall, at any time or from time to time after the Original Issue Date while any shares of Series F Preferred Stock are outstanding, issue rights or warrants for a period expiring within 60 days to all or substantially all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share of Common Stock (or having a conversion, exchange or exercise price per share of Common Stock) less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the announcement by public notice of such issuance or distribution (treating the conversion, exchange or exercise price per share of Common Stock of the securities convertible, exchangeable or exercisable into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

(i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the date of announcement, and (y) the total number of additional shares of Common Stock issuable pursuant to such rights, warrants, options, other securities, or convertible securities; and

(ii) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the close of business on the date of announcement, and (y) the number of shares of Common Stock equal to the aggregate exercise price or conversion price payable to exercise or convert such rights, warrants, options, other securities or convertible securities divided by the average of the daily Closing Sale Prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to such date (subject to any adjustment as required pursuant to Section 8(f)) (“Current Market Price”) immediately preceding the date of announcement of the issuance of such rights, warrants, options, other securities or convertible securities.

An adjustment made pursuant to this Section 8(c) shall become effective immediately prior to the opening of business on the day following the Record Date for such issuance. If the shares of Common Stock are not delivered pursuant to such rights, warrants, options, other securities, or convertible securities upon the expiration or termination of such rights, warrants, options, other securities, or convertible securities, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, warrants, options, other securities, or convertible securities been made on the basis of the delivery of only the number of shares of Common Stock actually issued (or the number of shares of Common Stock actually issued upon conversion, exchange, or exercise of such other securities). In determining whether any rights, warrants options, other securities, or convertible securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, warrants, options, other securities, or convertible securities, the value of such consideration if other than cash, to be determined by the Board of Directors.

(d) (i) If the Corporation shall, at any time or from time to time after the Original Issue Date while any shares of Series F Preferred Stock are outstanding, by dividend or otherwise, distribute to all or substantially all of the holders of its outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation and the shares of Common Stock are not changed or exchanged), shares of its capital stock, evidences of the Corporation’s indebtedness, or other assets or property, including securities, (including capital stock of any subsidiary of the Corporation) but excluding (i) dividends or distributions of Common Stock referred to in Section 8(a), (ii) any rights or warrants referred to in Section 8(c), and (iii) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, combination, sale or conveyance to which Section 8 applies (such capital stock, evidence of its indebtedness, other assets or property or securities being distributed hereinafter in this Section 8(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(A) the numerator of which shall be the Current Market Price; and

(B) the denominator of which shall be (x) such Current Market Price, less (y) the Fair Market Value (as defined below) on such date of the portion of the Distributed Assets so distributed with respect to each share of Common Stock outstanding on the Record Date for such distribution. “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined by the Board of Directors, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on holders of the Series F Preferred Stock).

An adjustment made pursuant to Section 8(d)(i) shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(ii) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 8(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to this Section 8(d) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the holders of the Series F Preferred Stock.

(iii) If any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Corporation’s subsidiaries (a “Spin Off”), the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities for the 10 consecutive Trading Days commencing on and including the first Trading Day of those securities after the effectiveness of the Spin Off, and the Current Market Price shall be measured for the same period. If, however, an underwritten initial public offering of the securities in the Spin Off occurs simultaneously with the Spin Off, Fair Market Value of the securities distributed in the Spin Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.

(iv) Rights or warrants distributed by the Corporation to all or substantially all holders of the outstanding shares of Common Stock entitling them to subscribe for or purchase equity securities of the Corporation (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8(d) (and no adjustment to the Conversion Rate under this Section 8(d) shall be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different Distributed Assets, or entitle the holder to purchase a different number or amount of the foregoing Distributed Assets or to purchase any of the foregoing Distributed Assets at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 8(d):

(A) in the case of any such rights or warrants which shall all have been repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder of shares Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all or substantially all holders of Common Stock as of the date of such repurchase; and

(B) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

(v) For purposes of this Section 8(d) and Section 8(a), Section 8(b) and Section 8(c), any dividend or distribution to which this Section 8(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision, split or combination of shares of Common Stock to which Section 8(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 8(c) applies (or any combination thereof), shall be deemed instead to be:

(A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision, split or combination or such rights or warrants to which Section 8(a), Section 8(b) and Section 8(c) apply, respectively (and any Conversion Rate adjustment required by this Section 8(d) with respect to such dividend or distribution shall then be made), immediately followed by

(B) a dividend or distribution of such shares of Common Stock, such subdivision, split or combination or such rights or warrants (and any further Conversion Rate increase required by Section 8(a), Section 8(b) and Section 8(c) with respect to such dividend or distribution shall then be made), except:

(I) the Record Date of such dividend or distribution shall be substituted as (i) “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 8(a), (ii) “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective” (as applicable) within the meaning of Section 8(b), and (iii) as “the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 8(c); and

(II) any reduction or increase in the number of shares of Common Stock resulting from such subdivision, split or combination (as applicable) shall be disregarded in connection with such dividend or distribution.

(e) (i) If any tender offer made by the Corporation or any of its subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to the holders of Common Stock of consideration per share of Common Stock having a Fair Market Value that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction:

(A) the numerator of which shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to holders of the Common Stock based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of (i) the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Corporation) at the Expiration Time and (ii) the Current Market Price on the Trading Day next succeeding the Expiration Date; and

(B) the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Corporation) at the Expiration Time multiplied by (y) the Current Market Price on the Trading Day next succeeding the Expiration Date.

(ii) An adjustment pursuant to Section 8(e)(i) shall become effective immediately prior to the opening of business on the day following the Expiration Date.

(iii) If the Corporation is obligated to purchase shares pursuant to any such tender offer, but the Corporation is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this Section 8(e) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 8(e).

(iv) For purposes of this Section 8, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(f) Notwithstanding the foregoing and to the extent permitted by law, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 8, such adjustments shall be made as may be necessary or appropriate to effect the intent of this Section 8 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(g) The Corporation shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Section 8(a), Section 8(b), Section 8(c), Section 8(d) or Section 8(e), if the Board of Directors determines that it is advisable, in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above, or any event treated as such for United States federal income tax purposes, shall not be taxable to the holders of Common Stock for United States federal income tax purposes or to diminish any such tax. The Corporation shall give holders of Series F Preferred Stock at least 15 Trading Days’ notice of any increase in the Conversion Rate.

(h) To the extent permitted by law, the Corporation may, from time to time, increase the Conversion Rate for a period of at least 20 Trading Days if the Board of Directors determines that such an increase would be in the Corporation’s best interests. Any such determination by Board of Directors shall be conclusive. The Corporation shall give holders of Series F Preferred Stock at least 15 Trading Days’ notice of any increase in the Conversion Rate.

(i) The Corporation shall not adjust the Conversion Rate pursuant to this Section 8 to the extent that the adjustments would reduce the Conversion Price below $0.01. The Corporation shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least one percent in the Conversion Rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent shall be carried forward and taken into account in any subsequent adjustment of the Conversion Rate. Except as described in this Section 8, the Corporation shall not adjust the Conversion Rate for any issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for its shares of Common Stock or rights to purchase its shares of Common Stock or such convertible, exchangeable or exercisable securities.

(j) In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the holder of any Series F Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock into which the Series F Preferred Stock originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Series F Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 8, and any other applicable provisions of these Articles Supplementary with respect to the Common Stock shall apply on like or similar terms to any such other shares.

(k) To the extent the Corporation has a rights plan in effect upon conversion of the Series F Preferred Stock into shares of Common Stock, the holder shall receive (except to the extent the Corporation settles its conversion obligations in cash), in addition to the shares of Common Stock, the rights under the rights plan unless the rights have separated from the shares of Common Stock prior to the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Corporation made a distribution referred to in Section 8(d) above (without regard to any of the exceptions therein).

(9) Consolidation or Merger of the Corporation

(a) In the case of the following events (each, a “Business Combination”): (i) any recapitalization, reclassification or change of the Common Stock, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or a combination; (ii) a consolidation, merger or binding share exchange of the Corporation with another Person; (iii) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Corporation (other than to one or more of the Corporation’s subsidiaries); or (iv) a statutory share exchange; in each case, as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Corporation or the successor or purchasing corporation, as the case may be, shall provide that the holders of Series F Preferred Stock will be entitled thereafter to convert such Series F Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) which such holder of Series F Preferred Stock would have owned or been entitled to receive upon such Business Combination had such shares been converted into Common Stock immediately prior to such Business Combination. If holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Corporation will make adequate provision whereby the holders of the Series F Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which all of the Series F Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be based on the weighted average of elections made by the holders of the Series F Preferred Stock who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (i) the deadline for elections to be made by holders of Common Stock, and (ii) two Trading Days prior to the anticipated effective date of the Business Combination. The Corporation shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of the Series F Preferred Stock (and the weighted average of elections), by posting a notice with DTC, by issuing a press release or providing other appropriate notice, and by providing a copy of such notice to the Corporation’s transfer agent. If the effective date of the Business Combination is delayed beyond the initially anticipated effective date, the holders of the Series F Preferred Stock shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The documents governing the rights of such securities shall provide for adjustments of the Conversion Rate and other appropriate numerical thresholds which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in Section 8. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such

Business Combination, then such documents governing the rights of such securities shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Series F Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) The Corporation shall cause notice of the execution of such documents governing the rights of such securities to be mailed to each holder of Series F Preferred Stock, at the address of such holder as it appears on the stock transfer records of the Corporation, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such documents governing the rights of such securities.

(c) The above provisions of this Section 9 shall similarly apply to successive Business Combinations.

(d) The Corporation shall not become a party to any Business Combination unless its terms are consistent in all material respects with the provisions of this Section 9.

(e) None of the provisions of this Section 9 shall affect the right of a Series F Preferred Stockholder to convert its shares of Series F Preferred Stock into Common Stock prior to the effective date of a Business Combination.

(f) If this Section 9 applies to any event or occurrence, Section 8 hereof shall not apply.

(10) Notice of Adjustment

Whenever an adjustment in the Conversion Rate with respect to the Series F Preferred Stock is required:

(a) the Corporation shall forthwith place on file with the transfer agent for the Series F Preferred Stock a certificate of the Chief Financial Officer (or such person having similar responsibilities of the Corporation), stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Corporation to each holder of Series F Preferred Stock. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

(11) Notice in Certain Events

In case of:

(a) a consolidation or merger to which the Corporation is a party and for which approval of any holders of Common Stock of the Corporation is required, or of the sale or conveyance to another person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”)) other than to one or more of the Corporation’s subsidiaries, of all or substantially all of the property and assets of the Corporation; or

(b) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(c) any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below; then, in each case, the Corporation shall cause to be given, to the holders of the Series F Preferred Stock, at least 15 days prior to the applicable date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion

Rate pursuant to Section 8 hereof, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Section 11 hereof is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in Section 11(a), Section 11(b) or Section 11(c).

(12) Voting Rights

~~(a) Each holder of Series F Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series F Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any other provision of these Articles Supplementary, to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with the holders of Common Stock, with respect to any matter upon which holders of Common Stock are entitled to vote.~~

(a) Holders of the Series F Preferred Stock shall not have any voting rights, except as set forth below.

(b) ~~(i) If and whenever dividends on any shares of Series F Preferred Stock shall remain unpaid for six or more quarterly periods (whether or not consecutive) (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two members (if not already increased by two members by reason of the election of directors by the holders of any other class or series of stock upon which like voting rights have been conferred and are exercisable and with which the Series F Preferred Stock is entitled to vote as a class with respect to the election of such two directors), and the holders of such Series F Preferred Stock (voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) will be entitled to vote for the election of two additional directors of the Corporation (the “Preferred Stock Directors”), who will be elected by a plurality of the votes cast in such election for a one-year term and until their successors are duly elected and shall qualify (or until such director’s right to hold such office terminates as provided herein, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal), at a special meeting called by or at the request of the holders of at least 20% of the outstanding Series F Preferred Stock or the holders of shares of any other class or series of Parity Preferred Stock with respect to which dividends are so unpaid (unless such request is received less than 120 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Corporation less than 120 days before the date fixed for the next annual or special meeting of shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on the Series F Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment in full.~~

~~(ii) At any time when the voting rights described in Section 12(b)(i) above shall have vested, and in the event that a request for a special meeting shall have first been made in a manner contemplated by Section 12(b)(i) above, a proper officer of the Corporation shall thereupon and with reasonable promptness, call or cause to be called, a special meeting of the holders of Series F Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the “Parity Securities”) by mailing or causing to be mailed to such holders a notice of such special meeting to be held not more than 90 days after delivery of such request. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled~~

~~by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. Notice of all meetings at which holders of the Series F Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series F Preferred Stock that would have been entitled to vote at such special meeting. Any such special meeting shall be combined and held contemporaneously with the next special or annual meeting of the shareholders of the Corporation in accordance with the conditions set forth in Section 12(b)(i) above.~~

~~(c) If and when all dividends accumulated on the Series F Preferred Stock in respect of all past dividend periods shall have been paid in full or declared by the Corporation and set aside for payment in full, the holders of Series F Preferred Stock shall be divested of the voting rights set forth in Section 12(b) above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all dividends accumulated in respect of all past dividend periods have been paid in full or declared by the Corporation and set aside for payment in full on all other classes or series of Parity Preferred Stock, the term of office of each Preferred Stock Director so elected shall forthwith terminate and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Stock Director elected by the holders of Series F Preferred Stock and any other such Parity Preferred Stock may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series F Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 12(b) above and by the majority vote of the outstanding Series F Preferred Stock and all other classes or series of Parity Preferred Stock (voting as a single class) when the Series F Preferred Stock and such Parity Preferred Stock is entitled to vote thereon. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director so elected may be filled by written consent of the Preferred Stock Director so elected remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series F Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 12(b) and by the majority vote of the outstanding Series F Preferred Stock and other classes or series of Parity Preferred Stock (voting as a single class) when the Series F Preferred Stock and such Parity Preferred Stock is entitled to vote thereon.~~

~~(d)~~ So long as any Series F Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series F Preferred Stock voting separately as a class), ~~(i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such shares; or (ii)~~ amend, alter or repeal the provisions of, or add any provision to, the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth ~~in (ii)~~ above, so long as shares of Series F Preferred Stock (or shares issued by a surviving entity in substitution for the Series F Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series F Preferred Stock; and provided further that (x) any increase in the amount of the authorized Series F Preferred Stock or any issuance of Series F Preferred Stock or (y) the authorization, creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock, in each case ranking senior to or on a parity with or junior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(~~e~~c) The foregoing ~~voting provisions~~provision shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

~~(13) Information Rights~~

~~During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of the Series F Preferred Stock are outstanding, the Corporation will (i) transmit by mail to all holders of the Series F Preferred Stock, as their names and addresses appear in the Corporation’s record books, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of the Series F Preferred Stock. The Corporation will mail the reports to the holders of the Series F Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were subject to Section 13 or 15(d) of the Exchange Act.~~

(13) [Reserved.]

(14) Restrictions on Ownership and Transfer to Preserve Tax Benefit

(a) The Series F Preferred Stock is governed by and issued subject to all of the limitations, terms and conditions of the Articles, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH of the Articles. In addition to the restrictions contained in Article TENTH of the Articles and except as otherwise provided in this paragraph (a), no person shall own, at any time, shares of Series F Preferred Stock with a value that is greater than the excess, if any, of (1) 9.8% of the value of all of the outstanding shares of capital stock of the Corporation, over (2) the value of all of the outstanding shares of capital stock of the Corporation other than Series F Preferred Stock, if any, that are directly or indirectly owned by such person. For purposes of this paragraph (a), “ownership” shall be determined in accordance with the provisions of Section (D) of Article TENTH of the Articles, and “value” shall be determined in accordance with the provisions of Section (F) of Article TENTH of the Articles concerning the calculation of the redemption price to be paid for certain Excess Shares thereunder. If any person owns shares of Series F Preferred Stock in violation of the restriction contained above in this paragraph (a), the shares of Series F Preferred Stock owned by such person that cause the limit to be violated shall be deemed to be “Excess Shares” for purposes of Sections (D) and (F) of Article TENTH of the Articles. Notwithstanding any other provision in this paragraph (a):

(i) If any person owns any shares of Series F Preferred Stock which would be Excess Shares determined without regard to this subparagraph (i) and subparagraph (ii), and also owns any shares of capital stock of the Corporation other than Series F Preferred Stock, the prohibition in this paragraph (a) shall not apply to such person unless and until the Board of Directors, in its discretion, provides written notice to such person that it intends to redeem shares pursuant to this paragraph (a) on a date (the “Redemption Date”) that is not less than one week after the date such notice is provided. If the Board of Directors provides such notice, such person may, at his or her sole option, not later than the business day immediately preceding the Redemption Date (the “Valuation Date”), deliver a written notice to the Corporation as hereinafter described. Any such notice shall direct the Corporation to redeem such numbers of shares of such classes or series of capital stock of the Corporation that are directly or indirectly owned by such person sufficient to cause the value, as of the Valuation Date, of all of the shares of capital stock of the Corporation that are directly or indirectly owned by such person immediately after the redemption to be equal to, or in lieu of fractional shares slightly less than, 9.8% of the value, as of the Valuation Date, of all of the shares of capital stock of the Corporation outstanding on the Valuation Date excluding the shares to be redeemed, and shall designate the order in which such person wants all or any number of shares of each class and series that are directly or indirectly owned by such person to be redeemed by the Corporation, up to but not in excess of the number of shares required to be redeemed to reduce ownership to or below 9.8% as provided in this sentence. Such notice shall be in such form as the Board of Directors may specify and shall be signed and dated by such person and by each other owner, if any, of shares of capital stock of the Corporation that are directly or indirectly owned by such person and will or may be redeemed by the Corporation pursuant to the designation in such notice. If such person timely delivers such notice to the Corporation and the Corporation determines that the designation in such notice is sufficient to enable it to determine the number of shares of each class and series to be redeemed, based in part on the value of each class and series on the Valuation Date and consistent with reducing ownership to or below 9.8% as provided above in this subparagraph (i), the Corporation shall redeem on the Redemption Date the number of shares of each class and series that is determined in accordance with the designation in such notice and will cause the value, as of the Valuation Date, of all of the shares of capital stock of the Corporation that are directly or indirectly owned by such person immediately after the redemption to be equal to, or in lieu of fractional shares slightly less than, 9.8% of the value, as of the Valuation Date, of all of the shares of capital stock of the Corporation outstanding on the Valuation Date excluding the shares to be redeemed. In that event, the redemption price to be paid for each number of shares of each class and series redeemed pursuant to this subparagraph (i) shall be determined as provided in Section (F) of Article TENTH of the Articles, treating for this purpose only the number of shares of each class and series redeemed as “Excess Shares”, and shall be paid on the Redemption Date to the owner(s) of such shares. From and after the Redemption Date, the holder of any shares of capital stock of the Corporation redeemed pursuant to this subparagraph (i) shall cease to be entitled to any distributions and other benefits with respect to those shares of capital stock, except the right to payment of the redemption price provided in the immediately preceding sentence. The Corporation may declare invalid and of no force or effect any notice which fails to satisfy any of the requirements for such notice in this subparagraph (i), or, in the case of an inconsistent or incomplete designation in an otherwise valid notice, may, alternatively, modify or complete such designation in any manner reasonably determined by it in its sole discretion and may effect the redemption pursuant to this subparagraph (i) in accordance with its modified or completed designation, in which case the number of shares of each class and series determined in accordance with its modified or completed designation shall be deemed to be “Excess Shares” for the sole purpose of determining, in accordance with this subparagraph (i), the redemption price as provided in Section (F) of Article TENTH of the Articles.

(ii) If any person owns any shares of Series F Preferred Stock which would be Excess Shares determined without regard to subparagraph (i) and this subparagraph (ii), and also owns any shares of any other series of Preferred Stock the Articles Supplementary for which include a prohibition comparable to the prohibition in this paragraph (a) (including without limitation any prohibition against owning shares of that series with a value greater than a formula based in part on the value of all of the outstanding shares of capital stock of the Corporation), and the Corporation notifies such person that it intends to redeem shares pursuant to this paragraph (a) but such person does not deliver a written notice to the Corporation which results in the redemption of shares pursuant to subparagraph (i), the Board of Directors shall determine, in its sole discretion, how many shares, if any, of Series F Preferred Stock owned by such person shall be deemed to be “Excess Shares” for purposes of Sections (D) and (F) of Article TENTH of the Articles, and the prohibition in this paragraph (a) shall apply only to the Excess Shares of Series F Preferred Stock so determined by the Board of Directors; provided, however, that the Board of Directors shall not determine Excess Shares of Series F Preferred Stock for such person with a value that is greater than the excess, if any, of (1) the value of all of the outstanding shares of capital stock of the Corporation that are directly or indirectly owned by such person, over (2) the sum of (A) 9.8% of the value of all of the outstanding shares of capital stock of the Corporation, and (B) the aggregate value of all Excess Shares, if any, simultaneously determined by the Board of Directors consisting of shares of capital stock of the Corporation other than Series F Preferred Stock, if any, that are directly or indirectly owned by such person.

No provision in this paragraph (a) shall be construed to limit the applicability of any other term or provision of the Articles to the Series F Preferred Stock, or to limit the applicability of any other term or provision of the Articles, or of the Articles Supplementary for any series of Preferred Stock other than Series F Preferred Stock, pursuant to which shares of the capital stock of the Corporation may constitute “Excess Shares” for purposes of any such term or provision.

(b) Each certificate for Series F Preferred Stock shall bear substantially the following legend in addition to any legends required to comply with federal and state laws:

“The Corporation will furnish to any shareholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of a subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation or to its transfer agent.”

(15) Settlement of NYSE Transactions

Nothing in this section of the Articles Supplementary shall preclude the settlement of transactions entered into through the facilities of the NYSE or another securities exchange or an automated inter-dealer quotation system. The shares of Series F Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this section of the Articles Supplementary after such settlement.

(16) No Maturity or Sinking Fund

The Series F Preferred Stock has no maturity date, and no sinking fund has been established (and none shall be established) for the retirement or redemption of the Series F Preferred Stock.

(17) No Preemptive Rights

No holder of Series F Preferred Stock of the Corporation shall, as such holder, be entitled to any preemptive rights to purchase or subscribe for additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

ANNEX B

GLOSSARY

There follows a definition of certain capitalized and other terms and abbreviations used in this Offering Circular.

“Additional Financing Conditions” or “Escrow Release Conditions” means (1) shareholder approval of an increase in the number of authorized shares of capital stock from 500 million to 4 billion shares by June 15, 2008, and (2) completion of a successful Tender Offer for at least 66 2/3% of the outstanding shares of each series of Preferred Stock (which is equivalent to at least 66 2/3% of the aggregate liquidation preference of the outstanding shares of each series of Preferred Stock) by September 30, 2008, and (3) issuance of Additional Warrants to the investors under the Principal Participation Agreement and to the investors that contributed the approximately $188.6 million of funds currently held in escrow by September 30, 2008. Completion of a successful Tender Offer requires approval from the holders of the Company’s voting stock and each series of Preferred Stock of an amendment to the Company’s charter to modify the terms of each series of Preferred Stock to eliminate certain rights of the Preferred Stock.

At the Company’s annual meeting of shareholders held on June 12, 2008, shareholders approved amendments to the Company’s charter to increase the number of authorized shares of capital stock from 500 million to 4 billion shares and to modify the terms of each of the Company’s existing series of Preferred Stock to, among other things, remove restrictive covenants that currently prohibit the Company from purchasing Preferred Stock when all cumulative dividends on the related series of Preferred Stock have not been paid in full, make the dividend payments on the Preferred Stock non-cumulative and eliminate all accrued but unpaid dividends, and eliminate substantially all voting rights of the preferred stockholders. The Company must still obtain the requisite consents from the holders of each series of Preferred Stock to the modification of the terms of the Preferred Stock before those modifications can become effective. The Company is seeking such consents in connection with the Exchange Offer and Consent Solicitation.

“Additional Warrants” means the warrants, issuable in connection with the Financing Transaction, upon satisfaction of the Additional Financing Conditions, to the holders of the interest in the terminated Principal Participation Agreement and the investors that contributed Escrowed Funds to purchase that number of shares of Common Stock which, when added to the shares of Common Stock issuable upon the exercise of the Initial Warrants and Escrowed Warrants previously issued to investors, will constitute 90% of the shares of Common Stock (or approximately 2.5 billion shares of Common Stock) outstanding on a fully diluted basis after giving effect to such issuance and all anti-dilution adjustments in all existing instruments and agreements of the Company and will constitute 87.8% of the fully diluted shares of Common Stock after giving effect to the issuance of Common Stock in the Tender Offer, assuming 100% participation in the Tender Offer. The Additional Warrants will expire on March 31, 2015, and are exercisable at a price of $0.01 per share.

“Adfitech” means ADFITECH, Inc., a wholly-owned mortgage services taxable REIT subsidiary of TMHL.

“Adjusted Equity-to-Assets Ratio” means a ratio that reflects the relationship between assets financed with recourse debt that is subject to margin calls and our long-term capital. The ratio is a non-GAAP measurement that we have adopted and that the Board of Directors has approved as an internal policy. Our policy requires us to maintain this ratio at a minimum of 8%.

“Agency Securities” means Purchased ARM Assets that are guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

“ARM” means adjustable-rate and variable-rate mortgage, which signifies that adjustments of the underlying interest rate are made at predetermined times based on an agreed margin to an established index.

“ARM Assets” means all of our ARM Loans and Purchased ARM Assets comprised of Traditional ARM Assets and Hybrid ARM Assets.

“ARM Loans” means Securitized ARM Loans, ARM Loans Collateralizing Debt and ARM loans held for securitization.

“ARM Loans Collateralizing Debt” means first lien prime quality ARM loans originated or acquired by us and financed in their entirety on our balance sheet through securitization by us into sequentially rated classes. In general, we retain the classes that are not AAA-rated which provide credit support for higher rated classes issued to third-party investors in structured financing arrangements.

“Asset-backed CP” means asset-backed commercial paper, which provides an alternative way to finance our High Quality ARM Assets portfolio. We issue Asset-backed CP to investors in the form of secured liquidity notes that are recorded as borrowings on our Consolidated Balance Sheets.

“Average Historical Equity” means for any period the difference between our total assets and total liabilities calculated on a consolidated basis in accordance with GAAP, excluding (i) OCI, (ii) goodwill and (iii) other intangibles, computed by taking the average of such values at the end of each month during such period, adjusted for equity sold during the period on a pro rata basis.

“Average Net Worth” means the sum of the gross proceeds from any offering of equity securities by the Company before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering plus the Company’s retained earnings (without taking in account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period, and shall be reduced by any amount that the Company pays for the repurchase of its common stock.

“Basic EPS” means basic earnings (loss) per share, calculated by dividing net income (loss) available to common shareholders by the average common shares outstanding during the period.

“Board of Directors” means the board of directors of TMA.

“BP” means basis point, a hundredth of a percent.

“Cap Agreements” means interest rate cap agreements, pursuant to which we receive cash payments if the interest rate index specified in any such agreement increases above contractually specified levels, thus effectively capping the interest rate on a specified amount of borrowings at a level specified by the agreement.

“Change In Control” means a change in control as defined in the Override Agreement and the Senior Subordinated Secured Notes indenture and generally includes the (1) sale, lease, exchange or transfer of substantially all of the assets of the Company, (2) shareholder approval of a plan of liquidation or dissolution, (3) any person or group becoming the owner of more than 50% of the aggregate voting stock of the Company, or (4) the replacement of a majority of the Board of directors over a two-year period from the directors who constituted the Board of Directors at the beginning of such period without approval by a majority of the Board of Directors who were directors of the Board of Directors at the beginning of such period.

“CMOs” means collateralized mortgage obligations which are debt obligations ordinarily issued in series and backed by a pool of fixed-rate mortgage loans, Hybrid ARM loans, Traditional ARM loans or ARM securities, each of which consists of several serially maturing classes. Generally, principal and interest payments received on the underlying mortgage-related assets securing a series of CMOs are applied to principal and interest due on one or more classes of the CMOs of such series.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code of Conduct” means the Code of Business Conduct and Ethics adopted by TMA.

“Collateralized Mortgage Debt,” which was previously referred to as collateralized debt obligations or CDOs in our prior SEC filings, means collateralized debt obligations, which can be either floating-rate or fixed-rate non-recourse financing, all of which are issued by trusts and secured by prime quality ARM loans originated or purchased by us, and may also include Hedging Instruments. Collateralized Mortgage Debt represents long-term financing.

“Common Stock” means shares of TMA’s common stock, $.01 par value per share.

“Company” means TMA and its subsidiaries, unless specifically stated otherwise or the context indicates otherwise.

“Consumer Price Index” means an inflationary indicator that measures the change in the cost of a fixed basket of products and services, including housing, electricity, food, and transportation. The Consumer Price Index is published monthly.

“Corporate Governance Guidelines” means the Corporate Governance Guidelines adopted by TMA.

“CPR” means constant prepayment rate, which refers to the annualized rate at which the mortgage assets in our portfolio are prepaid. The CPR typically increases as interest rates decrease and, conversely, the CPR typically decreases as interest rates increase.

“Derivative” means a contract or agreement whose value is derived from changes in interest rates, prices of securities or commodities, or financial or commodity indices. Our Derivatives include commitments to purchase loans from correspondent and bulk sellers, Pipeline Hedging Instruments and Hybrid ARM Hedging Instruments.

“DERs” means dividend equivalent rights, which may be granted under the Plan. A DER consists of the right to receive either cash or PSRs in an amount equal to the value of the cash dividends paid on a share of Common Stock.

“DRSPP” means the Dividend Reinvestment and Stock Purchase Plan adopted by TMA.

“Effective Duration” is a calculation expressed in months or years that is a measure of the expected price change of financial instruments based on changes in interest rates. For example, a duration of 4.4 months implies that a 1% change in interest rates would cause a .37% change in the opposite direction in the value of our portfolio (i.e., 4.4 months equals 37% of twelve months.)

“EPS” means basic income (loss) per share calculated by dividing net income (loss) available to common shareholders by the average common shares outstanding during the period. We had no outstanding Common Stock equivalents during 2007 or 2006.

“Escrowed Warrants” means the warrants, issuable in connection with the Financing Transaction, to purchase 29,322,879 shares of Common Stock, which were placed in escrow until the earlier of the satisfaction of the Additional Financing Conditions or September 30, 2008. The Escrowed Warrants will expire on March 31, 2015, and are exercisable at a price of $0.01 per share.

“Eurodollar Transactions” means Eurodollar futures contracts, which are three month contracts with a price that represents the forecasted three-month LIBOR rate. The sale of these contracts locks in a future interest rate.

“Fannie Mae” means the Federal National Mortgage Association, a government-sponsored private corporation that operates under a federal charter.

“FASB” means the Financial Accounting Standards Board.

“Federal Funds” means the overnight intrabank lending rate.

“Federal Reserve” means one of twelve regional banks established to maintain reserves, issue bank notes, and lend money to member banks. The Federal Reserve Banks are also responsible for supervising member banks in their areas, and are involved in the setting of national monetary policy.

“FICO” means a credit score, ranging from 300 to 850, with 850 being the best score, based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating credit evaluation models.

“Financing Transaction” means the transaction which closed on March 31, 2008 in which the Company raised an aggregate of up to $1.35 billion from the sale of Senior Subordinated Secured Notes, Initial Warrants, Escrowed Warrants and Additional Warrants to purchase Common Stock and interests in a Principal Participation Agreement in a private placement to qualified institutional buyers under Section 4(2) of the Securities Act of 1933.

“Fixed Option ARM” means a Hybrid ARM Asset that has a fixed interest rate for an initial period of three to ten years after which it converts to a Traditional ARM Asset. The loan product offers four payment options during the fixed rate period with the understanding that if a payment option is selected that is less than the interest-only option, the shortfall will be added to the principal balance of the loan until the loan balance increases to a maximum of 110% to 118% of the original loan balance. When the negative amortization limit is reached, the loan’s payment option is converted to at least meet interest only payments until the fixed rate period expires and the loan is recast to fully amortize over the remaining term of the loan. The Fixed Option ARM has an original maturity of 40 years, an initial interest rate change cap of 4% or 5% after the fixed rate period, a 2% interest rate change cap in subsequent years and a lifetime interest rate change cap of 5% over the original note rate.

“Forward Auction Agreement” means agreements that provide for the distribution of the outstanding principal balance on certain certificates at a predetermined auction date. To the extent that proceeds received at auction are insufficient to cover distributions due to the certificate holders on the auction date, the Company will pay the excess of the outstanding principal balance of the certificates over the amounts received through the auction. In the event that amounts received through the auction are greater than the principal balance of the outstanding certificates, the Company will receive the excess.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, a federally-chartered private corporation.

“Fully Indexed” means an ARM Asset that has an interest rate currently equal to its applicable index plus a margin to the index that is specified by the terms of the ARM Asset.

“Future Warrants” means the Escrowed Warrants and the Additional Warrants.

“G & A” means general and administrative.

“GAAP” means generally accepted accounting principles set forth in the statements, opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the FASB or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

“Ginnie Mae” means the Government National Mortgage Association, a government-owned corporation within the United States Department of Housing and Urban Development.

“Guarantor Subsidiaries” means TMHL, Adfitech, TMHS and Thornburg Acquisition Subsidiary, Inc., all of which are directly or indirectly wholly-owned subsidiaries of the Parent, that have guaranteed fully and unconditionally, on a joint and several basis, the obligations of the Parent to pay principal and interest under the Senior Notes and the Senior Subordinated Secured Notes.

“Hedging Instruments” means Cap Agreements and Swap Agreements which are Derivatives that we use to manage our interest rate exposure when financing the purchase of ARM Assets.

“High Quality” means (i) Agency Securities, (ii) Purchased ARM Assets and Securitized ARM Loans which are rated within one of the two highest rating categories by at least one of the Rating Agencies, (iii) Purchased ARM Assets and Securitized ARM Loans that are unrated or whose ratings have not been updated but are determined to be of comparable quality (by the rating standards of at least one of the Rating Agencies) to a High Quality-rated mortgage security, as determined by the Manager and approved by the Board of Directors, or (iv) the portion of ARM loans that have been deposited into a trust and have received a credit rating of AA or better from at least one Rating Agency. Our investment policy requires that we invest at least 70% of total assets in High Quality ARM Assets and short-term investments.

“Hybrid ARM Hedging Instruments” means Hedging Instruments, including Swap Agreements and Cap Agreements that we use to manage our interest rate exposure when financing the purchase of Hybrid ARMs.

“Hybrid ARMs” or “Hybrid ARM Assets” means ARM Loans and Purchased ARM Assets that have a fixed interest rate for an initial period of three to ten years, after which they convert to Traditional ARM Assets for their remaining terms to maturity.

“Initial Warrants” means the warrants, issued on March 31, 2008, in connection with the Financing Transaction to purchase 168,606,548 shares of Common Stock. The Initial Warrants were exercisable at a price of $0.01 per share and all of the Initial Warrants have been exercised.

“Insider Trading Policy” means the Insider Trading Policy adopted by TMA.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Grade” generally means a security rating of BBB- or better by Standard & Poor’s Corporation or Baa3 or better by Moody’s Investors Service, Inc.

“IRA” means Individual Retirement Account.

“ISDA Agreement” means a standardized contract created by the International Swap and Derivatives Association which contains general terms, conditions, and provisions governing derivative transactions.

“Junior Stock” means any class or series of TMA’s capital stock if the holders of a series of Preferred Stock are entitled to receive dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series.

“LIBOR” means the London InterBank Offer Rate, which is fixed each morning at 11 a.m. London time, by the British Bankers’ Association. The rate is an average derived from sixteen quotations provided by banks determined by the British Bankers’ Association, the four highest and lowest are then eliminated and an average of the remaining eight is calculated to arrive at the fixed rate.

“Liquidity Maintenance Amount” means a portion of the Liquidity Reserve Fund equal to 5% of the principal balance of Reverse Repurchase Agreements subject to the Override Agreement which must be invested in cash, treasuries or agency pass-through securities and up to $200.0 million in market value of mortgage-

backed securities issued in connection with the Company’s securitizations, provided that the market value of such securities that are rated below Investment Grade shall not exceed one-third of 5% of the principal balance of the Reverse Repurchase Agreements subject to the Override Agreement.

“Liquidity Reserve Fund” means the liquidity reserve fund established pursuant to the Override Agreement.

“Major Participant” means a holder of at least 30% of the TMAC Participation Agreement.

“Management Agreement” means the management agreement by and between TMA and the Manager whereby the Manager performs certain services for TMA in exchange for certain fees.

“Manager” means Thornburg Mortgage Advisory Corporation, a Delaware corporation.

“MatlinPatterson” means MP TMA LLC and MP TMA (Cayman) LLC and their affiliates, the lead investors in the Financing Transaction.

“MBS” means mortgage-backed securities, which are pools of mortgages used as collateral for the issuance of securities in the secondary market. MBS are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors. The interest rate of the security is lower than the interest rate of the underlying loan to allow for payment of servicing and guaranty fees.

“Minimum Unencumbered Asset Amount” means 125% of the aggregate principal amount of unsecured indebtedness of the Company as defined in the Senior Notes indenture.

“MP TMAC LLC” means an entity formed by and affiliated with MatlinPatterson for purposes of their investment in the Company.

“MSRs” means mortgage servicing rights.

“MTA” means the Monthly Treasury Average. This index is the 12 month average of the monthly average yields of U.S. Treasury securities adjusted to a constant maturity of one year.

“Net Effective Duration” means the Effective Duration of assets minus the Effective Duration of borrowings and Hedging Instruments.

“Non-Guarantor Subsidiaries” means the directly or indirectly wholly-owned subsidiaries of the Parent, that have not guaranteed the obligations of the Parent to pay principal and interest under the Senior Notes and the Senior Subordinated Secured Notes.

“OCI” means our accumulated other comprehensive income or loss calculated on a consolidated basis in accordance with GAAP.

“Override Agreement” means the override agreement dated March 17, 2008, as amended, entered into by and among the Company and certain Reverse Repurchase Agreement and Forward Auction Agreement counterparties.

“Override Warrants” means Warrants exercisable for 46,960,000 shares of Common Stock in the aggregate issued to the counterparties to the Override Agreement.

“Other Investments” means assets that are (i) adjustable or variable rate pass-through certificates, multi-class pass-through certificates or CMOs backed by loans that are rated at least Investment Grade at the time of purchase, (ii) ARM loans collateralized by first liens on single-family residential properties, generally underwritten to “A quality” standards and acquired for the purpose of future securitization, (iii) fixed-rate mortgage loans collateralized by first liens on single-family residential properties originated for sale to third parties, (iv) real estate properties acquired as a result of foreclosing on our ARM Loans, or (v) as authorized by the Board of Directors, ARM Assets rated less than Investment Grade that are created as a result of our loan acquisition and securitization efforts or are acquired as Purchased Securitized Loans, and that equal an amount no greater than 17.5% of shareholders’ equity, measured on a historical cost basis. Other Investments may not comprise more than 30% of our total assets.

“Parity Stock” means any class or series of TMA’s capital stock if, pursuant to the specific terms of such class or series of stock, the holders of such class or series and the holders of a series of Preferred Stock are entitled to receive, in proportion to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or liquidation preference, dividends and amounts that are distributable upon liquidation, dissolution or winding up, without preference or priority of one over the other.

“Pay Option ARM” means a Traditional ARM Asset that typically has an initial payment based on a below market interest rate, has no interest rate change cap, offers an annual maximum payment cap of 7.5% and offers borrowers the ability to select a payment amount with the understanding that if a payment is selected that is less than a fully indexed rate the shortfall will be added to the principal balance of the loan until the loan balance increases to a maximum of 110% to 125% of the original loan balance, at which time the loan is recast to fully amortize over the remaining term of the loan.

“Pipeline Hedging Instruments” means Eurodollar Transactions that we use to limit interest rate risk associated with commitments to purchase ARM loans.

“Plan” means TMA’s Amended and Restated 2002 Long-Term Incentive Plan, as amended.

“Portfolio Margin” means yield on net interest earning assets.

“PPA” means Principal Participation Agreement.

“PPA and Additional Warrant Liability” means a liability recorded in connection with the Financing Transaction which represents (1) the liability for the subsequent issuance of the Additional Warrants to the participants in the Principal Participation Agreement and the investors contributing escrowed funds upon the satisfaction of the Additional Financing Conditions or, (2) the liability for the Principal Participation Agreement in the event that the Additional Financing Conditions are not satisfied. The likelihood of each of those events has been estimated by the Company and the liability reflects the probability adjusted fair value of the two alternatives. The PPA and Additional Warrant Liability is carried at its fair value on the Consolidated Balance Sheets and marked to market at the end of each period with the change in fair value reflected as PPA and Additional Warrant Liability charges in the Consolidated Income Statements.

“Preferred Stock” means the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, issued by TMA.

“Principal Participation Agreement” means the principal participation agreement by and between the Company and participants to the agreement entered into on March 31, 2008.

“PSRs” means phantom stock rights, which may be granted under the Plan. A PSR consists of (i) the unfunded deferred obligation of TMA to pay the recipient of a PSR, upon exercise, an amount of cash equal to the fair market value of a share of Common Stock at the time of exercise, and (ii) the recipient’s right to receive distributions, either in the form of cash or additional PSRs, in an amount equal to the value of the cash dividends that are paid on a share of Common Stock.

“Purchased ARM Assets” means ARM securities and Purchased Securitized Loans.

“Purchased Securitized Loans” means loans securitized by third parties and purchased by us. We own all credit loss classes of the securitizations.

“QSPE” means qualifying SPE.

“Qualified REIT Assets” means real estate assets as defined by the REIT provisions of the Code. Substantially all of the tax assets that we have acquired and will acquire for investment are expected to be Qualified REIT Assets.

“Qualifying Interests” means “mortgages and other liens on and interests in real estate,” as such term has been defined by SEC staff. Under current SEC staff interpretations, we must maintain at least 55% of our assets directly in Qualifying Interests.

“Rating Agencies” means Standard & Poor’s Corporation and Moody’s Investors Service, Inc.

“REIT” means real estate investment trust as defined in the Code.

“REMIC” means real estate mortgage investment conduit which is an entity that holds a fixed pool of mortgages and issues multiple classes of interests in itself to investors as defined in the Code.

“REO” means real estate properties owned by the Company.

“Return on Equity” or “ROE” means the quotient obtained by dividing our annualized net income by our Average Net Worth.

“Reverse Repurchase Agreement” means an agreement between two parties whereby one party sells the other a security at a specified price with a commitment to buy the security back at a later date for another specified price.

“SARs” means stock appreciation rights, which may be granted under the Plan. An SAR consists of the right to receive the value of the appreciation of our Common Stock that occurs from the date the right is granted up to the date of exercise.

“SEC” means the United States Securities and Exchange Commission.

“Securitized ARM Loans” means loans originated or acquired and securitized by us, in which we retain 100% of the beneficial ownership interests.

“Senior Notes” means the 8% senior notes due May 15, 2013, issued by TMA. Prior to March 31, 2008, the Senior Notes were unsecured. In connection with the Financing Transaction, TMA entered into a second supplemental indenture for the Senior Notes to provide that the Senior Notes were secured as senior to the lien provided for the Senior Subordinated Secured Notes. In addition, certain of TMA’s subsidiaries have guaranteed payment of the Senior Notes.

“Senior Subordinated Secured Notes” means the senior subordinated secured notes due March 31, 2015, issued by TMA. The Senior Subordinated Secured Notes are secured by a lien junior to the lien securing the Senior Notes on, among other things, the stock of certain of TMA’s subsidiaries, TMHL’s MSRs and the interest payments due from the mortgage-backed securities underlying the Override Agreement after termination of the Override Agreement and after paying interest expense. In addition, certain of TMA’s subsidiaries have guaranteed payment of the Senior Subordinated Secured Notes.

“Series C Preferred Stock” means the 8.00% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, issued by TMA.

“Series D Preferred Stock” means the Series D Adjusting Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, issued by TMA.

“Series E Preferred Stock” means the 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share, issued by TMA.

“Series F Preferred Stock” means the 10% Series F Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share, issued by TMA.

“Service” means the Internal Revenue Service.

“SFAS” means Statement of Financial Accounting Standards which is an authoritative GAAP pronouncement issued by the FASB.

“Shareholder Rights Agreement” means the shareholder rights agreement adopted by TMA.

“SPE” means special purpose entity.

“Subordinated Notes” means the floating rate junior subordinated notes, issued by TMHL and guaranteed by TMA.

“Swap Agreements” means interest rate swap agreements, pursuant to which we agree to pay a fixed rate of interest and to receive a variable interest rate, thus effectively fixing the cost of funds.

“Ten Year U.S. Treasury Rate” means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government that we select. If we determine in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. Government securities that we select.

“Tender Offer” means the Tender Offer that the Financing Transaction requires the Company use its best efforts to successfully complete by September 30, 2008 or an extended date. The Company intends to conduct a Tender Offer for all of its outstanding Preferred Stock at a price of $5.00 per $25.00 of liquidation value, plus, 3.5 shares of Common Stock.

“The Thornburg Mortgage Exchange ProgramSM” means the program where borrowers can choose to take equity out of their homes, select another ARM loan product, extend the fixed-rate period of their loan, modify to a current interest rate or change to an interest-only payment option by paying a small flat fee.

“TMA” means Thornburg Mortgage, Inc., a Maryland corporation.

“TMAC Participation Agreement” means the Participation Agreement, dated as of March 31, 2008, among the Manager, certain stockholders of the Manager and MP TMAC LLC, an affiliate of MatlinPatterson, MP TMAC LLC agreed to acquire a 75% participation interest in the base management fee, net of reasonable expenses, and gross proceeds of the performance-based incentive fee and in consideration, MP TMAC LLC granted the Manager the option to acquire an aggregate of 2.5264% of Warrants (not to exceed 78,113,785 shares of Common Stock) for an exercise price of $0.01 per share. This option will be exercisable upon and from time to time after the satisfaction of the Additional Financing Conditions. The Manager has transferred this option to the counterparties to the Override Agreement.

“TMCR” means Thornburg Mortgage Capital Resources, LLC, a wholly-owned special purpose finance subsidiary of TMD.

“TMD” means Thornburg Mortgage Depositor, LLC, a wholly-owned special purpose finance subsidiary of TMA.

“TMF” means Thornburg Mortgage Finance, LLC, a wholly-owned subsidiary of TMA.

“TMFI” means Thornburg Mortgage Funding, Inc., a wholly-owned subsidiary of TMA.

“TMHL” means Thornburg Mortgage Home Loans, Inc., a wholly-owned mortgage loan origination and acquisition taxable REIT subsidiary of TMA.

“TMHS” means Thornburg Mortgage Hedging Strategies, Inc., a wholly-owned taxable REIT subsidiary of TMA.

“Traditional ARMs” or “Traditional ARM Assets” means ARM Loans and Purchased ARM Assets that have interest rates that reprice in a year or less.

“Traditional Pay Option ARM” means a floating rate Traditional ARM Asset that typically is indexed to a short term market rate and has no interest rate change cap despite monthly or quarterly resets, offers an annual maximum payment cap of 7.5% and offers borrowers the ability to select a payment amount with the understanding that if a payment is selected that is less than a fully indexed rate the shortfall will be added to the principal balance of the loan until the loan balance increases to a maximum of 110% to 125% of the original loan balance, at which time the loan is recast to fully amortize over the remaining term of the loan.

“Warrants” means any of Initial Warrants, Escrowed Warrants, Additional Warrants and/or Override Warrants, as the context indicates, in each case to purchase shares of Common Stock of the Company.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

American Stock Transfer and Trust Company

By Mail:	By Hand:
American Stock Transfer	American Stock Transfer
& Trust Company	& Trust Company
Attn: Reorganization Department	Attn: Reorganization Department
6201 15th Avenue	59 Maiden Lane
Brooklyn, NY 11219	Concourse Level
New York, NY 10038

Any questions or requests for assistance and requests for additional copies of this Offering Circular and the letters of transmittal and consent may be directed to the Information Agent at the address and telephone numbers set forth below.

The Information Agent for the Exchange Offer and Consent Solicitation is:

Georgeson Inc.

By Mail:	By Hand:
Georgeson Inc.	Georgeson Inc.
199 Water Street, 26th Floor	199 Water Street, 26th Floor
New York, NY 10038	New York, NY 10038

Call Toll-Free: (866) 399-8748

LETTER OF TRANSMITTAL AND CONSENT

THORNBURG MORTGAGE, INC.

Exchange of shares of common stock and cash for all outstanding shares of

8.00% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 885218305)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (CUSIP No. 885218404)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218503)

10% Series F Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218701)

and Consent Solicitation

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS EXTENDED OR EARLIER TERMINATED BY THORNBURG MORTGAGE, INC. (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 10:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

For assistance call (877) 248-6417 or (718) 921-8317

For use by Holders of the 8.00% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) of Thornburg Mortgage, Inc. (the “Company”). Delivery of this Letter of Transmittal and Consent to an address other than as set forth above, or transmission of this Letter of Transmittal and Consent via facsimile, will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the option and risk of the Holder. Delivery will be deemed made only when actually received by the Exchange Agent.

The instructions contained within this Letter of Transmittal and Consent should be read carefully before this Letter of Transmittal and Consent is completed.

DESCRIPTION OF SERIES C PREFERRED STOCK TENDERED
Names(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)(1)	Share Certificate(s) and Shares(s) Tendered (Please attach additional signed list, if necessary)
	Series C Preferred Stock Share Certificate Number(s)(2)	Total Number of Shares of Series C Preferred Stock Represented by Share Certificate(s)(2)	Number of Shares of Series C Preferred Stock Tendered(3)

Total Shares Tendered

(1)    The names and addresses of the registered Holders of the tendered Series C Preferred Stock should be printed, if not already printed above, exactly as they appear on the share certificates tendered hereby.

(2)    Need not be completed by Holders tendering shares by book-entry transfer.

(3)    Unless otherwise indicated, all Series C Preferred Stock represented by Share Certificates delivered to the Exchange Agent will be deemed to have been tendered. The terms of the Exchange Offer and Consent Solicitation require that Holders tender all shares they own, and the Company is entitled to reject partial tenders. See Instruction 5.

☐	Check here if share certificates have been lost or mutilated.

The undersigned hereby acknowledges that he or she has received and read the Offering Circular, dated July 23, 2008 (the “Offering Circular”), of the Company and this Letter of Transmittal and Consent (this “Letter of Transmittal and Consent”), which together constitute the Company’s offer to exchange (the “Exchange Offer”) cash and shares of our common stock (the “Common Stock”) for all of its 8.00% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), Series D Adjusting Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share (“Series E Preferred Stock”), and 10% Series F Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share (“Series F Preferred Stock,” and, collectively with the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), upon the terms and subject to the conditions specified in the Offering Circular. We are also soliciting consents (the “Consent Solicitation”) from holders of each series of Preferred Stock (each, a “Holder” and collectively, the “Holders”) as of the expiration of the Exchange Offer and Consent Solicitation, to amend our charter (the “Charter”), to modify the terms of such series of Preferred Stock. In the case of the Series C Preferred Stock, the proposed amendment would (i) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series C Preferred Stock for all dividend periods ended before the effective date of the amendment, (ii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase of junior or parity stock if full cumulative dividends on the Series C Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (iii) eliminate the redemption provision prohibiting the Company from electing to redeem Series C Preferred Stock before March 22, 2010, (iv) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series C Preferred Stock, or redeeming or repurchasing any junior or parity stock, if full cumulative dividends on the Series C Preferred Stock for all past dividend periods and the then-current dividend period have not been paid or declared and set apart for payment, (v) eliminate the right of holders of Series C Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, and (vi) eliminate the right of holders of Series C Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series C Preferred Stock (as more fully described in the Offering Circular, including Annex A thereto, the “Proposed Amendments”). The elimination of the restrictions described above would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, except any class or series of parity stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The foregoing is only a summary of the Proposed Amendments, and is qualified by reference to the amended text of the affected provisions of our Charter reflecting the Proposed Amendments, set forth as Annex A to the Offering Circular.

Holders who desire to tender their shares of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation and receive cash and Common Stock are required to consent to the Proposed Amendments. The execution and delivery of this Letter of Transmittal and Consent will constitute a Holder’s consent to the Proposed Amendments and will also authorize and direct the Exchange Agent to execute and deliver a written consent to the Proposed Amendments on such Holder’s behalf with respect to all shares of Preferred Stock owned by such Holder. A Holder of shares of Preferred Stock may not tender Preferred Stock in the Exchange Offer and Consent Solicitation without delivering its consent to the Proposed Amendments with respect to all shares of Preferred Stock owned by such Holder.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer and Consent Solicitation, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer and Consent Solicitation is extended. The Company shall notify the Holders of the Preferred Stock of any extension as promptly as practicable with a public announcement thereof.

This Letter of Transmittal and Consent is to be completed by Holders of Preferred Stock (i) if certificates evidencing Preferred Stock (the “Share Certificates”) are to be forwarded herewith or (ii) if delivery of Preferred Stock is to be made by book-entry transfer to the account of American Stock Transfer & Trust Company (the

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“Exchange Agent”) at The Depository Trust Company or “DTC” (also known as the “book-entry transfer facility”) pursuant to the book-entry transfer procedure described in the section of the Offering Circular entitled “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting,” and in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program (“ATOP”).

Holders of Preferred Stock whose Share Certificates for such Preferred Stock are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Exchange Agent prior to the Expiration Date or who cannot complete the procedures for book-entry transfer prior to the Expiration Date must tender their Preferred Stock according to the guaranteed delivery procedures set forth in “The Exchange Offer and Consent Solicitation—Procedures for Tendering and Consenting—Guaranteed Delivery Procedures” in the Offering Circular. See also Instruction 2.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The undersigned has completed, executed and delivered this Letter of Transmittal and Consent to indicate the action the undersigned desires to take with respect to the Exchange Offer and Consent Solicitation. Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal and Consent must be followed.

The Company’s board of directors (the “Board”) has authorized and approved the Exchange Offer and Consent Solicitation. None of the Company’s Board, the officers or employees of the Company, the Information Agent, the Exchange Agent or any of the Company’s financial advisors is making a recommendation to any Holder of Preferred Stock as to whether you should tender shares into the Exchange Offer and Consent Solicitation. You must make your own investment decision regarding the Exchange Offer and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the likely value of the Common Stock you may receive in the Exchange Offer and Consent Solicitation, your liquidity needs, your investment objectives and any other factors you deem relevant.

☐	CHECK HERE IF TENDERED SHARES OF PREFERRED STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

☐	CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED SHARES OF PREFERRED STOCK ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (See Instruction 2):

Name of Registered Holder:

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which executed the notice of Guaranteed Delivery:

IF GUARANTEED DELIVERY IS TO BE MADE BY BOOK-ENTRY TRANSFER:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

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Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, the undersigned hereby tenders to the Company the shares of Preferred Stock set forth in the box above entitled “Description of Series C Preferred Stock Tendered”. Subject to, and effective upon, the acceptance for exchange of the Preferred Stock tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Preferred Stock as are being tendered hereby.

The undersigned understands that the Company is also soliciting consents from Holders of each series of Preferred Stock to approve the Proposed Amendments. The undersigned understands and agrees that tenders of shares of Preferred Stock in the Exchange Offer and Consent Solicitation will authorize the Exchange Agent to execute and deliver a written consent approving the Proposed Amendments with respect to the shares of Preferred Stock so tendered on the undersigned’s behalf. The undersigned further understands that Holders of shares of Preferred Stock may not tender shares in the Exchange Offer and Consent Solicitation without delivering their authorization to the Exchange Agent to execute and deliver a written consent to the Proposed Amendments on the undersigned’s behalf.

The undersigned understands that in the Exchange Offer and Consent Solicitation:

•	For each tendered share of Series C Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series D Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series E Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series F Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock.

Among other conditions to consummation of the Exchange Offer and Consent Solicitation, Holders of at least 66 2/3% in aggregate liquidation value of each series of Preferred Stock must tender their shares or we will not be obligated to purchase any shares.

Capitalized terms used but not defined herein have the meaning given to them in the Offering Circular.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Stock tendered hereby and to grant the consent and the power of attorney set forth herein, (ii) the undersigned is tendering all but not less than all of the Preferred Stock owned by the undersigned, and (iii) the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

The undersigned further represents and warrants that the undersigned has read and agrees to all of the terms and conditions of the Exchange Offer and Consent Solicitation. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. This tender and grant of authorization to consent are irrevocable; provided that, the Preferred Stock tendered pursuant to the Exchange Offer and Consent Solicitation may be withdrawn, and as a result, the corresponding consent revoked, at any time on or prior to the Expiration Date, and unless theretofore accepted for exchange and not returned as provided for in the Offering Circular, may also be withdrawn after the expiration of 40 business days after the commencement of the Exchange Offer and

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Consent Solicitation, subject to the withdrawal rights and procedures set forth in the Offering Circular. The undersigned understands that, if the Company receives the requisite approvals of the Proposed Amendments from any series of Preferred Stock, the Company intends to execute and file Articles of Amendment promptly following the Expiration Date, if a sufficient number of shares of each series of Preferred Stock have been tendered and accepted in the Exchange Offer and Consent Solicitation, and that, once effective, such amendments will be binding upon each Holder of such series of Preferred Stock whether or not such Holder consents.

Subject to, and effective upon, the acceptance for exchange of all of the Preferred Stock tendered by this Letter of Transmittal and Consent in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation (and authorizations to consent thereby delivered), the undersigned hereby tenders, sells, assigns and transfers to or upon the order of the Company, all right, title and interest in and to the shares of Preferred Stock tendered by this Letter of Transmittal and Consent, and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the shares of Preferred Stock. The undersigned hereby consents to and approves the Proposed Amendments, described in the Offering Circular, acknowledges receipt of the Offering Circular, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Proposed Amendments. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its agent and attorney-in-fact, with full power and authority in its name, place and stead, with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer and Consent Solicitation, as the undersigned’s true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Exchange Agent, as its agent, of the cash and Common Stock to be paid in exchange for the tendered shares of Preferred Stock, (2) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the books of the Company, (4) immediately prior to the Company’s acceptance for exchange of the shares of Preferred Stock tendered, consent to and approve the Proposed Amendments on behalf of the undersigned, (5) make, execute, sign, acknowledge, verify, swear to and deliver on behalf of the undersigned any written consent of the shareholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as the undersigned might or could do if personally present at a meeting of shareholders of the Company or otherwise. Such appointment will be automatically revoked if we do not accept for exchange shares of Preferred Stock that a Holder has tendered. That the foregoing power of attorney shall terminate upon execution by the Exchange Agent of an instrument of termination that specifies in writing that the foregoing power of attorney, as applicable, is terminated.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete (i) the sale, assignment and transfer of the Preferred Stock tendered hereby and (ii) the delivery of authorization to the Exchange Agent to execute and deliver a written consent in the Exchange Offer and Consent Solicitation on behalf of the undersigned. All authority conferred or agreed to be conferred in this Letter of Transmittal and Consent and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn (and the related consent and grant of power of attorney to the Exchange Agent revoked) only in accordance with the procedures set forth in the section of the Offering Circular entitled “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.”

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Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please issue the Common Stock and return any Preferred Stock not accepted for exchange in the name(s) of the registered Holder(s) appearing above under the above “Description Series C Preferred Stock Tendered” box. Similarly, unless otherwise indicated under “Special Delivery Instructions” herein, please mail the Common Stock and return any Preferred Stock not accepted for exchange or payment (and any accompanying documents, as appropriate) to the addresses of the registered Holder(s) appearing under the above “Description of Series C Preferred Stock Tendered” box. In the event that the boxes entitled “Special Issuance Instructions” and “Special Delivery Instructions” are both completed, please issue the Common Stock, and issue the Preferred Stock not so accepted, in the name of, and deliver the Preferred Stock, to the person or persons so indicated. The undersigned recognizes that the Company has no obligation, pursuant to the “Special Issuance Instructions,” to transfer any Preferred Stock from the name of the registered Holder thereof if the Company does not accept for exchange any of the Preferred Stock so tendered.

THE UNDERSIGNED, BY COMPLETING THE ABOVE “DESCRIPTION OF SERIES C PREFERRED STOCK TENDERED” BOX AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THEIR DESIGNATED SHARES OF PREFERRED STOCK AS SET FORTH IN SUCH BOX ABOVE.

BY TENDERING SHARES OF PREFERRED STOCK IN THE EXCHANGE OFFER AND CONSENT SOLICITATION, THE UNDERSIGNED ALSO CONSENTS TO AND APPROVES THE PROPOSED AMENDMENTS, AS SET FORTH IN THE OFFERING CIRCULAR, AND AUTHORIZES THE EXCHANGE AGENT TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THE UNDERSIGNED’S BEHALF WITH RESPECT TO THE SHARES OF PREFERRED STOCK TENDERED. HOLDERS OF SHARES OF PREFERRED STOCK MAY NOT TENDER SHARES IN THE EXCHANGE OFFER AND CONSENT SOLICITATION WITHOUT AUTHORIZING THE EXCHANGE AGENT TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THEIR BEHALF.

COMPLETE THE FOLLOWING TWO BOXES ONLY IF APPLICABLE

SPECIAL ISSUANCE INSTRUCTIONS

(See Instruction 7)

To be completed ONLY if the Common Stock is to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled “Description of Series C Preferred Stock Tendered” within this Letter of Transmittal and Consent.

Issue the Common Stock to:

Name:
(Please Print)

Address:
(Include Zip Code)

(Taxpayer Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 7)

To be completed ONLY if certificates for shares of Series C Preferred Stock not tendered or not accepted for exchange are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled “Description of Series C Preferred Stock Tendered” within this Letter of Transmittal and Consent.

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Deliver the Preferred Stock to:

Name:
(Please Print)

Address:
(Include Zip Code)
(Taxpayer Identification or Social Security Number)

IMPORTANT

PLEASE SIGN HERE

(Complete the accompanying Substitute Form W-9)

This Letter of Transmittal and Consent must be signed by the Holder(s) of the shares of Preferred Stock being tendered exactly as his, her, its or their name(s) appear(s) on certificate(s) for such shares of Preferred Stock or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of the shares of Preferred Stock or by person(s) authorized to become Holder(s) by endorsements on certificates for such shares of Preferred Stock or by stock powers transmitted with this Letter of Transmittal and Consent. Endorsements on shares of Preferred Stock and signatures on stock powers by Holders(s) not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company and the Exchange Agent of such person’s authority to so act. See Instruction 6.

Signature(s) of Holders

Dated:

Name(s)

Capacity (full title)

Address

Area Code and Telephone No.

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED; SEE INSTRUCTION 1)

Name of Firm

Address

Authorized Signature

Name

Area Code and Telephone Number

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER AND CONSENT SOLICITATION

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal and Consent must be guaranteed by a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an “Eligible Institution”). Signatures on this Letter of Transmittal and Consent need not be guaranteed if (a) this Letter of Transmittal and Consent is signed by the Holder(s) of record of the shares of Preferred Stock tendered herewith, or by a participant in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, and the Common Stock are to be issued, or any shares of Preferred Stock not accepted for exchange are to be issued, directly to such Holder(s), or, if signed by a participant in DTC, any shares of Preferred Stock not accepted for exchange are to be credited to such participant’s account at DTC, and neither has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal and Consent, or (b) such shares of Preferred Stock are tendered for the account of an Eligible Institution. See Instruction 6.

2. Delivery of this Letter of Transmittal and Consent and Certificates for Preferred Stock or Book-Entry Confirmations; Guaranteed Delivery Procedures. This Letter of Transmittal and Consent is to be used by each Holder of the Preferred Stock if (a) Share Certificates of Preferred Stock are to be physically delivered to the Exchange Agent herewith by such Holder or (b) delivery of Preferred Stock is to be made by book entry transfer, and, in each case, instructions are not being transmitted through the DTC ATOP. For a tender of paper Share Certificates to be considered validly tendered, the Exchange Agent must receive any required documents at its address indicated on the cover page of this Transmittal Letter and Consent prior to the Expiration Date, subject to the guaranteed delivery procedures described below. The tender by a Holder that is not withdrawn prior to the Expiration Date will constitute a binding agreement between the Holder and the Company in accordance with the terms and subject to the conditions of the Exchange Offer and Consent Solicitation.

Holders of Preferred Stock who are tendering by book-entry transfer to the Exchange Agent’s account at DTC may tender Preferred Stock through the DTC ATOP, for which the Exchange Offer and Consent Solicitation will be eligible. DTC ATOP instructions should include the name and taxpayer identification number of any beneficial owner tendering 1,000 or more shares. DTC will then send an Agent’s Message to the Exchange Agent. The term “Agent’s Message” means a message transmitted by DTC, received by the Company and forming part of the book-entry confirmation, to the effect that: (i) DTC has received an express acknowledgment from a participant in ATOP that it is tendering shares and submitting authorizations to consent to the Proposed Amendments with respect to the Preferred Stock that is the subject of such book-entry confirmation; (ii) such participant has received and agrees to be bound by the terms of the Exchange Offer and Consent Solicitation for the Preferred Stock being tendered; and (iii) the agreement may be enforced against such participant. Accordingly, this Letter of Transmittal and Consent need not be completed by a Holder tendering through ATOP. However, the Holder will be bound by the terms of the Exchange Offer and Consent Solicitation. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If the Holder beneficially owns shares of Preferred Stock that are held through a bank, broker or other nominee and the Holder wishes to tender those shares of Preferred Stock and deliver the Holder’s consent, the Holder should contact the nominee promptly and instruct it to tender the Holder’s shares of Preferred Stock on the Holder’s behalf.

Holders desiring to tender Preferred Stock prior to the Expiration Date through ATOP should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC prior to such date, subject to the guaranteed delivery procedures described below. The method of delivery of Preferred Stock certificates and all other required documents is at the Holder’s own option and risk, and the

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delivery will be deemed made only when actually received by the Exchange Agent. Likewise, tenders via the DTC ATOP system shall be deemed made only when timely confirmed by DTC. In all cases, the Holder should allow sufficient time to ensure timely processing of the Holder’s tender.

Holders who cannot deliver their shares or other required documents to the Exchange Agent on or before the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis must tender their shares of Preferred Stock pursuant to the guaranteed delivery procedure described in “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures” of the Offering Circular. Pursuant to such procedure: (i) you must make your tender by or through an eligible institution; (ii) a properly completed and duly executed notice of guaranteed delivery substantially in the form made available by the Company must be received by the Exchange Agent prior to the Expiration Date; and (iii) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of the Preferred Stock into the Exchange Agent’s account at DTC, as well as the properly completed and duly executed Letter of Transmittal and Consent (or facsimile thereof or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal and Consent, must be received by the Exchange Agent within three NYSE trading days after the date of execution of such notice of guaranteed delivery, all as described in “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures”.

The method of delivery of share certificates, the letters of transmittal and all other required documents, including delivery through DTC, are at the option and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Exchange Agent (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3. Consenting in the Exchange Offer and Consent Solicitation. By tendering your shares of Preferred Stock in accordance with the procedures described in the Offering Circular and the Letter of Transmittal and Consent, you also consent to and approve the Proposed Amendments, as set forth in the Offering Circular, acknowledge receipt of the Offering Circular and revoke any proxy heretofore given with respect to the Proposed Amendments. You irrevocably constitute and appoint the Exchange Agent as your agent and attorney-in-fact, with full power and authority in your name, place and stead, with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer and Consent Solicitation, as your true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Exchange Agent, as its agent, of the cash and Common Stock to be paid in exchange for the tendered shares of Preferred Stock, (2) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the books of the Company, (4) immediately prior to the Company’s acceptance for exchange of the shares of Preferred Stock tendered, consent to and approve the Proposed Amendments on your behalf, (5) make, execute, sign, acknowledge, verify, swear to and deliver on your behalf any written consent of the shareholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as you might or could do if personally present at a meeting of shareholders of the Company or otherwise. Such appointment will be automatically revoked if the Company does not accept for exchange shares of Preferred Stock that a Holder has tendered.

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4. Withdrawal Procedures. Holders who wish to exercise their right of withdrawal with respect to the Exchange Offer and Consent Solicitation must give written notice of withdrawal. A Holder may validly withdraw shares of Preferred Stock that the Holder tenders (and revoke the related consent and power of attorney) at any time prior to the Expiration Date. In addition, if not previously returned, the Holder may withdraw any shares of Preferred Stock (and revoke the related consent and power of attorney) that the Holder tenders that are not accepted by the Company for exchange after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation.

If a Holder holds the shares of Preferred Stock in book-entry form, a withdrawal of shares of Preferred Stock (and a revocation of the related authorization to consent) will be effective if the Holder complies with the appropriate procedures of DTC’s ATOP prior to the Expiration Date or if the Holder’s shares are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. Any notice of withdrawal must identify the beneficial owner of the shares of Preferred Stock to be withdrawn, including the beneficial owner’s name and account number and the account at DTC to be credited and otherwise comply with the procedures of DTC. If the Holder’s paper Share Certificates are registered in the Holder’s name, to withdraw the Holder’s shares from the Exchange Offer and Consent Solicitation and revoke the related consent and power of attorney, the Holder must deliver a written notice of withdrawal to the Exchange Agent at the appropriate address specified on the front cover of this Letter of Transmittal and Consent prior to the Expiration Date or, if the Holder’s shares are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. The Holder’s notice of withdrawal must comply with the requirements set forth in the Exchange Offer and Consent Solicitation.

Any shares of Preferred Stock withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and Consent Solicitation and no exchange consideration will be issued in exchange unless the shares of Preferred Stock so withdrawn are validly re-tendered.

5. No Partial Tenders Accepted. If fewer than all the shares represented by any certificate of Preferred Stock delivered to the Exchange Agent are to be tendered or if fewer than all of the shares of Preferred Stock owned by a Holder are tendered, the Company will be entitled to reject in its entirety any tender made by such Holder. All Preferred Stock represented by certificates delivered to the Exchange Agent will be deemed to have been tendered.

6. Signatures on this Letter of Transmittal and Consent; Stock Powers and Endorsements. If this Letter of Transmittal and Consent is signed by the registered Holder(s) of the shares of Preferred Stock referred to in this Letter of Transmittal and Consent, the signature(s) must correspond with the name(s) as written on the face of the Share Certificates without alteration, enlargement or any change whatsoever. If this Letter of Transmittal and Consent is signed by a participant in DTC whose name is shown as the owner of the shares of Preferred Stock tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the shares of Preferred Stock.

If any of the shares of Preferred Stock tendered are held of record by two or more persons, all such persons must sign the Letter of Transmittal and Consent.

If any of the shares of Preferred Stock tendered are registered in different names or different Share Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittals and Consents as there are different registrations or Share Certificates.

If this Letter of Transmittal and Consent is signed by the Holder, and the Share Certificates for any number of shares of Preferred Stock not accepted for exchange are to be issued, or if any shares of Preferred Stock that are not accepted for exchange is to be reissued or returned to, or, if tendered by book-entry transfer, credited to the account at DTC of the Holder, and Common Stock issued in connection with the Exchange Offer and Consent Solicitation are to be issued to the order of the Holder, then the Holder need not endorse any Share

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Certificates for tendered shares of Preferred Stock, nor provide a separate stock power. In any other case, the Holder must either properly endorse the Share Certificates for shares of Preferred Stock tendered or transmit a separate properly completed stock power with this Letter of Transmittal and Consent, in either case, executed exactly as the name(s) of the Holder(s) appear(s) on such shares of Preferred Stock, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, exactly as the name(s) of the participant(s) appear(s) on such security position listing, with the signature on the endorsement or stock power guaranteed by an Eligible Institution, unless such certificates or stock powers are executed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal and Consent is signed by a person other than the registered Holder(s) of the Preferred Stock tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered Holder(s) appear(s) on the certificates for such Preferred Stock. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If either the Letter of Transmittal and Consent or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company and the Exchange Agent of the authority of such persons to act must be submitted.

Endorsements on Share Certificates for Preferred Stock and signatures on stock powers provided in accordance with this Instruction 6 by Holders not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. See Instruction 1.

7. Special Issuance and Special Delivery Instructions. Tendering Holders (or participants in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock) should indicate in the applicable box or boxes the name and address to which the Common Stock or shares of Preferred Stock not accepted for exchange in the Exchange Offer and Consent Solicitation are to be issued or sent (or are to be credited with respect to such participants in DTC), if different from the name and address of the Holder signing this Letter of Transmittal and Consent. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, the shares of Preferred Stock not accepted for exchange will be returned to the Holder of the shares of Preferred Stock tendered.

8. Transfer Taxes. The Company will pay all transfer taxes applicable to the exchange and transfer of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation, however, if the exchange is to be made to a person other than the person in whose name the surrendered Share Certificate formerly evidencing the shares of Preferred Stock is registered on the stock transfer books of the Company, then the Share Certificate so surrendered must be endorsed properly or otherwise be in proper form for transfer and the person requesting such exchange must have paid all transfer and other taxes required by reason of the exchange to a person other than the registered Holder of the Share Certificate surrendered, or shall have established to the satisfaction of the Company that such taxes either have been paid or are not applicable.

Additionally, if the Holder owns the shares of Preferred Stock through a broker or other nominee, and the broker tenders the shares on the Holder’s behalf, the broker may charge the Holder a fee for doing so. The Holder should consult the Holder’s broker or nominee to determine whether any charges will apply.

9. Requests for Assistance or Additional Copies. Any questions or requests for assistance and additional copies of the Offering Circular, this Letter of Transmittal and Consent or the notice of guaranteed delivery should be directed to the Information Agent at Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038. Any questions relating to the tender of physical Share Certificates should be directed to the Exchange Agent at the address and telephone number listed on the front cover of this Letter of Transmittal and Consent.

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10. Irregularities. All questions as to the form of documents and the validity, eligibility (including the time of receipt), acceptance for exchange of any tender of shares of Preferred Stock and any withdrawals of the shares of Preferred Stock will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of shares of Preferred Stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of any shares of Preferred Stock. No tender of shares of Preferred Stock will be deemed to have been made until all defects and irregularities in the tender of such shares have been cured or waived. None of the Company, the Exchange Agent, the Information Agent or any other person will be under any duty to give notice of any defect or irregularity in tenders of shares of Preferred Stock, nor shall any of them incur any liability for failure to give any such notice. The Company’s interpretation of the terms of conditions of the Exchange Offer and Consent Solicitation will be final and binding.

11. Waiver of Conditions. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company reserves the right to waive certain conditions enumerated in the Exchange Offer and Consent Solicitation.

12. Inadequate Space. If the space provided in the above “Description of Series C Preferred Stock Tendered” box is inadequate, the number of shares of Preferred Stock and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal and Consent.

13. Lost, Destroyed or Stolen Certificates. If any certificate(s) representing shares of Preferred Stock have been lost, stolen or destroyed, please call the Company’s transfer agent, American Stock Transfer & Trust Company (the “Transfer Agent”), at 1-877-248-6417. The Holder may need to complete an Affidavit of Loss with respect to the lost certificate(s) (which will be provided by the Transfer Agent) and payment of an indemnity bond premium fee may be required.

14. Substitute Form W-9. Under U.S. federal income tax laws, the Exchange Agent will be required to withhold a portion of the amount of any payments made to certain Holders pursuant to the Exchange Offer and Consent Solicitation unless each tendering Holder that is a United States citizen, resident or entity, and, if applicable, each other United States payee, must provide the Exchange Agent (as payor) with such Holder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such Holder or payee is not subject to such backup withholding by completing the attached Substitute Form W-9. Certain Holders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements provided such holder provides proper certificate exempting such holder from backup withholding. A tendering Holder who is a foreign individual, or a foreign entity should complete, sign, and submit to the Exchange Agent the appropriate Form W-8. A Form W-8BEN may be obtained from the Depositary or downloaded from Internal Revenue Service’s website at the following address: http://www.irs.gov/pub/irs-pdf/fw8ben.pdf.

All tendering Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements. For further information concerning backup withholding see the “IMPORTANT TAX INFORMATION” section below.

Failure to complete the Substitute Form W-9 will not, by itself, cause shares of Preferred Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the Exchange Offer and Consent Solicitation. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY EXCHANGE MADE TO YOU PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW AND THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TIN ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

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IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a Holder whose tendered shares of Preferred Stock are accepted for exchange is required by law to provide the Exchange Agent (as payor) with such Holder’s correct TIN on Substitute Form W-9 below. If such Holder is an individual, the TIN is such Holder’s social security number. If the Exchange Agent is not provided with the correct TIN, the Holder may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and any gross proceeds received pursuant to the Exchange Offer and Consent Solicitation may be subject to backup withholding.

If backup withholding applies, the Exchange Agent is required to withhold 28% of the amount of gross proceeds received by the Holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is furnished to the IRS.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a United States Holder with respect to the gross proceeds received pursuant to the Exchange Offer and Consent Solicitation, the Holder is required to notify the Exchange Agent of such Holder’s correct TIN by completing the form below certifying, under penalties of perjury, (i) that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN), (ii) that such Holder is not subject to backup withholding because (a) such Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such Holder that such Holder is no longer subject to backup withholding or (c) such Holder is exempt from backup withholding, and (iii) that such Holder is a U.S. person.

What Number to Give the Exchange Agent

United States Holders are required to give the Exchange Agent the social security number or employer identification number of the record holder of the shares of Preferred Stock tendered hereby. If the shares of Preferred Stock are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the Holder should check the “Awaiting TIN” box in Part II, sign and date the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number below. Notwithstanding that the “Awaiting TIN” box is checked in Part II and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% of the gross proceeds received by such Holder until a TIN is provided to the Exchange Agent. Such amounts will be refunded to such surrendering Holder if a TIN is provided to the Exchange Agent within 60 days.

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Substitute Form W-9—Thornburg Mortgage, Inc.

PAYOR’S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY

Substitute Form W-9	Name:

Address:
(Number and Street)

Department of the Treasury Internal Revenue Service
(City)(State)(Zip Code)

Check appropriate box:

☐ Individual/Sole Proprietor	☐ Corporation	☐ Exempt from Backup Withholding
☐ Partnership	☐ Other (specify)

Request for Taxpayer Identification Number (TIN) and Certification	Part I—Please provide your taxpayer or employee identification number in the space at right. If awaiting TIN, write “Applied For.” Part II—Awaiting TIN ☐	SSN or EIN:

Part III—Certification. Under penalty of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a United States person (including a United States resident alien).

Certification Instruction—You must cross out item (2) in Part III above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Sign Here	Signature:

Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY PROCEEDS RECEIVED BY YOU PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF THE SUBSTITUTE FORM W-9.

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CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable gross proceeds received by me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature	Date

Any questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Offering Circular, the Letter of Transmittal and Consent and the notice of guaranteed delivery may be obtained from the Information Agent at the address and telephone numbers set forth below. Holders of Preferred Stock may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer and Consent Solicitation.

The Information Agent for the Exchange Offer and Consent Solicitation is:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

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LETTER OF TRANSMITTAL AND CONSENT

THORNBURG MORTGAGE, INC.

Exchange of shares of common stock and cash for all outstanding shares of

8.00% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 885218305)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (CUSIP No. 885218404)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218503)

10% Series F Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218701)

and Consent Solicitation

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS EXTENDED OR EARLIER TERMINATED BY THORNBURG MORTGAGE, INC. (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 10:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Concourse Level New York, NY 10038

For assistance call (877) 248-6417 or (718) 921-8317

For use by Holders of the Series D Adjusting Rate Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”) of Thornburg Mortgage, Inc. (the “Company”). Delivery of this Letter of Transmittal and Consent to an address other than as set forth above, or transmission of this Letter of Transmittal and Consent via facsimile, will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the option and risk of the Holder. Delivery will be deemed made only when actually received by the Exchange Agent.

The instructions contained within this Letter of Transmittal and Consent should be read carefully before this Letter of Transmittal and Consent is completed.

DESCRIPTION OF SERIES D PREFERRED STOCK TENDERED
Names(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)(1)	Share Certificate(s) and Shares(s) Tendered (Please attach additional signed list, if necessary)
	Series D Preferred Stock Share Certificate Number(s)(2)	Total Number of Shares of Series D Preferred Stock Represented by Share Certificate(s)(2)	Number of Shares of Series D Preferred Stock Tendered(3)

Total Shares Tendered

(1)    The names and addresses of the registered Holders of the tendered Series D Preferred Stock should be printed, if not already printed above, exactly as they appear on the share certificates tendered hereby.

(2)    Need not be completed by Holders tendering shares by book-entry transfer.

(3)    Unless otherwise indicated, all Series C Preferred Stock represented by Share Certificates delivered to the Exchange Agent will be deemed to have been tendered. The terms of the Exchange Offer and Consent Solicitation require that Holders tender all shares they own, and the Company is entitled to reject partial tenders. See Instruction 5.

☐	Check here if share certificates have been lost or mutilated.

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The undersigned hereby acknowledges that he or she has received and read the Offering Circular, dated July 23, 2008 (the “Offering Circular”), of the Company and this Letter of Transmittal and Consent (this “Letter of Transmittal and Consent”), which together constitute the Company’s offer to exchange (the “Exchange Offer”) cash and shares of our common stock (the “Common Stock”) for all of its 8.00% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), Series D Adjusting Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share (“Series E Preferred Stock”), and 10% Series F Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share (“Series F Preferred Stock,” and, collectively with the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), upon the terms and subject to the conditions specified in the Offering Circular. We are also soliciting consents (the “Consent Solicitation”) from holders of each series of Preferred Stock (each, a “Holder” and collectively, the “Holders”) as of the expiration of the Exchange Offer and Consent Solicitation, to amend our charter (the “Charter”), to modify the terms of such series of Preferred Stock. In the case of the Series D Preferred Stock, the proposed amendment would (i) eliminate the provision increasing the dividend rate by 1% if both (a) the Series D Preferred Stock is not listed on a national stock exchange and (b) the Company is not subject to Exchange Act reporting requirements, (ii) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series D Preferred Stock for all dividend periods ended before the effective date of the amendment, (iii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series D Preferred Stock for all past dividend periods are not paid or declared and set apart for payment, (iv) eliminate the redemption provision prohibiting the Company from electing to redeem Series D Preferred Stock before November 21, 2011, (v) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series D Preferred Stock if full cumulative dividends on the Series D Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (vi) eliminate the right of holders of Series D Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series D Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series D Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series D Preferred Stock if the Company is not subject to Exchange Act reporting requirements (as more fully described in the Offering Circular, including Annex A thereto, the “Proposed Amendments”). The elimination of the restrictions described above would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, except any class or series of parity stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The foregoing is only a summary of the Proposed Amendments, and is qualified by reference to the amended text of the affected provisions of our Charter reflecting the Proposed Amendments, set forth as Annex A to the Offering Circular.

Holders who desire to tender their shares of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation and receive cash and Common Stock are required to consent to the Proposed Amendments. The execution and delivery of this Letter of Transmittal and Consent will constitute a Holder’s consent to the Proposed Amendments and will also authorize and direct the Exchange Agent to execute and deliver a written consent to the Proposed Amendments on such Holder’s behalf with respect to all shares of Preferred Stock owned by such Holder. A Holder of shares of Preferred Stock may not tender Preferred Stock in the Exchange Offer and Consent Solicitation without delivering its consent to the Proposed Amendments with respect to all shares of Preferred Stock owned by such Holder.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer and Consent Solicitation, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer and Consent Solicitation is extended. The Company shall notify the Holders of the Preferred Stock of any extension as promptly as practicable with a public announcement thereof.

This Letter of Transmittal and Consent is to be completed by Holders of Preferred Stock (i) if certificates evidencing Preferred Stock (the “Share Certificates”) are to be forwarded herewith or (ii) if delivery of Preferred

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Stock is to be made by book-entry transfer to the account of American Stock Transfer & Trust Company (the “Exchange Agent”) at The Depository Trust Company or “DTC” (also known as the “book-entry transfer facility”) pursuant to the book-entry transfer procedure described in the section of the Offering Circular entitled “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting,” and in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program (“ATOP”).

Holders of Preferred Stock whose Share Certificates for such Preferred Stock are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Exchange Agent prior to the Expiration Date or who cannot complete the procedures for book-entry transfer prior to the Expiration Date must tender their Preferred Stock according to the guaranteed delivery procedures set forth in “The Exchange Offer and Consent Solicitation—Procedures for Tendering and Consenting—Guaranteed Delivery Procedures” in the Offering Circular. See also Instruction 2.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The undersigned has completed, executed and delivered this Letter of Transmittal and Consent to indicate the action the undersigned desires to take with respect to the Exchange Offer and Consent Solicitation. Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal and Consent must be followed.

The Company’s board of directors (the “Board”) has authorized and approved the Exchange Offer and Consent Solicitation. None of the Company’s Board, the officers or employees of the Company, the Information Agent, the Exchange Agent or any of the Company’s financial advisors is making a recommendation to any Holder of Preferred Stock as to whether you should tender shares into the Exchange Offer and Consent Solicitation. You must make your own investment decision regarding the Exchange Offer and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the likely value of the Common Stock you may receive in the Exchange Offer and Consent Solicitation, your liquidity needs, your investment objectives and any other factors you deem relevant.

☐	CHECK HERE IF TENDERED SHARES OF PREFERRED STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

☐	CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED SHARES OF PREFERRED STOCK ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (See Instruction 2):

Name of Registered Holder:

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which executed the notice of Guaranteed Delivery:

IF GUARANTEED DELIVERY IS TO BE MADE BY BOOK-ENTRY TRANSFER:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

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Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, the undersigned hereby tenders to the Company the shares of Preferred Stock set forth in the box above entitled “Description of Series D Preferred Stock Tendered”. Subject to, and effective upon, the acceptance for exchange of the Preferred Stock tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Preferred Stock as are being tendered hereby.

The undersigned understands that the Company is also soliciting consents from Holders of each series of Preferred Stock to approve the Proposed Amendments. The undersigned understands and agrees that tenders of shares of Preferred Stock in the Exchange Offer and Consent Solicitation will authorize the Exchange Agent to execute and deliver a written consent approving the Proposed Amendments with respect to the shares of Preferred Stock so tendered on the undersigned’s behalf. The undersigned further understands that Holders of shares of Preferred Stock may not tender shares in the Exchange Offer and Consent Solicitation without delivering their authorization to the Exchange Agent to execute and deliver a written consent to the Proposed Amendments on the undersigned’s behalf.

The undersigned understands that in the Exchange Offer and Consent Solicitation:

•	For each tendered share of Series C Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series D Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series E Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series F Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock.

Among other conditions to consummation of the Exchange Offer and Consent Solicitation, Holders of at least 66 2/3% in aggregate liquidation value of each series of Preferred Stock must tender their shares or we will not be obligated to purchase any shares.

Capitalized terms used but not defined herein have the meaning given to them in the Offering Circular.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Stock tendered hereby and to grant the consent and power of attorney set forth herein, (ii) the undersigned is tendering all but not less than all of the Preferred Stock owned by the undersigned, and (iii) the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

The undersigned further represents and warrants that the undersigned has read and agrees to all of the terms and conditions of the Exchange Offer and Consent Solicitation. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. This tender and grant of authorization to consent are irrevocable; provided that, the Preferred Stock tendered pursuant to the Exchange Offer and Consent Solicitation may be withdrawn, and as a result, the corresponding consent revoked, at any time on or prior to the Expiration Date, and unless theretofore accepted for exchange and not returned as provided for in the Offering Circular, may also be withdrawn after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation, subject to the withdrawal rights and procedures set forth in the Offering Circular. The undersigned understands that, if the Company receives the requisite approvals of the Proposed Amendments from

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any series of Preferred Stock, the Company intends to execute and file Articles of Amendment promptly following the Expiration Date, if a sufficient number of shares of each series of Preferred Stock have been tendered and accepted in the Exchange Offer and Consent Solicitation, and that, once effective, such amendments will be binding upon each Holder of such series of Preferred Stock whether or not such Holder consents.

Subject to, and effective upon, the acceptance for exchange of all of the Preferred Stock tendered by this Letter of Transmittal and Consent in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation (and authorizations to consent thereby delivered), the undersigned hereby tenders, sells, assigns and transfers to or upon the order of the Company, all right, title and interest in and to the shares of Preferred Stock tendered by this Letter of Transmittal and Consent, and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the shares of Preferred Stock. The undersigned hereby consents to and approves the Proposed Amendments, as described in the Offering Circular, acknowledges receipt of the Offering Circular, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Proposed Amendments. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its agent and attorney-in-fact, with full power and authority in its name, place and stead, with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer and Consent Solicitation, as the undersigned’s true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Exchange Agent, as its agent, of the cash and Common Stock to be paid in exchange for the tendered shares of Preferred Stock, (2) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the books of the Company, (4) immediately prior to the Company’s acceptance for exchange of the shares of Preferred Stock tendered, consent to and approve the Proposed Amendments on behalf of the undersigned, (5) make, execute, sign, acknowledge, verify, swear to and deliver on behalf of the undersigned any written consent of the shareholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as the undersigned might or could do if personally present at a meeting of shareholders of the Company or otherwise. Such appointment will be automatically revoked if we do not accept for exchange shares of Preferred Stock that a Holder has tendered. That the foregoing power of attorney shall terminate upon execution by the Exchange Agent of an instrument of termination that specifies in writing that the foregoing power of attorney, as applicable, is terminated.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete (i) the sale, assignment and transfer of the Preferred Stock tendered hereby and (ii) the delivery of authorization to the Exchange Agent to execute and deliver a written consent in the Exchange Offer and Consent Solicitation on behalf of the undersigned. All authority conferred or agreed to be conferred in this Letter of Transmittal and Consent and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn (and the related consent and grant of power of attorney to the Exchange Agent revoked) only in accordance with the procedures set forth in the section of the Offering Circular entitled “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.”

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please issue the Common Stock and return any Preferred Stock not accepted for exchange in the name(s) of the registered

20

Holder(s) appearing above under the above “Description Series D Preferred Stock Tendered” box. Similarly, unless otherwise indicated under “Special Delivery Instructions” herein, please mail the Common Stock and return any Preferred Stock not accepted for exchange or payment (and any accompanying documents, as appropriate) to the addresses of the registered Holder(s) appearing under the above “Description of Series D Preferred Stock Tendered” box. In the event that the boxes entitled “Special Issuance Instructions” and “Special Delivery Instructions” are both completed, please issue the Common Stock, and issue the Preferred Stock not so accepted, in the name of, and deliver the Preferred Stock, to the person or persons so indicated. The undersigned recognizes that the Company has no obligation, pursuant to the “Special Issuance Instructions,” to transfer any Preferred Stock from the name of the registered Holder thereof if the Company does not accept for exchange any of the Preferred Stock so tendered.

THE UNDERSIGNED, BY COMPLETING THE ABOVE “DESCRIPTION OF SERIES D PREFERRED STOCK TENDERED” BOX AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THEIR DESIGNATED SHARES OF PREFERRED STOCK AS SET FORTH IN SUCH BOX ABOVE.

BY TENDERING SHARES OF PREFERRED STOCK IN THE EXCHANGE OFFER AND CONSENT SOLICITATION, THE UNDERSIGNED ALSO CONSENTS TO AND APPROVES THE PROPOSED AMENDMENTS, AS SET FORTH IN THE OFFERING CIRCULAR, AND AUTHORIZES THE EXCHANGE AGENT TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THE UNDERSIGNED’S BEHALF WITH RESPECT TO THE SHARES OF PREFERRED STOCK TENDERED. HOLDERS OF SHARES OF PREFERRED STOCK MAY NOT TENDER SHARES IN THE EXCHANGE OFFER AND CONSENT SOLICITATION WITHOUT AUTHORIZING THE EXCHANGE AGENT TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THEIR BEHALF.

COMPLETE THE FOLLOWING TWO BOXES ONLY IF APPLICABLE

SPECIAL ISSUANCE INSTRUCTIONS

(See Instruction 7)

To be completed ONLY if the Common Stock is to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled “Description of Series D Preferred Stock Tendered” within this Letter of Transmittal and Consent.

Issue the Common Stock to:

Name:
(Please Print)

Address:
(Include Zip Code)

(Taxpayer Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction)

To be completed ONLY if certificates for shares of Series D Preferred Stock not tendered or not accepted for exchange are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled “Description of Series D Preferred Stock Tendered” within this Letter of Transmittal and Consent.

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Deliver the Preferred Stock to:

Name:
(Please Print)

Address:
(Include Zip Code)

(Taxpayer Identification or Social Security Number)

IMPORTANT

PLEASE SIGN HERE

(Complete the accompanying Substitute Form W-9)

This Letter of Transmittal and Consent must be signed by the Holder(s) of the shares of Preferred Stock being tendered exactly as his, her, its or their name(s) appear(s) on certificate(s) for such shares of Preferred Stock or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of the shares of Preferred Stock or by person(s) authorized to become Holder(s) by endorsements on certificates for such shares of Preferred Stock or by stock powers transmitted with this Letter of Transmittal and Consent. Endorsements on shares of Preferred Stock and signatures on stock powers by Holders(s) not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company and the Exchange Agent of such person’s authority to so act. See Instruction 6.

Signature(s) of Holders

Dated:

Name(s)

Capacity (full title)

Address

Area Code and Telephone No.

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED; SEE INSTRUCTION 1)

Name of Firm

Address

Authorized Signature

Name

Area Code and Telephone Number

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER AND CONSENT SOLICITATION

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal and Consent must be guaranteed by a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an “Eligible Institution”). Signatures on this Letter of Transmittal and Consent need not be guaranteed if (a) this Letter of Transmittal and Consent is signed by the Holder(s) of record of the shares of Preferred Stock tendered herewith, or by a participant in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, and the Common Stock are to be issued, or any shares of Preferred Stock not accepted for exchange are to be issued, directly to such Holder(s), or, if signed by a participant in DTC, any shares of Preferred Stock not accepted for exchange are to be credited to such participant’s account at DTC, and neither has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal and Consent, or (b) such shares of Preferred Stock are tendered for the account of an Eligible Institution. See Instruction 6.

2. Delivery of this Letter of Transmittal and Consent and Certificates for Preferred Stock or Book-Entry Confirmations; Guaranteed Delivery Procedures. This Letter of Transmittal and Consent is to be used by each Holder of the Preferred Stock if (a) Share Certificates of Preferred Stock are to be physically delivered to the Exchange Agent herewith by such Holder or (b) delivery of Preferred Stock is to be made by book entry transfer, and, in each case, instructions are not being transmitted through the DTC ATOP. For a tender of paper Share Certificates to be considered validly tendered, the Exchange Agent must receive any required documents at its address indicated on the cover page of this Transmittal Letter and Consent prior to the Expiration Date, subject to the guaranteed delivery procedures described below. The tender by a Holder that is not withdrawn prior to the Expiration Date will constitute a binding agreement between the Holder and the Company in accordance with the terms and subject to the conditions of the Exchange Offer and Consent Solicitation.

Holders of Preferred Stock who are tendering by book-entry transfer to the Exchange Agent’s account at DTC may tender Preferred Stock through the DTC ATOP, for which the Exchange Offer and Consent Solicitation will be eligible. DTC ATOP instructions should include the name and taxpayer identification number of any beneficial owner tendering 1,000 or more shares. DTC will then send an Agent’s Message to the Exchange Agent. The term “Agent’s Message” means a message transmitted by DTC, received by the Company and forming part of the book-entry confirmation, to the effect that: (i) DTC has received an express acknowledgment from a participant in ATOP that it is tendering shares and submitting authorizations to consent to the Proposed Amendments with respect to the Preferred Stock that is the subject of such book-entry confirmation; (ii) such participant has received and agrees to be bound by the terms of the Exchange Offer and Consent Solicitation for the Preferred Stock being tendered; and (iii) the agreement may be enforced against such participant. Accordingly, this Letter of Transmittal and Consent need not be completed by a Holder tendering through ATOP. However, the Holder will be bound by the terms of the Exchange Offer and Consent Solicitation. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If the Holder beneficially owns shares of Preferred Stock that are held through a bank, broker or other nominee and the Holder wishes to tender those shares of Preferred Stock and deliver the Holder’s consent, the Holder should contact the nominee promptly and instruct it to tender the Holder’s shares of Preferred Stock on the Holder’s behalf.

Holders desiring to tender Preferred Stock prior to the Expiration Date through ATOP should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC prior to such date, subject to the guaranteed delivery procedures described below. The method of delivery of Preferred Stock certificates and all other required documents is at the Holder’s own option and risk, and the

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delivery will be deemed made only when actually received by the Exchange Agent. Likewise, tenders via the DTC ATOP system shall be deemed made only when timely confirmed by DTC. In all cases, the Holder should allow sufficient time to ensure timely processing of the Holder’s tender.

Holders who cannot deliver their shares or other required documents to the Exchange Agent on or before the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis must tender their shares of Preferred Stock pursuant to the guaranteed delivery procedure described in “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures” of the Offering Circular. Pursuant to such procedure: (i) you must make your tender by or through an eligible institution; (ii) a properly completed and duly executed notice of guaranteed delivery substantially in the form made available by the Company must be received by the Exchange Agent prior to the Expiration Date; and (iii) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of the Preferred Stock into the Exchange Agent’s account at DTC, as well as the properly completed and duly executed Letter of Transmittal and Consent (or facsimile thereof or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal and Consent, must be received by the Exchange Agent within three NYSE trading days after the date of execution of such notice of guaranteed delivery, all as described in “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures”.

The method of delivery of share certificates, the letters of transmittal and all other required documents, including delivery through DTC, are at the option and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Exchange Agent (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3. Consenting in the Exchange Offer and Consent Solicitation. By tendering your shares of Preferred Stock in accordance with the procedures described in the Offering Circular and the Letter of Transmittal and Consent, you also consent to and approve the Proposed Amendments, as set forth in the Offering Circular, acknowledge receipt of the Offering Circular and revoke any proxy heretofore given with respect to the Proposed Amendments. You irrevocably constitute and appoint the Exchange Agent as your agent and attorney-in-fact, with full power and authority in your name, place and stead, with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer and Consent Solicitation, as your true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Exchange Agent, as its agent, of the cash and Common Stock to be paid in exchange for the tendered shares of Preferred Stock, (2) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the books of the Company, (4) immediately prior to the Company’s acceptance for exchange of the shares of Preferred Stock tendered, consent to and approve the Proposed Amendments on your behalf, (5) make, execute, sign, acknowledge, verify, swear to and deliver on your behalf any written consent of the shareholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as you might or could do if personally present at a meeting of shareholders of the Company or otherwise. Such appointment will be automatically revoked if the Company does not accept for exchange shares of Preferred Stock that a Holder has tendered.

4. Withdrawal Procedures. Holders who wish to exercise their right of withdrawal with respect to the Exchange Offer and Consent Solicitation must give written notice of withdrawal. A Holder may validly withdraw

24

shares of Preferred Stock that the Holder tenders (and revoke the related consent and power of attorney) at any time prior to the Expiration Date. In addition, if not previously returned, the Holder may withdraw any shares of Preferred Stock (and revoke the related consent and power of attorney) that the Holder tenders that are not accepted by the Company for exchange after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation.

If a Holder holds the shares of Preferred Stock in book-entry form, a withdrawal of shares of Preferred Stock (and a revocation of the related authorization to consent) will be effective if the Holder complies with the appropriate procedures of DTC’s ATOP prior to the Expiration Date or if the Holder’s shares are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. Any notice of withdrawal must identify the beneficial owner of the shares of Preferred Stock to be withdrawn, including the beneficial owner’s name and account number and the account at DTC to be credited and otherwise comply with the procedures of DTC. If the Holder’s paper Share Certificates are registered in the Holder’s name, to withdraw the Holder’s shares from the Exchange Offer and Consent Solicitation and revoke the related consent and power of attorney, the Holder must deliver a written notice of withdrawal to the Exchange Agent at the appropriate address specified on the front cover of this Letter of Transmittal and Consent prior to the Expiration Date or, if the Holder’s shares are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. The Holder’s notice of withdrawal must comply with the requirements set forth in the Exchange Offer and Consent Solicitation.

Any shares of Preferred Stock withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and Consent Solicitation and no exchange consideration will be issued in exchange unless the shares of Preferred Stock so withdrawn are validly re-tendered.

5. No Partial Tenders Accepted. If fewer than all the shares represented by any certificate of Preferred Stock delivered to the Exchange Agent are to be tendered or if fewer than all of the shares of Preferred Stock owned by a Holder are tendered, the Company will be entitled to reject in its entirety any tender made by such Holder. All Preferred Stock represented by certificates delivered to the Exchange Agent will be deemed to have been tendered.

6. Signatures on this Letter of Transmittal and Consent; Stock Powers and Endorsements. If this Letter of Transmittal and Consent is signed by the registered Holder(s) of the shares of Preferred Stock referred to in this Letter of Transmittal and Consent, the signature(s) must correspond with the name(s) as written on the face of the Share Certificates without alteration, enlargement or any change whatsoever. If this Letter of Transmittal and Consent is signed by a participant in DTC whose name is shown as the owner of the shares of Preferred Stock tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the shares of Preferred Stock.

If any of the shares of Preferred Stock tendered are held of record by two or more persons, all such persons must sign the Letter of Transmittal and Consent.

If any of the shares of Preferred Stock tendered are registered in different names or different Share Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittals and Consents as there are different registrations or Share Certificates.

If this Letter of Transmittal and Consent is signed by the Holder, and the Share Certificates for any number of shares of Preferred Stock not accepted for exchange are to be issued, or if any shares of Preferred Stock that are not accepted for exchange is to be reissued or returned to, or, if tendered by book-entry transfer, credited to the account at DTC of the Holder, and Common Stock issued in connection with the Exchange Offer and Consent Solicitation are to be issued to the order of the Holder, then the Holder need not endorse any Share Certificates for tendered shares of Preferred Stock, nor provide a separate stock power. In any other case, the

25

Holder must either properly endorse the Share Certificates for shares of Preferred Stock tendered or transmit a separate properly completed stock power with this Letter of Transmittal and Consent, in either case, executed exactly as the name(s) of the Holder(s) appear(s) on such shares of Preferred Stock, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, exactly as the name(s) of the participant(s) appear(s) on such security position listing, with the signature on the endorsement or stock power guaranteed by an Eligible Institution, unless such certificates or stock powers are executed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal and Consent is signed by a person other than the registered Holder(s) of the Preferred Stock tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered Holder(s) appear(s) on the certificates for such Preferred Stock. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If either the Letter of Transmittal and Consent or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company and the Exchange Agent of the authority of such persons to act must be submitted.

Endorsements on Share Certificates for Preferred Stock and signatures on stock powers provided in accordance with this Instruction 6 by Holders not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. See Instruction 1.

7. Special Issuance and Special Delivery Instructions. Tendering Holders (or participants in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock) should indicate in the applicable box or boxes the name and address to which the Common Stock or shares of Preferred Stock not accepted for exchange in the Exchange Offer and Consent Solicitation are to be issued or sent (or are to be credited with respect to such participants in DTC), if different from the name and address of the Holder signing this Letter of Transmittal and Consent. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, the shares of Preferred Stock not accepted for exchange will be returned to the Holder of the shares of Preferred Stock tendered.

8. Transfer Taxes. The Company will pay all transfer taxes applicable to the exchange and transfer of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation, however, if the exchange is to be made to a person other than the person in whose name the surrendered Share Certificate formerly evidencing the shares of Preferred Stock is registered on the stock transfer books of the Company, then the Share Certificate so surrendered must be endorsed properly or otherwise be in proper form for transfer and the person requesting such exchange must have paid all transfer and other taxes required by reason of the exchange to a person other than the registered Holder of the Share Certificate surrendered, or shall have established to the satisfaction of the Company that such taxes either have been paid or are not applicable.

Additionally, if the Holder owns the shares of Preferred Stock through a broker or other nominee, and the broker tenders the shares on the Holder’s behalf, the broker may charge the Holder a fee for doing so. The Holder should consult the Holder’s broker or nominee to determine whether any charges will apply.

9. Requests for Assistance or Additional Copies. Any questions or requests for assistance and additional copies of the Offering Circular, this Letter of Transmittal and Consent or the notice of guaranteed delivery should be directed to the Information Agent at Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038. Any questions relating to the tender of physical Share Certificates should be directed to the Exchange Agent at the address and telephone number listed on the front cover of this Letter of Transmittal and Consent.

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10. Irregularities. All questions as to the form of documents and the validity, eligibility (including the time of receipt), acceptance for exchange of any tender of shares of Preferred Stock and any withdrawals of the shares of Preferred Stock will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of shares of Preferred Stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of any shares of Preferred Stock. No tender of shares of Preferred Stock will be deemed to have been made until all defects and irregularities in the tender of such shares have been cured or waived. None of the Company, the Exchange Agent, the Information Agent or any other person will be under any duty to give notice of any defect or irregularity in tenders of shares of Preferred Stock, nor shall any of them incur any liability for failure to give any such notice. The Company’s interpretation of the terms of conditions of the Exchange Offer and Consent Solicitation will be final and binding.

11. Waiver of Conditions. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company reserves the right to waive certain conditions enumerated in the Exchange Offer and Consent Solicitation.

12. Inadequate Space. If the space provided in the above “Description of Series D Preferred Stock Tendered” box is inadequate, the number of shares of Preferred Stock and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal and Consent.

13. Lost, Destroyed or Stolen Certificates. If any certificate(s) representing shares of Preferred Stock have been lost, stolen or destroyed, please call the Company’s transfer agent, American Stock Transfer & Trust Company (the “Transfer Agent”), at 1-877-248-6417. The Holder may need to complete an Affidavit of Loss with respect to the lost certificate(s) (which will be provided by the Transfer Agent) and payment of an indemnity bond premium fee may be required.

14. Substitute Form W-9. Under U.S. federal income tax laws, the Exchange Agent will be required to withhold a portion of the amount of any payments made to certain Holders pursuant to the Exchange Offer and Consent Solicitation unless each tendering Holder that is a United States citizen, resident or entity, and, if applicable, each other United States payee, must provide the Exchange Agent (as payor) with such Holder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such Holder or payee is not subject to such backup withholding by completing the attached Substitute Form W-9. Certain Holders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements provided such holder provides proper certificate exempting such holder from backup withholding. A tendering Holder who is a foreign individual, or a foreign entity should complete, sign, and submit to the Exchange Agent the appropriate Form W-8. A Form W-8BEN may be obtained from the Depositary or downloaded from Internal Revenue Service’s website at the following address: http://www.irs.gov/pub/irs-pdf/fw8ben.pdf.

All tendering Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements. For further information concerning backup withholding see the “IMPORTANT TAX INFORMATION” section below.

Failure to complete the Substitute Form W-9 will not, by itself, cause shares of Preferred Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the Exchange Offer and Consent Solicitation. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY EXCHANGE MADE TO YOU PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW AND THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TIN ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

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IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a Holder whose tendered shares of Preferred Stock are accepted for exchange is required by law to provide the Exchange Agent (as payor) with such Holder’s correct TIN on Substitute Form W-9 below. If such Holder is an individual, the TIN is such Holder’s social security number. If the Exchange Agent is not provided with the correct TIN, the Holder may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and any gross proceeds received pursuant to the Exchange Offer and Consent Solicitation may be subject to backup withholding.

If backup withholding applies, the Exchange Agent is required to withhold 28% of the amount of gross proceeds received by the Holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is furnished to the IRS.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a United States Holder with respect to the gross proceeds received pursuant to the Exchange Offer and Consent Solicitation, the Holder is required to notify the Exchange Agent of such Holder’s correct TIN by completing the form below certifying, under penalties of perjury, (i) that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN), (ii) that such Holder is not subject to backup withholding because (a) such Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such Holder that such Holder is no longer subject to backup withholding or (c) such Holder is exempt from backup withholding, and (iii) that such Holder is a U.S. person.

What Number to Give the Exchange Agent

United States Holders are required to give the Exchange Agent the social security number or employer identification number of the record holder of the shares of Preferred Stock tendered hereby. If the shares of Preferred Stock are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the Holder should check the “Awaiting TIN” box in Part II, sign and date the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number below. Notwithstanding that the “Awaiting TIN” box is checked in Part II and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% of the gross proceeds received by such Holder until a TIN is provided to the Exchange Agent. Such amounts will be refunded to such surrendering Holder if a TIN is provided to the Exchange Agent within 60 days.

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Substitute Form W-9—Thornburg Mortgage, Inc.

PAYOR’S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY

Substitute Form W-9	Name:

Address:
(Number and Street)

Department of the Treasury Internal Revenue Service
(City)(State)(Zip Code)

Check appropriate box:

☐ Individual/Sole Proprietor	☐ Corporation	☐ Exempt from Backup Withholding
☐ Partnership	☐ Other (specify)

Request for Taxpayer Identification Number (TIN) and Certification	Part I—Please provide your taxpayer or employee identification number in the space at right. If awaiting TIN, write “Applied For.” Part II—Awaiting TIN ☐	SSN or EIN:

Part III—Certification. Under penalty of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a United States person (including a United States resident alien).

Certification Instruction—You must cross out item (2) in Part III above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Sign Here	Signature:

Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY PROCEEDS RECEIVED BY YOU PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF THE SUBSTITUTE FORM W-9.

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CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable gross proceeds received by me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature	Date

Any questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Offering Circular, the Letter of Transmittal and Consent and the notice of guaranteed delivery may be obtained from the Information Agent at the address and telephone numbers set forth below. Holders of Preferred Stock may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer and Consent Solicitation.

The Information Agent for the Exchange Offer and Consent Solicitation is:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

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LETTER OF TRANSMITTAL AND CONSENT

THORNBURG MORTGAGE, INC.

Exchange of shares of common stock and cash for all outstanding shares of

8.00% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 885218305)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (CUSIP No. 885218404)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218503)

10% Series F Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218701)

and Consent Solicitation

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS EXTENDED OR EARLIER TERMINATED BY THORNBURG MORTGAGE, INC. (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 10:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

For assistance call (877) 248-6417 or (718) 921-8317

For use by Holders of the 7.50% Series E Cumulative Convertible Redeemable Preferred Stock (the “Series E Preferred Stock”) of Thornburg Mortgage, Inc. (the “Company”). Delivery of this Letter of Transmittal and Consent to an address other than as set forth above, or transmission of this Letter of Transmittal and Consent via facsimile, will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the option and risk of the Holder. Delivery will be deemed made only when actually received by the Exchange Agent.

The instructions contained within this Letter of Transmittal and Consent should be read carefully before this Letter of Transmittal and Consent is completed.

DESCRIPTION OF SERIES E PREFERRED STOCK TENDERED
Names(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)(1)	Share Certificate(s) and Shares(s) Tendered (Please attach additional signed list, if necessary)
	Series E Preferred Stock Share Certificate Number(s)(2)	Total Number of Shares of Series E Preferred Stock Represented by Share Certificate(s)(2)	Number of Shares of Series E Preferred Stock Tendered(3)

Total Shares Tendered

(1)    The names and addresses of the registered Holders of the tendered Series E Preferred Stock should be printed, if not already printed above, exactly as they appear on the share certificates tendered hereby.

(2)    Need not be completed by Holders tendering shares by book-entry transfer.

(3)    Unless otherwise indicated, all Series C Preferred Stock represented by Share Certificates delivered to the Exchange Agent will be deemed to have been tendered. The terms of the Exchange Offer and Consent Solicitation require that Holders tender all shares they own, and the Company is entitled to reject partial tenders. See Instruction 5.

☐	Check here if share certificates have been lost or mutilated.

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The undersigned hereby acknowledges that he or she has received and read the Offering Circular, dated July 23, 2008 (the “Offering Circular”), of the Company and this Letter of Transmittal and Consent (this “Letter of Transmittal and Consent”), which together constitute the Company’s offer to exchange (the “Exchange Offer”) cash and shares of our common stock (the “Common Stock”) for all of its 8.00% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), Series D Adjusting Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), 7.50% Series E Cumulative Convertible Redeemable Preferred Stock , $0.01 par value per share (“Series E Preferred Stock”), and 10% Series F Cumulative Convertible Redeemable Preferred Stock , $0.01 par value per share (“Series F Preferred Stock,” and, collectively with the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), upon the terms and subject to the conditions specified in the Offering Circular. We are also soliciting consents (the “Consent Solicitation”) from holders of each series of Preferred Stock (each, a “Holder” and collectively, the “Holders”) as of the expiration of the Exchange Offer and Consent Solicitation, to amend our charter (the “Charter”), to modify the terms of such series of Preferred Stock. In the case of the Series E Preferred Stock, the proposed amendment would (i) eliminate the provision increasing the dividend rate by 1% if both (a) the Series E Preferred Stock is not listed on a national stock exchange and (b) the Company is not subject to Exchange Act reporting requirements, (ii) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series E Preferred Stock for all dividend periods ended before the effective date of the amendment, (iii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (iv) eliminate the redemption provision prohibiting the Company from electing to redeem Series E Preferred Stock before June 19, 2012, (v) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series E Preferred Stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (vi) eliminate the right of holders of Series E Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series E Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series E Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series E Preferred Stock if the Company is not subject to Exchange Act reporting requirements (as more fully described in the Offering Circular, including Annex A thereto, the “Proposed Amendments”). The elimination of the restrictions described above would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, except any class or series of parity stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The foregoing is only a summary of the Proposed Amendments, and is qualified by reference to the amended text of the affected provisions of our Charter reflecting the Proposed Amendments, set forth as Annex A to the Offering Circular.

Holders who desire to tender their shares of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation and receive cash and Common Stock are required to consent to the Proposed Amendments. The execution and delivery of this Letter of Transmittal and Consent will constitute a Holder’s consent to the Proposed Amendments and will also authorize and direct the Exchange Agent to execute and deliver a written consent to the Proposed Amendments on such Holder’s behalf with respect to all shares of Preferred Stock owned by such Holder. A Holder of shares of Preferred Stock may not tender Preferred Stock in the Exchange Offer and Consent Solicitation without delivering its consent to the Proposed Amendments with respect to all shares of Preferred Stock owned by such Holder.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer and Consent Solicitation, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer and Consent Solicitation is extended. The Company shall notify the Holders of the Preferred Stock of any extension as promptly as practicable with a public announcement thereof.

This Letter of Transmittal and Consent is to be completed by Holders of Preferred Stock (i) if certificates evidencing Preferred Stock (the “Share Certificates”) are to be forwarded herewith or (ii) if delivery of Preferred

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Stock is to be made by book-entry transfer to the account of American Stock Transfer & Trust Company (the “Exchange Agent”) at The Depository Trust Company or “DTC” (also known as the “book-entry transfer facility”) pursuant to the book-entry transfer procedure described in the section of the Offering Circular entitled “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting,” and in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program (“ATOP”).

Holders of Preferred Stock whose Share Certificates for such Preferred Stock are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Exchange Agent prior to the Expiration Date or who cannot complete the procedures for book-entry transfer prior to the Expiration Date must tender their Preferred Stock according to the guaranteed delivery procedures set forth in “The Exchange Offer and Consent Solicitation—Procedures for Tendering and Consenting—Guaranteed Delivery Procedures” in the Offering Circular. See also Instruction 2.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The undersigned has completed, executed and delivered this Letter of Transmittal and Consent to indicate the action the undersigned desires to take with respect to the Exchange Offer and Consent Solicitation. Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal and Consent must be followed.

The Company’s board of directors (the “Board”) has authorized and approved the Exchange Offer and Consent Solicitation. None of the Company’s Board, the officers or employees of the Company, the Information Agent, the Exchange Agent or any of the Company’s financial advisors is making a recommendation to any Holder of Preferred Stock as to whether you should tender shares into the Exchange Offer and Consent Solicitation. You must make your own investment decision regarding the Exchange Offer and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the likely value of the Common Stock you may receive in the Exchange Offer and Consent Solicitation, your liquidity needs, your investment objectives and any other factors you deem relevant.

☐	CHECK HERE IF TENDERED SHARES OF PREFERRED STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

☐	CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED SHARES OF PREFERRED STOCK ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (See Instruction 2):

Name of Registered Holder:

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which executed the notice of Guaranteed Delivery:

IF GUARANTEED DELIVERY IS TO BE MADE BY BOOK-ENTRY TRANSFER:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

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Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, the undersigned hereby tenders to the Company the shares of Preferred Stock set forth in the box above entitled “Description of Series E Preferred Stock Tendered”. Subject to, and effective upon, the acceptance for exchange of the Preferred Stock tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Preferred Stock as are being tendered hereby.

The undersigned understands that the Company is also soliciting consents from Holders of each series of Preferred Stock to approve the Proposed Amendments. The undersigned understands and agrees that tenders of shares of Preferred Stock in the Exchange Offer and Consent Solicitation will authorize the Exchange Agent to execute and deliver a written consent approving the Proposed Amendments with respect to the shares of Preferred Stock so tendered on the undersigned’s behalf. The undersigned further understands that Holders of shares of Preferred Stock may not tender shares in the Exchange Offer and Consent Solicitation without delivering their authorization to the Exchange Agent to execute and deliver a written consent to the Proposed Amendments on the undersigned’s behalf.

The undersigned understands that in the Exchange Offer and Consent Solicitation:

•	For each tendered share of Series C Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series D Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series E Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series F Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock.

Among other conditions to consummation of the Exchange Offer and Consent Solicitation, Holders of at least 66 2/3% in aggregate liquidation value of each series of Preferred Stock must tender their shares or we will not be obligated to purchase any shares.

Capitalized terms used but not defined herein have the meaning given to them in the Offering Circular.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Stock tendered hereby and to grant the consent and the power of attorney set forth herein, (ii) the undersigned is tendering all but not less than all of the Preferred Stock owned by the undersigned, and (iii) the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

The undersigned further represents and warrants that the undersigned has read and agrees to all of the terms and conditions of the Exchange Offer and Consent Solicitation. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. This tender and grant of authorization to consent are irrevocable; provided that, the Preferred Stock tendered pursuant to the Exchange Offer and Consent Solicitation may be withdrawn, and as a result, the corresponding consent revoked, at any time on or prior to the Expiration Date, and unless theretofore accepted for exchange and not returned as provided for in the Offering Circular, may also be withdrawn after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation, subject to the withdrawal rights and procedures set forth in the Offering Circular. The undersigned understands that, if the Company receives the requisite approvals of the Proposed Amendments from

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any series of Preferred Stock, the Company intends to execute and file Articles of Amendment promptly following the Expiration Date, if a sufficient number of shares of each series of Preferred Stock have been tendered and accepted in the Exchange Offer and Consent Solicitation, and that, once effective, such amendments will be binding upon each Holder of such series of Preferred Stock whether or not such Holder consents.

Subject to, and effective upon, the acceptance for exchange of all of the Preferred Stock tendered by this Letter of Transmittal and Consent in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation (and authorizations to consent thereby delivered), the undersigned hereby tenders, sells, assigns and transfers to or upon the order of the Company, all right, title and interest in and to the shares of Preferred Stock tendered by this Letter of Transmittal and Consent, and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the shares of Preferred Stock. The undersigned hereby consents to and approves the Proposed Amendments, as described in the Offering Circular, acknowledges receipt of the Offering Circular, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Proposed Amendments. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its agent and attorney-in-fact, with full power and authority in its name, place and stead, with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer and Consent Solicitation, as the undersigned’s true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Exchange Agent, as its agent, of the cash and Common Stock to be paid in exchange for the tendered shares of Preferred Stock, (2) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the books of the Company, (4) immediately prior to the Company’s acceptance for exchange of the shares of Preferred Stock tendered, consent to and approve the Proposed Amendments on behalf of the undersigned, (5) make, execute, sign, acknowledge, verify, swear to and deliver on behalf of the undersigned any written consent of the shareholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as the undersigned might or could do if personally present at a meeting of shareholders of the Company or otherwise. Such appointment will be automatically revoked if we do not accept for exchange shares of Preferred Stock that a Holder has tendered. That the foregoing power of attorney shall terminate upon execution by the Exchange Agent of an instrument of termination that specifies in writing that the foregoing power of attorney, as applicable, is terminated.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete (i) the sale, assignment and transfer of the Preferred Stock tendered hereby and (ii) the delivery of authorization to the Exchange Agent to execute and deliver a written consent in the Exchange Offer and Consent Solicitation on behalf of the undersigned. All authority conferred or agreed to be conferred in this Letter of Transmittal and Consent and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn (and the related consent and grant of power of attorney to the Exchange Agent revoked) only in accordance with the procedures set forth in the section of the Offering Circular entitled “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.”

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please issue the Common Stock and return any Preferred Stock not accepted for exchange in the name(s) of the registered

Holder(s) appearing above under the above “Description Series E Preferred Stock Tendered” box. Similarly,

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unless otherwise indicated under “Special Delivery Instructions” herein, please mail the Common Stock and return any Preferred Stock not accepted for exchange or payment (and any accompanying documents, as appropriate) to the addresses of the registered Holder(s) appearing under the above “Description of Series E Preferred Stock Tendered” box. In the event that the boxes entitled “Special Issuance Instructions” and “Special Delivery Instructions” are both completed, please issue the Common Stock, and issue the Preferred Stock not so accepted, in the name of, and deliver the Preferred Stock, to the person or persons so indicated. The undersigned recognizes that the Company has no obligation, pursuant to the “Special Issuance Instructions,” to transfer any Preferred Stock from the name of the registered Holder thereof if the Company does not accept for exchange any of the Preferred Stock so tendered.

THE UNDERSIGNED, BY COMPLETING THE ABOVE “DESCRIPTION OF SERIES E PREFERRED STOCK TENDERED” BOX AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THEIR DESIGNATED SHARES OF PREFERRED STOCK AS SET FORTH IN SUCH BOX ABOVE.

BY TENDERING SHARES OF PREFERRED STOCK IN THE EXCHANGE OFFER AND CONSENT SOLICITATION, THE UNDERSIGNED ALSO CONSENTS TO AND APPROVES THE PROPOSED AMENDMENTS, AS SET FORTH IN THE OFFERING CIRCULAR, AND AUTHORIZES THE EXCHANGE AGENT TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THE UNDERSIGNED’S BEHALF WITH RESPECT TO THE SHARES OF PREFERRED STOCK TENDERED. HOLDERS OF SHARES OF PREFERRED STOCK MAY NOT TENDER SHARES IN THE EXCHANGE OFFER AND CONSENT SOLICITATION WITHOUT AUTHORIZING THE EXCHANGE AGENT TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THEIR BEHALF.

COMPLETE THE FOLLOWING TWO BOXES ONLY IF APPLICABLE

SPECIAL ISSUANCE INSTRUCTIONS

(See Instruction 7)

To be completed ONLY if the Common Stock is to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled “Description of Series E Preferred Stock Tendered” within this Letter of Transmittal and Consent.

Issue the Common Stock to:

Name:
(Please Print)

Address:
(Include Zip Code)

(Taxpayer Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

(See Instruction 7)

To be completed ONLY if certificates for shares of Series E Preferred Stock not tendered or not accepted for exchange are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled “Description of Series E Preferred Stock Tendered” within this Letter of Transmittal and Consent.

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Deliver the Preferred Stock to:

Name:
(Please Print)

Address:
(Include Zip Code)

(Taxpayer Identification or Social Security Number)

IMPORTANT

PLEASE SIGN HERE

(Complete the accompanying Substitute Form W-9)

This Letter of Transmittal and Consent must be signed by the Holder(s) of the shares of Preferred Stock being tendered exactly as his, her, its or their name(s) appear(s) on certificate(s) for such shares of Preferred Stock or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of the shares of Preferred Stock or by person(s) authorized to become Holder(s) by endorsements on certificates for such shares of Preferred Stock or by stock powers transmitted with this Letter of Transmittal and Consent. Endorsements on shares of Preferred Stock and signatures on stock powers by Holders(s) not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company and the Exchange Agent of such person’s authority to so act. See Instruction 6.

Signature(s) of Holders

Dated:

Name(s)

Capacity (full title)

Address

Area Code and Telephone No.

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED; SEE INSTRUCTION 1)

Name of Firm

Address

Authorized Signature

Name

Area Code and Telephone Number

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER AND CONSENT SOLICITATION

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal and Consent must be guaranteed by a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an “Eligible Institution”). Signatures on this Letter of Transmittal and Consent need not be guaranteed if (a) this Letter of Transmittal and Consent is signed by the Holder(s) of record of the shares of Preferred Stock tendered herewith, or by a participant in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, and the Common Stock are to be issued, or any shares of Preferred Stock not accepted for exchange are to be issued, directly to such Holder(s), or, if signed by a participant in DTC, any shares of Preferred Stock not accepted for exchange are to be credited to such participant’s account at DTC, and neither has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal and Consent, or (b) such shares of Preferred Stock are tendered for the account of an Eligible Institution. See Instruction 6.

2. Delivery of this Letter of Transmittal and Consent and Certificates for Preferred Stock or Book-Entry Confirmations; Guaranteed Delivery Procedures. This Letter of Transmittal and Consent is to be used by each Holder of the Preferred Stock if (a) Share Certificates of Preferred Stock are to be physically delivered to the Exchange Agent herewith by such Holder or (b) delivery of Preferred Stock is to be made by book entry transfer, and, in each case, instructions are not being transmitted through the DTC ATOP. For a tender of paper Share Certificates to be considered validly tendered, the Exchange Agent must receive any required documents at its address indicated on the cover page of this Transmittal Letter and Consent prior to the Expiration Date, subject to the guaranteed delivery procedures described below. The tender by a Holder that is not withdrawn prior to the Expiration Date will constitute a binding agreement between the Holder and the Company in accordance with the terms and subject to the conditions of the Exchange Offer and Consent Solicitation.

Holders of Preferred Stock who are tendering by book-entry transfer to the Exchange Agent’s account at DTC may tender Preferred Stock through the DTC ATOP, for which the Exchange Offer and Consent Solicitation will be eligible. DTC ATOP instructions should include the name and taxpayer identification number of any beneficial owner tendering 1,000 or more shares. DTC will then send an Agent’s Message to the Exchange Agent. The term “Agent’s Message” means a message transmitted by DTC, received by the Company and forming part of the book-entry confirmation, to the effect that: (i) DTC has received an express acknowledgment from a participant in ATOP that it is tendering shares and submitting authorizations to consent to the Proposed Amendments with respect to the Preferred Stock that is the subject of such book-entry confirmation; (ii) such participant has received and agrees to be bound by the terms of the Exchange Offer and Consent Solicitation for the Preferred Stock being tendered; and (iii) the agreement may be enforced against such participant. Accordingly, this Letter of Transmittal and Consent need not be completed by a Holder tendering through ATOP. However, the Holder will be bound by the terms of the Exchange Offer and Consent Solicitation. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If the Holder beneficially owns shares of Preferred Stock that are held through a bank, broker or other nominee and the Holder wishes to tender those shares of Preferred Stock and deliver the Holder’s consent, the Holder should contact the nominee promptly and instruct it to tender the Holder’s shares of Preferred Stock on the Holder’s behalf.

Holders desiring to tender Preferred Stock prior to the Expiration Date through ATOP should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC prior to such date, subject to the guaranteed delivery procedures described below. The method of delivery of Preferred Stock certificates and all other required documents is at the Holder’s own option and risk, and the

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delivery will be deemed made only when actually received by the Exchange Agent. Likewise, tenders via the DTC ATOP system shall be deemed made only when timely confirmed by DTC. In all cases, the Holder should allow sufficient time to ensure timely processing of the Holder’s tender.

Holders who cannot deliver their shares or other required documents to the Exchange Agent on or before the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis must tender their shares of Preferred Stock pursuant to the guaranteed delivery procedure described in “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures” of the Offering Circular. Pursuant to such procedure: (i) you must make your tender by or through an eligible institution; (ii) a properly completed and duly executed notice of guaranteed delivery substantially in the form made available by the Company must be received by the Exchange Agent prior to the Expiration Date; and (iii) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of the Preferred Stock into the Exchange Agent’s account at DTC, as well as the properly completed and duly executed Letter of Transmittal and Consent (or facsimile thereof or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal and Consent, must be received by the Exchange Agent within three NYSE trading days after the date of execution of such notice of guaranteed delivery, all as described in “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures”.

The method of delivery of share certificates, the letters of transmittal and all other required documents, including delivery through DTC, are at the option and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Exchange Agent (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3. Consenting in the Exchange Offer and Consent Solicitation. By tendering your shares of Preferred Stock in accordance with the procedures described in the Offering Circular and the Letter of Transmittal and Consent, you also consent to and approve the Proposed Amendments, as set forth in the Offering Circular, acknowledge receipt of the Offering Circular and revoke any proxy heretofore given with respect to the Proposed Amendments. You irrevocably constitute and appoint the Exchange Agent as your agent and attorney-in-fact, with full power and authority in your name, place and stead, with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer and Consent Solicitation, as your true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Exchange Agent, as its agent, of the cash and Common Stock to be paid in exchange for the tendered shares of Preferred Stock, (2) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the books of the Company, (4) immediately prior to the Company’s acceptance for exchange of the shares of Preferred Stock tendered, consent to and approve the Proposed Amendments on your behalf, (5) make, execute, sign, acknowledge, verify, swear to and deliver on your behalf any written consent of the shareholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as you might or could do if personally present at a meeting of shareholders of the Company or otherwise. Such appointment will be automatically revoked if the Company does not accept for exchange shares of Preferred Stock that a Holder has tendered.

4. Withdrawal Procedures. Holders who wish to exercise their right of withdrawal with respect to the Exchange Offer and Consent Solicitation must give written notice of withdrawal. A Holder may validly withdraw

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shares of Preferred Stock that the Holder tenders (and revoke the related consent and power of attorney) at any time prior to the Expiration Date. In addition, if not previously returned, the Holder may withdraw any shares of Preferred Stock (and revoke the related consent and power of attorney) that the Holder tenders that are not accepted by the Company for exchange after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation.

If a Holder holds the shares of Preferred Stock in book-entry form, a withdrawal of shares of Preferred Stock (and a revocation of the related authorization to consent) will be effective if the Holder complies with the appropriate procedures of DTC’s ATOP prior to the Expiration Date or if the Holder’s shares are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. Any notice of withdrawal must identify the beneficial owner of the shares of Preferred Stock to be withdrawn, including the beneficial owner’s name and account number and the account at DTC to be credited and otherwise comply with the procedures of DTC. If the Holder’s paper Share Certificates are registered in the Holder’s name, to withdraw the Holder’s shares from the Exchange Offer and Consent Solicitation and revoke the related consent and power of attorney, the Holder must deliver a written notice of withdrawal to the Exchange Agent at the appropriate address specified on the front cover of this Letter of Transmittal and Consent prior to the Expiration Date or, if the Holder’s shares are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. The Holder’s notice of withdrawal must comply with the requirements set forth in the Exchange Offer and Consent Solicitation.

Any shares of Preferred Stock withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and Consent Solicitation and no exchange consideration will be issued in exchange unless the shares of Preferred Stock so withdrawn are validly re-tendered.

5. No Partial Tenders Accepted. If fewer than all the shares represented by any certificate of Preferred Stock delivered to the Exchange Agent are to be tendered or if fewer than all of the shares of Preferred Stock owned by a Holder are tendered, the Company will be entitled to reject in its entirety any tender made by such Holder. All Preferred Stock represented by certificates delivered to the Exchange Agent will be deemed to have been tendered.

6. Signatures on this Letter of Transmittal and Consent; Stock Powers and Endorsements. If this Letter of Transmittal and Consent is signed by the registered Holder(s) of the shares of Preferred Stock referred to in this Letter of Transmittal and Consent, the signature(s) must correspond with the name(s) as written on the face of the Share Certificates without alteration, enlargement or any change whatsoever. If this Letter of Transmittal and Consent is signed by a participant in DTC whose name is shown as the owner of the shares of Preferred Stock tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the shares of Preferred Stock.

If any of the shares of Preferred Stock tendered are held of record by two or more persons, all such persons must sign the Letter of Transmittal and Consent.

If any of the shares of Preferred Stock tendered are registered in different names or different Share Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittals and Consents as there are different registrations or Share Certificates.

If this Letter of Transmittal and Consent is signed by the Holder, and the Share Certificates for any number of shares of Preferred Stock not accepted for exchange are to be issued, or if any shares of Preferred Stock that are not accepted for exchange is to be reissued or returned to, or, if tendered by book-entry transfer, credited to the account at DTC of the Holder, and Common Stock issued in connection with the Exchange Offer and Consent Solicitation are to be issued to the order of the Holder, then the Holder need not endorse any Share Certificates for tendered shares of Preferred Stock, nor provide a separate stock power. In any other case, the

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Holder must either properly endorse the Share Certificates for shares of Preferred Stock tendered or transmit a separate properly completed stock power with this Letter of Transmittal and Consent, in either case, executed exactly as the name(s) of the Holder(s) appear(s) on such shares of Preferred Stock, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, exactly as the name(s) of the participant(s) appear(s) on such security position listing, with the signature on the endorsement or stock power guaranteed by an Eligible Institution, unless such certificates or stock powers are executed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal and Consent is signed by a person other than the registered Holder(s) of the Preferred Stock tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered Holder(s) appear(s) on the certificates for such Preferred Stock. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If either the Letter of Transmittal and Consent or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company and the Exchange Agent of the authority of such persons to act must be submitted.

Endorsements on Share Certificates for Preferred Stock and signatures on stock powers provided in accordance with this Instruction 6 by Holders not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. See Instruction 1.

7. Special Issuance and Special Delivery Instructions. Tendering Holders (or participants in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock) should indicate in the applicable box or boxes the name and address to which the Common Stock or shares of Preferred Stock not accepted for exchange in the Exchange Offer and Consent Solicitation are to be issued or sent (or are to be credited with respect to such participants in DTC), if different from the name and address of the Holder signing this Letter of Transmittal and Consent. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, the shares of Preferred Stock not accepted for exchange will be returned to the Holder of the shares of Preferred Stock tendered.

8. Transfer Taxes. The Company will pay all transfer taxes applicable to the exchange and transfer of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation, however, if the exchange is to be made to a person other than the person in whose name the surrendered Share Certificate formerly evidencing the shares of Preferred Stock is registered on the stock transfer books of the Company, then the Share Certificate so surrendered must be endorsed properly or otherwise be in proper form for transfer and the person requesting such exchange must have paid all transfer and other taxes required by reason of the exchange to a person other than the registered Holder of the Share Certificate surrendered, or shall have established to the satisfaction of the Company that such taxes either have been paid or are not applicable.

Additionally, if the Holder owns the shares of Preferred Stock through a broker or other nominee, and the broker tenders the shares on the Holder’s behalf, the broker may charge the Holder a fee for doing so. The Holder should consult the Holder’s broker or nominee to determine whether any charges will apply.

9. Requests for Assistance or Additional Copies. Any questions or requests for assistance and additional copies of the Offering Circular, this Letter of Transmittal and Consent or the notice of guaranteed delivery should be directed to the Information Agent at Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038. Any questions relating to the tender of physical Share Certificates should be directed to the Exchange Agent at the address and telephone number listed on the front cover of this Letter of Transmittal and Consent.

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10. Irregularities. All questions as to the form of documents and the validity, eligibility (including the time of receipt), acceptance for exchange of any tender of shares of Preferred Stock and any withdrawals of the shares of Preferred Stock will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of shares of Preferred Stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of any shares of Preferred Stock. No tender of shares of Preferred Stock will be deemed to have been made until all defects and irregularities in the tender of such shares have been cured or waived. None of the Company, the Exchange Agent, the Information Agent or any other person will be under any duty to give notice of any defect or irregularity in tenders of shares of Preferred Stock, nor shall any of them incur any liability for failure to give any such notice. The Company’s interpretation of the terms of conditions of the Exchange Offer and Consent Solicitation will be final and binding.

11. Waiver of Conditions. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company reserves the right to waive certain conditions enumerated in the Exchange Offer and Consent Solicitation.

12. Inadequate Space. If the space provided in the above “Description of Series E Preferred Stock Tendered” box is inadequate, the number of shares of Preferred Stock and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal and Consent.

13. Lost, Destroyed or Stolen Certificates. If any certificate(s) representing shares of Preferred Stock have been lost, stolen or destroyed, please call the Company’s transfer agent, American Stock Transfer & Trust Company (the “Transfer Agent”), at 1-877-248-6417. The Holder may need to complete an Affidavit of Loss with respect to the lost certificate(s) (which will be provided by the Transfer Agent) and payment of an indemnity bond premium fee may be required.

14. Substitute Form W-9. Under U.S. federal income tax laws, the Exchange Agent will be required to withhold a portion of the amount of any payments made to certain Holders pursuant to the Exchange Offer and Consent Solicitation unless each tendering Holder that is a United States citizen, resident or entity, and, if applicable, each other United States payee, must provide the Exchange Agent (as payor) with such Holder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such Holder or payee is not subject to such backup withholding by completing the attached Substitute Form W-9. Certain Holders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements provided such holder provides proper certificate exempting such holder from backup withholding. A tendering Holder who is a foreign individual, or a foreign entity should complete, sign, and submit to the Exchange Agent the appropriate Form W-8. A Form W-8BEN may be obtained from the Depositary or downloaded from Internal Revenue Service’s website at the following address: http://www.irs.gov/pub/irs-pdf/fw8ben.pdf.

All tendering Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements. For further information concerning backup withholding see the “IMPORTANT TAX INFORMATION” section below.

Failure to complete the Substitute Form W-9 will not, by itself, cause shares of Preferred Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the Exchange Offer and Consent Solicitation. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY EXCHANGE MADE TO YOU PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW AND THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TIN ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

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IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a Holder whose tendered shares of Preferred Stock are accepted for exchange is required by law to provide the Exchange Agent (as payor) with such Holder’s correct TIN on Substitute Form W-9 below. If such Holder is an individual, the TIN is such Holder’s social security number. If the Exchange Agent is not provided with the correct TIN, the Holder may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and any gross proceeds received pursuant to the Exchange Offer and Consent Solicitation may be subject to backup withholding.

If backup withholding applies, the Exchange Agent is required to withhold 28% of the amount of gross proceeds received by the Holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is furnished to the IRS.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a United States Holder with respect to the gross proceeds received pursuant to the Exchange Offer and Consent Solicitation, the Holder is required to notify the Exchange Agent of such Holder’s correct TIN by completing the form below certifying, under penalties of perjury, (i) that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN), (ii) that such Holder is not subject to backup withholding because (a) such Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such Holder that such Holder is no longer subject to backup withholding or (c) such Holder is exempt from backup withholding, and (iii) that such Holder is a U.S. person.

What Number to Give the Exchange Agent

United States Holders are required to give the Exchange Agent the social security number or employer identification number of the record holder of the shares of Preferred Stock tendered hereby. If the shares of Preferred Stock are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the Holder should check the “Awaiting TIN” box in Part II, sign and date the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number below. Notwithstanding that the “Awaiting TIN” box is checked in Part II and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% of the gross proceeds received by such Holder until a TIN is provided to the Exchange Agent. Such amounts will be refunded to such surrendering Holder if a TIN is provided to the Exchange Agent within 60 days.

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Substitute Form W-9—Thornburg Mortgage, Inc.

PAYOR’S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY

Substitute Form W-9	Name:

Address:
(Number and Street)

Department of the Treasury Internal Revenue Service
(City)(State)(Zip Code)

Check appropriate box:

☐ Individual/Sole Proprietor	☐ Corporation	☐ Exempt from Backup Withholding

☐ Partnership	☐ Other (specify)

Request for Taxpayer Identification Number (TIN) and Certification	Part I—Please provide your taxpayer or employee identification number in the space at right. If awaiting TIN, write “Applied For.” Part II—Awaiting TIN ☐	SSN or EIN:

Part III—Certification. Under penalty of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a United States person (including a United States resident alien).

Certification Instruction—You must cross out item (2) in Part III above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Sign Here	Signature:

Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY PROCEEDS RECEIVED BY YOU PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF THE SUBSTITUTE FORM W-9.

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CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable gross proceeds received by me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature	Date

Any questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Offering Circular, the Letter of Transmittal and Consent and the notice of guaranteed delivery may be obtained from the Information Agent at the address and telephone numbers set forth below. Holders of Preferred Stock may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer and Consent Solicitation.

The Information Agent for the Exchange Offer and Consent Solicitation is:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

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LETTER OF TRANSMITTAL AND CONSENT

THORNBURG MORTGAGE, INC.

Exchange of shares of common stock and cash for all outstanding shares of

8.00% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 885218305)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (CUSIP No. 885218404)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218503)

10% Series F Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218701)

and Consent Solicitation

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS EXTENDED OR EARLIER TERMINATED BY THORNBURG MORTGAGE, INC. (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 10:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

For assistance call (877) 248-6417 or (718) 921-8317

For use by Holders of the 10% Series F Cumulative Convertible Redeemable Preferred Stock (the “Series F Preferred Stock”) of Thornburg Mortgage, Inc. (the “Company”). Delivery of this Letter of Transmittal and Consent to an address other than as set forth above, or transmission of this Letter of Transmittal and Consent via facsimile, will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the option and risk of the Holder. Delivery will be deemed made only when actually received by the Exchange Agent.

The instructions contained within this Letter of Transmittal and Consent should be read carefully before this Letter of Transmittal and Consent is completed.

DESCRIPTION OF SERIES F PREFERRED STOCK TENDERED
Names(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)(1)	Share Certificate(s) and Shares(s) Tendered (Please attach additional signed list, if necessary)
	Series F Preferred Stock Share Certificate Number(s)(2)	Total Number of Shares of Series F Preferred Stock Represented by Share Certificate(s)(2)	Number of Shares of Series F Preferred Stock Tendered(3)

Total Shares Tendered

 (1)   The names and addresses of the registered Holders of the tendered Series F Preferred Stock should be printed, if not already printed above, exactly as they appear on the share certificates tendered hereby.

 (2)   Need not be completed by Holders tendering shares by book-entry transfer.

 (3)   Unless otherwise indicated, all Series C Preferred Stock represented by Share Certificates delivered to the Exchange Agent will be deemed to have been tendered. The terms of the Exchange Offer and Consent Solicitation require that Holders tender all shares they own, and the Company is entitled to reject partial tenders. See Instruction 5.

☐	Check here if share certificates have been lost or mutilated.

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The undersigned hereby acknowledges that he or she has received and read the Offering Circular, dated July 23, 2008 (the “Offering Circular”), of the Company and this Letter of Transmittal and Consent (this “Letter of Transmittal and Consent”), which together constitute the Company’s offer to exchange (the “Exchange Offer”) cash and shares of our common stock (the “Common Stock”) for all of its 8.00% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), Series D Adjusting Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share (“Series E Preferred Stock”), and 10% Series F Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share (“Series F Preferred Stock,” and, collectively with the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), upon the terms and subject to the conditions specified in the Offering Circular. We are also soliciting consents (the “Consent Solicitation”) from holders of each series of Preferred Stock (each, a “Holder” and collectively, the “Holders”) as of the expiration of the Exchange Offer and Consent Solicitation, to amend our charter (the “Charter”), to modify the terms of such series of Preferred Stock. In the case of the Series F Preferred stock, the proposed amendment would (i) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series F Preferred Stock for all dividend periods ended before the effective date of the amendment, (ii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not paid or declared and set apart for payment, (iii) eliminate the redemption provisions prohibiting the Company from electing to redeem Series F Preferred Stock before September 7, 2012, (iv) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series F Preferred Stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (v) eliminate the right to vote together as a single class with holders of common stock on all matters on which the holders of Common Stock are entitled to vote, (vi) eliminate the right of holders of Series F Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series F Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series F Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series F Preferred Stock if the Company is not subject to Exchange Act reporting requirements (as more fully described in the Offering Circular, including Annex A thereto, the “Proposed Amendments”). The elimination of the restrictions described above would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, except any class or series of parity stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The foregoing is only a summary of the Proposed Amendments, and is qualified by reference to the amended text of the affected provisions of our Charter reflecting the Proposed Amendments, set forth as Annex A to the Offering Circular.

Holders who desire to tender their shares of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation and receive cash and Common Stock are required to consent to the Proposed Amendments. The execution and delivery of this Letter of Transmittal and Consent will constitute a Holder’s consent to the Proposed Amendments and will also authorize and direct the Exchange Agent to execute and deliver a written consent to the Proposed Amendments on such Holder’s behalf with respect to all shares of Preferred Stock owned by such Holder. A Holder of shares of Preferred Stock may not tender Preferred Stock in the Exchange Offer and Consent Solicitation without delivering its consent to the Proposed Amendments with respect to all shares of Preferred Stock owned by such Holder.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer and Consent Solicitation, in which event the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer and Consent Solicitation is extended. The Company shall notify the Holders of the Preferred Stock of any extension as promptly as practicable with a public announcement thereof.

This Letter of Transmittal and Consent is to be completed by Holders of Preferred Stock (i) if certificates evidencing Preferred Stock (the “Share Certificates”) are to be forwarded herewith or (ii) if delivery of Preferred

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Stock is to be made by book-entry transfer to the account of American Stock Transfer & Trust Company (the “Exchange Agent”) at The Depository Trust Company or “DTC” (also known as the “book-entry transfer facility”) pursuant to the book-entry transfer procedure described in the section of the Offering Circular entitled “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting,” and in each case, instructions are not being transmitted through the DTC Automated Tender Offer Program (“ATOP”).

Holders of Preferred Stock whose Share Certificates for such Preferred Stock are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Exchange Agent prior to the Expiration Date or who cannot complete the procedures for book-entry transfer prior to the Expiration Date must tender their Preferred Stock according to the guaranteed delivery procedures set forth in “The Exchange Offer and Consent Solicitation—Procedures for Tendering and Consenting—Guaranteed Delivery Procedures” in the Offering Circular. See also Instruction 2.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The undersigned has completed, executed and delivered this Letter of Transmittal and Consent to indicate the action the undersigned desires to take with respect to the Exchange Offer and Consent Solicitation. Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal and Consent must be followed.

The Company’s board of directors (the “Board”) has authorized and approved the Exchange Offer and Consent Solicitation. None of the Company’s Board, the officers or employees of the Company, the Information Agent, the Exchange Agent or any of the Company’s financial advisors is making a recommendation to any Holder of Preferred Stock as to whether you should tender shares into the Exchange Offer and Consent Solicitation. You must make your own investment decision regarding the Exchange Offer and Consent Solicitation based upon your own assessment of the market value of the Preferred Stock, the likely value of the Common Stock you may receive in the Exchange Offer and Consent Solicitation, your liquidity needs, your investment objectives and any other factors you deem relevant.

☐	CHECK HERE IF TENDERED SHARES OF PREFERRED STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

☐	CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED SHARES OF PREFERRED STOCK ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (See Instruction 2):

Name of Registered Holder:

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which executed the notice of Guaranteed Delivery:

IF GUARANTEED DELIVERY IS TO BE MADE BY BOOK-ENTRY TRANSFER:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

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Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, the undersigned hereby tenders to the Company the shares of Preferred Stock set forth in the box above entitled “Description of Series F Preferred Stock Tendered”. Subject to, and effective upon, the acceptance for exchange of the Preferred Stock tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Preferred Stock as are being tendered hereby.

The undersigned understands that the Company is also soliciting consents from Holders of each series of Preferred Stock to approve the Proposed Amendments. The undersigned understands and agrees that tenders of shares of Preferred Stock in the Exchange Offer and Consent Solicitation will authorize the Exchange Agent to execute and deliver a written consent approving the Proposed Amendments with respect to the shares of Preferred Stock so tendered on the undersigned’s behalf. The undersigned further understands that Holders of shares of Preferred Stock may not tender shares in the Exchange Offer and Consent Solicitation without delivering their authorization to the Exchange Agent to execute and deliver a written consent to the Proposed Amendments on the undersigned’s behalf.

The undersigned understands that in the Exchange Offer and Consent Solicitation:

•	For each tendered share of Series C Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series D Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series E Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock; and

•	For each tendered share of Series F Preferred Stock accepted for exchange by us, the Holder will receive $5.00 in cash and 3.5 shares of Common Stock.

Among other conditions to consummation of the Exchange Offer, Holders of at least 66 2/3% in aggregate liquidation value of each series of Preferred Stock must tender their shares or we will not be obligated to purchase any shares.

Capitalized terms used but not defined herein have the meaning given to them in the Offering Circular.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Stock tendered hereby and to grant the consent and the power of attorney set forth herein, (ii) the undersigned is tendering all but not less than all of the Preferred Stock owned by the undersigned, and (iii) the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

The undersigned further represents and warrants that the undersigned has read and agrees to all of the terms and conditions of the Exchange Offer and Consent Solicitation. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. This tender and grant of authorization to consent are irrevocable; provided that, the Preferred Stock tendered pursuant to the Exchange Offer and Consent Solicitation may be withdrawn, and as a result, the corresponding consent revoked, at any time on or prior to the Expiration Date, and unless theretofore accepted for exchange and not returned as provided for in the Offering Circular, may also be withdrawn after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation, subject to the withdrawal rights and procedures set forth in the Offering Circular. The undersigned understands that, if the Company receives the requisite approvals of the Proposed Amendments from

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any series of Preferred Stock, the Company intends to execute and file Articles of Amendment promptly following the Expiration Date, if a sufficient number of shares of each series of Preferred Stock have been tendered and accepted in the Exchange Offer and Consent Solicitation, and that, once effective, such amendments will be binding upon each Holder of such series of Preferred Stock whether or not such Holder consents.

Subject to, and effective upon, the acceptance for exchange of all of the Preferred Stock tendered by this Letter of Transmittal and Consent in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation (and authorizations to consent thereby delivered), the undersigned hereby tenders, sells, assigns and transfers to or upon the order of the Company, all right, title and interest in and to the shares of Preferred Stock tendered by this Letter of Transmittal and Consent, and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the shares of Preferred Stock. The undersigned hereby consents to and approves the Proposed Amendments, as described in the Offering Circular, acknowledges receipt of the Offering Circular, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Proposed Amendments. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its agent and attorney-in-fact, with full power and authority in its name, place and stead, with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer and Consent Solicitation, as the undersigned’s true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Exchange Agent, as its agent, of the cash and Common Stock to be paid in exchange for the tendered shares of Preferred Stock, (2) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the books of the Company, (4) immediately prior to the Company’s acceptance for exchange of the shares of Preferred Stock tendered, consent to and approve the Proposed Amendments on behalf of the undersigned, (5) make, execute, sign, acknowledge, verify, swear to and deliver on behalf of the undersigned any written consent of the shareholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as the undersigned might or could do if personally present at a meeting of shareholders of the Company or otherwise. Such appointment will be automatically revoked if we do not accept for exchange shares of Preferred Stock that a Holder has tendered. That the foregoing power of attorney shall terminate upon execution by the Exchange Agent of an instrument of termination that specifies in writing that the foregoing power of attorney, as applicable, is terminated.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete (i) the sale, assignment and transfer of the Preferred Stock tendered hereby and (ii) the delivery of authorization to the Exchange Agent to execute and deliver a written consent in the Exchange Offer and Consent Solicitation on behalf of the undersigned. All authority conferred or agreed to be conferred in this Letter of Transmittal and Consent and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn (and the related consent and grant of power of attorney to the Exchange Agent revoked) only in accordance with the procedures set forth in the section of the Offering Circular entitled “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents.”

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please issue the Common Stock and return any Preferred Stock not accepted for exchange in the name(s) of the registered

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Holder(s) appearing above under the above “Description Series F Preferred Stock Tendered” box. Similarly, unless otherwise indicated under “Special Delivery Instructions” herein, please mail the Common Stock and return any Preferred Stock not accepted for exchange or payment (and any accompanying documents, as appropriate) to the addresses of the registered Holder(s) appearing under the above “Description of Series F Preferred Stock Tendered” box. In the event that the boxes entitled “Special Issuance Instructions” and “Special Delivery Instructions” are both completed, please issue the Common Stock, and issue the Preferred Stock not so accepted, in the name of, and deliver the Preferred Stock, to the person or persons so indicated. The undersigned recognizes that the Company has no obligation, pursuant to the “Special Issuance Instructions,” to transfer any Preferred Stock from the name of the registered Holder thereof if the Company does not accept for exchange any of the Preferred Stock so tendered.

THE UNDERSIGNED, BY COMPLETING THE ABOVE “DESCRIPTION OF SERIES F PREFERRED STOCK TENDERED” BOX AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THEIR DESIGNATED SHARES OF PREFERRED STOCK AS SET FORTH IN SUCH BOX ABOVE.

BY TENDERING SHARES OF PREFERRED STOCK IN THE EXCHANGE OFFER AND CONSENT SOLICITATION, THE UNDERSIGNED ALSO CONSENTS TO AND APPROVES THE PROPOSED AMENDMENTS, AS SET FORTH IN THE OFFERING CIRCULAR, AND AUTHORIZES THE EXCHANGE AGENT TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THE UNDERSIGNED’S BEHALF WITH RESPECT TO THE SHARES OF PREFERRED STOCK TENDERED. HOLDERS OF SHARES OF PREFERRED STOCK MAY NOT TENDER SHARES IN THE EXCHANGE OFFER AND CONSENT SOLICITATION WITHOUT AUTHORIZING THE EXCHANGE AGENT TO CONSENT TO AND APPROVE THE PROPOSED AMENDMENTS ON THEIR BEHALF.

COMPLETE THE FOLLOWING TWO BOXES ONLY IF APPLICABLE

SPECIAL ISSUANCE INSTRUCTIONS

(See Instruction 7)

To be completed ONLY if the Common Stock is to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled “Description of Series F Preferred Stock Tendered” within this Letter of Transmittal and Consent.

Issue the Common Stock to:

Name:

(Please Print)

Address:

(Include Zip Code) (Taxpayer Identification or Social Security Number)
SPECIAL DELIVERY INSTRUCTIONS (See Instruction 7)

To be completed ONLY if certificates for shares of Series F Preferred Stock not tendered or not accepted for exchange are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and Consent or issued to an address different from that shown in the box entitled “Description of Series F Preferred Stock Tendered” within this Letter of Transmittal and Consent.

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Deliver the Preferred Stock to:

Name:

(Please Print)

Address:
(Include Zip Code) (Taxpayer Identification or Social Security Number)

IMPORTANT

PLEASE SIGN HERE

(Complete the accompanying Substitute Form W-9)

This Letter of Transmittal and Consent must be signed by the Holder(s) of the shares of Preferred Stock being tendered exactly as his, her, its or their name(s) appear(s) on certificate(s) for such shares of Preferred Stock or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of the shares of Preferred Stock or by person(s) authorized to become Holder(s) by endorsements on certificates for such shares of Preferred Stock or by stock powers transmitted with this Letter of Transmittal and Consent. Endorsements on shares of Preferred Stock and signatures on stock powers by Holders(s) not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company and the Exchange Agent of such person’s authority to so act. See Instruction 6.

Signature(s) of Holders

Dated:

Name(s)

Capacity (full title)

Address

Area Code and Telephone No.

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED; SEE INSTRUCTION 1)

Name of Firm

Address

Authorized Signature

Name

Area Code and Telephone Number

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER AND CONSENT SOLICITATION

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal and Consent must be guaranteed by a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an “Eligible Institution”). Signatures on this Letter of Transmittal and Consent need not be guaranteed if (a) this Letter of Transmittal and Consent is signed by the Holder(s) of record of the shares of Preferred Stock tendered herewith, or by a participant in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, and the Common Stock are to be issued, or any shares of Preferred Stock not accepted for exchange are to be issued, directly to such Holder(s), or, if signed by a participant in DTC, any shares of Preferred Stock not accepted for exchange are to be credited to such participant’s account at DTC, and neither has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal and Consent, or (b) such shares of Preferred Stock are tendered for the account of an Eligible Institution. See Instruction 6.

2. Delivery of this Letter of Transmittal and Consent and Certificates for Preferred Stock or Book-Entry Confirmations; Guaranteed Delivery Procedures. This Letter of Transmittal and Consent is to be used by each Holder of the Preferred Stock if (a) Share Certificates of Preferred Stock are to be physically delivered to the Exchange Agent herewith by such Holder or (b) delivery of Preferred Stock is to be made by book entry transfer, and, in each case, instructions are not being transmitted through the DTC ATOP. For a tender of paper Share Certificates to be considered validly tendered, the Exchange Agent must receive any required documents at its address indicated on the cover page of this Transmittal Letter and Consent prior to the Expiration Date, subject to the guaranteed delivery procedures described below. The tender by a Holder that is not withdrawn prior to the Expiration Date will constitute a binding agreement between the Holder and the Company in accordance with the terms and subject to the conditions of the Exchange Offer and Consent Solicitation.

Holders of Preferred Stock who are tendering by book-entry transfer to the Exchange Agent’s account at DTC may tender Preferred Stock through the DTC ATOP, for which the Exchange Offer and Consent Solicitation will be eligible. DTC ATOP instructions should include the name and taxpayer identification number of any beneficial owner tendering 1,000 or more shares. DTC will then send an Agent’s Message to the Exchange Agent. The term “Agent’s Message” means a message transmitted by DTC, received by the Company and forming part of the book-entry confirmation, to the effect that: (i) DTC has received an express acknowledgment from a participant in ATOP that it is tendering shares and submitting authorizations to consent to the Proposed Amendments with respect to the Preferred Stock that is the subject of such book-entry confirmation; (ii) such participant has received and agrees to be bound by the terms of the Exchange Offer and Consent Solicitation for the Preferred Stock being tendered; and (iii) the agreement may be enforced against such participant. Accordingly, this Letter of Transmittal and Consent need not be completed by a Holder tendering through ATOP. However, the Holder will be bound by the terms of the Exchange Offer and Consent Solicitation. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If the Holder beneficially owns shares of Preferred Stock that are held through a bank, broker or other nominee and the Holder wishes to tender those shares of Preferred Stock and deliver the Holder’s consent, the Holder should contact the nominee promptly and instruct it to tender the Holder’s shares of Preferred Stock on the Holder’s behalf.

Holders desiring to tender Preferred Stock prior to the Expiration Date through ATOP should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC prior to such date, subject to the guaranteed delivery procedures described below. The method of delivery of Preferred Stock certificates and all other required documents is at the Holder’s own option and risk, and the

53

delivery will be deemed made only when actually received by the Exchange Agent. Likewise, tenders via the DTC ATOP system shall be deemed made only when timely confirmed by DTC. In all cases, the Holder should allow sufficient time to ensure timely processing of the Holder’s tender.

Holders who cannot deliver their shares or other required documents to the Exchange Agent on or before the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis must tender their shares of Preferred Stock pursuant to the guaranteed delivery procedure described in “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures” of the Offering Circular. Pursuant to such procedure: (i) you must make your tender by or through an eligible institution; (ii) a properly completed and duly executed notice of guaranteed delivery substantially in the form made available by the Company must be received by the Exchange Agent prior to the Expiration Date; and (iii) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of the Preferred Stock into the Exchange Agent’s account at DTC, as well as the properly completed and duly executed Letter of Transmittal and Consent (or facsimile thereof or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal and Consent, must be received by the Exchange Agent within three NYSE trading days after the date of execution of such notice of guaranteed delivery, all as described in “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures”.

The method of delivery of share certificates, the letters of transmittal and all other required documents, including delivery through DTC, are at the option and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Exchange Agent (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3. Consenting in the Exchange Offer and Consent Solicitation. By tendering your shares of Preferred Stock in accordance with the procedures described in the Offering Circular and the Letter of Transmittal and Consent, you also consent to and approve the Proposed Amendments, as set forth in the Offering Circular, acknowledge receipt of the Offering Circular and revoke any proxy heretofore given with respect to the Proposed Amendments. You irrevocably constitute and appoint the Exchange Agent as your agent and attorney-in-fact, with full power and authority in your name, place and stead, with full knowledge that the Exchange Agent is also acting as the agent of the Company in connection with the Exchange Offer and Consent Solicitation, as your true and lawful representative, attorney-in-fact and agent with respect to the tendered shares of Preferred Stock, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offering Circular, to (1) deliver the tendered shares of Preferred Stock to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Exchange Agent, as its agent, of the cash and Common Stock to be paid in exchange for the tendered shares of Preferred Stock, (2) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Preferred Stock for transfer, and to transfer the tendered Preferred Stock on the books of the Company, (4) immediately prior to the Company’s acceptance for exchange of the shares of Preferred Stock tendered, consent to and approve the Proposed Amendments on your behalf, (5) make, execute, sign, acknowledge, verify, swear to and deliver on your behalf any written consent of the shareholders of the Company to approve the Proposed Amendments, (6) receive all benefits and otherwise exercise all rights of ownership of the tendered shares of Preferred Stock, all in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation and (7) to do and perform each and every act and thing whether necessary or desirable to be done, as fully as you might or could do if personally present at a meeting of shareholders of the Company or otherwise. Such appointment will be automatically revoked if the Company does not accept for exchange shares of Preferred Stock that a Holder has tendered.

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4. Withdrawal Procedures. Holders who wish to exercise their right of withdrawal with respect to the Exchange Offer and Consent Solicitation must give written notice of withdrawal. A Holder may validly withdraw shares of Preferred Stock that the Holder tenders (and revoke the related consent and power of attorney) at any time prior to the Expiration Date. In addition, if not previously returned, the Holder may withdraw any shares of Preferred Stock (and revoke the related consent and power of attorney) that the Holder tenders that are not accepted by the Company for exchange after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation.

If a Holder holds the shares of Preferred Stock in book-entry form, a withdrawal of shares of Preferred Stock (and a revocation of the related authorization to consent) will be effective if the Holder complies with the appropriate procedures of DTC’s ATOP prior to the Expiration Date or if the Holder’s shares are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. Any notice of withdrawal must identify the beneficial owner of the shares of Preferred Stock to be withdrawn, including the beneficial owner’s name and account number and the account at DTC to be credited and otherwise comply with the procedures of DTC. If the Holder’s paper Share Certificates are registered in the Holder’s name, to withdraw the Holder’s shares from the Exchange Offer and Consent Solicitation and revoke the related consent and power of attorney, the Holder must deliver a written notice of withdrawal to the Exchange Agent at the appropriate address specified on the front cover of this Letter of Transmittal and Consent prior to the Expiration Date or, if the Holder’s shares are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Exchange Offer and Consent Solicitation. The Holder’s notice of withdrawal must comply with the requirements set forth in the Exchange Offer and Consent Solicitation.

Any shares of Preferred Stock withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and Consent Solicitation and no exchange consideration will be issued in exchange unless the shares of Preferred Stock so withdrawn are validly re-tendered.

5. No Partial Tenders Accepted. If fewer than all the shares represented by any certificate of Preferred Stock delivered to the Exchange Agent are to be tendered or if fewer than all of the shares of Preferred Stock owned by a Holder are tendered, the Company will be entitled to reject in its entirety any tender made by such Holder. All Preferred Stock represented by certificates delivered to the Exchange Agent will be deemed to have been tendered.

6. Signatures on this Letter of Transmittal and Consent; Stock Powers and Endorsements. If this Letter of Transmittal and Consent is signed by the registered Holder(s) of the shares of Preferred Stock referred to in this Letter of Transmittal and Consent, the signature(s) must correspond with the name(s) as written on the face of the Share Certificates without alteration, enlargement or any change whatsoever. If this Letter of Transmittal and Consent is signed by a participant in DTC whose name is shown as the owner of the shares of Preferred Stock tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the shares of Preferred Stock.

If any of the shares of Preferred Stock tendered are held of record by two or more persons, all such persons must sign the Letter of Transmittal and Consent.

If any of the shares of Preferred Stock tendered are registered in different names or different Share Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittals and Consents as there are different registrations or Share Certificates.

If this Letter of Transmittal and Consent is signed by the Holder, and the Share Certificates for any number of shares of Preferred Stock not accepted for exchange are to be issued, or if any shares of Preferred Stock that are not accepted for exchange is to be reissued or returned to, or, if tendered by book-entry transfer, credited to the account at DTC of the Holder, and Common Stock issued in connection with the Exchange Offer and Consent Solicitation are to be issued to the order of the Holder, then the Holder need not endorse any Share

55

Certificates for tendered shares of Preferred Stock, nor provide a separate stock power. In any other case, the Holder must either properly endorse the Share Certificates for shares of Preferred Stock tendered or transmit a separate properly completed stock power with this Letter of Transmittal and Consent, in either case, executed exactly as the name(s) of the Holder(s) appear(s) on such shares of Preferred Stock, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock, exactly as the name(s) of the participant(s) appear(s) on such security position listing, with the signature on the endorsement or stock power guaranteed by an Eligible Institution, unless such certificates or stock powers are executed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal and Consent is signed by a person other than the registered Holder(s) of the Preferred Stock tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered Holder(s) appear(s) on the certificates for such Preferred Stock. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If either the Letter of Transmittal and Consent or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company and the Exchange Agent of the authority of such persons to act must be submitted.

Endorsements on Share Certificates for Preferred Stock and signatures on stock powers provided in accordance with this Instruction 6 by Holders not executing this Letter of Transmittal and Consent must be guaranteed by an Eligible Institution. See Instruction 1.

7. Special Issuance and Special Delivery Instructions. Tendering Holders (or participants in DTC whose name appears on a security position listing as the owner of the shares of Preferred Stock) should indicate in the applicable box or boxes the name and address to which the Common Stock or shares of Preferred Stock not accepted for exchange in the Exchange Offer and Consent Solicitation are to be issued or sent (or are to be credited with respect to such participants in DTC), if different from the name and address of the Holder signing this Letter of Transmittal and Consent. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, the shares of Preferred Stock not accepted for exchange will be returned to the Holder of the shares of Preferred Stock tendered.

8. Transfer Taxes. The Company will pay all transfer taxes applicable to the exchange and transfer of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation, however, if the exchange is to be made to a person other than the person in whose name the surrendered Share Certificate formerly evidencing the shares of Preferred Stock is registered on the stock transfer books of the Company, then the Share Certificate so surrendered must be endorsed properly or otherwise be in proper form for transfer and the person requesting such exchange must have paid all transfer and other taxes required by reason of the exchange to a person other than the registered Holder of the Share Certificate surrendered, or shall have established to the satisfaction of the Company that such taxes either have been paid or are not applicable.

Additionally, if the Holder owns the shares of Preferred Stock through a broker or other nominee, and the broker tenders the shares on the Holder’s behalf, the broker may charge the Holder a fee for doing so. The Holder should consult the Holder’s broker or nominee to determine whether any charges will apply.

9. Requests for Assistance or Additional Copies. Any questions or requests for assistance and additional copies of the Offering Circular, this Letter of Transmittal and Consent or the notice of guaranteed delivery should be directed to the Information Agent at Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038. Any questions relating to the tender of physical Share Certificates should be directed to the Exchange Agent at the address and telephone number listed on the front cover of this Letter of Transmittal and Consent.

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10. Irregularities. All questions as to the form of documents and the validity, eligibility (including the time of receipt), acceptance for exchange of any tender of shares of Preferred Stock and any withdrawals of the shares of Preferred Stock will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of shares of Preferred Stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of any shares of Preferred Stock. No tender of shares of Preferred Stock will be deemed to have been made until all defects and irregularities in the tender of such shares have been cured or waived. None of the Company, the Exchange Agent, the Information Agent or any other person will be under any duty to give notice of any defect or irregularity in tenders of shares of Preferred Stock, nor shall any of them incur any liability for failure to give any such notice. The Company’s interpretation of the terms of conditions of the Exchange Offer and Consent Solicitation will be final and binding.

11. Waiver of Conditions. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company reserves the right to waive certain conditions enumerated in the Exchange Offer and Consent Solicitation.

12. Inadequate Space. If the space provided in the above “Description of Series F Preferred Stock Tendered” box is inadequate, the number of shares of Preferred Stock and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal and Consent.

13. Lost, Destroyed or Stolen Certificates. If any certificate(s) representing shares of Preferred Stock have been lost, stolen or destroyed, please call the Company’s transfer agent, American Stock Transfer & Trust Company (the “Transfer Agent”), at 1-877-248-6417. The Holder may need to complete an Affidavit of Loss with respect to the lost certificate(s) (which will be provided by the Transfer Agent) and payment of an indemnity bond premium fee may be required.

14. Substitute Form W-9. Under U.S. federal income tax laws, the Exchange Agent will be required to withhold a portion of the amount of any payments made to certain Holders pursuant to the Exchange Offer and Consent Solicitation unless each tendering Holder that is a United States citizen, resident or entity, and, if applicable, each other United States payee, must provide the Exchange Agent (as payor) with such Holder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such Holder or payee is not subject to such backup withholding by completing the attached Substitute Form W-9. Certain Holders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements provided such holder provides proper certificate exempting such holder from backup withholding. A tendering Holder who is a foreign individual, or a foreign entity should complete, sign, and submit to the Exchange Agent the appropriate Form W-8. A Form W-8BEN may be obtained from the Depositary or downloaded from Internal Revenue Service’s website at the following address: http://www.irs.gov/pub/irs-pdf/fw8ben.pdf.

All tendering Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements. For further information concerning backup withholding see the “IMPORTANT TAX INFORMATION” section below.

Failure to complete the Substitute Form W-9 will not, by itself, cause shares of Preferred Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the Exchange Offer and Consent Solicitation. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY EXCHANGE MADE TO YOU PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION. PLEASE REVIEW THE “IMPORTANT TAX INFORMATION” SECTION BELOW AND THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TIN ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

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IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a Holder whose tendered shares of Preferred Stock are accepted for exchange is required by law to provide the Exchange Agent (as payor) with such Holder’s correct TIN on Substitute Form W-9 below. If such Holder is an individual, the TIN is such Holder’s social security number. If the Exchange Agent is not provided with the correct TIN, the Holder may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and any gross proceeds received pursuant to the Exchange Offer and Consent Solicitation may be subject to backup withholding.

If backup withholding applies, the Exchange Agent is required to withhold 28% of the amount of gross proceeds received by the Holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is furnished to the IRS.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a United States Holder with respect to the gross proceeds received pursuant to the Exchange Offer and Consent Solicitation, the Holder is required to notify the Exchange Agent of such Holder’s correct TIN by completing the form below certifying, under penalties of perjury, (i) that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN), (ii) that such Holder is not subject to backup withholding because (a) such Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such Holder that such Holder is no longer subject to backup withholding or (c) such Holder is exempt from backup withholding, and (iii) that such Holder is a U.S. person.

What Number to Give the Exchange Agent

United States Holders are required to give the Exchange Agent the social security number or employer identification number of the record holder of the shares of Preferred Stock tendered hereby. If the shares of Preferred Stock are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the Holder should check the “Awaiting TIN” box in Part II, sign and date the Substitute Form W-9 and complete the Certificate of Awaiting Taxpayer Identification Number below. Notwithstanding that the “Awaiting TIN” box is checked in Part II and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 28% of the gross proceeds received by such Holder until a TIN is provided to the Exchange Agent. Such amounts will be refunded to such surrendering Holder if a TIN is provided to the Exchange Agent within 60 days.

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Substitute Form W-9 – Thornburg Mortgage, Inc.

PAYOR’S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY

Substitute Form W-9	Name:

Address:
(Number and Street)

Department of the Treasury Internal Revenue Service
(City)(State)(Zip Code)

Check appropriate box:

☐ Individual/Sole Proprietor	☐ Corporation	☐ Exempt from Backup Withholding
☐ Partnership	☐ Other (specify)

Request for Taxpayer Identification Number (TIN) and Certification	Part I—Please provide your taxpayer or employee identification number in the space at right. If awaiting TIN, write “Applied For.” Part II—Awaiting TIN ☐	SSN or EIN:

Part III—Certification. Under penalty of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a United States person (including a United States resident alien).

Certification Instruction—You must cross out item (2) in Part III above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Sign Here	Signature:

Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY PROCEEDS RECEIVED BY YOU PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF THE SUBSTITUTE FORM W-9.

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CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable gross proceeds received by me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature	Date

Any questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Offering Circular, the Letter of Transmittal and Consent and the notice of guaranteed delivery may be obtained from the Information Agent at the address and telephone numbers set forth below. Holders of Preferred Stock may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer and Consent Solicitation.

The Information Agent for the Exchange Offer and Consent Solicitation is:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

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THORNBURG MORTGAGE, INC.

Offer to Exchange

Exchange of shares of common stock and cash for all outstanding shares of

8.00% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 885218305)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (CUSIP No. 885218404)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218503)

10% Series F Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218701)

and Consent Solicitation

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 10:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Thornburg Mortgage, Inc., a Maryland corporation (the “Company”) is making an offer to exchange cash and shares of its common stock (the “Common Stock”) for all of its 8.00% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”), Series D Adjusting Rate Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), 7.50% Series E Cumulative Convertible Redeemable Preferred Stock (“Series E Preferred Stock”) and 10% Series F Cumulative Convertible Redeemable Preferred Stock (“Series F Preferred Stock,” and, collectively with the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), upon the terms and subject to the conditions specified in the Offering Circular, dated July 23, 2008 (the “Offering Circular”), and the related Letter of Transmittal and Consent (which together, as amended, supplemented or otherwise modified from time to time, collectively constitute the “Exchange Offer”). We are also soliciting consents (the “Consent Solicitation”) from holders of each series of Preferred Stock (each, a “Holder” and collectively, the “Holders”) as of the expiration of the Exchange Offer and Consent Solicitation, to amend our charter (the “Charter”), to modify the terms of such series of Preferred Stock to: (1) in the case of the Series C Preferred Stock, (i) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series C Preferred Stock for all dividend periods ended before the effective date of the amendment, (ii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase of junior or parity stock if full cumulative dividends on the Series C Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (iii) eliminate the redemption provision prohibiting the Company from electing to redeem Series C Preferred Stock before March 22, 2010, (iv) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series C Preferred Stock, or redeeming or repurchasing any junior or parity stock, if full cumulative dividends on the Series C Preferred Stock for all past dividend periods and the then-current dividend period have not been paid or declared and set apart for payment, (v) eliminate the right of holders of Series C Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, and (vi) eliminate the right of holders of Series C Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series C Preferred Stock; (2) in the case of the Series D Preferred Stock, (i) eliminate the provision increasing the dividend rate by 1% if both (a) the Series D Preferred Stock is not listed on a national stock exchange and (b) the Company is not subject to Exchange Act reporting requirements, (ii) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series D Preferred Stock for all dividend periods ended before the effective date of the amendment, (iii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series D Preferred Stock for all past dividend periods are not paid or declared and set apart for payment, (iv) eliminate the redemption provision prohibiting the Company from electing to redeem Series D Preferred Stock before November 21, 2011, (v) eliminate the provision prohibiting the Company from redeeming less than all of the

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outstanding Series D Preferred Stock if full cumulative dividends on the Series D Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (vi) eliminate the right of holders of Series D Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series D Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series D Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series D Preferred Stock if the Company is not subject to Exchange Act reporting requirements; (3) in the case of the Series E Preferred Stock, (i) eliminate the provision increasing the dividend rate by 1% if both (a) the Series E Preferred Stock is not listed on a national stock exchange and (b) the Company is not subject to Exchange Act reporting requirements, (ii) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series E Preferred Stock for all dividend periods ended before the effective date of the amendment, (iii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (iv) eliminate the redemption provision prohibiting the Company from electing to redeem Series E Preferred Stock before June 19, 2012, (v) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series E Preferred Stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (vi) eliminate the right of holders of Series E Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series E Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series E Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series E Preferred Stock if the Company is not subject to Exchange Act reporting requirements, and (4) in the case of the Series F Preferred Stock, (i) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series F Preferred Stock for all dividend periods ended before the effective date of the amendment, (ii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not paid or declared and set apart for payment, (iii) eliminate the redemption provisions prohibiting the Company from electing to redeem Series F Preferred Stock before September 7, 2012, (iv) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series F Preferred Stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (v) eliminate the right to vote together as a single class with holders of common stock on all matters on which the holders of Common Stock are entitled to vote, (vi) eliminate the right of holders of Series F Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series F Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series F Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series F Preferred Stock if the Company is not subject to Exchange Act reporting requirements (as more fully described in the Offering Circular, including Annex A thereto, the “Proposed Amendments”). The elimination of the restrictions described above would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, except any class or series of parity stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The foregoing is only a summary of the Proposed Amendments, and is qualified by reference to the amended text of the affected provisions of our Charter reflecting the Proposed Amendments, set forth as Annex A to the Offering Circular.

In connection with the Exchange Offer and Consent Solicitation, we are requesting that you contact your clients for whom you hold Preferred Stock registered in your name or in the name of your nominee, or who hold Preferred Stock registered in their own names.

For forwarding to your clients, we are enclosing the following documents:

1.	Offering Circular, dated July 23, 2008;

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2.	Letters of Transmittal and Consent, including a Substitute Form W-9, for your use and for the information of your clients;

3.	A form of notice of guaranteed deliver;

4.	A form letter which may be sent to your clients for whose account you hold Preferred Stock registered in your name or the name of your nominee, to obtain such clients’ instructions with regard to the Exchange Offer and Consent Solicitation;

5.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and

6.	Return envelope addressed to American Stock Transfer & Trust Company, the exchange agent for the Exchange Offer and Consent Solicitation (the “Exchange Agent”).

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 10:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

In order to accept the Exchange Offer and Consent Solicitation and consent to the Proposed Amendments, a duly executed and properly completed Letter of Transmittal and Consent and any required signature guarantees, or an Agent’s Message (as defined in the Offering Circular) in connection with a book-entry delivery of Preferred Stock, and any other required documents, must be received by the Exchange Agent by 10:00 A.M., New York City time, on August 20, 2008 or the guaranteed delivery procedures set forth in the Letter of Transmittal and Consent and the Offering Circular must be complied with.

The Company will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation. The Company will, however, upon request, reimburse brokers, dealers, banks and trust companies for customary clerical and mailing expenses incurred by them in forwarding materials to their customers. The Company will pay all stock transfer taxes applicable to its exchange of Preferred Stock pursuant to the Exchange Offer and Consent Solicitation, subject to Instruction 8 of the Letter of Transmittal and Consent.

Any inquiries you may have with respect to the Exchange Offer and Consent Solicitation should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the address and telephone numbers set forth on the back cover of the Offering Circular.

Sincerely,

THORNBURG MORTGAGE, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF THE COMPANY, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER AND CONSENT SOLICITATION NOT CONTAINED IN THE OFFERING CIRCULAR, THE LETTER OF TRANSMITTAL AND CONSENT OR THE NOTICE OF GUARANTEED DELIVERY.

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Offer to Exchange

Exchange of shares of common stock and cash for all outstanding shares of

8.00% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 885218305)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (CUSIP No. 885218404)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218503)

10% Series F Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218701)

and Consent Solicitation

of

THORNBURG MORTGAGE, INC.

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 10:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is an Offering Circular, dated July 23, 2008 (the “Offering Circular”), and the related Letter of Transmittal and Consent (which together, as amended, supplemented or otherwise modified from time to time, collectively constitute the “Exchange Offer”) relating to the offer of Thornburg Mortgage, Inc., a Delaware corporation (the “Company”) to exchange all of its 8.00% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”), Series D Adjusting Rate Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), 7.50% Series E Cumulative Convertible Redeemable Preferred Stock (“Series E Preferred Stock”) and 10% Series F Cumulative Convertible Redeemable Preferred Stock (“Series F Preferred Stock,” and, collectively with the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”) for cash and shares of our common stock (the “Common Stock”), upon the terms and subject to the conditions specified in the Offering Circular.

The Company is also soliciting consents (the “Consent Solicitation”) from holders of each series of Preferred Stock (each, a “Holder” and collectively, the “Holders”) as of the expiration of the Exchange Offer and Consent Solicitation, to amend our charter (the “Charter”), to modify the terms of such series of Preferred Stock to: (1) in the case of the Series C Preferred Stock, (i) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series C Preferred Stock for all dividend periods ended before the effective date of the amendment, (ii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase of junior or parity stock if full cumulative dividends on the Series C Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (iii) eliminate the redemption provision prohibiting the Company from electing to redeem Series C Preferred Stock before March 22, 2010, (iv) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series C Preferred Stock, or redeeming or repurchasing any junior or parity stock, if full cumulative dividends on the Series C Preferred Stock for all past dividend periods and the then-current dividend period have not been paid or declared and set apart for payment, (v) eliminate the right of holders of Series C Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, and (vi) eliminate the right of holders of Series C Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series C Preferred Stock; (2) in the case of the Series D Preferred Stock, (i) eliminate the provision increasing the dividend rate by 1% if both (a) the Series D Preferred Stock is not listed on a national stock exchange and (b) the Company is not subject to Exchange Act reporting requirements, (ii) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series D Preferred Stock for all dividend periods ended before the effective date of the amendment, (iii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series D

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Preferred Stock for all past dividend periods are not paid or declared and set apart for payment, (iv) eliminate the redemption provision prohibiting the Company from electing to redeem Series D Preferred Stock before November 21, 2011, (v) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series D Preferred Stock if full cumulative dividends on the Series D Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (vi) eliminate the right of holders of Series D Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series D Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series D Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series D Preferred Stock if the Company is not subject to Exchange Act reporting requirements; (3) in the case of the Series E Preferred Stock, (i) eliminate the provision increasing the dividend rate by 1% if both (a) the Series E Preferred Stock is not listed on a national stock exchange and (b) the Company is not subject to Exchange Act reporting requirements, (ii) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series E Preferred Stock for all dividend periods ended before the effective date of the amendment, (iii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (iv) eliminate the redemption provision prohibiting the Company from electing to redeem Series E Preferred Stock before June 19, 2012, (v) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series E Preferred Stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (vi) eliminate the right of holders of Series E Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series E Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series E Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series E Preferred Stock if the Company is not subject to Exchange Act reporting requirements, and (4) in the case of the Series F Preferred Stock, (i) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series F Preferred Stock for all dividend periods ended before the effective date of the amendment, (ii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not paid or declared and set apart for payment, (iii) eliminate the redemption provisions prohibiting the Company from electing to redeem Series F Preferred Stock before September 7, 2012, (iv) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series F Preferred Stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (v) eliminate the right to vote together as a single class with holders of common stock on all matters on which the holders of Common Stock are entitled to vote, (vi) eliminate the right of holders of Series F Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series F Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series F Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series F Preferred Stock if the Company is not subject to Exchange Act reporting requirements (as more fully described in the Offering Circular, including Annex A thereto, the “Proposed Amendments”). The elimination of the restrictions described above would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, except any class or series of parity stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The foregoing is only a summary of the Proposed Amendments, and is qualified by reference to the amended text of the affected provisions of our Charter reflecting the Proposed Amendments, set forth as Annex A to the Offering Circular.

Holders of Preferred Stock cannot tender their shares of Preferred Stock in the Exchange Offer and Consent Solicitation without delivering their authorization to the Exchange Agent to consent to the Proposed Amendments.

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YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 10:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

In order to accept the Exchange Offer and Consent Solicitation and consent to the Proposed Amendments, a duly executed and properly completed Letter of Transmittal and Consent and any required signature guarantees, or an Agent’s Message (as defined in the Offering Circular) in connection with a book-entry delivery of Preferred Stock, and any other required documents, must be received by the Exchange Agent by 10:00 A.M., New York City time, on August 20, 2008 or the guaranteed delivery procedures set forth in the Letter of Transmittal and Consent and the Offering Circular must be complied with.

This material is being forwarded to you as the beneficial owner of the Preferred Stock held by us for your account but not registered in your name. A tender of such Preferred Stock may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Preferred Stock held by us for your account and consent to the Proposed Amendments, pursuant to the terms and conditions set forth in the enclosed Offering Circular. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Preferred Stock and consent on your behalf to the Proposed Amendments in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation.

Your attention is directed to the following:

1.	The Exchange Offer and Consent Solicitation are for all outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

2.	The Exchange Offer and Consent Solicitation are subject to certain conditions set forth in the Offering Circular in the section captioned “The Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer.”

3.	The Exchange Offer and Consent Solicitation and withdrawal rights expire at 10:00 A.M., New York City time, on August 20, 2008, unless extended by the Company.

4.	The terms of the Exchange Offer and Consent Solicitation require that you tender all shares that you own of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. The company is entitled to reject partial tenders.

5.	By tendering your Preferred Stock in accordance with the procedures described in the Offering Circular, you will also authorize the Exchange Agent to consent to the Proposed Amendments on your behalf on the record date.

If you wish to have us tender your Preferred Stock and consent to the Proposed Amendments, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

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INSTRUCTIONS WITH RESPECT TO

the

Offer to Exchange

Exchange of shares of common stock and cash for all outstanding shares of

8.00% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 885218305)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (CUSIP No. 885218404)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218503)

10% Series F Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218701)

and Consent Solicitation

of

THORNBURG MORTGAGE, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer and Consent Solicitation made by the Company with respect to its Preferred Stock.

This will instruct you to tender all the Preferred Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offering Circular as set forth below.

This will also instruct you to consent and authorize the Exchange Agent to consent to the Proposed Amendments in the Exchange Offer and Consent Solicitation, upon and subject to the terms of the Exchange Offer and Consent Solicitation.

The undersigned expressly agrees to be bound by the terms of the Exchange Offer and Consent Solicitation as set forth in the Offering Circular and such terms may be enforced against the undersigned.

8.00% Series C Cumulative Redeemable Preferred Stock

Please tender all              shares of 8.00% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below and consent to the Proposed Amendments in the Exchange Offer and Consent Solicitation.

Series D Adjusting Rate Cumulative Redeemable Preferred Stock

Please tender all              shares of Series D Adjusting Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below and consent to the Proposed Amendments in the Exchange Offer and Consent Solicitation.

7.50% Series E Cumulative Convertible Redeemable Preferred Stock

Please tender all              shares of 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below and consent to the Proposed Amendments in the Exchange Offer and Consent Solicitation.

10% Series F Cumulative Convertible Redeemable Preferred Stock

Please tender all              shares of 10% Series F Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below and consent to the Proposed Amendments in the Exchange Offer and Consent Solicitation.

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Dated: Signature(s) of Holder(s)

Name(s)

Capacity (full title)

Address

Area Code and Telephone No.

Tax ID No. or Social Security No.

None of the Preferred Stock held by us for your account will be tendered unless we receive written instructions from you to do so.

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FOR U.S. SHAREHOLDERS ONLY

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to give the Payor. Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:		Give the SOCIAL SECURITY number of:
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals(1)
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)
7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)

	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of:
8.	Sole proprietorship account	The owner(4)
9.	A valid trust, estate or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(5)
10.	Corporate account	The corporation
11.	Religious, charitable, or educational organization	The organization
12.	Partnership account held in the name of the	The partnership
13.	Association, club, or other tax-exempt	The organization
14.	A broker or registered nominee	The broker or nominee
15.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments The public entity	The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	You must show your individual name, but you may also enter your business or “doing business” name. You may use either your Social Security Number or Employer Identification Number.
(5)	List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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OBTAINING A NUMBER

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.

BACKUP WITHHOLDING

Payees generally exempt from backup withholding on payments by brokers include the following:

A corporation.

A financial institution.

An organization exempt from a tax under Section 501(a) of the Internal Revenue Code of 1986, as amended, (the “Code”) or an individual retirement plan or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(F)(2) of the Code.

The United States or any agency or instrumentality thereof.

A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

An international organization or any agency or instrumentality thereof.

A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

A real estate investment trust.

A common trust fund operated by a bank under Section 584(a) of the Code.

An entity registered at all times under the Investment Company Act of 1940.

A foreign central bank of issue.

A futures commission merchant registered with the Commodity Futures Trading Commission.

A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

Payments of patronage dividends where the amount received is not paid in money.

Payments made by certain foreign organizations.

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Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

Payments described in Section 6049(b)(5) of the Code nonresident aliens.

Payments on tax-free covenant bonds under Section 1451 of the Code.

Payments made by certain foreign corporations.

Payments made to a nominee.

Exempt payees described above should provide an IRS Form W-9 or the Substitute Form W-9 to avoid possible erroneous backup withholding. PROVIDE THIS FORM TO THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE “EXEMPT FROM BACKUP WITHHOLDING” BOX ON THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

Certain payments other than interest, dividends and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041(A)(a), 6045, and 6050A of the Code.

PRIVACY ACT NOTICE—Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payors must generally withhold a portion of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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NOTICE OF GUARANTEED DELIVERY

TO TENDER SHARES OF

8.00% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (“Series E Preferred Stock”)

10% Series F Cumulative Convertible Redeemable Preferred Stock (“Series F Preferred Stock”)

OF

Thornburg Mortgage, Inc.

Pursuant to its Exchange Offer and Consent Solicitation

Described in the Offering Circular dated July 23, 2008

This form, or a substantially equivalent form, must be used to accept the Exchange Offer (as defined in the Offering Circular) if the certificates for shares of any of the above referenced series of preferred stock (collectively, the “Preferred Stock”), of Thornburg Mortgage, Inc., and any other documents required by the Letter(s) of Transmittal and Consent cannot be delivered to the Exchange Agent by the Expiration Date or if the procedures for book-entry transfer cannot be complete on a timely basis. Such form may be delivered by hand, by facsimile transmission, or mail to the Exchange Agent. See “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting—Guaranteed Delivery Procedures” of the Offering Circular. Capitalized terms used by not defined herein have the meanings ascribed to them in the Offering Circular or the Letter of Transmittal and Consent

THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS THE EXCHANGE OFFER AND CONSENT SOLICITATION IS EXTENDED.

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

By Mail or Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

For facsimile delivery: (718) 234-5001

For assistance call (877) 248-6417 or (718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION HEREOF VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Do not send certificates evidencing Preferred Stock with this form. Actual surrender of shares of Preferred Stock must be made pursuant to, and be accompanied by, a properly completed and validly executed Letter of Transmittal and Consent and any other required documents.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal and Consent is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and Consent.

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Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offering Circular and the related Letter of Transmittal and Consent, receipt of which is hereby acknowledged, shares of the series of Preferred Stock, pursuant to the guaranteed delivery procedure set forth in the Offering Circular under “The Exchange Offer and Consent Solicitation—Procedure for Tendering and Consenting— Guaranteed Delivery Procedures.” By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder set forth in the Letter of Transmittal and Consent.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, successors, assigns, trustees in bankruptcy or other legal representative of the undersigned.

Series of Preferred Stock covered by this Notice of Guaranteed Delivery:

Certificate Numbers (if available)

Names(s) (Please Print)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number	Address(es) (Include Zip Code)

Area Code and Telephone Number

This Notice of Guaranteed Delivery must be signed by the Holder(s) of the shares of Preferred Stock being tendered exactly as his, her, its or their name(s) appear(s) on certificate(s) for such shares of Preferred Stock or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of the shares of Preferred Stock or by person(s) authorized to become Holder(s) by endorsements on certificates for such shares of Preferred Stock or by stock powers transmitted with this Notice of Guaranteed Delivery. Endorsements on shares of Preferred Stock and signatures on stock powers by Holders(s) not executing this Notice of Guaranteed Delivery must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company and the Exchange Agent of such person’s authority to so act.

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Signature(s) of Holders

Dated:

Name(s)

Capacity (full title)

Address

Area Code and Telephone No.

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program or an “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal and Consent (or manually signed facsimile thereof), the shares of Preferred Stock, in proper form for transfer, or a book-entry confirmation of transfer of such shares of Preferred Stock into the Exchange Agent’s account at The Depository Trust Company, including the Agent’s Message instead of a Letter of Transmittal and Consent, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal and Consent, will be deposited by the undersigned with the Exchange Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND CONSENT AND THE SHARES OF PREFERRED STOCK TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE INSTEAD OF A LETTER OF TRANSMITTAL AND CONSENT, TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                    , 200  .

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